Exhibit 99.1

The historical interim consolidated financial statements of Enersis Américas S.A. (“Enersis Américas”) as of June 30, 2016 have not been examined, audited or reviewed in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). The historical interim consolidated financial statements are considered unaudited for purposes of the U.S. Securities and Exchange Commission. The historical unaudited interim consolidated financial statements are being filed on Form 6-K because they have been made publicly available in Chile to shareholders under Chilean law in connection with the proposed merger of Endesa Américas S.A. and Chilectra Américas S.A. with and into Enersis Américas, with Enersis Américas surviving under the name “Enel Américas S.A.”

Enersis Américas S.A. and its Subsidiaries

Unaudited Interim Consolidated Financial Statements as of June 30, 2016

Index to the Unaudited Interim Financial Statements

Unaudited Interim Consolidated Financial Statements:

Unaudited Interim Consolidated Statements of Financial Position as of June 30, 2016 and December 31, 2015	M-3
Unaudited Interim Consolidated Statements of Comprehensive Income for the six and three month periods ended June 30, 2016 and 2015	M-5
Unaudited Interim Consolidated Statements of Changes in Equity for the six month periods ended June 30, 2016 and 2015	M-7
Unaudited Interim Consolidated Statements of Direct Cash Flows for the six month periods ended June 30, 2016 and 2015	M-9
Notes to the Unaudited Interim Consolidated Financial Statements	M-10

Ch$	Chilean pesos
US$	U. S. dollars
UF	The UF is a Chilean inflation-indexed, peso-denominated monetary unit that is set daily in advance based on the previous month’s inflation rate.
ThCh$	Thousands of Chilean pesos
ThUS$	Thousands of U.S. dollars

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

As of June 30, 2016 and December 31, 2015

(In thousands of Chilean pesos)

		06-30-2016	12-31-2015
ASSETS	Note	(Unaudited)
		ThCh$	ThCh$
CURRENT ASSETS
Cash and cash equivalents	6	1,113,569,619	1,185,163,344
Other current financial assets	7	142,620,909	68,262,446
Other current non-financial assets		89,840,199	101,989,057
Trade and other current receivables	8	1,189,121,678	1,088,131,567
Current accounts receivable from related parties	9	144,502,911	3,566,930
Inventories	10	75,897,505	95,057,897
Current tax assets	11	87,722,866	47,454,588
Total current assets other than assets or groups of assets for disposal classified as held for sale or as held for distribution to owners		2,843,275,687	2,589,625,829
Non-current assets or disposal groups held for sale or for distribution to owners	5		5,323,935,881
TOTAL CURRENT ASSETS		2,843,275,687	7,913,561,710
NON-CURRENT ASSETS
Other non-current financial assets	7	609,738,969	489,528,204
Other non-current non-financial assets		88,622,505	77,562,708
Trade and other non-current receivables	8	350,128,561	398,695,864
Non-current accounts receivable from related parties	9	270,698	355,485
Investments accounted for using the equity method	12	31,241,693	30,960,445
Intangible assets other than goodwill	13	1,153,454,168	981,399,272
Goodwill	14	479,483,670	444,199,047
Property, plant and equipment	15	5,024,807,458	5,003,566,633
Deferred tax assets	16	137,434,192	109,325,023
TOTAL NON-CURRENT ASSETS		7,875,181,914	7,535,592,681
TOTAL ASSETS		10,718,457,601	15,449,154,391

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Financial Position

As of June 30, 2016 and December 31, 2015

(In thousands of Chilean pesos)

		06-30-2016	12-31-2015
LIABILITIES AND EQUITY	Note	(Unaudited)
		ThCh$	ThCh$
CURRENT LIABILITIES
Other current financial liabilities	17	819,420,506	687,873,508
Trade and other current payables	20	1,396,855,255	1,452,824,207
Current accounts payable to related parties	9	40,131,196	109,897,508
Other current provisions	21	103,068,360	127,299,176
Current tax liabilities	11	68,867,984	142,607,960
Other current non-financial liabilities		35,420,253	39,226,339
Total current liabilities other than those associated with groups of assets for disposal classified as held for sale		2,463,763,554	2,559,728,698
Liabilities associated with disposal groups held for sale or for distribution to owners	5	—	1,945,652,102
TOTAL CURRENT LIABILITIES		2,463,763,554	4,505,380,800
NON-CURRENT LIABILITIES
Other non-current financial liabilities	17	1,964,388,249	1,847,296,592
Trade and other non-current payables	20	293,476,435	283,544,254
Other long-term provisions	21	237,782,799	183,848,284
Deferred tax liabilities	16	226,689,740	231,904,615
Non-current provisions for employee benefits	22	206,274,254	187,270,474
Other non-current non-financial liabilities		19,085,817	20,100,992
TOTAL NON-CURRENT LIABILITIES		2,947,697,294	2,753,965,211
TOTAL LIABILITIES		5,411,460,848	7,259,346,011
EQUITY
Issued capital	23.1	3,575,339,010	5,804,447,986
Retained earnings		2,148,192,728	3,380,661,523
Other reserves	23.5	(1,976,890,178)	(3,158,960,224)
Equity attributable to shareholders of Enersis Américas		3,746,641,560	6,026,148,285
Non-controlling interests	23.6	1,560,355,193	2,163,659,095
TOTAL EQUITY		5,306,996,753	8,189,808,380
TOTAL LIABILITIES AND EQUITY		10,718,457,601	15,449,154,391

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Comprehensive Income, by Nature

For the six and three month periods ended June 30, 2016 and 2015

(In thousands of Chilean pesos)

		For the six month periods ended,		For the three month periods ended,
STATEMENT OF PROFIT OR (LOSS)	Note	06-30-2016 (Unaudited)	06-30-2015 (*) (Unaudited)	06-30-2016 (Unaudited)	06-30-2015 (Unaudited)
		ThCh$	ThCh$	ThCh$	ThCh$
Revenues	24	2,372,703,395	2,326,408,562	1,158,322,090	1,155,438,464
Other operating income	24	192,623,824	273,377,059	141,467,192	140,687,232
Revenues and Other Operating Income		2,565,327,219	2,599,785,621	1,299,789,282	1,296,125,696
Raw materials and consumables used	25	(1,253,797,824)	(1,354,621,833)	(622,380,259)	(711,024,080)
Contribution Margin		1,311,529,395	1,245,163,788	677,409,023	585,101,616
Other work performed by the entity and capitalized	3 a) 3d.1	28,356,711	31,370,216	14,837,384	18,589,958
Employee benefits expenses	26	(210,765,124)	(235,948,555)	(108,171,879)	(118,509,874)
Depreciation and amortization expense	27	(156,418,639)	(158,408,444)	(80,364,108)	(77,401,038)
Impairment loss recognized in the period’s profit or loss	27	(25,357,805)	(21,055,862)	(13,406,422)	(11,192,526)
Other expenses by nature	28	(256,847,713)	(259,738,453)	(137,855,609)	(125,058,470)
Operating Income		690,496,825	601,382,690	352,448,389	271,529,666
Other gains (losses)	29	244,906	634,877	2,889,656	623,420
Financial income	30	94,269,058	135,398,929	47,431,421	94,857,658
Financial costs	30	(273,722,881)	(185,034,745)	(111,530,836)	(91,260,458)
Share of profit (loss) of associates accounted for using the equity method	12	1,587,758	2,772,325	901,171	2,449,451
Foreign currency exchange differences	30	1,193,234	(5,583,256)	(9,135,682)	(7,242,064)
Profit (losses) from indexed assets and liabilities	30	(419,802)	(3,105,519)	(237,112)	(3,546,942)
Income from continuing operations, before taxes		513,649,098	546,465,301	282,767,007	267,410,731
Income tax expenses, continuing operations	16	(161,250,646)	(182,683,107)	(103,074,543)	(99,642,264)
NET INCOME FROM CONTINUING OPERATIONS		352,398,452	363,782,194	179,692,464	167,768,467
Income after tax from discontinued operations	5.1.II.iii	115,130,387	97,358,857	1,228,150	62,288,424
NET INCOME		467,528,839	461,141,051	180,920,614	230,056,891
Net income attributable to:
Shareholders of Enersis Américas		268,568,018	288,007,544	92,130,910	134,933,109
Non-controlling interests	23.6	198,960,821	173,133,507	88,789,704	95,123,782
NET INCOME		467,528,839	461,141,051	180,920,614	230,056,891
Basic earnings per share
Basic earnings per share from continuing operations	Ch$/Share	3.88	4.16	1.85	1.62
Basic earnings per share from discontinued operations	Ch$/Share	1.59	1.70	0.03	1.12
Basic earnings per share	Ch$/Share	5.47	5.87	1.88	2.75
Weighted average number of shares of common stock	Thousands	49,092,772.76	49,092,772.76	49,092,772.76	49,092,772.76
Diluted earnings per share
Diluted earnings per share from continuing operations	Ch$/Share	3.88	4.16	1.85	1.62
Diluted earnings per share from discontinued operations	Ch$/Share	1.59	1.70	0.03	1.12
Diluted earnings per share	Ch$/Share	5.47	5.87	1.88	2.75
Weighted average number of shares of common stock	Thousands	49,092,772.76	49,092,772.76	49,092,772.76	49,092,772.76

(*)	Results from Chilean operations presented as discontinued operations and other comprehensive income (See Note 5.1).

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Comprehensive Income, by Nature (continued)

For the six and three month periods ended June 30, 2016 and 2015

(In thousands of Chilean pesos)

		For the six month periods ended,		For the three month periods ended,
OTHER COMPREHENSIVE INCOME	Note	06-30-2016 (Unaudited) ThCh$	06-30-2015 (*) (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Net Income		467,528,839	461,141,051	180,920,614	230,056,891
Components of other comprehensive income that will not be reclassified subsequently to profit or loss, before taxes
Gain (loss) from defined benefit plans	22.2b	(8,688,325)	—	(8,688,325)	—
Other comprehensive income that will not be reclassified subsequently to profit or loss		(8,688,325)	—	(8,688,325)	—
Components of other comprehensive income that will be reclassified subsequently to profit or loss, before taxes
Foreign currency translation gains (losses)		180,792,987	(243,173,564)	191,530,639	112,111,350
Gains (losses) from available-for-sale financial assets		850,653	(567,731)	83,393	(302,268)
Share of other comprehensive income from associates and joint ventures accounted for using the equity method		(14,085,388)	147,178	(263,281)	147,833
Gains (losses) from cash flow hedge		18,454,210	(52,416,617)	8,866,383	(20,661,873)
Adjustments from reclassification of cash flow hedges, transferred to profit or loss		4,645,415	4,141,202	(148,538)	2,224,109
Other comprehensive income that will be reclassified subsequently to profit or loss		190,657,877	(291,869,532)	200,068,596	93,519,151
Components of other comprehensive income, before taxes		181,969,552	(291,869,532)	191,380,271	93,519,151
Income tax related to components of other comprehensive income that will not be reclassified subsequently to profit or loss
Income tax related to defined benefit plans		2,965,488	—	2,965,488	—
Income tax related to components of other comprehensive income that will not be reclassified subsequently to profit or loss		2,965,488	—	2,965,488	—
Income tax related to components of other comprehensive income that will be reclassified subsequently to profit or loss
Income tax related to cash flow hedge		(6,023,539)	12,820,167	(2,837,162)	4,776,838
Income tax related to available-for-sale financial assets		—	(1,031)	4	136
Income tax related to components of other comprehensive income that will be reclassified subsequently to profit or loss		(6,023,539)	12,819,136	(2,837,158)	4,776,974
Total Other Comprehensive Income		178,911,501	(279,050,396)	191,508,601	98,296,125
TOTAL COMPREHENSIVE INCOME		646,440,340	182,090,655	372,429,215	328,353,016
Comprehensive income attributable to
Shareholders of Enersis Américas		427,403,290	79,138,853	246,363,764	217,712,652
Non-controlling interests		219,037,050	102,951,802	126,065,451	110,640,364
TOTAL COMPREHENSIVE INCOME		646,440,340	182,090,655	372,429,215	328,353,016

(*) Results from Chilean operations presented as discontinued operations and other comprehensive income (See Note 5.1).

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Changes in Equity

For the six month periods ended June 30, 2016 and 2015

(In thousands of Chilean pesos)

Statements of Changes in Equity	Issued Capital	Share Premium	Changes in Other Reserves							Retained Earnings	Equity Attributable to Shareholders of Enersis Américas	Non-controlling Interests	Total Equity
			Reserve for Exchange Differences in Translation	Reserve for Cash Flow Hedges	Reserve for Gains and Losses for Defined Benefit Plans	Reserve for Gains and Losses on Remeasuring Available- for-Sale Financial Assets	Other Miscellaneous Reserves	Amounts recognized in other comprehensive income and accumulated in equity related to non-current assets or groups of assets for disposal classified as held for sale (1)	Other Reserves
Equity at beginning of period 1/1/2016	5,804,447,986	—	(418,992,914)	(9,826,557)	—	(167,739)	(2,628,536,018)	(101,436,996)	(3,158,960,224)	3,380,661,523	6,026,149,285	2,163,659,095	8,189,808,380
Changes in equity
Comprehensive income: (Unaudited)
Profit (loss) (Unaudited)										268,568,018	268,568,018	198,960,821	467,528,839
Other comprehensive income (Unaudited)			161,299,327	3,395,773	(4,232,664)	321,451	(127,415)	(1,821,200)	158,835,272		158,835,272	20,076,229	178,911,501
Comprehensive income (Unaudited)											427,403,290	219,037,050	646,440,340
Dividends (Unaudited)										(81,949,701)	(81,949,701)	(182,545,254)	(264,494,955)
Increase (decrease) from other distribution to owners (Unaudited)	(2,229,108,976)						915,743,914	103,258,196	1,019,002,110	(1,414,854,448)	(2,624,961,314)	(639,795,698)	(3,264,757,012)
Increase (decrease) from other changes (Unaudited)	—	—	—	—	4,232,664	—	—	—	4,232,664	(4,232,664)	—	—	—
Total changes in equity (Unaudited)	(2,229,108,976)	—	161,299,327	3,395,773	—	321,451	915,616,499	101,436,996	1,182,070,046	(1,232,468,795)	(2,279,507,725)	(603,303,902)	(2,882,811,627)
Equity at end of period 06/30/2016 (Unaudited)	3,575,339,010	—	(257,693,587)	(6,430,784)	—	153,712	(1,712,919,519)	—	(1,976,890,178)	2,148,192,728	3,746,641,560	1,560,355,193	5,306,996,753

The accompanying notes are an integral part of these interim consolidated financial statements

			Changes in Other Reserves
Statement of Changes in Equity	Issued Capital	Share Premium	Reserve for Exchange Differences in Translation	Reserve for Cash Flow Hedges	Reserve for Gains and Losses for Defined Benefit Plans	Reserve for Gains and Losses on Remeasuring Available- for-Sale Financial Assets	Other Miscellaneous Reserves	Amounts recognized in other comprehensive income and accumulated in equity related to non-current assets or groups of assets for disposal classified as held for sale	Other Reserves	Retained Earnings	Equity Attributable to Shareholders of Enersis Américas	Non-controlling Interests	Total Equity
Equity at beginning of period 1/1/2015	5,804,447,986	—	35,154,874	(69,404,677)	—	14,046	(2,619,970,627)	—	(2,654,206,384)	3,051,734,445	6,201,976,047	2,077,242,699	8,279,218,746
Changes in equity
Comprehensive income (Unaudited)
Profit (loss) (Unaudited)										288,007,544	288,007,544	173,133,507	461,141,051
Other comprehensive income (Unaudited)			(187,334,364)	(21,321,141)	—	(213,186)	—	—	(208,868,691)		(208,868,691)	(70,181,705)	(279,050,396)
Comprehensive income (Unaudited)											79,138,853	102,951,802	182,090,655
Dividends (Unaudited)										(122,031,673)	(122,031,673)	(89,840,826)	(211,872,499)
Increase (decrease) from other changes (Unaudited)	—	—	—	—	—	—	(652,632)	—	(652,632)	—	(652,632)	777,945	125,313
Total changes in equity (Unaudited)	—	—	(187,334,364)	(21,321,141)	—	(213,186)	(652,632)	—	(209,521,323)	165,975,871	(43,545,452)	13,888,921	(29,656,531)
Equity at end of period 06/30/2015 (Unaudited)	5,804,447,986	—	(152,179,490)	(90,725,818)	—	(199,140)	(2,620,623,259)	—	(2,863,727,707)	3,217,710,316	6,158,430,595	2,091,131,620	8,249,562,215

(1)	See Note 5.1.II.ii

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

Unaudited Interim Consolidated Statements of Cash Flows, Direct

For the six month periods ended June 30, 2016 and 2015

(In thousands of Chilean pesos)

		For the six month periods ended,
Statements of Direct Cash Flows	Note	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash flows from (used in) operating activities
Types of collection from operating activities
Collections from the sale of goods and services		3,765,011,065	4,272,577,726
Collections from royalties, payments, commissions, and other income from ordinary activities		20,379,912	17,194,824
Collections from premiums and services, annual payments, and other benefits from policies held		10,221,739	8,104,240
Other collections from operating activities		195,132,973	344,500,918
Types of payment in cash from operating activities
Payments to suppliers for goods and services		(1,890,406,909)	(2,372,420,889)
Payments to and on behalf of employees		(244,089,250)	(285,869,652)
Payments on premiums and services, annual payments, and other obligations from policies held		(8,705,284)	(14,661,471)
Other payments for operating activities		(802,799,318)	(925,485,954)
Cash flows from operating activities
Income taxes paid		(279,949,761)	(312,257,287)
Other outflows of cash		(40,072,744)	(40,773,892)
Net cash flows from operating activities		724,722,423	690,908,563
Cash flows from (used in) investing activities
Cash flows from the loss of control of subsidiaries or other businesses	6.d	—	6,639,653
Other collections from the sale of equity or debt instruments belonging to other entities		204,841,478	218,239,481
Other payments to acquire equity or debt instruments belonging to other entities		(259,207,107)	(220,590,653)
Other payments to acquire stakes in joint ventures		—	(2,295,000)
Loans to related companies		(22,315)	—
Proceeds from the sale of property, plant and equipment		15,230,409	7,100
Purchases of property, plant and equipment		(301,334,375)	(621,018,144)
Purchases of intangible assets		(106,154,587)	(115,314,105)
Payments from future, forward, option and swap contracts		(3,921,792)	(2,342,493)
Collections from future, forward, option and swap contracts		6,353,243	8,062,035
Collections from related companies		33,096,816	—
Dividends received		916,602	5,236,063
Interest received		41,789,443	29,765,506
Other inflows (outflows) of cash		(9,443,640)	6,307,226
Net cash flows used in investing activities		(377,855,825)	(687,303,331)
Cash flows from (used in) financing activities
Payments from changes in ownership interests in subsidiaries that do not result in loss of control		—	(2,374,346)
Payments to acquire treasury shares		(1,804,507)	—
Total proceeds from loans		461,575,018	182,979,268
Proceeds from long-term loans		338,061,762	43,637,133
Proceeds from short-term loans		123,513,256	139,342,135
Loans from related companies		71,070,731	—
Payment on borrowings		(320,409,669)	(214,313,507)
Payments on financial lease liabilities		(9,634,327)	(9,602,214)
Payments on loans to related companies		(70,338,379)	—
Dividends paid		(368,865,295)	(532,035,365)
Interest paid		(128,397,449)	(142,858,007)
Other outflows of cash	6.e	(198,696,900)	(13,978,913)
Net cash flows from (used in) financing activities		(565,500,777)	(732,183,084)
Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes		(218,634,179)	(728,577,852)
Effect of exchange rate changes on cash and cash equivalents
Effect of exchange rate changes on cash and cash equivalents		2,778,609	(9,541,910)
Net increase (decrease) in cash and cash equivalents		(215,855,570)	(738,119,762)
Cash and cash equivalents at beginning of period	6.c	1,329,425,189	1,704,775,193
Cash and cash equivalents at end of period	6.c	1,113,569,619	966,655,431

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying notes are an integral part of these interim consolidated financial statements

The accompanying notes are an integral part of these interim consolidated financial statements

The accompanying notes are an integral part of these interim consolidated financial statements

ENERSIS AMÉRICAS S.A. AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2106

(In thousands of Chilean pesos)

1.	THE GROUP’S ACTIVITIES AND FINANCIAL STATEMENTS

Enersis Américas S.A. (hereinafter “the Parent Company” or “the Company”) and its subsidiaries comprise the Enersis Américas Group (hereinafter “Enersis Américas Group” or “the Group”).

Enersis Américas S.A. is a publicly traded corporation with registered address and head office located at Avenida Santa Rosa, No. 76, in Santiago, Chile. The Company is registered in the securities register of the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros or SVS) under number 175. In addition, the Company is registered with the Securities and Exchange Commission of the United States of America (hereinafter U.S. SEC) and its shares have been listed on the New York Stock Exchange since 1993.

Enersis Américas S.A. is a subsidiary of Enel Iberoamérica S.R.L., a company controlled by Enel S.p.A. (hereinafter Enel).

The Company was initially created in 1981 under the corporate name of Compañía Chilena Metropolitana de Distribución Eléctrica S.A. Later on, the Company changed its by-laws and its name to Enersis S.A., effective August 1, 1988. On March 1, 2016, as part of the reorganization process carried out by the Group (See Note 5.1), the Company by amending its by-laws, has changed its corporate name to Enersis Américas S.A. For tax purposes, the Company operates under Chilean tax identification number 94.271.000-3.

As of June 30, 2016, the Group had 10,149 employees. During the first half of year 2016, the Group averaged a total of 10,271 employees. See Note 33 for additional information regarding employee distribution by category and geographic location.

Enersis Americas’ corporate purpose consists of exploring for, developing, operating, generating, distributing, transmitting, transforming, and/or selling energy of any kind or form, whether in Chile or abroad, either directly or through other companies. It is also engaged in telecommunications activities, and it provides engineering consultation services in Chile and abroad. The Company’s corporate purpose also includes investing in, and managing, its investments in subsidiaries and associates which generate, transmit, distribute, or sell electricity, or whose corporate purpose includes any of the following:

(i)	Energy of any kind or form,

(ii)	Supplying public services, or services whose main component is energy,

(iii)	Telecommunications and information technology services, and

(iv)	Internet-based intermediation business.

Enersis Americas’ 2015 consolidated financial statements were approved by the Board of Directors at meeting held on February 26, 2016. The consolidated financial statements were then submitted to the consideration of a General Shareholders´ Meeting held on April 28, 2016, which finally approved the consolidated financial statements.

2.	BASIS OF PRESENTATION OF THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

2.1 Accounting principles

These interim consolidated financial statements as of June 30, 2016 of Enersis Américas, approved by the Company’s Board of Directors at its meeting held on July 27, 2016, have been prepared in accordance with

The accompanying notes are an integral part of these interim consolidated financial statements

International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), following the requirements of International Accounting Standard (IAS) No. 34, Interim Financial Reporting.

These interim consolidated financial statements include all information and disclosures required in annual financial statements.

These interim consolidated financial statements present fairly the financial position of Enersis Américas and its subsidiaries as of June 30, 2016 and December 31, 2015, as well as the results of operations, the changes in equity, and the cash flows for the periods ended June 30, 2016 and 2015.

These interim consolidated financial statements have been prepared under going concern assumptions on a historical cost basis except for, in accordance with IFRS, those assets and liabilities that are measured at fair value and those non-current assets and disposal groups held for sale, which are recognized at their carrying amount or fair value less cost of disposal, whichever is lower (see Note 3.g).

These interim consolidated financial statements have been prepared from accounting records maintained by the Company and its subsidiaries. Each entity prepares its financial statements according to the accounting principles and standards in force in each country, so the necessary adjustments and reclassifications have been made in the consolidation process in order to present the consolidated financial statements in accordance with IFRS.

These interim consolidated financial statements are presented in thousands of Chilean pesos (unless otherwise stated), as the Chilean peso is the functional currency of the Company and the presentation currency of the Group. Foreign operations are incorporated in accordance with the accounting policies stated in Notes 2.7 and 3.m.

2.2 New accounting pronouncements

a) Accounting pronouncements effective from January 1, 2016:

Standards, Interpretations and Amendments	Mandatory Application for:

Amendment to IFRS 11: Accounting for Acquisitions of Interests in Joint Operations

This amendment to IFRS 11 “Joint Arrangements” states that the accounting standards contained in IFRS 3 and other standards that are pertinent to business combinations accounting must be applied to the accounting for acquiring an interest in a joint operation in which the activities constitutes a business.

Annual periods beginning on or after January 1, 2016.

Improvements to IFRS (Cycles 2012-2014)

These are a set of improvements that were necessary, but not urgent, and that amend the following standards IFRS 5 – Non-current assets held for sale and discontinued operations; IFRS7—Financial Instruments: Disclosures; IAS19 – Employee Benefits; and IAS 34 – Interim Financial Reporting.

Annual periods beginning on or after January 1, 2016.

Amendment to IAS 16 and IAS 38: Clarification of Acceptable Methods of Depreciation and Amortization

The amendment to IAS 16 explicitly prohibits the use of revenue-based depreciation for property, plant and equipment. The amendment to IAS 38 introduces the rebuttable presumption that, for intangible assets, the revenue-based amortization method is inappropriate and establishes two limited exceptions.

Annual periods beginning on or after January 1, 2016.

The accompanying notes are an integral part of these interim consolidated financial statements

Standards, Interpretations and Amendments	Mandatory Application for:

Amendment to IAS 27: Equity Method in Separate Financial Statements

This amendment allows entities to use the equity method to account for investments in subsidiaries, joint ventures and associates in their separate financial statements. The objective of the amendment is to minimize the costs associated with complying with IFRS, particularly for those entities applying IFRS for the first time, without reducing the information available to investors.

Annual periods beginning on or after January 1, 2016.

Amendment to IAS 1: Disclosure Initiative

The IASB has issued amendments to IAS 1 as part of its principal initiative to improve the presentation and disclosure of information in financial statements. These improvements are designed to assist companies in applying professional judgment to determine what type of information to disclose in their financial statements.

Annual periods beginning on or after January 1, 2016.

Amendment to IFRS 10, IFRS 12 and IAS 28: Investment Entities, Application of the Consolidation Exception

The modifications, which have a restricted scope, introduce clarifications to the requirements for the accounting of investment entities. The modifications also provide relief in some circumstances, which will reduce the costs of applying the Standards.

Annual periods beginning on or after January 1, 2016.

The amendments and improvements to the standards, which came into effect on January 1, 2016, had no significant effect on the interim consolidated financial statements of Enersis Américas and its subsidiaries.

b)	Accounting pronouncements in effect from January 1, 2017, and subsequent periods:

As of the date of issue of these consolidated financial statements, the following accounting pronouncements had been issued by the IASB, but their application was not yet mandatory:

Standards, Interpretations and Amendments	Mandatory application for:

Amendment to IAS 12: Recognition of Deferred Tax Assets for Unrealized Losses

The purpose of the amendments to IAS 12 “Income Taxes” is to provide requirements on recognition of deferred tax assets for unrealized losses, and clarify how to account for deferred tax assets related to debt instruments measured at fair value.

Annual periods beginning on or after January 1, 2017.

Amendment to IAS 7: Disclosure Initiative

The amendments to IAS 7 “Statement of Cash Flows” are part of the IASB’s initiative aimed at improving presentation and disclosure of information in the financial statements. The amendments add additional disclosure requirements relating to financing activities in the statement of cash flows.

Annual periods beginning on or after January 1, 2017.

The accompanying notes are an integral part of these interim consolidated financial statements

Standards, Interpretations and Amendments	Mandatory application for:

IFRS 9: Financial Instruments

This is the final version of the standard issued in July 2014 and which completes the IASB project to replace IAS 39 “Financial Instruments: Recognition and Measurement.” This project was divided into 3 phases:

Phase 1 – Classification and measurement of financial assets and financial liabilities. This introduces a logical focus for the classification of financial assets driven by cash flow characteristics and the business model. This new model also results in a single impairment model being applied to all financial instruments.

Phase 2 – Impairment methodology. The objective is a more timely recognition of expected credit losses. The standard requires entities to account for expected credit losses from the time when financial instruments are first recognized in the financial statements.

Phase 3 – Hedge accounting. This establishes a new model aimed at reflecting better alignment between hedge accounting and risk management activity. Also included are enhancements to required disclosures.

This final version of IFRS 9 replaces the previous versions of the Standard.

Annual periods beginning on or after January 1, 2018.

IFRS 15: Revenue from Contracts with Customers

This new standard and the subsequent clarifications issued by the IASB applies to all contracts with customers except leases, financial instruments and insurance contracts. Its purpose is to make financial information more comparable, and it provides a new model for revenue recognition and more detailed requirements for contracts with multiple obligations. It also requires more itemized information. This standard will replace IAS 11 “Construction Contracts” and IAS 18 “Revenue” as well as their interpretations (IFRIC 13, IFRIC 15, IFRIC 18 and SIC 31).

Annual periods beginning on or after January 1, 2018.

Amendment to IFRS 15: Revenue from Contracts with Customers
This amendment was issued to clarify the requirements of IFRS 15 and to provide some transitional relief for companies that are implementing this new Standard.	Annual periods beginning on or after January 1, 2018.

Amendment to IFRS 2: Classification and Measurement of Share-based Payment Transactions

The amendments provide specific accounting requirements for: (i) the effects of vesting and non-vesting conditions on the measurement of cash-settled share-based payments; ii) share-based payment transactions with a net settlement feature for withholding tax obligations; and iii) a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled

Annual periods beginning on or after January 1, 2018.

The accompanying notes are an integral part of these interim consolidated financial statements

Standards, Interpretations and Amendments	Mandatory application for:
IFRS 16: Leases

This new standard provides a definition of a lease contract and specifies the accounting treatment for the assets and liabilities originated under those contracts from both lessor and lessee perspective. Lessor accounting remains largely unchanged from its predecessor IAS 17, Leases. However, for lessee accounting, the new standard requires recognition of a right of use assets and a corresponding liability, similar to finance lease accounting under IAS 17, for most lease contracts.	Annual periods beginning on or after January 1, 2019.

Amendment to IFRS 10 and IAS 28: Sale or Contribution of Assets

The amendment corrects an inconsistency between IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures” relating to the accounting treatment of the sale or contributions of assets between an Investor and its Associate or Joint Venture.

The IASB decided to postpone the effective date of application of the amendment, until obtaining the results of its research Project on the equity method of accounting.

Effective date deferred indefinitely.

The Group is assessing the impact of applying IFRS 9, IFRS 15 and IFRS 16 upon effective application. In Management’s opinion, the future application of the other new standards and amendments is not expected to have a significant effect on the consolidated financial statements of Enersis Américas and its subsidiaries.

2.3 Responsibility for the information, judgments and estimates provided

The Company’s Board of Directors is responsible for the information contained in these interim consolidated financial statements and expressly states that all IFRS principles and standards have been fully implemented.

In preparing the interim consolidated financial statements, certain judgments and estimates made by the Group’s Management have been used to quantify some of the assets, liabilities, income, expenses and commitments recognized in these consolidated financial statements.

The most important areas were critical judgment was required are:

•	In a service concession agreement, the decision as to whether a grantor controls or regulates which services the operator should provide, to whom and at what price. These are essential factors when applying IFRIC 12 (see Note 3.c.1).

•	The identification of Cash Generating Units (CGU) for impairment testing (see Note 3.d).

•	The hierarchy of inputs used to measure assets and liabilities at fair value (see Note 3.g)

The estimates refer basically to:

•	The valuations performed to determine the existence of impairment losses among assets and goodwill (see Note 3.d).

•	The assumptions used to calculate the actuarial liabilities and obligations to employees, such as discount rates, mortality tables, salary increases, etc. (see Notes 3.l.1 and 22).

•	The useful lives of property, plant and equipment and intangible assets (see Notes 3.a and 3.c).

•	The assumptions used to calculate the fair value of financial instruments (see Notes 3.g and 19).

The accompanying notes are an integral part of these interim consolidated financial statements

•	Energy supplied to customers whose meter readings are pending.

•	Certain assumptions inherent in the electricity system affecting transactions with other companies, such as production, customer billings, energy consumption, etc. that allow for estimating electricity system settlements that must occur on the corresponding final settlement dates, but that are pending as of the date of issuance of the consolidated financial statements and could affect the balances of assets, liabilities, income and expenses recognized in the financial statements (see Appendix 6.2).

•	The probability that uncertain or contingent liabilities will be incurred and their related amounts (see Note 3.l).

•	Future disbursements for the closure of facilities and restoration of land, as well as the discount rates to be used (see Note 3.a).

•	The tax results of the various subsidiaries of the Group that will be reported to the respective tax authorities in the future, and that have served as the basis for recording different balances related to income taxes in these interim consolidated financial statements (see Note 3.o).

•	The fair values of assets acquired and liabilities assumed, and any pre-existing interest in an entity acquired in a business combination.

Although these judgments and estimates have been based on the best information available on the issuance date of these interim consolidated financial statements, future events may occur that would require a change (increase or decrease) to these estimates in subsequent periods. This change would be made prospectively, recognizing the effects of such judgment or estimation change in the corresponding future consolidated financial statements.

2.4 Subsidiaries

Subsidiaries are defined as those entities controlled either, directly or indirectly, by Enersis Américas. Control is exercised if, and only if, the following conditions are met: Enersis Américas has i) power over the subsidiary; ii) exposure or rights to variable returns from these entities; and iii) the ability to use its power to influence the amount of these returns.

Enersis Américas has power over its subsidiaries when it holds the majority of the substantive voting rights or, should that not be the case, when it has rights granting the practical ability to direct the entities’ relevant activities, that is, the activities that significantly affect the subsidiary’s results.

The Group will reassess whether or not it controls a subsidiary if the facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are consolidated as described in note 2.7.

Appendix 1. “Enersis Américas Group Entities” to these interim consolidated financial statements describes the relationship of Enersis Américas with each of its subsidiaries.

2.4.1 Changes in the scope of consolidation

On March 1, 2016, as part of the corporate reorganization and as a result of the spin-off described in Note 5.1, all subsidiaries that were part of the generation and distribution businesses in Chile have been deconsolidated. The effects of this transaction in the interim consolidated financial statements as of June 30, 2016 are described in Note 5.1.

The accompanying notes are an integral part of these interim consolidated financial statements

2.4.2 Consolidated companies with an economic equity interest of less than 50%

Although the Group holds less than 50% of economic equity interest in the companies Comercializadora de Energía S.A. (Codensa) and Empresa Generadora de Energía Eléctrica S.A. (Emgesa), 48.40% and 37.73%, respectively, they are considered as subsidiaries since Enersis Américas exercises control over the entities through contracts or agreements with shareholders, or as a consequence of their structure, composition and shareholder classes. The Group holds 57.15% and 56.43% of the voting shares of Codensa and Emgesa, respectively.

2.5 Investments in associates and joint arrangements

Associates are those in which Enersis Américas, either directly or indirectly, exercises significant influence.

Significant influence is the power to participate in the financial and operational policy decisions of the associate but is not control or joint control over those policies. In assessing significant influence, the Group takes into account the existence and effect of potential exercisable voting rights or convertible at the end of each reporting period, including potential voting rights held by Enersis Américas or other entities. In general, significant influence is presumed to be those cases in which the Group has an ownership interest of more than 20%.

Associates incorporated to the consolidated financial statements using the equity method, as described in note 3.h.

Appendix 3. “Associated Companies and Joint Ventures” to these interim consolidated financial statements describes the relationship of Enersis Américas with each of these companies.

2.6 Investments in joint arrangements

Joint arrangements are defined as those entities in which the Group exercises control under an agreement with other shareholders and jointly with them, in other words, when decisions on the entities’ relevant activities require the unanimous consent of the parties sharing control.

Depending on the rights and obligations of the parties, joint arrangements are classified as:

•	Joint ventures: an agreement whereby the parties exercising joint control have rights to the entity’s net assets. Joint ventures are incorporated to the consolidated financial statements using the equity method, as described in note 3.h.

•	Joint operation: an agreement whereby the parties exercising joint control have rights to the assets and obligations with respect to the liabilities relating to the arrangement. Joint operations are incorporated to the consolidated financial statements recognizing the interest in the assets and liabilities held in the joint operation.

In determining the type of joint arrangement in which it is involved, the management of the Group assesses its rights and obligations arising from the arrangement by considering the structure and legal form of the arrangement, the terms agreed by the parties in the contractual arrangement and, when relevant, other facts and circumstances. If facts and circumstances change, the Group reassesses whether the type of joint arrangement in which it is involved has changed.

Currently, Enersis Américas is not involved in any joint arrangement that qualifies as a joint operation.

Appendix 3. “Associated Companies and Joint Ventures” to these interim consolidated financial statements describes the relationship of Enersis Américas with each of these companies.

The accompanying notes are an integral part of these interim consolidated financial statements

2.6 Basis of consolidation and business combinations

The subsidiaries are consolidated and all their assets, liabilities, income, expenses, and cash flows are included in the consolidated financial statements once the adjustments and eliminations from intragroup transactions have been made.

The comprehensive income of subsidiaries is included in the consolidated comprehensive income statement from the date when the parent company obtains control of the subsidiary and until the date on which it loses control of the subsidiary.

The operations of the parent company and its subsidiaries have been consolidated under the following basic principles:

1.	At the date the parent obtains control, the subsidiary’s assets acquired and its liabilities assumed are recorded at fair value, except for certain assets and liabilities that are recorded using valuation principles established in other IFRS standards. If the fair value of the consideration transferred plus the fair value of any non-controlling interests exceeds the fair value of the net assets acquired, this difference is recorded as goodwill. In the case of a bargain purchase, the resulting gain is recognized in profit or loss for the period after reassessing whether all of the assets acquired and the liabilities assumed have been properly identified and following a review of the procedures used to measure the fair value of these amounts.

For each business combination, the Group chooses whether to measure the non-controlling interests in the acquiree at fair value or at the proportional share of the net identifiable assets acquired.

If the fair value of all assets acquired and liabilities assumed at the acquisition date has not been completed, the Group reports the provisional values recorded. During the measurement period, which shall not exceed one year from the acquisition date, the provisional values recognized will be adjusted retrospectively and additional assets or liabilities will be recognized to reflect new information obtained on events and circumstances that existed on the acquisition date, but which were unknown to the management at that time.

For business combinations achieved in stages, the fair value of the equity interest previously held in the acquired company’s equity is measured on the date of acquisition and any gain or loss is recognized in the results for that period.

2.	Non-controlling interests in equity and in the comprehensive income of the consolidated subsidiaries are presented, respectively, under the line items “Total Equity: Non-controlling interests” in the consolidated statement of financial position and “Net Income attributable to non-controlling interests” and “Comprehensive income attributable to non-controlling interests” in the consolidated statement of comprehensive income.

3.	The financial statements of foreign companies with functional currencies other than the Chilean peso are translated as follows:

a.	For assets and liabilities, the prevailing exchange rate on the closing date of the financial statements is used.

b.	For items in the comprehensive income statement, the average exchange rate for the period is used (unless this average is not a reasonable approximation of the cumulative effect of the exchange rates in effect on the dates of the transactions, in which case the exchange rate in effect on the date of each transaction is used).

c.	Equity remains at the historical exchange rate from the date of acquisition or contribution, and retained earnings at the average exchange rate at the date of origination.

The accompanying notes are an integral part of these interim consolidated financial statements

d.	Exchange differences arising in translation of financial statements are recognized in the item “Foreign currency translation gains (losses)” within the consolidated statement of comprehensive income: Other comprehensive income (see Note 23.2).

4.	Balances and transactions between consolidated companies were fully eliminated in the consolidation process.

5.	Changes in interests in subsidiaries that do not result in obtaining or losing control are recognized as equity transactions, and the carrying amount of the controlling and non-controlling interests is adjusted to reflect the change in relative interest in the subsidiary. Any difference that may exist, between the value for which a non-controlling interest is adjusted and the fair value of a compensation paid or received, is recognized directly in Equity attributable to the shareholders of Enersis Américas.

6.	Business combinations under common control are recorded using, as a reference, the ‘pooling of interest’ method. Under this method, the assets and liabilities involved in the transaction remain reflected at the same carrying amount at which they were recorded in the ultimate controlling company, although subsequent accounting adjustments may need to be made to align the accounting policies of the companies involved.

Any difference between the assets and liabilities contributed to the consolidation and the compensation given is recorded directly in Net equity as a debit or credit to other reserves. The Group does not apply retrospective accounting recognition of business combinations under common control.

3.	ACCOUNTING POLICIES APPLIED

The main accounting policies used in preparing the accompanying interim consolidated financial statements are the following:

a) Property, plant and equipment

Property, plant and equipment are measured at acquisition cost, net of accumulated depreciation and any impairment losses they may have experienced. In addition to the price paid to acquire each item, the cost also includes, where applicable, the following concepts:

•	Financing expenses accrued during the construction period that are directly attributable to the acquisition, construction, or production of qualified assets, which require a substantial period of time before being ready for use such as, for example, electricity generation or distribution facilities. The Group defines “substantial period” as one that exceeds twelve months. The interest rate used is that of the specific financing or, if none exists, the weighted average financing rate of the company carrying out the investment. (See Note 15.b.1)

•	Employee expenses directly related to construction in progress. (See Note 15.b.2)

•	Future disbursements that the Group will have to incur to close its facilities are added to the value of the asset at fair value, recognizing the corresponding provision for dismantling or restoration. The Group reviews its estimate of these future disbursements on an annual basis, increasing or decreasing the value of the asset based on the results of this estimate (see Note 21).

Items for construction work in progress are transferred to operating assets once the testing period has been completed and they are available for use, at which time depreciation begins.

Expansion, modernization or improvement costs that represent an increase in productivity, capacity or efficiency, or a longer useful life are capitalized as increasing the cost of the corresponding assets.

The replacement or overhaul of entire components that increase the asset’s useful life or economic capacity are recognized as an increase in the carrying amount of the respective assets, derecognizing the replaced or overhauled components.

The accompanying notes are an integral part of these interim consolidated financial statements

Expenditures for periodic maintenance, conservation and repair are recognized directly as an expense for the period in which they are incurred.

Property, plant and equipment, net of its residual value, is depreciated by distributing the cost of the different items that comprise it on a straight-line basis over its estimated useful life, which is the period where the companies expect to use the assets. Useful life estimates and residual values are reviewed on an annual basis and if appropriate adjusted prospectively.

The following table sets forth the main categories of property, plant and equipment with their respective estimated useful lives:

Categories of Property, plant and equipment	Years of estimated useful life
Buildings	10 – 85
Plant and equipment	1 – 90
IT equipment	3 – 15
Fixtures and fittings	3 – 75
Motor vehicles	5 – 20

Additionally, the following table sets for more details on the useful lives of plant and equipment items:

Categories of Property, plant and equipment	Years of estimated useful life
Generating facilities:
Hydroelectric plants
Civil engineering works	10 – 90
Electromechanical equipment	10 – 80
Coal/Fuel power plants	10 – 40
Combined cycle power plants	10 – 50
Distribution facilities:
High-voltage network	15 – 50
Low- and medium-voltage network	30 – 50
Measuring and remote control equipment	10 – 28
Primary substations	20 – 40

Land is not depreciated since it has an indefinite useful life.

Regarding the administrative concessions held by the Group’s electric companies, the following table lists the remaining periods until expiration of the concessions that do not have an indefinite term:

Concession holder and operator	Country	Year concession started	Concession term	Remaining period to expiration
Empresa Distribuidora Sur S.A. – Edesur (Distribution)	Argentina	1992	95 years	71 years
Hidroeléctrica El Chocón S.A. (Generation)	Argentina	1993	30 years	7 years
Transportadora de Energía S.A. (Transmission)	Argentina	2002	85 years	71 years
Compañía de Transmisión del Mercosur S.A. (Transmission)	Argentina	2000	87 years	71 years
Central Eléctrica Cachoeira Dourada S.A. (Generation)	Brazil	1997	30 years	11 years
Central Generadora Termoeléctrica Fortaleza S.A (Generation)	Brazil	2001	30 years	15 years
Compañía de Interconexión Energética S.A. (CIEN – Line 1)	Brazil	2000	20 years	4 years
Compañía de Interconexión Energética S.A (CIEN – Line 2)	Brazil	2002	20 years	6 years

The accompanying notes are an integral part of these interim consolidated financial statements

To the extent that the Group recognizes the assets as Property, plant and equipment, they are amortized over their economic life or the concession term, whichever is shorter, when the economic benefit from the asset is limited to its use during the concession term.

Any required investment, improvement or replacement made by the Group is considered in the impairment test to Property, plant, and equipment as a future contractual cash outflow that is necessary to obtain future cash inflow.

The Group’s management analyzed the specific contract terms of each of the aforementioned concessions, which vary by country, business activity and jurisdiction, and concluded that, with the exception of CIEN, there are no determining factors indicating that the grantor, which in every case is a government entity, controls the infrastructure and, at the same time, can continuously set the price to be charged for the services. These requirements are essential for applying IFRIC 12, Service Concession Arrangements, an interpretation that establishes how to recognize and measure certain types of concessions (See Note 3.c.1 for concession agreements within the scope of IFRIC 12).

On April 19, 2011, the subsidiary CIEN successfully completed its change in business model. Under the new agreement, the Government continues to control the infrastructure, but CIEN receives fixed payments, which puts it on an equal footing with a public transmission concession (with regulated prices). Under this business model, its concessions fall within the scope of IFRIC 12; however, the infrastructure has not been derecognized due to the fact that CIEN has not substantially transferred the significant risks and benefits to the Brazilian Government.

Gains or losses that arise from the sale or disposal of items of Property, plant and equipment are recognized as other gains (losses) in the comprehensive income statement and are calculated by deducting the net carrying amount of the asset and any sales costs from the consideration received in the sale.

b) Goodwill

Goodwill arising from business combinations, and reflected upon consolidation, represents the excess value of the consideration paid plus the amount of any non-controlling interests over the Group’s share of the net value of the assets acquired and liabilities assumed, measured at fair value at the acquisition date. If the accounting for a business combination is completed within the following year after the acquisition date, and so is the goodwill determination, the entity recognizes the corresponding adjustments to the provisional amounts as if the accounting for the business combination had been completed at the acquisition date. Thus, comparative information for prior periods presented in financial statements is revised as needed, including making any change in depreciation, amortization or other income effects recognized in completing the initial accounting.

Goodwill arising from acquisition of companies with functional currencies other than the Chilean peso is measured in the functional currency of the acquired company and translated to Chilean pesos using the exchange rate effective as of the date of the statement of financial position.

Goodwill is not amortized; instead, at the end of each reporting period or when there are indicators, the Company estimates whether any impairment has reduced its recoverable amount to an amount less than carrying amount and, if so, it is immediately adjusted for impairment (see Note 3.d).

c) Intangible assets other than goodwill

Intangible assets are initially recognized at their acquisition cost or production cost, and are subsequently measured at their cost, net of accumulated amortization and impairment losses they may have experienced.

Intangible assets are amortized on a straight line basis during their useful lives, starting from the date when they are ready for use, except for those with an indefinite useful life, which are not amortized. As of June 30, 2016 and December 31, 2015, there were no significant amounts in intangible assets with an indefinite useful life.

The accompanying notes are an integral part of these interim consolidated financial statements

The criteria for recognizing these assets’ impairment losses and, if applicable, recovery of impairment losses recorded in previous fiscal years are explained in letter d) of this Note.

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal.

Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in profit or loss when the asset is derecognized.

c.1) Concessions

Public-to-private service concession agreements are recognized according to IFRIC 12, “Service Concession Agreements.” This accounting interpretation applies if:

a)	The grantor controls or regulates which services the operator should provide with the infrastructure, to whom it must provide them, and at what price; and

b)	The grantor controls – through ownership, beneficial entitlement, or otherwise – any significant residual interest in the infrastructure at the end of the term of the agreement.

If both of the above conditions are met simultaneously, the consideration received by the Group for the constructed infrastructure is initially recognized at its fair value, as either an intangible asset when the Group receives the right to charge users of the public service, as long as these charges are conditional on the degree to which the service is used; or as a financial asset when the Group has an unconditional contractual right to receive cash or another financial asset directly from the grantor or from a third party.

The Group recognizes the contractual obligations assumed for maintenance of the infrastructure during its use, or for its return to the grantor at the end of the concession agreement within the conditions specified in the agreement, as long as it does not involve an activity that generates income, in accordance with the Group’s accounting policy to recognized provisions (see Note 3.l).

Finance expenses attributable to the concession agreements are capitalized based on criteria established in Note 3 a) above, provided that the Group has a contractual right to receive an intangible asset. No finance expenses were capitalized during the periods ended June 30, 2016 and 2015.

The Enersis Américas’ subsidiaries that have recognized an intangible asset from their service concession agreements are the following:

Concession holder and operator	Country	Year concession started	Concession term	Period remaining to expiration
Ampla Energía e Serviços S.A. (*) (Distribution)	Brazil	1996	30 years	11 years
Companhia Energética do Ceará S.A. (*) (Distribution)	Brazil	1997	30 years	12 years

(*)	Considering that part of the rights acquired by our subsidiaries is unconditional, an available-for-sale financial asset has been recognized (see Notes 3.f.1 and 7).

At the end of each concession period it can be renewed at the discretion of the granting authority, otherwise all assets and facilities will be returned to the Government or its designee, upon reimbursement for investments made and not yet amortized.

c.2) Research and development expenses

The Group recognizes in the statement of financial position the costs incurred in a project’s development phase as intangible assets as long as the project’s technical feasibility and economic returns are reasonably assured.

The accompanying notes are an integral part of these interim consolidated financial statements

Research expenditures are recognized in the consolidated statement of comprehensive income when incurred.

c.3) Other intangible assets

These intangible assets correspond primarily to computer software, water rights, and easements. They are initially recognized at acquisition or production cost and are subsequently measured at cost less accumulated amortization and impairment losses, if any.

Computer software programs are amortized, on average, over five years. Certain easements and water rights have indefinite useful lives and are therefore not amortized, while others have useful lives ranging from 40 to 60 years, depending on their characteristics, and they are amortized over that term.

d) Impairment of non-financial assets

During the period, and principally at the end of each reporting period, or when there is necessary to present audited financial statements for a specific interim period, the Group evaluates whether there is any indication that an asset has been impaired. If any such indication exists, the company estimates the recoverable amount of that asset to determine the amount of the impairment loss. In the case of identifiable assets that do not generate cash flows independently, the Company estimates the recoverable amount of the Cash Generating Unit (CGU) to which the asset belongs, which is understood to be the smallest identifiable group of assets that generates independent cash inflows.

Notwithstanding the preceding paragraph, in the case of CGUs to which goodwill or intangible assets with an indefinite useful life have been allocated, a recoverability analysis is performed routinely at the end of each reporting period.

The recoverable amount is the higher of fair value less the cost of disposal and value in use, which is defined as the present value of the estimated future cash flows. In order to calculate the recoverable amount of Property, plant, and equipment, as well as of goodwill, and intangible assets, the Group uses value in use criteria in practically all cases.

To estimate the value in use, the Group prepares future pre-tax cash flow projections based on the most recent budgets available. These budgets incorporate management’s best estimates of CGUs’ revenue and costs using sector projections, past experience and future expectations.

In general, these projections cover the next five years, estimating cash flows for subsequent years by applying reasonable growth rates which, in no case, are increasing rates nor exceed the average long-term growth rates for the particular sector and country in which the Company operates. As of June 30, 2016 and December 31, 2015, projections were extrapolated from the following rates:

Country	Currency	Growth rates (g)
		06-30-2016 (*)	12-31-2015
Argentina	Argentine peso	11.1%-12.6%	11.1%
Brazil	Real	5.0%-6.0%	4.1%-5.6%
Peru	Peruvian nuevo sol	3.2%-4.6%	3.1%-4.8%
Colombia	Colombian peso	4.1%-5.3%	3.5%-5.2%

(*)	See Note 5.1

These cash flows are discounted to calculate their present value at a pre-tax rate that covers the cost of capital for the business activity and the geographic area in which it is being carried out. The time value of money and the risk premiums generally used among analysts for the business activity and the geographic zone are taken into account to calculate the pre-tax rate.

The accompanying notes are an integral part of these interim consolidated financial statements

The following are the pre-tax discount rates applied as of June 30, 2016 and December 31, 2015, expressed in nominal terms:

Country	Currency	June 2016 (*)		December 2015
		Minimum	Maximum	Minimum	Maximum
Argentina	Argentine peso	25.5%	46.9%	32.7%	39.4%
Brazil	Real	13.0%	22.9%	11.1%	21.1%
Peru	Peruvian nuevo sol	7.7%	13.9%	7.3%	13.5%
Colombia	Colombian peso	10.0%	15.0%	8.5%	15.1%

(*)	See Note 5.1

If the recoverable amount of the CGU is less than the net carrying amount of the asset, the corresponding impairment loss is recognized for the difference, and charged to “Reversal of impairment loss (impairment loss) recognized in profit or loss” in the consolidated statement of comprehensive income. The impairment is first allocated to the CGU’s goodwill carrying amount, if any, and then to the other assets comprising it, prorated on the basis of the carrying amount of each one, limited to its fair value less costs of disposal, or its value in use; a negative amount may not be obtained.

Impairment losses recognized in prior periods for an asset other than goodwill are reversed, if and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. If this is the case, the carrying amount of the asset is increased to its recoverable amount and crediting profit or loss, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset. In the case of goodwill, impairment losses are not reversed.

e) Leases

In order to determine whether an arrangement is, or contains, a lease, Enersis Américas assesses the economic substance of the agreement, to assess whether fulfillment of the arrangement depends on the use of a specific asset and whether the agreement conveys the right to the use of the asset. If both conditions are met, at the inception of the arrangement the Company separates the payments and other considerations relating to the lease, at their fair values, from those corresponding to the other components of the arrangement.

Leases that substantially transfer all of the risks and rewards of ownership to the Company are classified as finance leases. All other leases are classified as operating leases.

Finance leases in which the Group acts as a lessee are recognized at the inception of the arrangement. At that time, the Group records an asset based on the nature of the lease and a liability for the same amount, equal to the fair value of the leased asset or the present value of the minimum lease payments, if the latter is lower. Subsequently, the minimum lease payments are apportioned between finance expenses and reduction of the lease obligation. Finance expenses are recognized in the income statement and allocated over the lease term, so as to obtain a constant interest rate for each period over the remaining balance of the liability. Leased assets are depreciated on the same terms as other similar depreciable assets, as long as there is reasonable certainty that the lessee will acquire ownership of the asset at the end of the lease. If no such certainty exists, the leased asset is depreciated over the shorter term of the useful lives of the asset and the lease term.

In the case of operating leases, payments are recognized as an expense in the case of the lessee and as income in the case of the lessor, both on a straight-line basis, over the term of the lease unless another type of systematic basis of distribution is deemed more representative.

The accompanying notes are an integral part of these interim consolidated financial statements

f) Financial instruments

Financial instruments are contracts that give rise to both a financial asset in one entity and a financial liability or equity instrument in another entity.

f.1) Financial assets other than derivatives

The Group classifies its financial assets other than derivatives, whether permanent or temporary, except for investments accounted for using the equity method (See Notes 3.h and 12) and non-current assets held for sale (See Note 3.j), into four categories:

•	Loans and account receivables: Trade and other receivables and accounts receivable from related parties are recognized at amortized cost, which is the initial fair value less principal repayments made, plus accrued and uncollected interest, calculated using the effective interest method.

The effective interest method is used to calculate the amortized cost of a financial asset or liability (or group of financial assets or financial liabilities) and of allocating finance income or cost over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash flows to be received or paid through the expected life of the financial instrument (or, when appropriate, over a shorter period) to the net carrying amount of the financial asset or financial liability.

•	Held-to-maturity investments: Investments that the Group intends to hold and is capable of holding until their maturity are accounted for at amortized cost as defined in the preceding paragraph.

•	Financial assets at fair value through profit or loss: This includes the trading portfolio and those financial assets that have been designated as such upon initial recognition and that are managed and evaluated on a fair value basis. They are measured in the consolidated statement of financial position at fair value, with changes in value recognized directly in profit or loss when they occur.

•	Available-for-sale financial assets: These are financial assets specifically designated as available-for-sale or that do not fit within any of the three preceding categories. They are mainly all financial investments in equity instruments and financial assets in accordance with IFRIC 12 “Service Concession Arrangements” (see Note 7).

These investments are recognized in the consolidated statement of financial position at fair value when it can be reliably determined. For equity interests in unlisted companies or companies with lower levels of liquidity, normally the fair value cannot be reliably determined. When this occurs, those equity interests are measured at acquisition cost or a lesser amount if evidence of impairment exists.

Changes in fair value, net of taxes, are recognized in the consolidated statement of comprehensive income: Other comprehensive income, until the investments are disposed of, at which date the amount accumulated in this account for that investment is reclassified to profit or loss.

If the fair value is lower than the acquisition cost, and if there is objective evidence that the asset has been more than temporarily impaired, the difference is recognized directly in profit or loss.

Purchases and sales of financial assets are accounted for using their trade date.

f.2) Cash and cash equivalents

This item within the consolidated statement of financial position includes cash and bank balances, time deposits, and other highly liquid investments (with a maturity of 90 days or less from its acquisition date) that are readily convertible to cash and are subject to insignificant risk of changes in value.

The accompanying notes are an integral part of these interim consolidated financial statements

f.3) Impairment of financial assets

The following criteria are used to determine if a financial asset has been impaired:

•	For trade receivables in the electricity generation, transmission and distribution segments, the Company’s policy is to recognized impairment losses when there is objective evidence that the balance will not be recoverable. In general terms, the Group’s entities has a defined policy to recognize an allowance for impairment losses based on aging of past-due balances, except in those cases where a specific collective basis analysis is recommended, such as in the case of receivables from government-owned companies (See Note 8).

•	In the case of receivables of a financial nature, that are included in the “Loan and receivables” and “Investment held-to-maturity”, impairment is determined on case-by-case basis and is measured as the difference between the carrying amount and the present value of the future estimated cash flows discounted at the original effective interest rate (See Notes 7 and 19).

•	For financial investments available-for-sale, the criteria for impairment applied are described in Note 3.f.1

f.4) Financial liabilities other than derivatives

Financial liabilities are recognized based on cash received, net of any costs incurred in the transaction. In subsequent periods, these obligations are measured at their amortized cost, using the effective interest method (see Note 3.f.1).

In the particular case that a liability is the hedged item in a fair value hedge, as an exception, such liability will be measured at its fair value for the portion of the hedged risk.

In order to calculate the fair value of debt, both when it is recorded in the statement of financial position and for fair value disclosure purposes as shown in Note 19, debt has been divided into fixed interest rate debt (hereinafter “fixed-rate debt”) and variable interest rate debt (hereinafter “floating-rate debt”). Fixed-rate debt is that on which fixed-interest coupons established at the beginning of the transaction are paid explicitly or implicitly over its term. Floating-rate debt is that issued at a variable interest rate, i.e., each coupon is established at the beginning of each period based on the reference interest rate. All debt has been measured by discounting expected future cash flows with a market interest rate curve based on the payment currency.

f.5) Derivative financial instruments and hedging transactions

Derivatives held by the Group are primarily transactions entered into to hedge interest and/or exchange rate risk, intended to eliminate or significantly reduce these risks in the underlying transactions being hedged.

Derivatives are recognized at fair value as of the date of the statement of financial position as follows: if their fair value is positive, they are recognized within “Other financial assets”; and if their fair value is negative, they are recognized within “Other financial liabilities.” For derivatives on commodities, the positive value is recorded in “Trade and other receivables,” and negative fair values are recognized in “Trade and other liabilities.”

Changes in fair value are recognized directly in profit or loss except when the derivative has been designated for accounting purposes as a hedging instrument and all of the conditions established under IFRS for applying hedge accounting are met, including that the hedge be highly effective. In this case, changes are recognized as follows:

•	Fair value hedges: The underlying portion for which the risk is being hedged is measured at its fair value and the hedging instrument are measured at fair value, and any changes in the value of both items are recognized in the comprehensive income statement by offsetting the effects within the same comprehensive income statement account.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Cash flow hedges: Changes in the fair value of the effective portion of derivatives are recorded in an equity reserve known as “Reserve for cash flow hedges.” The cumulative loss or gain in this reserve is reclassified to the comprehensive income statement to the extent that the underlying item impacts the comprehensive income statement offsetting the effect in the same comprehensive income statement account. Gains or losses from the ineffective portion of the hedge relationship are recognized directly in the comprehensive income statement.

A hedge relationship is considered highly effective when changes in fair value or in cash flows of the underlying item directly attributable to the hedged risk are offset by changes in fair value or cash flows of the hedging instrument, with an effectiveness ranging from 80% to 125%.

The Group does not apply hedge accounting to its investments abroad.

As a general rule, long-term commodity purchase or sale agreements are recognized in the consolidated statement of financial position at their fair value at the end of each reporting period, recognizing any differences in value directly in profit or loss, except for, when all of the following conditions are met:

•	The sole purpose of the agreement is for the Group’s own use, which is understood, in the case of fuel purchase agreements its used to generate electricity; in the case of electrical energy purchased for sale, its sale to the end-customer; and in the case of electricity sales its sales to the end-customer.

•	The Group’s future projections evidence the existence of these agreements for its own use.

•	Past experience with agreements evidence that they have been utilized for the Group’s own use, except in certain isolated cases for exceptional reasons or reasons associated with logistical issues have been used beyond the control and projection of the Group.

•	The agreement does not stipulate settlement by differences and the parties have not made it a practice to settle similar contracts by differences in the past.

The long-term commodity purchase or sale agreements maintained by the Group, which are mainly for electricity, fuel, and other supplies, meet the conditions described above. Thus, the purpose of fuel purchase agreements is to use them to generate electricity, the electricity purchase contracts are used to sell to end-customers, and the electricity sale contracts are used to sell the Company’s own products.

The Group also evaluates the existence of derivatives embedded in contracts or financial instruments to determine if their characteristics and risk are closely related to the principal contract, provided that when taken as a whole they are not being accounted for at fair value. If they are not closely related, they are recorded separately and changes in value are accounted for directly in the comprehensive income statement.

f.6) Derecognition of financial assets and liabilities

Financial assets are derecognized when:

•	The contractual rights to receive cash flows from the financial asset expire or have been transferred or, if the contractual rights are retained, the Group has assumed a contractual obligation to pay these cash flows to one or more recipients.

•	The Group has substantially transferred all the risks and rewards of ownership of the financial asset, or, if it has neither transferred nor retained substantially all the risks and rewards, when it does not retain control of the asset.

Transactions in which the Group retains substantially all the inherent risks and rewards of ownership of the transferred asset, it continues recognizing the transferred asset in its entirety and recognizes a financial liability for the consideration received. Transactions costs are recognized in profit and loss by using the effective interest method (see Note 3.f.1).

Financial liabilities are derecognized when they are extinguished, that is, when the obligation arising from the liability has been paid or cancelled, or has expired.

The accompanying notes are an integral part of these interim consolidated financial statements

f.7) Offsetting financial assets and liabilities

The Group offsets financial assets and liabilities and the net amount is presented in the statement of financial position when and only when:

•	There is a legally enforceable right to set off the recognized amounts; and

•	There is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

The right of set-off is enforceable in the normal course of business, in an event of default, and in the event of insolvency or bankruptcy, of one and all of the counterparties

f.8) Financial guarantee contracts

Financial guarantee contracts, such as guarantees given by the Group to third parties, are initially recognized at fair value, adjusting the transaction costs that are directly attributable to the issuance of the guarantee.

Subsequently to initial recognition, financial guarantee contracts are measured at the higher of:

•	the amount of the liability determined under accounting policy describe in Note 3.l; and

•	the amount of the asset initially recognized less, if appropriate, any accumulated amortization recognized in accordance with the revenue recognition accounting policy (See Note 3.p).

g) Measurement of fair value

The fair value of an asset or liability is defined as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market, namely, the market with the greatest volume and level of activity for that asset or liability. In the absence of a principal market, it is assumed that the transaction is carried out in the most advantageous market available to the entity, namely, the market that maximizes the amount that would be received on selling the asset or minimizes the amount that would be paid to transfer the liability.

In estimating fair value, the Group uses valuation techniques that are appropriate for the circumstances and for which there are sufficient data to conduct the measurement. The Group maximizes the use of relevant observable data and minimizes the use of unobservable data.

Considering the hierarchy of the data used in these valuation techniques, the assets and liabilities measured at fair value can be classified into the following levels:

Level 1:	Quoted price (unadjusted) in active markets for identical assets or liabilities;

Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly (i.e. as prices) or indirectly (i.e. derived from prices). The methods and assumptions used to determine the fair values at Level 2 by type of financial asset or financial liability take into consideration estimated future cash flows discounted at zero coupon interest rate curves for each currency. All the valuations described are carried out using external tools such as “Bloomberg”.

Level 3:	Inputs for assets or liabilities that are not based on observable market data (unobservable inputs).

The accompanying notes are an integral part of these interim consolidated financial statements

The Group takes into account the characteristics of the asset or liability when measuring fair value, in particular:

•	For non-financial assets, fair value measurement takes into account the ability of a market participant to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use;

•	For liabilities and equity instruments, the fair value measurement assumes that the liability would not be settled and an equity instrument would not be cancelled, or otherwise extinguished on the measurement date. The fair value of the liability reflects the effect of non-performance risk, namely, the risk that an entity will not fulfill the obligation, which includes but is not limited to, the Company’s own credit risk;

•	For derivatives non-quoted in an organized market, the Group uses the discounted cash flow method and generally accepted options valuation models, based on current and future market conditions as of year-end. It also adjusts the value according to its own credit risk (Debt Valuation Adjustment, DVA), and the counterparty risk (Credit Valuation Adjustment, CVA). These CVA and DVA adjustments are measured on the basis of the potential future exposure of the instrument (creditor or borrower position) and the risk profile of both the counterparties and the Group itself.

•	In the case of financial assets and financial liabilities with offsetting positions in market risks or counterparty credit risks, it is permitted to measure the fair value on a net basis. However, this must be consistent with the manner in which market participants would price the net risk exposure at the measurement date.

Assets and liabilities measured at fair value are shown in Note 19.3.

h) Investments accounted for using the equity method

The Group’s interests in joint ventures and associates are recognized using the equity method.

Under the equity method, an investment in an associate or joint venture is initially recognized at cost. As of the acquisition date, the investment is recognized in the statement of financial position based on the share of its equity that the Group’s interest represents in its capital, adjusted for, if appropriate, the effect of transactions with Group’s entities, plus any goodwill generated in acquiring the entity. If the resulting amount is negative, zero is recorded for that investment in the statement of financial position, unless the Group has a present obligation (either legal or constructive) to support the investee’s negative equity situation, in which case a provision is recognized.

Goodwill from associates or joint ventures is included in the carrying amount of the investment. It is not amortized but is subject to impairment testing as part of the overall investment carrying amount when impairment indicators exist.

Dividends received from these investments are deducted from the carrying amount of the investment, and any profit or loss obtained from them to which the Group is entitled based on its ownership interest is recognized under “Share of profit (loss) of associates accounted for using equity method.”

Appendix 3: “Associated Companies and Joint Ventures” to these interim consolidated financial statements, provides information about the relationship of Enersis Américas with each of these entities.

i) Inventories

Inventories are measured at their weighted average acquisition price or the net realizable value, whichever is lower.

The net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

The accompanying notes are an integral part of these interim consolidated financial statements

j) Non-current assets (or disposal groups) classified as held for sale or as held for distribution to owners and discontinued operations

Non-current assets, including property, plant and equipment; intangible assets; investments accounted for using the equity method, joint ventures, and disposal groups (a group of assets to be disposed of and the liabilities directly associated with those assets), are classified as:

•	Held for sale, if their carrying amount will be recovered principally through a sale transaction rather than through continuing use

•	Held for distribution to owners, when the Company is committed to distribute the asset (or disposal group) to the owners.

For the above classification, the assets must be available for immediate sale or distribution in their present condition and its sale or distribution is highly probable. For this transaction to be considered highly probable, management must be committed to the sale or distribution and actions to complete the transaction must have been initiated and should be expected to be completed within one year from the date of classification.

Actions required to complete the sale or distribution plan should indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The probability of shareholders’ approval (if required in the jurisdiction) should be considered as part of the assessment of whether the sale or distribution is highly probable.

Non-current assets or disposal groups held-for-sale or held for distribution to owners are measured at the lower of their carrying amount and fair value less costs to sell or costs to distribute, as appropriate.

Depreciation and amortization on these assets cease when they meet the criteria to be classified as non-current assets held for sale or held for distribution to owners.

Assets that are no longer classified as held for sale or held for distribution to owners, or are no longer part of a disposal group, are measured at the lower of their carrying amounts before being classified as held for sale or held for distribution less any depreciations, amortizations or revaluations that would have been recognized if they had not been classified as held for sale or held for distribution to owners and their recoverable amount at the date of subsequent decision where would be reclassified as non-current assets.

Non-current assets held for sale and the components of the disposal groups classified as held for sale or held for distribution to owners are presented in the consolidated statement of financial position as a single line item within assets called “Non-current assets or disposal groups held for sale or for distribution to owners,” and the respective liabilities are presented as a single line item within liabilities called “Liabilities included in disposal groups held for sale or for distribution to owners.”

The Group classifies as discontinued operations those components of the Group that either have been disposed of, or are classified as held for sale, and:

(i)	represents a separate major lines of business or geographical area of operations;

(ii)	is a part of a single coordinated plan to dispose a separate major line of business or geographical area of operations; or

(iii)	is a subsidiary acquired exclusively with a view to resale.

The components of profit or loss after taxes from discontinued operations and the post-tax gain or loss recognized on the measurement to fair value less costs to sell or on the disposal of the assets or groups constituting the discontinued operation are presented as a single line item in the consolidated comprehensive income statement as “Income after tax from discontinued operations”.

The accompanying notes are an integral part of these interim consolidated financial statements

k) Treasury shares

Treasury shares are deducted from equity in the consolidated statement of financial position and measured at acquisition cost.

Gains and losses from the disposal of treasury shares are recognized directly in “Equity – Retained earnings”, without affecting profit or loss for the period. As of June 30, 2016 and December 31, 2015, there are no treasury shares, and no transactions with treasury shares were carried out during the six month period ended June 30, 2016, and the year ended December 31, 2015.

l) Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material). The unwinding of the discount is recognized as finance cost. Incremental legal cost expected to be incurred in resolving a legal claim is included in measuring of the provision.

Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provision is reversed.

A contingent liability does not result in the recognition of a provision. Legal costs expected to be incurred in defending a legal claim are expensed as they are incurred. Significant contingent liabilities are disclosed unless the likelihood of an outflow of resources embodying economic benefits is remote.

l.1) Provisions for post-employment benefits and similar obligations

Some of the Group’s subsidiaries have pension and similar obligations to their employees. Such obligations, which combine defined benefits and defined contributions, are basically formalized through pension plans, except for certain non-monetary benefits, mainly electricity supply commitments, which, due to their nature, have not been externalized and are covered by the related in-house provisions.

For defined benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Past service costs relating to changes in benefits are recognized immediately.

The defined benefit plan obligations in the statement of financial position represent the present value of the accrued obligations, adjusted, once the fair value of the different plans’ assets has been deducted, if applicable.

For each of the defined benefit plans, any deficit between the actuarial liability for past services and the plan assets is recognized under line item “Provisions for employee benefits” within current and non-current liabilities in the consolidated statement of financial position, and any surplus is recognized under line item “Other financial assets” within non-current assets in the consolidated statement of financial position, provided that any surplus is recoverable by the Group, usually through a reduction in future contributions and taking into consideration the limit established in IFRIC 14, IAS 19 The limit on a defined benefit asset, minimum funding requirements, and their interaction.

The accompanying notes are an integral part of these interim consolidated financial statements

Actuarial gains and losses arising in the measurement of both the plan liabilities and the plan assets, including the limit in IFRIC 14, are recognized directly as a component of other comprehensive income.

Contributions to defined contribution benefit plans are recognized as an expense when the employees have rendered their services.

m) Translation of balances in foreign currency

Transactions carried out by each company in a currency other than its functional currency are recognized using the exchange rates prevailing as of the date of each transaction. During the period, any differences that arise between the prevailing exchange at the date of the transaction and the exchange rate as of the date of collection or payment are recognized as “Foreign currency exchange differences” in the statement of comprehensive income.

Likewise, at the end of each reporting period, receivable or payable balances denominated in a currency other than each company’s functional currency are translated using the closing exchange rate. Any differences are recognized as “Foreign currency exchange differences” in the statement of comprehensive income.

The Group has established a policy to hedge the portion of revenue from its subsidiaries that is directly linked to variations in the U.S. dollar, through obtaining financing in such currency. Exchange differences related to this debt, as they are cash flow hedge transactions, are recognized, net of taxes, as a component of other comprehensive income in item “Gains (losses) from cash flow hedge” and reclassified to profit or loss when the hedged cash flows impact profit or loss. This term has been estimated at ten years.

n) Current/non-current classification

In these consolidated statements of financial position, assets and liabilities expected to be recovered or settled within twelve months are presented as current items, except for post-employment and other similar obligations; and those assets and liabilities expected to be recovered or settled in more than twelve months are presented as non-current items. Deferred income tax assets and liabilities are classified as non-current.

When the Company have any obligations that mature in less than twelve months but can be refinanced over the long term at the Company’s discretion, through unconditionally available credit agreements with long-term maturities, such obligations are classified as long-term liabilities.

o) Income taxes

Income tax expense for the year is determined as the sum of current taxes from each of the Group’s subsidiaries and results from applying the tax rate to the taxable income for the year, after permitted deductions have been made, plus any changes in deferred tax assets and liabilities and tax credits, both for tax losses and deductions. Differences between the carrying amount and tax basis of assets and liabilities originate deferred tax asset and liability balances, which are calculated using the tax rates expected to apply when the assets and liabilities are realized or settled, based on tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognized for all deductible temporary differences, tax losses and unused tax credits to the extent that it is probable that sufficient future taxable profits exist to recover the deductible temporary differences and make use of tax credits. Such deferred tax asset is not recognized if the deductible temporary difference arises from the initial recognition of an asset or liability that:

•	Did not arise from a business combination, and

•	At initial recognition affected neither accounting profit nor taxable profit (loss).

The accompanying notes are an integral part of these interim consolidated financial statements

In respect of deductible temporary differences associated with investments in subsidiaries, associates and joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profits will be available against which the temporary differences can be utilized.

Deferred tax liabilities are recognized for all temporary differences, except those derived from the initial recognition of goodwill and those that arose from measuring investments in subsidiaries, associates and joint ventures in which the Group can control their reversal and where it is probable that they will not be reversed in the foreseeable future.

Current tax and changes in deferred tax assets or liabilities are recorded in profit or loss or in equity within the statement of financial position, depending on where the gains or losses that triggered these tax entries have been recognized.

Any tax deductions that can be applied to current tax liabilities are credited to earnings within the line item “Income tax expenses”, except when doubts exist about their tax realization, in which case they are not recognized until they are effectively realized, or when they correspond to specific tax incentives, in which case they are recorded as government grants.

At the end of each reporting period, the Company reviews the deferred taxes assets and liabilities recognized, and makes any necessary corrections based on the results of this analysis.

Deferred tax assets and deferred tax liabilities are offset in the statement of financial position if it has a legally enforceable right to set off current tax assets against current tax liabilities, and only when the deferred taxes relate to income taxes levied by the same taxation authority.

p) Revenues and expense recognition

Revenue is recognized when the gross inflow of economic benefits arising in the course of the Group’s ordinary activities in the period occurs, provided that this inflow of economic benefits results in an increase in total equity other than increases relating to contributions from equity participants and such benefits can be measured reliably.

Revenues and expenses are recognized on an accrual basis and depending on the type of transaction; the following criteria for recognition are taken:

•	Generation and transmission of electricity: Revenue is recognized based on physical delivery of energy and power, at prices established in the respective contracts, at prices stipulated in the electricity market by applicable regulations or at marginal cost determined on the spot market, as the case. This revenue includes an estimate of the service provided and not billed until the closing date (see Note 2.3).

•	Distribution of electricity: Revenue is recognized based on the amount of energy supplied to customers during the period, at prices established in the respective contracts or at prices stipulated in the electricity market by applicable regulations, as appropriate. This revenue includes an estimate of the energy supplied but not yet billed and for which customers’ meters have not been read yet (see Note 2.3).

Revenue from rendering of services is only recognized when it can be estimated reliably, by reference to the stage of completion of the service rendered at the date of the statement of financial position.

Revenue from sales of goods is recognized based on the economic substance of the transaction and are recognized when all and each of the following conditions are met:

•	the entity has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the entity retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

The accompanying notes are an integral part of these interim consolidated financial statements

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue is measured at the fair value of the consideration received or receivable that gives rise to the revenue.

In arrangements under which the Group will perform multiple revenue-generating activities (multiple-element arrangement), the recognition criteria are applied to the separately identifiable components of the transaction in order to reflect the substance of the transaction or to two or more transactions together when they are linked in such a way that the commercial effect cannot be understood without reference to the series of transactions as a whole. The Group excludes from revenue those gross inflows of economic benefits it receives when it acts as an agent or commission agent on behalf of third parties, and only recognizes as revenue economic benefits received for its own activity.

When goods or services are exchanged or swapped for goods or services of a similar nature and value, the exchange is not regarded as a revenue-generating transaction.

The Group recognizes the net amount of non-financial asset purchase or sale contracts that are settled for a net amount of cash or through some other financial instruments. Contracts entered into and maintained for the purpose of receiving or delivering these non-financial assets are recognized on the basis of the contractual terms of the purchase, sale, or usage requirements expected by the entity.

Interest income (expense) is recognized using the effective interest rate applicable to the outstanding principal to be amortized over the repayment period.

Expenses are recognized on an accruals basis, immediately in the event of expenditures that do not generate future economic benefits or when they not meet the requirements for recording them as assets.

q) Earnings per share

Basic earnings per share are calculated by dividing net income attributable to shareholders of the Parent Company by the weighted average number of ordinary shares outstanding during the period, excluding the average number of shares of the Parent Company held by other subsidiaries within the Group, if any.

Basic earnings per share for continuing and discontinued operations are calculated by dividing net income from continuing and discontinued operations attributable to shareholders of the Parent Company (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the year, excluding the average number of shares of the Parent Company held by other subsidiaries within the Group, if any.

During the six month period ended June 30, 2016 and the year ended December 31, 2015, the Group did not engage in any transaction of any kind with potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

r) Dividends

Article 79 of the Chilean Companies Act establishes that, unless unanimously agreed otherwise by the shareholders of all issued shares, listed corporations must distribute a cash dividend to shareholders on an annual basis, pro rata to the shares owned or the proportion established in the company’s by-laws if there are preferred shares, of at least 30% of net income for each period, except when accumulated losses from prior years must be absorbed.

The accompanying notes are an integral part of these interim consolidated financial statements

As it is practically impossible to achieve a unanimous agreement given Enersis Américas’ highly fragmented share capital, at the end of each reporting period the amount of the minimum statutory dividend obligation to its shareholders is determined, net of interim dividends approved during the fiscal year, and then accounted for in “Trade and other current payables” and “Accounts payable to related companies”, as appropriate, and recognized in equity.

Interim and final dividends are deducted from equity as soon as they are approved by the competent body, which in the first case is normally the Company’s Board of Directors and in the second case is the Ordinary Shareholders’ Meeting.

s) Share issuance costs

Share issuance costs, only when they represent incremental expenses directly attributable to the transaction, are recognized directly in net equity as a deduction from “Share premiums,” net of any applicable taxes. If the share premium account has a zero balance or if the costs described exceed the balance, they are recognized in “Other reserves.”

t) Cash flow statement

The cash flow statement reflects changes in cash and cash equivalents that took place during the period, determined with the direct method. It uses the following expressions and corresponding meanings:

•	Cash flows: inflows and outflows of cash or cash equivalents, which are defined as highly liquid investments maturing in less than three months with a low risk of changes in value.

•	Operating activities: the principal revenue-producing activities of the Group and other activities that cannot be considered investing or financing activities.

•	Investing activities: the acquisition and disposal of long-term assets and other investments not included in cash and cash equivalents.

•	Financing activities: activities that result in changes in the size and composition of the total equity and borrowings of the Group.

u) Interim financial statements

The accompanying interim financial statements of the Combined Group as of June 30, 2016 and for the six months ended June 30, 2016 and 2015, have been prepared in accordance with International Accounting Standards No. 34, Interim Financial Reporting.

4.	SECTOR REGULATION AND ELECTRICITY SYSTEM OPERATIONS

a) Regulatory framework

Argentina

Argentina has shown signs of intervention in the electricity market since the crisis of 2002. Under the previous regulations, generators sold to distributors at prices obtained from centralized calculations of the average spot market price. The distributers’ purchase price was the average price forecast for the next six months, called the Seasonal Price (Precio Estacional). Any differences between the Seasonal Price (the purchase price) and the actual spot price (the selling price) was charged to the Seasonal Fund (Fondo Estacional) managed by the Wholesale Electricity Market Administration Company (CAMMESA – Compañía Administradora del Mercado Mayorista Eléctrico).

The accompanying notes are an integral part of these interim consolidated financial statements

However, after the 2002 crisis, the authorities changed the price-setting criteria, bringing the marginal pricing system to an end. First, marginal prices were calculated without taking into consideration the natural gas shortages. In effect, despite the fact that generation is dispatched on the basis of the fuels actually used, Resolution SE 240/2003 establishes that the marginal price is to be calculated taking into consideration all of the generation units as if there were no restrictions in effect on natural gas supplies. In addition, the expense of water is not included in the calculations if its opportunity cost is higher than the cost of generating power with natural gas. Second, it established a spot price ceiling of Ar$120/MWh. However, CAMMESA pays the actual variable costs of the thermal plants that run on liquid fuels through the Temporary Dispatch Cost Overruns program.

In addition, as the dollarized economy was devalued and went back to the Argentine peso, payment for capacity fell from US$10 to Ar$10 per MWh. Capacity payments have subsequently risen slightly, to Ar$12 pesos.

Additionally, the freezing of prices paid by distributors caused a gap in relation to actual generation costs, resulting in various types of special agreements for recovering costs, in accordance with regulations in force.

It was in this context that the government announced in 2012 its plan to change the current regulatory framework for one based on an average cost scheme.

Resolution 95/2013 was published in March of 2013, significantly changing the system for generators’ remunerations and setting new prices for capacity depending on the type of technology used and availability. It also set new values for paying for non-fuel variable costs, as well as additional remuneration for energy generated.

In May 2013, the Group’s generating companies (Central Costanera, Hidroeléctrica El Chocón y Dock Sud) accepted the terms of Resolution SE 95/2013.

This resolution marked the end of marginal pricing as a payment system in the Argentine power generation market and established, instead, payment by type of technology and size of plant. For each case, it recognizes fixed costs (determined on the basis of fulfillment of availability) and variable costs, plus an additional remuneration (the two parts are determined on the basis of the energy generated). Part of the additional remuneration will be placed in a trust for future investments.

In principle, commercial management and fuel dispatch will be in the hands of CAMMESA; Terminal Market agreements cannot be extended or renewed, and large users, once their respective contracts are up, must purchase their supply from CAMMESA. However, the Energy Secretariat, in Note SE 1807/13, gave generators the opportunity to express their intention to continue handling collections for their entire contract portfolio, thus ensuring a certain amount of cash flow and a continuing relationship with the customer.

It is also important to mention that Central Costanera has availability contracts signed in 2012 that are still in effect, as well as combined cycle contracts (until 2015) and steam generation contracts (until 2019) that will enable the company to implement plan for investing in the Costanera plant generation units in order to optimize the reliability and availability of that plant. The contracts also include payment of the commitments under the Long-Term Service Agreement (LTSA) for the plant’s combined cycles.

Through Resolution 529/2014, the Energy Secretariat updated generators’ remuneration, which had been in effect since they were set in February 2013 under Resolution 95/2013. The new resolution increased recognition of fixed costs for combined cycle and large hydroelectric plants by 25% and adjusted variable costs by 41% for thermal plants and 25% for hydroelectric plants. A new variable remuneration was set for biodiesel-fired plants. The additional remuneration increased 25% for thermal plants, and a new charge of Ar$21/MWh was set for one-time maintenance for combined cycle and Ar$24/MWh for other thermal generation plants. The resolution is retroactive to February 2014.

The accompanying notes are an integral part of these interim consolidated financial statements

Through Resolution 482/2015, the Energy Secretariat updated generators’ remuneration, which had been in effect since they were set in February 2014 under Resolution 529/2014. The new resolution increased recognition of fixed costs for combined cycle and large hydroelectric plants by 28%, and 64% for mid-size hydroelectric plants. The variable costs were adjusted by 23%, hydroelectric plants are exempted of variable electric transmission payments and has been implemented a new incentive scheme for generation and operative effectiveness for thermal plants. The additional remuneration increased by 26% for thermal plants and 10% for mid-size hydroelectric plants. The cost for non-recurrent maintenance was increased by 17% and the same concept is created for hydro electrical plants in Ar$8/MWh. Finally, a new charge of Ar$15.8/MWh for thermal plants and Ar$6.3/MWh for hydro electrical plants was set for investments funding, which will be effective from February 2015 to December 2018 only for those generators participating in the projects. The new generation will have an additional remuneration equivalent to 50% of the direct additional remuneration based on technology for a 10-year period. The resolution is retroactive to February 2015.

On March 30, 2016, the Energy Secretariat through Resolution 22/2016 updated the generators’ remuneration in effect under Resolution 482/2015. The increases were applied retroactively to February 2016 to all remuneration concepts that are collected by the generators. The new resolution increased recognition of fixed costs for thermal plants by 70% and for hydroelectrical plants by 120%. The variable costs were adjusted by 40% for thermal and hydroelectrical plants. The cost for non-recurrent maintenance was increased by 60% for thermal plants and 25% for hydroelectrical plants, respectively. The additional remuneration was not updated. This new resolution is a temporary measure adopted until the new regulatory framework announced by the government become effective.

On the other hand, on March 22, 2016, the Energy Secretariat through Resolution 21/16 required to offer new capacity for thermal generation for the summer 2016/17, winter 2017 and Summer 2017/18 periods. The resolution stated that the offer cannot include, at the date the resolution was published, pre-existent generation units already interconnected to the SADI or that the capacity offered it was already committed in other agreements.

The 5-10 year contract will be entered into with CAMMESA as representative of MEM’s agents, the monthly remuneration for the capacity will be in US$/MW, while for energy generated with each fuel will be in US$/MWh, being the payment priority equivalent to that for payment of liquid fuel. The supply and/or the recognition of the fuel costs will be made based on current regulations, as appropriate. The minimum capacity at each interconnection node must not be less than 40MW and preferably must be of dual capacity for fuel consumption, with specific maximum consumption of up to 2,500 kcal/kWh. CAMMESA will inform the expected locations for generation between 50MW to 150MW.

The order of priority for the offers was based on increasing costs, therefore, the assessment formulas must be available to the bidders.

Brazil

Legislation in Brazil allows the participation of private capital in the electricity sector, upholds free competition among companies in electricity generation, and defines criteria to avoid certain levels of economic concentration and/or market practices that may cause a decline in free competition.

Based on the contract requirements as stated by distribution companies, the Ministry of Energy has been involved in planning the expansion of the electricity system, setting capacity quotas by technology on the one hand and, on the other, promoting separate tender processes for thermal, hydraulic or renewable energies, or directly holding tender processes for specific projects. The operation is being coordinated in a centralized fashion in which one independent operator coordinates centralized load dispatch based on variable production costs and seeks to guarantee to meet demand at the minimum cost for the system. The price at which transactions take place on the spot market is called the Difference Liquidation Price (Precio de Liquidación de las Diferencias, PLD).

The accompanying notes are an integral part of these interim consolidated financial statements

Generation companies sell their energy on the regulated or unregulated market through contracts, and they trade their surpluses or deficits on the spot market. The free market is aimed at large users, with a limit of 3,000 kW or 500 kW if they purchase energy produced with renewable resources.

In the unregulated market, suppliers and their clients directly negotiate energy purchase conditions. In the regulated market, in contrast, where distribution companies operate, energy purchases must go through a tender process coordinated by the National Electricity Agency (ANEEL). In this way, the regulated purchase price used in the determination of tariffs to end users is based on average prices of open bids, and there are separate bidding processes for existing and new energy. Bidding processes for new energy contemplate long-term generation contracts in which new generation projects must cover the growth of demand foreseen by distributors. The open bids for existing energy consider shorter contractual terms and seek to cover the distributors’ contractual needs arising from the expiry of prior contracts. Each bidding process is coordinated centrally. Authorities set maximum prices and, as a result, contracts are signed where all distributors participating in the process buy pro rata from each offering generator.

On November 25, 2014, the ANEEL approved the new PLD limits for 2015. The maximum limits (decreased from R$823 to R$388/MWh) and the minimum (increased from R$16 to R$30/MWh). The decision was the result of extensive debate, which began with Public Consultation number 09/2014 and later with Public Hearing number 54/2014.

The main effect of the new limit is to reduce the financial impact for distributors of potential future risks when contracting energy on the spot market, as in 2014 the spot price was at its maximum for much of the year. The new maximum price also mitigates the risk of unrecoverable economic and financial losses for generators, when production is below contract values. However, the possibility of selling excess energy at higher prices decreases. Currently generators can divide their excess energy across the months of the year, to boost their revenues by allocating more energy to those months where higher prices are expected, as the ceiling is lower.

Annually, the ANEEL confirms through Resolutions the minimum and maximum values for the PLD limits. In 2016, the maximum and minimum PLD limits are R$422.56/MWH and R$30.25/MWh, respectively. Such PLD limits reflect the estimated costs of the Itaipú mega hydro power plant, which will have a tariff of 25.78 US$/kW in 2016.

These regulatory mechanisms ensure the creation of regulatory assets, whose rate adjustment for deficits in 2014 will take place in the tariff adjustments starting in 2015 (March for Ampla and April for Coelce). This mechanism has existed since 2001, and is called the Compensation Clearing Account – Part A (Cuenta de Compensación de Valores – Parte A, “CVA”). They aimed to maintain consistent operating margins for the dealer by allowing tariff revenue due to the costs of Parcel A.

Compensation Clearing Account (“CVA” for its acronym in Portuguese) helps maintain stability in the market and enables the creation of deferred costs, which is compensated through tariff adjustments based on the fees necessary to compensate for deficits the previous year.

On December 10, 2014, an addendum was signed to the concession contract for distributors in Brazil (Ampla and Coelce), which allows these regulatory assets (CVA’s and others) to be included in indemnitee assets at the end of the concession, and if this is not possible over time, it allows compensation through tariffs. Therefore, the recognition for these regulatory assets/liabilities is allowed under IFRS.

Brazil continued to experience drought conditions throughout 2014. In November the system reached the maximum risk of energy rationing. The average reservoir levels were 1% lower than at the last rationing. However, the Government has stated that there is no risk to supply.

The Government has created the ACR account to cover the additional energy costs through bank loans to be paid within two years through the tariff. Distributors had used approximately 18 billion reals from the ACR

The accompanying notes are an integral part of these interim consolidated financial statements account by December 31, 2014. However, this was not sufficient to cover the shortfall. In March 2015, a new loan was approved against the ACR account to cover the shortfall of November and December 2014. In addition, an extension in the payment period was approved for all loans, which currently will have to be paid in 54 months from November 2015.

In January 2015, based on the mismatches between the costs recognized in tariffs and actual costs other than those related to operations of the distribution entities, and increased inherent drought conditions costs, ANEEL began the application of a system (known as Tariffs Flags) of monthly charges over the tariff to the customers, provided that the marginal cost of the system is higher than the regulatory standard. The purpose of the regulator is to indicate the customers the generating cost of the following month, and paying in advance to the distribution companies an amount that would only be available in the next tariff review process.

The system consists of three levels of colored flags: Green, Yellow and Red as follows:

	Description	To be applied when CMO (R$/MWh)	Additional Tariff (R$/MWh)
Green	Favorable generation of energy conditions	<200	None
Yellow	Less favorable generation of energy conditions	>200<388.48	+ 0.025
Red	Higher costs generation conditions	>388.48	+ 0.045

From January until reporting date, the values have been changing based on new expectations of future generation costs.

In summary, with this mechanism the generation cost that is currently transferred to the customer only once a year (when the annual tariff adjustment is performed) will generate a monthly variation and the customer can improve control over his/her electricity consumption. That is, the consumers will notice a lower tariff adjustment as they are paying a higher amount during the month. The flags system implemented by the ANEEL, is an accurate indicator of the actual cost of energy generated, allowing consumers a rational use of electrical energy.

Beginning on February 1, 2016, the Red flag was separated into to levels – R$3.00 and R$4.50 – applicable to a consumption of 100kWh. Also, the Yellow flag value was reduced from R$2.5 to R$1.5 applicable to a consumption of 100kWh (or portions). The improved conditions of the rain season in 2016 that increased the hydroelectrical reserves to its normal levels and the combined effects of a decrease in the demand and the addition of new power plants to the Brazilian electricity system, have led to a change in the Tariff Flags in the last months, so that in March 2016 the flag was Yellow and in April 2016 it was Green.

In 2015, as a result of the effects of the drought conditions, most of the generating companies had preliminary judicial decisions that limited their risks and passed part of the costs to the customers. The ANEEL, looking for a solution, approved in November 2015 the conditions to “renegotiate” the hydrological risk with the generation agents participating in the Electricity Reallocation Mechanism (“MRE”) which were pending until that date.

In 2015, six electric power tenders were carried out for purposes of reestablishing the energy supply:

•	One A-1 tender: 1,954 MWavg, allocated to Hydro (94%), Biomass (4%) and Gas (2%); from 1 to 3 years of energy supply;

The accompanying notes are an integral part of these interim consolidated financial statements

•	Four A-3 tenders and reserve:

•	97 MWavg, allocated to Wind (30%) and Biomass (70%), at an average price of R$200/MWh

•	233 MWavg, allocated in 100% to Solar, at an average price of R$301.8/MWh

•	314.3 MWavg, allocated to Wind (72%), Hydro (15%), Gas (7%), and Biomass (6%), at an average price of R$189/MWh

•	508 MWavg, allocated to Wind (52%) and Solar (48%), at an average price of R$249/MWh.

•	One A-5 tender: 1,147 MWavg, allocated to Gas (76%), Hydro (18%) and Biomass (7%), at an average price of R$259.2 MWh.

Also, a Tender for Contracting Hydroelectrical Plants Concessions was carried out through the quota regime, in which the seller is granted energy (3,223 MWavg) and capacity (6,061 MW) for an Annual Operational Revenue from Generation.

In 2016, an A-5 tender for 200 MWavg was carried out, allocated to Gas (2%), Hydro (58%) and Biomass (40%), at an average price of R$198.59MWh.

Pro rata allocation of the Energy Development Account (CDE) due to judicial matters

The CDE, created under Law 10,438/2002, is a state-owned fund that provides energy development from alternative sources, promotes energy service globalization, and subsidizes the low income residential sub-class. The fund is financed through a charge in the tariff of customers and generators.

Por rata allocation due to judicial matters

At the end of September 2015, ANEEL, based on certain judicial outcomes referring to suspend collection of CDE charges to certain industrial participants (Abrace’s members), had to recalculate the CDE pro rata allocation to the rest of the applicable participants, despite having transferred Parcel A costs. Subsequently, specific tariffs applicable to the members of Abrace will be published and the distribution companies will have to promote the new invoicing to those customers. The distribution companies will must maintain the payments of the CDE parts under actual amounts (published in the resolutions); and, finally the deficit originated for the revenue losses will be included in the tariff adjustments of the distribution companies.

CDE 2016

On December 15, 2015, ANEEL organized a public hearing to discuss with agents and the community the 2016 economic budget for the CDE. The preliminary proposal of ANEEL is a 36% budget reduction for the charge “CCC” efficiency energy interruptions leading to a lower charge to the final tariff for the consumers. The deadline for the contributions is January 15, 2016.

Among the variables explaining the decline in the Budget are the reduction in the operating cost of the Fuel Consumption Account (“CCC” in its Spanish acronym) and the amounts for compensation awards that are sill pending of payment.

Open discussions on Renewal of Distribution Concession Contract

From September 2012, distribution concessions under Article 22 of Law 9,074/1995 could be one-time renewed for a maximum 30-year period upon decision of the Grantor Power, in order to ensure the continuity, efficiency in rendering services, tariff model and acknowledging an operational and economic rationale.

The renewal of the concession for such distributions companies will be conditional to the render of quality services based on criteria relating to operational efficiency and economic/financial management.

The accompanying notes are an integral part of these interim consolidated financial statements

On October 20, 2015, ANEEL approved the “draft version” of the amendment to the Concession Contract and recommended to the Ministry of Energy and Mining to extend the concessions. On December 28, 2015, the government extended the period to sign the contract for extending concessions due to complexity in the analysis of current grantors, and only approving the CELG’s concession.

Distributed Generation

In May 2015, the regulator in a public hearing began the process to modify the regulations related to the distributed micro- and mini-generation aimed to making it more viable. The most important modification is to allow the installation of generation systems (of any renewable source, up to 3MW for hydro and 5MW for other sources) in locations other than where is located the load.

On November 24, 2015, ANEEL approved the regulation on distributed micro- and mini-generation by using an energy compensation mechanism (Resolution No. 687/15).

Under the new regulations, effective on March 1, 2016, the use of any source of renewable energy as well as qualified co-generation are allowed. Distributed micro-generation is defined as a generating power plant with installed capacity of up to 75 kW. Distributed mini-generation is defined as a generating power plant with installed capacity of more than 75kW and less than 5 MW (3 MW are for water supply) connected to the distribution network through consumption units facilities.

If the volume of energy generated in a particular month is higher than the energy consumed in that particular month, the consumer has a credit that can be used to reduce the next month invoice. In accordance with the new regulation, the effective period for energy credits was increased from 36 to 60 months, also the credits can be applied to the consumption of units of the same owner located in other place, as long as the service area is from a same distributor. This type of use for credits is referred to as “distance consumption”.

Another new feature available in the regulation is the possibility to install distributed generation in condominiums (companies with multiples consumption units). Under this feature, the energy generated can be distributed in specific percentages defined by the own consumers.

ANEEL also create the scheme “shared generation” which allows the parties interested in be part of a consortium or cooperative to install distributed mini/micro generation and use the energy generated to reduce the invoices of all members of the consortium or cooperative.

In terms of the procedures necessary to connect the micro/mini generator to the distribution network, the ANEEL set up rules that simplifies the process with specific forms for access requests to be completed by the consumers and reducing the period, from 82 days to 34 days, that distributors have to connect the 75kW plants. In addition, from January 2017, customers will be able to make access requests and to monitor their progress online.

Resolution No. 237

On June 6, 2016, the Ministry of Mining and Energy (“MME”) issued Resolution No. 237 allowing energy distribution companies to request to the MME that their investments in high voltage distribution systems and in substations be categorized as priority. Such classification allows the distributors to issue “infrastructure debentures” which are financing bonds with maturities longer than those of normal bonds, and that also have tax benefits for creditors. The granting of this benefit to the energy distribution companies was the result of an initiative carried out between the Brazilian Electric Energy Distributors Association (“ABRADEE” in its Portuguese acronym) and the Ministry of Mining and Energy.

The accompanying notes are an integral part of these interim consolidated financial statements

Provisional Measure No. 735

On June 22, 2016, ANEEL issued Provisional Measure No 735, establishing the following changes:

1)	Sectoral Commissions

•	Beginning on January 1, 2017, the Chamber of Electric Energy Commercialization (“CCEE” in its Portuguese acronym) will replace Eletrobás in performing the activities to collect the Global Reserve of Reversal (“RGR” in its Portuguese acronym), Energy Development Account (“CDE”) and the Fuel Consumption Account (“CCC”), as well as, in managing the financing for the payment of the administration and operational expenditures incurred in this sectorial funds.

•	Beginning on January 1, 2030, the CDE’s annual installments allocation will be made in proportion to the electric energy consumer market in MWh served by the distribution companies and the distribution and transmission concessionaires. The geographical location will no longer be taken into account. From January 1, 2017 to December 31, 2029 a gradual and uniform reduction will be applied in order to eliminate the actual proportion (4.53 for the CDE installments in the South, South East, North and North East regions).

•	Beginning on January 1, 2030, the cost per MWh of the CDE’s annual installments paid by the consumers will be pro rata allocated to their voltage levels, as follows:

•	High Voltage = 1/3 x Low Voltage cost

•	Medium Voltage = 2/3 x Low Voltage cost

•	From January 1, 2017 to December 31, 2029 a gradual and uniform reduction will be applied in order to reach above proportions.

2)	Itaipú Binacional’s Tariff

Itaipú Binacional (“Itaipú”) is an hydroelectrical power plant constructed as part of the International Agreement signed between Brazil and Paraguay on April 26, 1973, for the development of the hydroelectric resources of the Parana River located at the Brazilian-Paraguayan border (from the Seven Falls to the Iguazú’s River mouth).

The transfer tariff of Itaipu’s energy is fixed in US$/kW of monthly contracted capacity. Brazilian energy distribution companies must pay monthly to Eletrobas in the Itaipu’s Electric Energy Commercialization account the amount determined by multiplying the monthly contracted capacity quota times the transfer tariff of Itaipu’s energy, both approved by the ANEEL.

Beginning on January 1, 2016, in accordance with Article 6 of Provisional Measure No. 735, a new transfer tariff of Itaipu’s energy was established, which will be included in the total cost of 15.3 of the multiplier factor over the energy transfer cost referred to as in Appendix C of the Brazilian-Paraguayan Itaipu’s Agreement.

3)	Tenders

•	For the concession of electric energy generation, transmission and distribution that will not be renewed, the Brazilian government can propose a sale/tender of the new 30-year period concession.

CDE’s Monthly Rate: Indemnification for discounts granted to consumers under judicial orders

Resolution No. 1,576 authorized electric energy distributors to recover the lower amounts billed due to judicial orders against the Energy Development Account, through the CDE’s monthly installments.

The difference between the regular tariff and the judicial order tariffs shall be deducted from the CDE’s monthly installment. This adjustment will not be implemented through the tariffs and no regulatory assets will be included in the tariffs. The discount applied to the CDE’s monthly installment of consumers with judicial orders will be compensated, that is, the monthly payment of the installments will be lower than the installments defined in the resolution.

The accompanying notes are an integral part of these interim consolidated financial statements

Law No. 13, 2013: Beneficiaries to the discount in the Tariffs for Using Distribution System (“TUSD”) and Tariffs for Using Transmission System (“TUST”)

Law No. 13,203, published on December 8, 2015, broaden the scope of beneficiaries to the discount in the TUSD/TUST, as well as, the volume and use of the energy when it is considered and used for self-generation:

•	ANEEL will establish a discount of up to 50% to the TUSD/TUST tariffs for those hydroelectrical energy projects with total capacity less than or equal to 3,000 kW and those energy projects based on solar, wind, biomass and qualified co-generation whose total capacity connected to the distribution and transmission systems is less than or equal to 30,000 kW. The discount will be applicable to the energy production and consumption that is (i) purchased/sold for this type of projects; and (ii) used in own production for those entities beginning operations on January 1, 2016.

•	ANEEL will establish a discount of up to 50% to the TUSD/TUST tariffs for those solar, wind, biomass and qualified co-generation energy projects whose total capacity connected to the distribution and transmission systems is more than 30,000 kW and less than 300,000 kW and that comply with the following criteria: (i) the project was originated as a result of the energy auction carried out on January 1, 2016; or (ii) the project was authorized to begin operations on January 1, 2016.

In implementing the Law, ANEEL established Public Audience No. 38 that will replace Resolution No. 77/2004. The discounts will result in a significant increase in the amounts that are subsidized by the CDE, thus, increasing the tariffs for the consumers of our subsidiaries Ampla and Coelce. The fix percentage of discount of 50% proposed by ANEEL for this type of energy projects is the minimum to be applied based on current regulations.

Colombia

The Public Utility Law (Ley de Servicios Públicos Domiciliarios, Law 142) and the Electricity Law (Ley Eléctrica, Law 143) were passed in 1994 establishing the new framework ordered by the Constitution. These laws set out the general criteria and policies that are to govern public utility service provision in the country, as well as the procedures and mechanisms for regulating, monitoring and overseeing them.

The Electricity Law puts the constitutional focus into practice, regulating the generation, transmission, distribution and sale of electricity, creating the market and competitive environment, strengthening the industry and setting the boundaries for government intervention. Taking into account the nature of each activity or business, general guidelines were established for developing the regulatory framework, creating and implementing the rules that would allow for free competition in the power generation and sales industries, while the directives for the transmission and distribution industries were geared toward treating these activities as monopolies while seeking out competitive conditions wherever possible.

The main institution in the electricity sector is the Mining and Energy Ministry, who’s Mining Energy Planning Unit, (Unidad de Planeación Minero Energética, UPME) draws up the national Energy Plan and the Generation and Transmission Expansion Plan. The Energy and Gas Regulatory Commission (Comisión de Regulación de Energía y Gas, CREG) and the Public Service Superintendency (Superintendencia de Servicios Públicos, SSPD) regulate and oversee, respectively, the companies in the industry, and the Superintendency of Industry and Commerce is the national authority for free trade protection issues.

The electricity industry operates on the basis of electricity-selling companies and the large consumers being able to buy and sell energy through bilateral contracts or on a short-term energy exchange market, called the energy exchange that operates freely according to supply and demand conditions. In addition, long-term auctions of Firm Energy within a Reliable Charge scheme are carried out to promote the expansion of the system. The market is operated and administered by XM, which is in charge of the National Dispatch Center

The accompanying notes are an integral part of these interim consolidated financial statements

(Centro Nacional de Despacho, CND), and the Commercial Interchange System Manager (Administrador del Sistema de Intercambios Comerciales, ASIC).

Peru

The Electricity Concessions Law and its regulations, the Law to Ensure Efficient Development of Electricity Generation (Law 28,832), the Electricity Industry Antimonopoly and Oligopoly Law, the Technical Standard for Electricity Service Quality, the Environmental Protection Regulations for Electricity Activities, the Law Creating the Energy and Mining Investment Supervisory Agency (OSINERGMIN) and its regulations, and the Regulations for Unregulated Electricity Users and Decree Law 1221 which improves the regulation of distribution of electricity to promote access to electricity in Peru all comprise the main legislation in the regulatory framework for doing business in the power industry in Peru.

Law 28,832, whose purpose is to ensure enough efficient power generation to reduce the risk of price volatility and rationing, promotes the establishment of market prices based on competition, planning and ensuring a mechanism that guarantees expansion of the transmission grid, and also allows Large Unregulated Users and Distributors to participate in the short-term market. Accordingly, the law promotes tender processes for long-term power supply contracts at firm prices in order to encourage investment in efficient generation and contracts with distribution companies. Distribution companies must begin the tender processes at least three years ahead of time in order to keep Regulated Users’ demand covered.

Expansion in transmission must be planned through a binding Transmission Plan drawn up by the COES SINAC and approved first by the OSINERGMIN and then by the Energy and Mining Ministry. There are two types of system: a) the Guaranteed Transmission System, which is paid for by the demand; and b) the Complementary Transmission System, which is financed jointly by the generation companies and by the demand.

The purpose of the COES SINAC is to coordinate operations at the lowest possible cost while ensuring a reliable system and the best use of energy resources, to plan transmission and to manage the short-term market. It is made up of generation, transmission and distribution companies and Large Unregulated Users (those with demand of 10 MW or higher) who belong to the National Interconnected Grid (Sistema Eléctrico Interconectado Nacional).

Generation companies may sell their power to: (i) Distribution companies through tender contracts or regulated bilateral contracts; (ii) Unregulated clients; and (iii) the spot market, where surplus energy is traded among generation companies. Generation companies are also paid for the firm capacity they contribute to the system which cover the maximum demand plus a margin regardless of their dispatch.

Peru’s spot price, given the definition of its ideal marginal cost, does not necessarily reflect the costs in the system, as it does not consider the current shortages in the natural gas and electricity transport system. Furthermore, it sets a ceiling price for the market. This was established in an emergency regulation in 2008 (Emergency Decree 049 of 2008) that will remain in effect at least until the end of 2016.

Decree Law 1221, published on September 24, 2015, amends certain aspects of the current framework, among others:

•	In tariff distribution, VAD (Value Added Distribution) and Internal Rate of Return (IRR) calculation will be made individually for each distribution company with more than 50,000 customers.

•	The Energy and Mining Ministry will define a Technical Responsibility Zone (ZRT) for each distributor, taking into consideration the environment of the Regions where they operate (near to concession zones). The works conducted at the ZRT shall be approved by the Distributor, and it will have priority to conduct them or might be subsequently transferred to them. A VAD will be recognized for investment and audited actual costs (with an upper threshold).

The accompanying notes are an integral part of these interim consolidated financial statements

•	Add to the VAD a charge for Technological Innovation and/or Energy Efficiency in Distribution.

•	Add an adjustment factor to the VAD that encourages service quality in Distribution.

•	Establish an obligation to the Distributors to assure their regulated demand for 24 months.

•	Establish an obligation to the Distributor of making urban electrification or return the contribution once 40% of habitability is reached.

•	Regarding the concessions, it limits to 30 years those granted through bidding processes, it establishes a requirement for a favorable report of basin management for hydro electrical generation, and the granting and expiration of concessions shall be ruled through Ministry Resolution.

•	Establish conditions for distributed generation of non-conventional renewable energy and co-generation that allows them to inject the surpluses to the distribution system without affecting the operational assurance.

The description of the regulatory framework in the document does not include the Law Decree, since most of the amended aspects will be finally ruled by 2016, for its subsequent implementation.

Non-Conventional Renewable Energy

•	In Brazil, the ANEEL holds auctions by technology considering the expansion plan set by the EPE, the planning agency; so that the target amount set for non-conventional renewable energy capacity is met.

•	In Colombia, Law 697 was issued in 2001 by the Program for the Rational and Efficient Use of Energy and Other Forms of Non-Conventional Energy (Programa de Uso Racional y Eficiente de la Energía y demás formas de Energías No Convencionales – PROURE). Subsequently, indicative targets were defined for non-conventional renewable energy of 3.5% for 2015 and 6.5% for 2020. Law 1715 was enacted in 2014, which created a legal framework for the development of non-conventional renewable energy, in which guidelines for declarations of public interest, as well as tax, tariff and accounting incentives were established. As part of the implementation, the Ministry of Mines and Energy enacted Decree 2469 in 2014 establishing guidelines for energy policy on supply of self-generation surpluses. Likewise, the Energy and Gas Regulatory Commission (“CREG”) issued resolution 24/2015 regulating high-scale self-generation activity, and the Mining Energy Planning Unit (“UPME”) issued resolution 281/2015 establishing the limit for low-scale (equal to 1MW) self-generation. Additionally, the CREG issued resolutions 11/2015 and 212/2015 encouraging demand response mechanisms. In 2015, the CREG issued Resolution 138 that amends the remuneration scheme for confidence charges for minor plants. This new regulation establishes that such plants will belong to the centralized scheme of the charge and will declare ENFICC in order to obtain OEF assignments. If the difference between actual and programmed generation in those plants is lower than +/-5%, they could keep the current remuneration scheme. In 2015, the CREG issued Resolution 177 defining a transition period until June 2016 to apply this measure. The Ministry of Mines and Energy issued in 2015 Law Decree 1623 that establishes guidelines on zone expansion policies, and Law Decree 2143 that outlines the application of fiscal and tax incentives established in Law 1715. In 2016, the UPME issued resolution 45/2016 establishing procedures to request certificates to support FNCE’s projects and to obtain the list of goods and services exempted from duties or VAT.

•	In Peru, a target of 5% has been set as the NCRE share in the country’s energy system. It is a nonbinding target and the regulatory agency, the OSINERGMIN, holds differential tenders by technology and limited prices to help reach the goal.

•	In Argentina, on October 21, 2015, the new Law 27,191 for Renewable Energy was published in the Official Bulleting, replacing the current Law 26,190. The new regulation postpones to December 31,

The accompanying notes are an integral part of these interim consolidated financial statements

2017 the goal to reach 8% share in the national demand of energy with renewable sources for generation and establishes as a second stage goal to reach 20% share in 2025 establishing mid-objectives of 12%, 16% and 18% for the end of years 2019, 2021, and 2023. The enacted Law creates a Fiduciary Fund (“FODER”) to finance works, grants tax benefits to renewable energy projects and establishes exempts for specific taxes, national, provincial and municipality royalties until December 31, 2025. The customers categorized as Large Users (>300 Kw) shall comply on an individual basis with the renewable share goals, establishing that the price of the contracts shall not exceed 113 US$/MWh, and setting sanctions to those not fulfilling the goals.

On March 30, 2016, Decree 531/16 was published establishing certain formalities for implementation of Law 27,191, as follows:

•	The Ministry of Energy and Mining is the regulator authority.

•	Generators/traders are allowed to enter into contracts for a demand of more than 300 KW or with distribution companies acting on their behalf

•	CAMMESA will call to public tenders to supply demands for less than 300 KW

•	All CAMMESA’s purchases are guaranteed by the Fiduciary Fund (“FODER”)

•	The FODER will be incorporated with funds from Treasure and a specific fee applied to the demand supplied by CAMMESA.

•	The energy goals must be fulfilled with renewable energy generated from power plants within the country

•	To use the tax benefits it is necessary to have an authorized certificate of inclusion within the renewable energy regime

The Ministry of Energy and Mining, CAMMESA and the Executive Committee, will be responsible for establishing the methodology to determine the fines for non-compliance of goals, use of the Fiduciary Fund (FODER) and tender specifications.

Resolutions 71/2016 and 72/2016, both issued on May 17, 2016, as part of implementation of Law 27,191 and Decree 531/16, begin the process of public tenders for contracting within the Wholesale Electricity Market of renewable energy under the so called “Programa Renovar – Ronda 1” with a total requirement of 1,000 MW divided into: Wind: 600 MW; Solar: 300 MW; Biomass: 65 MW; Mini-hydro: 20 MW; and Biogas: 15 MW.

The tender is structured with a maximum price for technology established by the government.

The preliminary specifications of the tender and the preliminary framework for the Energy Supply Contract were issued for public comments. The preliminary specifications set up a timetable for the tender process, where: the final specifications will be published on July 1, 2016, the submission of the offers will be on August 22, 2016, the granting of the offers will be on September 28, 2016 and the signing-off of the contracts will be in October 28, 2016. CAMMESA is the buyer of the energy with prices in USD/MW (without indexation) and contracts of a 20-year term.

Through Resolution 106/2016, issued on June 13, 2016, the date for public comments was postponed to July 1, 2016. Up to date, it is still expected the final tender specifications and confirmation of the timetable of the process.

Limits on integration and concentration

In general, all of the countries have legislation in effect that defends free competition and, together with specific regulations that apply to the electricity market, defines criteria to avoid certain levels of economic concentration and/or abusive market practices.

The accompanying notes are an integral part of these interim consolidated financial statements

In principle, the regulators allow the participation of companies in different activities (e.g. generation, distribution, and commercialization) as long as there is an adequate separation of each activity, for both accounting and company purposes. Nevertheless, most of the restrictions imposed involve the transmission sector mainly due to its nature and to the need to guarantee adequate access to all agents. In Argentina and Colombia there are specific restrictions if generation or distribution companies want to become majority shareholders in transmission companies.

Regarding concentration in a specific sector, in Argentina, there are no specific limits that affect the vertical or horizontal integration of a company. In Peru, integration is subject to authorization. In Colombia, no company may have a direct or indirect market share of over 25% in electricity sale activities, although two criteria have been established for generating activity. One of these relates to participation limits depending on market concentration (HHI) and the size of the players according to their Firm Energy, and the other relates to pivotally conditions in the market depending on the availability of resources to meet system demand. In addition, Colombian companies created after the Public Service Law was enacted in 1994, can only engage in activities that complement generation/sales and distribution/sales. Finally, in Brazil, with the changes taking place in the power industry under Law 10,848/2004 and Decree 5,163/2004, the ANEEL gradually perfected regulations, eliminating concentration limits as no longer compatible with the prevailing regulatory environment. However, regulatory approval is required for consolidations or mergers to take place between players operating within the same business segment.

Market for unregulated customers

In all of the countries where the Group operates, distributing companies can supply their customers under regulated or freely-agreed conditions. The supply limitations imposed on the unregulated market are as follows:

Country	kW threshold
Argentina	> 30 kW
Brazil	> 3,000 kW or > 500 kW (1)
Colombia	> 100 kW or 55 MWh-month
Peru	> 200 kW (2)

(1)	The >500 kW limit applies if energy is purchased from renewable sources, for which the government provides incentives through a discount on tolls.
(2)	In April 2009, it was established that clients between 200 kW and 2,500 kW could choose between the regulated and unregulated markets. Those using over 2,500 kW are required to be unregulated customers.

b) Tariff Revisions:

General Aspects

In the countries where the Group operates, selling prices charged to clients are based on the purchase price paid to generators plus a component associated with the value added in distribution. Regulators set this value periodically through reviews of distribution tariffs. As a result, distribution is essentially a regulated activity.

Argentina

In Argentina, the first review of Edesur’s tariffs scheduled for 2001 was cancelled by the authorities due to the country’s economic and financial crisis, and tariffs were frozen starting with that year. Edesur’s tariff restructuring started in 2007 with the enforcement of the “Acta Acuerdo,” or Agreement Act. The last tariff

The accompanying notes are an integral part of these interim consolidated financial statements adjustment made to date went into effect in 2008 (with a positive effect on the added value distribution, or VAD), when tariffs were adjusted for inflation (applying the cost monitoring mechanism, or MMC, provided for in the Agreement Act).

In November 2012, the ENRE passed Resolution 347 authorizing a fixed charge to be added on invoices which differs for various categories of customers. This charge will finance infrastructure works and corrective maintenance through a trust (FOCEDE). Additionally, in July 2012, the ENRE appointed an observer in Edesur; the appointment is still in effect, although this does not imply loss of control of the company.

Resolution SE No. 250/13 was published in May 2013 authorizing compensation for Edesur’s debt corresponding to revenues originating from the application of the Program for the Rational Use of Electricity (PUREE) until February 2013, with a credit in its favor from recognition of the MMC for the six-month periods between May 2007 and February 2013. In addition, the Resolution instructed CAMMESA to issue in Edesur’s favor what are termed as Sales Settlements with Unspecified Due Dates for values exceeding the compensation mentioned above, and authorized CAMMESA to receive these settlements as partial payment of Edesur’s debt.

Subsequently, Resolution SE 250/13 was supplemented and extended to December 2014 under Secretary of Energy Note SE 6852/2013, No. 4012, No.486 and No.1136. The financial effects of this compensation positively affected net income for the company. However, the Integral Tariff Review (RTI) to adjust Edesur’s revenues to its costs and obligations, as provided for in the Renegotiation Agreement Act, is still pending at this time.

In March 2015, the Secretary of Energy issued Resolution SE No. 32/2015 establishing beginning on February 1, 2015, a NEW THEORETICAL TARIFF TABLE without passing it to the tariffs to the customers. The difference between the theoretical table and that applied to customers represent temporary additional revenue to the distribution Company, being the difference determined by the ENRE and CAMMESA responsible for transfer those funds. The resolution states that those additional revenues will be considered in the future RTI. Also, ENRE was instructed to apply the initial actions to implement it.

Likewise, and as of the same date, the resolution states that the funds originated in the PUREE will become actual revenue of the distribution company for recognizing higher costs. Additionally, it maintains the funding of the investments through the ENRE 347/12 charge and loans scoped in Resolution SE 10/2014.

In regards to the situation before January 31, 2015, the resolution extended the compensation MMC – PUREE to that date, allowing the payment between the loan to the distributor company and the Energy Invoice with CAMMESA. The remaining balance will be paid using a payment plan to be defined. In terms of the definition of the debt between EDESUR and CAMMESA, the Energy Secretary defined to be determined using the active rate of Banco de la Nación Argentina as well for the loans as for the debt of Edesur, without considering interest from CAMMESA as stated in the procedures.

The resolution requested the Company to present an Investment Plan for its approval and execution during the year 2015. Also, it requested to abandon the judicial actions that would have been initiated and the Commitment of Use of the additional revenues received (among them, not paying dividends).

Subsequently, the Secretary of Energy through Resolution SE No. 1208, instructed CAMMESA on the methodology to calculate the debt, as of January 31, 2015, that EDESUR owed to the MEM, and its compensation with the credits from the application of the Cost Monitoring Mechanism (MMC). As a result, during the first semester of 2015, EDESUR recognized net financial income for AR$628.6 million.

Although Resolution SE No. 32/2015 represents the first step towards an improvement in the economic situation of the Company, it expects that investments be still financed with mutual loans with CAMMESA. It is still pending to establish mechanisms to allow payment of remaining balances in favor of MEM, as well as, the revenue updates from the increases in operational costs. On the other side, tariffs remain frozen since 2008.

The accompanying notes are an integral part of these interim consolidated financial statements

Additionally, the ENRE informed to the Secretary of Energy the variations to the Cost Monitoring Mechanism (MMC) for the November 2014 – April 2015 (6.85%) and May 2015 – October 2015 (8.92%) periods as required by Article 2 of Resolution SE 32/15. Based on such variations, the Secretary of Energy updated the Transitional Revenues established in Article 5 of Resolution SE 32/15. The updates were informed through Notes SE 2097 and 2157. On the other hand, the issuance of Resolution SE 2158 resulted in the recognition of additional salary expense for the year 2014 that were applied to employees in year 2015.

On December 16, 2015, the National Executive Branch enacted the Decree No. 134/2015, which declared a state of emergency for the National Electricity sector until December 31, 2017, and instructed the newly created Ministry of Energy and Mining to prepare and implement a national program to improve the quality and safety of the electrical supply and guarantee that it is provided under the best technical and economic conditions.

In following those instructions, on January 27, 2016, it was published Resolution No. 6 of the Ministry of Energy and Mining approving the Summer Quarterly Re-Scheduling (February 2016 – April 2017) tariffs for the Wholesale Electricity Market which is determined based on the “Procedures to Schedule the Operations, Dispatch of Generation Units and Pricing”. The tariffs consider a reduction in tariff subsidies and differentiated pricing schemes for those residential customers saving energy, and a new Social Tariff. This resolution is a significant step to the process of reconstructing the payment chain in the electric market.

In addition, on January 28, 2016, Resolution No. 7 of the Ministry of Energy and Mining applicable specifically to Edesur S.A. and Edenor S.A. was published, instructing the ENRE to adjust, through the Integral Tariff Review (“RTI”), the value added from distribution in the tariff tables for energy distribution companies, by using the Transition Tariff Regime. Also, instructed to no longer apply the PUREE and to apply a Social Tariff to the population of consumers for which the criteria defined by the resolution will be applied. Finally, the resolution instructed to carry out all necessary procedures to apply the RTI to the energy distribution companies with an effective date before December 31, 2016.

On January 29, 2016, the ENRE issued Resolutions Nos. 1 and 2, in order to return to the basis of Law 24,065 and the normalization of the electricity sector which was many times claimed by EDESUR’s representatives. Resolution No. 1 establishes the new tariff table to be applied to each type of customer beginning on February 2, 2016 following the guidelines of Resolution No. 7/2016, as well as, the new rules on supplying in order to line in it with the monthly invoicing. Resolution No. 2 establishes the termination of the FOCEDE which was created in January 31, 2012, and creates a new regime for the funds collected through Resolution No. 347/12 which will no longer be deposited to a fiduciary fund and instead will be deposited to an account of a bank authorized by the Argentine Central Bank.

On April 5, 2016, the Secretary of Energy issued Resolutions Nos. 54 and 55. Resolution No. 54 approves the tender specifications, expected to be granted on May 27, 2016, for contracting the advisor for the RTI of Edesur and Edenor. Resolution No. 55 approves the timeline and guidelines of the tender, stating that the ENRE will define the quality parameters and the tariff and that the first presentation of the reports from the energy distribution companies will be July 20, 2016 and the final presentation will be on September 1, 2016. The results of the tender are expected to be informed on September 5, 2016.

On April 27, 2016, the Secretary of Energy issued Resolution 41/2016 approving the Seasonal Schedule of Winter for the Wholesale Electricity Market requested by CAMMESA, which corresponds to the period of May 1, 2016 to October 31, 2016. The tariff values are the same as those established under Resolution No. 6 dated on January 27, 2016, of the Ministry of Energy and Mining.

The ENRE, through Resolution 290/2016 applicable to Edenor and Edesur, instructed them to eliminate the charge of six of thousandths established in Article 1 of Law 23.681 from the invoices whose meter reading date is after the effective date of the Decree 695/2016. Also, it instructed to make the necessary

The accompanying notes are an integral part of these interim consolidated financial statements customization in their invoicing systems making the appropriate adjustments, if necessary, to ensure the accurate application of Decree 695/2016.

Subsequently, on June 7, 2016, the ENRE issued Resolution 321/2016 applicable to Edenor and Edesur, approving the National Public Tender of Multiple Stages 1/2016 for the advisory services to perform the RTI for the distribution companies. Up to date, the regulatory body has not issued any resolutions establishing the quality parameters and the value of costs of non-supplied energy required to perform the RTI.

Brazil

In Brazil, there are three types of tariff adjustments: i) Ordinary Tariff Reviews (RTO) which are conducted periodically in accordance with the provisions in the concession contracts (in Coelce every 4 years and in Ampla every 5 years); (ii) Annual Adjustments (IRT) since Brazil, unlike other countries, does not automatically index its tariffs to inflation; and (iii) Extraordinary Reviews (RTE) when important events have occurred that may affect the financial situation of the distributors.

In September 2012, the government approved Temporary Measure 579, one purpose of which was to reduce certain electricity tariff taxes and special charges paid by the final user, which will be paid in the future with the state budget. In January 2013, the Temporary Measure became Law 12,783, giving rise to Extraordinary Tariff Reviews that resulted in tariffs dropping an average of 18% throughout the country. This reduction affected Ampla and Coelce from the end of January to April 2013 (when the respective annual readjustments went into effect).

In April 2014, ANEEL finalized its periodic tariff review of Ampla for the 2014-2019 period with retrospective effect on March 15, 2014.

On March 1, 2015, through Resolution No. 1858/2015, Coelce had an extraordinary review when its rate increased by 10.28% for purposes of face the increases in charges (Energy Development Account – CDE) and the costs of energy purchase.

The last periodic tariff review of Coelce was made in 2015 (the first of our distribution companies using the new fourth tariff cycle technology) for the 2015 – 2019 period, effective beginning on April 22, 2015. Such review was provisional as the methodologies of tariff review were not approved in time. The additional average increase in tariffs was 11.69% as approved under Resolution No. 1882/2015. In 2016, the final review will be calculated and the positive/negative differences from the application of the new methodology will be included in the 2016 adjustments.

Ampla will begin to use the fourth tariff cycle methodology in its tariff review in March 2019; however, in March 2015 it has a final average increase of 37.3% (Resolution 1869/2015) essentially due to increases in Section A.

Finally, still in the scope of the fourth tariff cycle, on November 17, 2015, Chapter 2.3 of the Tariff Review Procedures related to the determination of the Basis for Remuneration was approved, under which a Database of Referential Prices was created to value certain variables of the basis for remuneration in the upcoming tariff reviews.

ANEEL approved the results of the first periodic review of CIEN. Beginning on July 1, 2015, the tariffs were adjusted in minus 7.49%, as approved in Resolution No. 1902/2015.

On March 8, 2016, ANEEL homologate the tariff adjustment of Ampla. Beginning on March 15, 2016, the tariffs were adjusted in 7.38% (positive) for all Ampla’s customers (7.15% for consumer of low voltage and 7.89% for consumers of high voltage).

In relation to the request of changing the settlement rate it was decided to create a panel of experts to define, within a period of 6 months, the new values.

The accompanying notes are an integral part of these interim consolidated financial statements

ANEEL, through Resolution No. 2061 dated on April 12, 2016, approved the final results for the fourth periodic tariff review (“RTP”) of Coelce, the results were included in the 2016 adjustments.

ANEEL, through Resolution No. 2065 dated on April 19, 2016, approved the energy tariffs of Coelce as a result of the 2016 tariff adjustments. The average increase in tariffs to consumers was 12.97%.

Colombia

The Energy and Gas Regulatory Commission (Comisión de Regulación de Energía y Gas – CREG) is the entity that defines the method by which distribution networks are paid. Distribution charges are reviewed every five years and updated monthly according to the Producer Price Index (PPI). Currently, these charges include the new replacement value of all operational assets, the Administration, Operation and Maintenance (AOM) and non-electrical assets used in the distribution business.

In Colombia, the current distribution charges for Codensa were published by the CREG in October 2009.

The review of regulated distribution charges began in 2013 with the publication of the assumptions for the remuneration methodology proposed by the CREG in Resolution 043 dated 2013. These assumptions were complemented by the development of the Purposes and Guidelines for Compensation of the Distribution Activity for the period 2015-2019 in resolution CREG 079 dated 2014.

In February 2015, the CREG issued a proposal of Resolution 179 of 2014, which propose the methodology for remunerating the distribution activity. The methodology is based on a Regulated Revenue scheme. Annual revenues will be determined using a Regulated of Assets Net Basis (BRA) and a rate of return (to be defined in separate resolution) plus the Recovery of Invested Capital. Also, it is included an annual revenue for incentives to investments and expenditures efficiency and quality improvements.

Additionally, the Regulatory Commission issued resolution CREG 095 dated 2015, where is defined the method for calculating the regulated remuneration tariff (WACC) for Electricity Transmission and Distribution, as well as for Natural Gas Transportation and Distribution.

In March 2016, the CREG through resolution 024 of 2016 proposed a project to established a new method for calculating the regulated remuneration tariff, the proposal retains the application of the depreciated value of the assets, a new factor of residual value determined based on the date of assets were in place for operations and historical inventories and also propose a factor based on monthly revenues. It is not practicable to provide a reasonable estimate of the effect of applying this new method proposed until the CREG issues its final resolution.

In relation to the regulated selling charge, in January 2015, the CREG issued Resolution 180 of 2014, where the methodology for calculating regulated selling charges was defined. The approval of a new basis selling cost for Codensa was made in December 2015 through resolutions CREG 120 and 191 of 2015.

The Commission published resolution CREG 135 dated 2014 with regard to the pricing formula. This resolution establishes the assumptions on which studies were carried out to determine the unit cost formula for providing the service during the next tariff period.

Peru

As in Chile, a process takes place in Peru every four years to determine the VAD, also using a “model company” methodology for a typical area. In October 2013, the OSINERGMIN published Resolution 203/2013 setting Edelnor’s distribution tariffs from November 2013 to October 2017.

The accompanying notes are an integral part of these interim consolidated financial statements

5.	NON-CURRENT ASSETS OR DISPOSAL GROUPS HELD FOR SALE OR HELD FOR DISTRIBUTION TO OWNERS AND DISCONTINUED OPERATIONS

5.1 Corporate Reorganization

I. Background

On April 28, 2015, the Company informed the Superintendency of Securities and Insurance (hereinafter “SVS”) through a significant event, that the Board of Directors of the Company decided by unanimous vote to initiate an analysis of a corporate reorganization (the “reorganization”) aimed at the separation of the activities of generation and distribution of electricity in Chile from activities outside of Chile. The objective of this would be to resolve certain duplications and redundancies that arise from Enersis’ complex corporate structure today and generate value for all its shareholders, maintaining its inclusion in the Enel S.p.A. group.

Steps to carry out the reorganization:

•	The spin-off of Enersis, and its subsidiaries Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) by separating, on one side their generation and distribution businesses in Chile and for other side the businesses outside of Chile; and

•	The subsequent merger of the entities having ownership interests in businesses outside of Chile namely Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A. Enersis Américas would absorb by merger the other two entities.

At the Extraordinary Shareholders’ Meeting of Enersis held on December 18, 2015, the shareholders approved the spin-off of Enersis into two companies (the “Spin-Off”). As a result of this Spin-Off will be created Enersis Chile S.A. (“Enersis Chile”), a new publicly held company, which will be governed under Chapter XII of D.L. 3,500 and to which were allocated the shareholdings and other associated assets and liabilities of Enersis in Chile, including the ownership interests in Endesa Chile and Chilectra Chile, already spun-off. All of Enersis’ shareholders will participate in Enersis Chile in the same proportion that they had in the Enersis’ capital, with a number of shares equal to what they had in Enersis (ratio 1:1); remaining in the demerged company (“Enersis Américas”) all the respective business currently outside of Chile, including its ownership interests in the new entities resulting from the spin-offs of Chilectra and Endesa Chile, and all the assets and liabilities and administrative authorizations in Chile not expressly allocated to Enersis Chile in the Spin-Off.

As part of the Spin-Off, it was agreed (i) to reduce the capital of Enersis as a consequence of the Spin-Off from Ch$5,804,447,986,000 divided into 49,092,772,762 registered common shares of a single series and no par value, to the new amount of Ch$3,575,339,011,549 divided into 49,092,772,762 registered common shares of a single series and no par value. Additionally, it was also agreed to (ii) establish the capital of Enersis Chile at Ch$2,229,108,974,451 corresponding to the amount by which the capital of Enersis has been decreased, divided into 49,092,772,762 registered common shares, all of the same series and no par value, and (iii) distribute the company’s equity interest between Enersis and Enersis Chile, by allocating assets and liabilities as indicated by the aforementioned meeting, to Enersis Chile.

Likewise, the by-laws of Enersis were approved as a result of the Spin-Off as follows: (i) its corporate name was changed to Enersis Américas S.A.; and (ii) it corporate purpose was extended to include loans to related companies.

On March 1, 2016, upon meeting all conditions including the capital decrease and modifications to the by-laws, the spin-off of Enersis became effective and Enersis S.A.’s corporate name was changed to Enersis Américas S.A. The new entity Enersis Chile was also incorporated on that date.

On May 6, 2016, Enersis Américas reported to the SVS through a Significant Event that at the Extraordinary Board of Directors Meeting held on that date, it was unanimously agreed to formally begin the Merger

The accompanying notes are an integral part of these interim consolidated financial statements process in which Enersis Américas would absorb Endesa Américas and Chilectra Américas by incorporation, which would then be dissolved without liquidation, replacing them in all their rights and obligations. The Merger is subject to compliance with the condition precedents and other agreements reached at the Shareholder Meeting, and if approved, it would be effective during the second half of 2016.

II. Accounting Aspects

As of December 31, 2015, upon compliance with the criteria in IFRS 5–Non-Current Assets Held for Sale and Discontinued Operations, the following accounting treatment was applied:

i. Assets and liabilities

All assets and liabilities related to the generation and distribution businesses in Chile were classified as Non-current assets or disposal groups held for distribution to owners and as Liabilities associated with disposal groups held for distribution to owners, in accordance with the criteria described in Note 3.j.

The accompanying notes are an integral part of these interim consolidated financial statements

The following table sets forth the assets and liabilities related to the operations in Chile that have been classified as held for distribution to owners as of March 1, 2016, effective date of Enersis Américas’ spin-off, and December 31, 2015:

	03-01-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	161,018,932	144,261,845
Other current financial assets	568,475	16,313,194
Other current non-financial assets	5,815,999	3,984,943
Trade and other current receivables	583,273,636	596,364,468
Current accounts receivable from related companies	32,782,254	23,611,569
Inventories	42,865,038	42,616,615
Current tax assets	27,567,612	20,306,212
TOTAL CURRENT ASSETS	853,891,946	847,458,846
NON-CURRENT ASSETS
Other non-current financial assets	25,145,235	21,750,452
Other non-current non-financial assets	5,631,227	4,769,885
Trade and other non-current receivables	14,550,780	14,392,223
Investments accounted for using the equity method	32,780,878	45,716,371
Intangible assets other than goodwill	42,372,945	42,879,326
Goodwill	887,257,655	887,257,655
Property, plant and equipment	3,444,874,361	3,429,167,797
Investment property	8,152,496	8,150,987
Deferred tax assets	21,513,079	22,392,339
TOTAL NON-CURRENT ASSETS	4,482,278,656	4,476,477,035
TOTAL ASSETS	5,336,170,602	5,323,935,881
CURRENT LIABILITIES
Other current financial liabilities	27,396,476	27,921,725
Trade and other current payables	512,636,625	554,915,972
Current accounts payable to related companies	59,888,535	55,238,930
Other current provisions	9,265,833	16,329,195
Current tax liabilities	20,652,997	15,119,789
Other current non-financial liabilities	9,168,651	6,120,658
TOTAL CURRENT LIABILITIES	639,009,117	675,646,269
NON-CURRENT LIABILITIES
Other non-current financial liabilities	905,387,924	917,197,790
Other non-current payables	4,883,177	6,034,216
Non-current accounts payable to related companies	251,527	97,186
Other non-current provisions	56,116,139	56,116,140
Deferred tax liabilities	238,227,605	235,101,356
Non-current provisions for employee benefits	55,697,489	55,023,456
Other non-current non-financial liabilities	435,673	435,689
TOTAL NON-CURRENT LIABILITIES	1,260,999,534	1,270,005,833
TOTAL LIABILITIES	1,900,008,651	1,945,652,102

The accompanying notes are an integral part of these interim consolidated financial statements

ii. Accumulated Other Comprehensive Income in Net Equity

The accumulated other comprehensive income balance related to assets and liabilities held for distribution to owners were the following:

Reserves originated from	03-01-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Exchange differences on translation	10,192,702	11,328,513
Cash flow hedges	(112,912,093)	(120,517,197)
Gains and losses on remeasuring available-for-sale financial instruments	14,841	14,835
Other miscellaneous reserves	(553,646)	7,736,853
Total	(103,258,196)	(101,436,996)

iii. Revenue and expenses

All revenues and expenses related to the generation and distribution businesses in Chile recognized until the effective date of the spin-off of Enersis were classified as discontinued operations and presented under the caption “Income after tax from discontinued operations” in the consolidated statement of comprehensive income.

The following table sets forth the breakdown by nature of the line item “Income after tax from discontinued operations” for the two month period ended February 29, 2016 and the six month period ended June 30, 2015:

Statement of Income	02-29-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Revenues	402,810,199	1,136,808,856
Other operating income	2,561,433	6,499,552
Total Revenue and Other Operating Income	405,371,632	1,143,308,408
Raw materials and consumables used	(236,672,086)	(814,234,859)
Contribution Margin	168,699,546	329,073,549
Other work performed by the entity and capitalized	3,367,108	10,560,312
Employee benefits expense	(16,099,065)	(68,973,871)
Depreciation and amortization expense	—	(72,997,041)
Reversal of impairment loss (impairment losses) recognized in profit or loss	(968,888)	(1,918,335)
Other expenses	(16,591,065)	(53,645,749)
Operating income	138,407,636	142,098,865
Other gains	—	7,382,408
Financial income	2,563,118	7,093,810
Financial costs	(8,616,990)	(32,081,475)
Share of profit (loss) of associates and joint ventures accounted for using the equity method	1,293,725	4,026,458
Foreign currency exchange differences	(21,263)	(4,140,139)
Profit from indexed assets and liabilities	267,856	1,383,865
Income before taxes	133,894,082	125,763,792
Income tax expense, discontinued operations	(18,763,695)	(28,404,932)
NET INCOME FROM DISCONTINUED OPERATIONS	115,130,387	97,358,860
Net income from discontinued operations attributable to:
Shareholders of Enersis Américas	77,879,507	83,572,691
Non-controlling interests	37,250,880	13,786,169
NET INCOME FROM DISCONTINUED OPERATIONS	115,130,387	97,358,860

The accompanying notes are an integral part of these interim consolidated financial statements

Due to classification of generation and distribution of energy activities in Chile as discontinued operations, those lines of business are not included in Note 31. Information by segment.

The following table sets forth the breakdown by nature of total comprehensive income from discontinued operations for the two month period ended February 29, 2016 and the six month period ended June 30, 2015, which are part of the Interim Consolidated Comprehensive Income by Nature for the periods of six month ended June 30, 2016 and 2015:

Statement of Comprehensive income	02-29-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Net income from discontinued operations	115,130,387	97,358,860
Components of other comprehensive that will be reclassified subsequently to profit or loss, net of taxes
Foreign currency translation gains (losses), net of tax	(1,875,159)	470,259
Gains (losses) from available-for-sale financial assets, net of tax	10	2,786
Share of other comprehensive income from associates and joint venture accounted for using the equity method, net of taxes	(13,822,107)	147,178
Gains (losses) from cash flow hedge, net of taxes	12,652,797	(29,720,482)
Total Other Comprehensive Income from Discontinued Operations	(3,044,459)	(29,100,259)
TOTAL COMPREHENSIVE INCOME FROM DISCONTINUED OPERATIONS	112,085,928	68,258,601
Comprehensive income attributable to:
Shareholders of Enersis Américas	76,058,307	65,907,344
Non-controlling interests	36,027,621	2,351,257
NET INCOME FROM DISCONTINUED OPERATIONS	112,085,928	68,258,601

iv. Cash flows

The following table sets for the net cash flows from operating, investing and financing activities attributable to discontinued operations for the two month period ended February 29, 2016 and the six month period ended June 30, 2015:

Statement of cash flows	02-29-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Net cash flows from (used in) operating activities	151,998,467	196,509,698
Net cash flows from (used in) investing activities	(46,141,505)	(184,165,680)
Net cash flows from (used in) financing activities	(88,197,076)	(67,364,445)
Net increase (decrease) in cash and cash equivalents before effect of Exchange rate changes	17,659,886	(55,020,427)
Effect of exchange rate changes on cash and cash equivalents	(902,799)	2,973,962
Net increase (decrease) in cash and cash equivalents	16,757,087	(52,046,465)
Cash and cash equivalents at beginning of period	144,261,845	133,015,629
Cash and cash equivalents at end of period	161,018,932	80,969,164

The accompanying notes are an integral part of these interim consolidated financial statements

6.	CASH AND CASH EQUIVALENTS

a)	The detail of cash and cash equivalents as of June 30, 2016 and December 31, 2015, is as follows:

Cash and Cash Equivalents	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Cash balances	9,611,686	7,718,308
Bank balances	164,176,352	194,453,214
Time deposits	678,067,293	573,985,007
Other fixed-income instruments	261,714,288	409,006,815
Total	1,113,569,619	1,185,163,344

Time deposits have a maturity of three months or less from their date of acquisition and accrue the market interest for this type of short-term investment. Other fixed-income investments are mainly comprised of resale agreements maturing in 90 days or less from the date of investment. There are no restrictions for significant amounts of cash availability.

b)	The detail of cash and cash equivalents by currency is as follows:

Currency	06-30-2016 (Unaudited)	12-31-2015
	ThCh$	ThCh$
Chilean peso	596,695,650	835,468,993
Argentine peso	77,722,984	44,883,600
Colombian peso	125,119,890	156,731,922
Brazilian real	216,966,974	91,204,686
Peruvian nuevo sol	35,977,118	34,749,661
U.S. dollar	61,087,003	22,124,482
Total	1,113,569,619	1,185,163,344

c)	The following table shows a reconciliation of cash and cash equivalents presented in the statement of financial position with cash and cash equivalents in the cash flow statement as of June 30, 2016 and December 31, 2015:

	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Cash and cash equivalents (statement of financial position)	1,113,569,619	1,185,163,344
Cash and cash equivalents attributable to assets held for distribution to owners (*)	—	144,261,845
Cash and cash equivalents (statement of cash flows)	1,113,569,619	1,329,425,189

(*)	See Note 5.1.II.i).

d)	The following amounts have been received from the sale of shares in subsidiaries:

Loss of control at Subsidiaries	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Amounts received for the sale of subsidiaries(*)	—	25,000,000
Amounts in cash and cash equivalents in entities sold	—	(18,360,347)
Total net	—	6,639,653

The accompanying notes are an integral part of these interim consolidated financial statements

e)	Other outflows of cash classified as financing activities:

On March 1, 2016, as a result of completion of the Enersis Américas spin-off (See Note 5.1), the cash and cash equivalents balances of ThCh$161,018,932 (Unaudited) were transferred to the Enersis Chile Group. This amount corresponds to a portion of the balance, which at that date, was held by the Parent Company plus all of the cash and cash equivalent balances of the Chilean subsidiaries. This cash outflow is presented as a financing activity in line item “Other outflows of cash”, as it is part of an equity transaction with owners.

f)	Non-cash transactions as a result of the spin-off:

On March 1, 2016, as a result of completion of the Enersis Américas spin-off (See Note 5.1), certain intercompany balances to/from Enersis Chile’s group entities and Enersis Américas’ group entities that were prior to the spin-off eliminated in the consolidated financial statements of Enersis Américas, were reinstated as a result of spin-off effects..

7.	OTHER FINANCIAL ASSETS

The detail of other financial assets as of June 30, 2016 and December 31, 2015, is as follows:

Other Financial Assets (*)	Balance as of
	Current		Non-current
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Available-for-sale financial investments – unquoted equity securities or with limited liquidity	—	—	1,498,113	616,296
Available-for-sale financial investments IFRIC 12 (2)	—	—	607,460,392	487,893,679
Financial assets held to maturity (1)	123,487,629	27,195,496	40,486	39,673
Hedging derivatives	1,038,429	1,172,125	1,699	978,556
Financial assets at fair value through profit or loss (1)	17,594,085	35,467,539	738,279	—
Non-hedging derivatives	500,766	4,427,286	—	—
Total	142,620,909	68,262,446	609,738,969	489,528,204

(*)	See Note 19.1.a
(1)	The amounts included in “financial assets held to maturity” and “financial assets at fair value through profit or loss” correspond mainly to time deposits and other highly liquid investments that are readily convertible to cash and subject to a low risk of changes in value, but that do not fulfill the definition of cash equivalent as defined in Note 3.f.2 (e.g. with maturity over 90 days from time of investment).
(2)	On September 11, 2012, the Brazilian government issued Temporary Law 579, which became permanent on January 13, 2013 and directly affects companies holding electric power generation, transmission, and distribution concessions, including Ampla and Coelce. Among its provisions, this legislation establishes that the government, as concession grantor, will use the Valor Nuevo de Reemplazo (VNR, New Replacement Value) to make the corresponding indemnity payments to the concessionaires for those assets that have not been amortized at the end of the concession period. Every month the distributors adjust the book value of the financial asset, by calculating the present value of estimated cash flows, using the effective interest rate on the corresponding payment at the end of the concession.

As a result of this new development, the subsidiaries have changed how they measure and classify the amounts they expect to recover in compensation when the concession period ends. The previous approach

The accompanying notes are an integral part of these interim consolidated financial statements was based on the historic cost of the investments, and the rights to compensation were recorded as an account receivable. Currently, they are measured on the basis of the VNR, and the compensation rights are classified as financial assets available for sale (see Note 3.f).

8.	TRADE AND OTHER RECEIVABLES

a)	The detail of trade and other receivables as of June 30, 2016 and December 31, 2015, is as follows:

Trade and Other Receivables, Gross	Balance as of
	06-30-2016 (Unaudited)		12-31-2015
	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$
Trade and other receivables, gross	1,311,191,011	365,562,389	1,194,381,502	398,695,864
Trade receivables, gross	1,056,856,713	233,917,786	859,695,602	257,022,423
Other receivables, gross (1)	254,334,298	131,644,603	334,685,900	141,673,441

Trade and Other Receivables, Net	Balance as of
	06-30-2016 (Unaudited)		12-31-2015
	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$
Trade and other receivables, net	1,189,121,678	350,128,561	1,088,131,567	398,695,864
Trade and other receivables, net	936,198,387	218,483,958	754,571,268	257,022,423
Other receivables, net (1)	252,923,291	131,644,603	333,560,299	141,673,441

(1)	Includes as of June 30, 2016, mainly accounts receivable related to loans and advances to employees for ThCh$23,247,303 (Unaudited) (ThCh$14,081,204 as of December 31, 2015); Resolution SE 32/2015 (applicable in Argentina) for ThCh$0 (Unaudited) (ThCh$ ThCh$28,174,339 as of December 31, 2015) (See Note 4); Recoverable taxes (VAT) of ThCh$40,088,158 (Unaudited) (ThCh$62,451,442 as of December 31, 2015); and Accounts receivable at our Brazilian subsidiaries Ampla and Coelce, following the signing in 2014 of the addendum to the concession contracts where the outstanding assets are recoverable and/or can be offset in subsequent tariff periods for ThCh$74,169,910 (Unaudited) (ThCh$150,798,761 as of December 31, 2015), which are guaranteed by the Brazilian government; a receivable to “low income” consumers for ThCh$98,608,513 (Unaudited) (ThCh$83,800,187 as of December 31, 2015) to which a social discount is applied determining a “low income” final tariff. The Brazilian government replenish such discount to our subsidiaries Ampla and Coelce through a state subsidy; receivables related to the VOSA project in Argentina for ThCh$62,539,598 (Unaudited) (ThCh$62,677,143 as of December 31, 2015) (See Note 32.5).

There are no significant trade and other receivables balances held by the Group that are not available for its use.

The Group does not have customers to which it has sales representing 10% or more of its operating income for the six month periods ended June 30, 2016 and 2015 (Unaudited).

Refer to Note 9.1 for detailed information on amounts, terms and conditions associated with accounts receivable from related companies.

The accompanying notes are an integral part of these interim consolidated financial statements

b)	As of June 30, 2016 and December 31, 2015, the balance of past due but not impaired trade receivables is as follows:

Trade Receivables Past Due But Not Impaired	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Less than three months	193,293,242	117,895,535
Between three and six months	44,327,967	25,783,187
Between six and twelve months	43,514,194	28,220,570
More than twelve months	16,775,223	7,034,592
Total	297,910,626	178,933,884

c)	The reconciliation of changes in the allowance for impairment of trade receivables is as follows:

Trade Receivables Past Due and Impaired	Current and Non-current ThCh$
Balance as of January 1, 2015	162,340,986
Increases (decreases) for the year (*)	46,890,017
Amounts written off	(23,480,578)
Foreign currency translation differences	(43,623,000)
Transfer to assets held for distribution to owners	(35,877,490)
Balance as of December 31, 2015	106,249,935
Increases (decreases) for the year (*) (Unaudited)	25,357,805
Amounts written off (Unaudited)	(8,847,204)
Foreign currency translation differences (Unaudited)	14,621,255
Other (Unaudited)	121,370
Balance as of June 30, 2016 (Unaudited)	137,503,161

(*)	See Note 27 for impairment losses of financial assets.

The increase in the allowance for impairment of trade receivables, related to continuing operations of Enersis Américas, was ThCh$18,961,532 during the six month period ended June 30, 2015 (Unaudited) (See Note 27).

Write-offs for bad debt

Past-due debt is written off once all collection measures and legal proceedings have been exhausted and the debtors’ insolvency has been demonstrated. In our power generation business, this process normally takes at least one year of procedures for the few cases that arise in each country. In our distribution business, considering the differences in each country, the process takes at least six months in Argentina and Brazil, 12 months in Colombia and Peru, and 24 months in Chile. Overall, the risk of bad debt, and therefore the risk of writing off our trade receivables, is limited (see Notes 3.f.3 and 18.5).

d)	Additional information:

•	Additional statistical information required under Official Bulletin 715 of the Superintendencia de Valores y Seguros de Chile (Chilean Superintendency of Securities and Insurance), of February 3, 2012 (XBRL Taxonomy). See Appendix 6.

•	Supplementary information on Trade Receivables, see Appendix 6.1.

The accompanying notes are an integral part of these interim consolidated financial statements

9.	BALANCES AND TRANSACTIONS WITH RELATED PARTIES

Related party transactions are performed at current market conditions.

Transactions between the Company and its subsidiaries, associates and joint ventures have been eliminated on consolidation and are not itemized in this note.

As of the date of these financial statements, no guarantees have been given or received nor has any allowance for bad or doubtful accounts been recorded with respect to receivable balances for related party transactions.

The controlling shareholder of Enersis Américas is the Italian corporation Enel S.p.A.

9.1 Balances and transactions with related parties

The balances of accounts receivable and payable between the Company and its non-consolidated related companies are as follows:

The accompanying notes are an integral part of these interim consolidated financial statements

a) Receivables from related companies

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Foreign	Enel Latinoamérica S.A	Spain	Common Immediate Parent	Ch$	Other services	Less than 90 days	21,079	—	—	—
Foreign	Endesa España	Spain	Common Immediate Parent	Ch$	Other services	More than 90 days	12,748	13,077	—	—
Foreign	Endesa España	Spain	Common Immediate Parent	CP	Other services	More than 90 days	20,279	28,628	—	—
Foreign	Endesa España	Spain	Common Immediate Parent	Euros	Other services	More than 90 days	5,635	5,833	—	—
Foreign	Endesa Energía S.A.	Spain	Common Immediate Parent	CP	Other services	Less than 90 days	28,673	30,373	—	—
Foreign	Endesa Operaciones y Servicios Comerciales	Spain	Common Immediate Parent	CP	Other services	Less than 90 days	106,838	114,758	—	—
Foreign	SACME	Argentina	Associate	Arg $	Other services	Less than 90 days	33,993	42,003	270,698	355,485
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	CP	Other services	Less than 90 days	13,581	3,276	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Euros	Other services	Less than 90 days	861,658	931,267	—	—
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	CP	Energy sales	Less than 90 days	1,116,823	553,472	—	—
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	CP	Other services	Less than 90 days	50,402	216,682	—	—
Foreign	Distribuidora Eléctrica de Cundinamarca S.A.	Colombia	Joint Venture	CP	Dividends	Less than 90 days	256,155	—	—	—
Foreign	Endesa Generación	Spain	Common Immediate Parent	Ch$	Other services	Less than 90 days	—	36,067	—	—
Foreign	Enel Produzione	Italy	Common Immediate Parent	US$	Other services	Less than 90 days	145,675	—	—	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	42,992	—	—	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	696,243	—	—	—
91.081.000-6	Endesa S.A. (1)	Chile	Common Immediate Parent	Ch$	Loan	Less than 90 days	132,274,000	—	—	—
96.770.940-9	Compañía Eléctrica Tarapaca S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	5,366	—	—	—
96.770.940-9	Compañía Eléctrica Tarapaca S.A.	Chile	Common Immediate Parent	Real	Other services	Less than 90 days	85,642	—	—	—
76.107.186-6	Servicios Informáticos e Inmobiliarios Ltda.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	124,046	—	—	—
76.107.186-6	Servicios Informáticos e Inmobiliarios Ltda.	Chile	Common Immediate Parent	Arg $	Other services	Less than 90 days	64,275	—	—	—
78.970.360-4	Empresa Eléctrica Pehuenche S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	4,445	—	—	—
76.003.204-3	Central Eólico Canela S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	773	—	—	—
76.014-570-K	GasAtacama Chile S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	6,436	—	—	—
Foreign	Central Térmica Manuel Belgrano	Argentina	Common Immediate Parent	Arg $	Mercantile current account	Less than 90 days	6,148	—	—	—
Foreign	Central Térmica Manuel Belgrano	Argentina	Common Immediate Parent	Arg $	Dividends	Less than 90 days	21,764	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Foreign	Central Térmica San Martin	Argentina	Common Immediate Parent	Arg $	Mercantile current account	Less than 90 days	4,736	—	—	—
Foreign	Central Térmica San Martin	Argentina	Common Immediate Parent	Arg $	Dividends	Less than 90 days	16,762	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	4,929,890	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Ch$	Mercantile current account	Less than 90 days	16,448	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Ch$	Inventory sales	Less than 90 days	3,018,006	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	CP	Other services	Less than 90 days	5,481	—	—	—
Foreign	Enel S.p.A.	Italy	Parent	Ch$	Other services	Less than 90 days	14,736	99,972	—	—
Foreign	Enel S.p.A.	Italy	Parent	Euros	Other services	Less than 90 days	—	145,858	—	—
Foreign	Enel S.p.A.	Italy	Parent	CP	Other services	Less than 90 days	172,244	116,940	—	—
Foreign	Yacylec S.A.	Argentina	Common Immediate Parent	Arg $	Other services	Less than 90 days	988	—	—	—
96.806.130-5	E.E. de Colina Ltda.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	976	—	—	—
77.047.280-6	Cameros	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	48	—	—	—
Foreign	Enel Green Power Cristal Eólica	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	387	343	—	—
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	34,119	460	—	—
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	521	—	—	—
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	24,724	460	—	—
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	521	—	—	—
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	52,415	538	—	—
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	608	—	—	—
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	35,108	469	—	—
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	530	—	—	—
Foreign	Enel Green Power Primavera Eolica	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	389	344	—	—
Foreign	Enel Green Power SAO Judas Eolica	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	386	341	—	—
Foreign	Enel Green Power Tacaicó Eólica Sa	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	16,318	263	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Foreign	Enel Green Power Tacaicó Eólica Sa	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	298	—	—	—
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	41,042	429	—	—
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	485	—	—	—
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Real	Energy sales	Less than 90 days	43,515	429	—	—
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Real	Tolls	Less than 90 days	485	—	—	—
Foreign	Energía Nueva Energía Limpia Mexico S.R.L	Mexico	Common Immediate Parent	Ch$	Other services	Less than 90 days	20,077	15,306	—	—
Foreign	Enel Green Power Colombia	Colombia	Common Immediate Parent	CP	Other services	Less than 90 days	18,332	978,185	—	—
Foreign	Enel Green Power Participações Ltda	Brazil	Common Immediate Parent	US$	Other services	Less than 90 days	24,528	21,454	—	—
Foreign	Enel Soluções Energéticas	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	61	54	—	—
Foreign	Enel Green Power Maniçoba	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	708	626	—	—
Foreign	Enel Green Power Esperança	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	662	585	—	—
Foreign	Enel Green Power Damascena	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	708	624	—	—
Foreign	Enel Italia Servizi SRL	Italia	Common Immediate Parent	CP	Other services	Less than 90 days	—	207,814	—	—
		Total					144,502,911	3,566,930	270,698	355,485

(1)	Corresponds to a loan agreement that Enersis Américas entered into with Endesa Chile for a principal amount of US$250 million at an annual fixed interest rate of 1.38% and maturity on December 5, 2016.

The accompanying notes are an integral part of these interim consolidated financial statements

b)    Accounts payable to related companies

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Foreign	Enel Latinoamérica S.A	Spain	Common Immediate Parent	Arg$	Other services	Less than 90 days	48,086	59,416	—	—
Foreign	Enel Latinoamérica S.A	Spain	Common Immediate Parent	Ch$	Dividends	Less than 90 days	—	58,897,984	—	—
Foreign	Enel Latinoamérica S.A	Spain	Common Immediate Parent	CP	Other services	Less than 90 days	94,669	40,920	—	—
Foreign	SACME	Argentina	Associate	Arg$	Other services	Less than 90 days	129,445	161,015	—	—
Foreign	Endesa Generación	Spain	Common Immediate Parent	Euros	Other services	Less than 90 days	53,366	28,617	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Ch$	Dividends	Less than 90 days	—	29,658,243	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Ch$	Mercantile current account	Less than 90 days	105,420	—	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	CP	Other services	Less than 90 days	178,922	302,025	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Euros	Other services	Less than 90 days	299,786	414,397	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Real	Other services	Less than 90 days	—	384,082	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Arg$	Other services	Less than 90 days	16,553	173,687	—	—
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Arg$	Mercantile current account	Less than 90 days	131,064	—	—	—
Foreign	Enel Distribuzione	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	17,831	—	—	—
Foreign	Enel Distribuzione	Italy	Common Immediate Parent	Euros	Other services	Less than 90 days	165,489	194,151	—	—
Foreign	Enel Produzione	Italy	Common Immediate Parent	Euros	Other services	Less than 90 days	203,646	—	—	—
Foreign	Enel Produzione	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	295,724	184,373	—	—
Foreign	Enel Ingegneria e Ricerca	Italy	Common Immediate Parent	Euros	Mercantile current account	Less than 90 days	814,696	—	—	—
Foreign	Enel Ingegneria e Ricerca	Italy	Common Immediate Parent	Euros	Other services	Less than 90 days	716,972	1,513,001	—	—
Foreign	Enel Ingegneria e Ricerca	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	—	192,920	—	—
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	CP	Energy purchases	Less than 90 days	1,259,971	1,121,851	—	—
Foreign	Endesa España	Spain	Common Immediate Parent	Ch$	Other services	Less than 90 days	317,028	—	—	—
Foreign	Endesa España	Spain	Common Immediate Parent	Euros	Other services	Less than 90 days	53,175	74,089	—	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	279,210	—	—	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	CP	Other services	Less than 90 days	38,750	—	—	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Ch$	Mercantile current account	Less than 90 days	1,115,705	—	—	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	302,289	—	—	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	US$	Other services	Less than 90 days	930,217	—	—	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	CP	Other services	Less than 90 days	30,371	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Euros	Other services	Less than 90 days	437,616	—	—	—
96.770.940-9	Compañía Eléctrica Tarapaca S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	64,837	—	—	—
76.107.186-6	Servicios Informáticos e Inmobiliarios Ltda.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	2,882,798	—	—	—
76.107.186-6	Servicios Informáticos e Inmobiliarios Ltda.	Chile	Common Immediate Parent	CP	Other services	Less than 90 days	361,123	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Ch$	Mercantile current account	Less than 90 days	732,893	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Ch$	Other services	Less than 90 days	596,480	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Euros	Other services	Less than 90 days	14,950	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Real	Other services	Less than 90 days	8,929	—	—	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	CP	Other services	Less than 90 days	13,496	—	—	—
Foreign	Enel Trade S.p.A.	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	50,874	—	—	—
Foreign	Enel S.p.A.	Italy	Parent	Real	Other services	Less than 90 days	16,383,280	12,027,207	—	—
Foreign	Enel S.p.A.	Italy	Parent	Real	Other services	Less than 90 days	788,722	—	—	—
Foreign	Enel S.p.A.	Italy	Parent	Euros	Other services	Less than 90 days	4,492,016	2,841,305	—	—
Foreign	Enel S.p.A.	Italy	Parent	Euros	Other services	Less than 90 days	1,614,391	9,039	—	—
Foreign	Enel S.p.A.	Italy	Parent	Ch$	Other services	Less than 90 days	8,732	—	—	—
Foreign	Enel S.p.A.	Italy	Parent	CP	Other services	Less than 90 days	189,689	59,242	—	—
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	187,486	152,859	—	—
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	135,928	110,781	—	—
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	254,015	234,876	—	—
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	169,966	157,329	—	—
Foreign	Enel Green Power Dois Riachos SA	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	293,995	—	—	—
Foreign	Enel Green Power Tacaicó	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	97,318	72,411	—	—
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	244,581	183,859	—	—
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Real	Energy purchases	Less than 90 days	259,355	195,699	—	—
Foreign	Enel Italia Servizi SRL	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	1,571,091	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

							Balance as of
							Current		Non-Current
Taxpayer ID No. (RUT)	Company	Country	Relationship	Currency	Description of Transaction	Term of Transaction	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Foreign	Enel Italia Servizi SRL	Italia	Common Immediate Parent	Euros	Other services	Less than 90 days	191,945	82,220	—	—
Foreign	Enel Green Power Desenvolvimiento Ltda.	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	327,227	286,224	—	—
Foreign	Enel Green Power Brasil	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	—	19,140	—	—
Foreign	Enel Green Power Brasil Participações Ltda	Brazil	Common Immediate Parent	Real	Other services	Less than 90 days	21,882	—	—	—
Foreign	Enel Green Power Italia	Italy	Common Immediate Parent	CP	Other services	Less than 90 days	137,196	64,546	—	—
		Total					40,131,196	109,897,508	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

c) Significant transactions and effects on income/expenses:

Transactions with related companies that are not consolidated and their effects on profit or loss are as follows:

Taxpayer ID No. (RUT)	Company	Country	Relationship	Description of Transaction	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Foreign	Endesa Energía S.A.	Spain	Common Immediate Parent	Other operating income	24,053	21,075
Foreign	Enel Latinoamérica S.A	Spain	Common Immediate Parent	Other fixed operating expenses	(51,803)	(75,577)
Foreign	Endesa Generación	Spain	Common Immediate Parent	Fuel consumption	(11,478,600)	(11,632,231)
Foreign	Endesa Generación	Spain	Common Immediate Parent	Other fixed operating expenses	(27,321)	(69,949)
Foreign	Endesa Generación	Spain	Common Immediate Parent	Commodity derivatives	—	(2,099,320)
76.418.940-k	GNL Chile S.A. (*)	Chile	Associate	Gas consumption	(13,704,410)	(96,722,332)
76.418.940-k	GNL Chile S.A. (*)	Chile	Associate	Gas transportation	(8,923,783)	(26,281,159)
76.418.940-k	GNL Chile S.A. (*)	Chile	Associate	Other financial income	1,103	29,826
76.788.080-4	GNL Quintero S.A. (*)	Chile	Associate	Energy Sales	444,523	1,749,120
76.788.080-4	GNL Quintero S.A. (*)	Chile	Associate	Electricity tolls	(150,802)	(44,924)
76.788.080-4	GNL Quintero S.A. (*)	Chile	Associate	Other fixed operating expenses	(37,162)	—
76.788.080-4	GNL Quintero S.A. (*)	Chile	Associate	Other services rendered	—	236,907
Foreign	SACME	Argentina	Associate	Outsourced services	(842,407)	(913,670)
96.524.140-K	Empresa Eléctrica Panguipulli S.A. (*)	Chile	Common Immediate Parent	Energy purchases	(1,484,096)	(3,201,221)
96.524.140-K	Empresa Eléctrica Panguipulli S.A. (*)	Chile	Common Immediate Parent	Electricity tolls	(42,756)	(136,301)
96.524.140-K	Empresa Eléctrica Panguipulli S.A. (*)	Chile	Common Immediate Parent	Other services rendered	59,824	162,971
96.524.140-K	Empresa Eléctrica Panguipulli S.A. (*)	Chile	Common Immediate Parent	Energy sales	131,409	201,047
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Other fixed operating expenses	(237,607)	(40,612)
Foreign	Enel Iberoamérica S.R.L	Spain	Parent	Other operating income	1,986	19,876
96.806.130-5	Electrogas S.A. (*)	Chile	Associate	Gas tolls	(885,381)	(1,710,334)
96.806.130-5	Electrogas S.A. (*)	Chile	Associate	Fuel consumption	174,832	(361,510)
Foreign	Endesa Operaciones y Servicios	Spain	Common Immediate Parent	Other operating income	74,609	82,863
Foreign	Endesa Operaciones y Servicios	Spain	Common Immediate Parent	Other fixed operating expenses	—	(20,057)
Foreign	Enel Ingegneria e Ricerca	Italy	Common Immediate Parent	Other services rendered	6,074	17,816
Foreign	Enel Ingegneria e Ricerca	Italy	Common Immediate Parent	Other fixed operating expenses	(452,296)	(376,633)
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	Energy Sales	3,837,973	1,981,634
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	Othe services rendered	1,475,158	1,453,490
Foreign	Empresa de Energía de Cundinamarca S.A.	Colombia	Joint Venture	Electricity tolls	(840,523)	(824,883)
77.017.930-0	Transmisora Eléctrica de Quillota Ltda. (*)	Chile	Joint Venture	Electricity tolls	(245,968)	(705,500)
Foreign	Endesa España	Spain	Common Immediate Parent	Other operating income	—	38,227
Foreign	Endesa España	Spain	Common Immediate Parent	Other fixed operating expenses	(63,486)	(217,029)
Foreign	Enel Trade S.p.A	Italy	Common Immediate Parent	Other operating income	48,233	—
Foreign	Enel Trade S.p.A	Italy	Common Immediate Parent	Other fixed operating expenses	(156,280)	(131,508)

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Relationship	Description of Transaction	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
76.321.458-3	Sociedad Almeyda Solar Spa (*)	Chile	Common Immediate Parent	Energy purchases	(817,159)	(939,843)
76.321.458-3	Sociedad Almeyda Solar Spa (*)	Chile	Common Immediate Parent	Electricity tolls	(40,520)	(29,945)
76.321.458-3	Sociedad Almeyda Solar Spa (*)	Chile	Common Immediate Parent	Other services rendered	35,765	2,846
76.321.458-3	Sociedad Almeyda Solar Spa (*)	Chile	Common Immediate Parent	Energy Sales	34,820	483
76.052.206-6	Parque Eolico Valle de los Vientos S.A. (*)	Chile	Common Immediate Parent	Energy purchases	(2,809,400)	(7,083,316)
76.052.206-6	Parque Eolico Valle de los Vientos S.A. (*)	Chile	Common Immediate Parent	Energy Sales	139,003	69,768
Foreign	Enel S.p.A.	Italy	Parent	Other fixed operating expenses	(8,057,817)	(6,389,676)
Foreign	Enel S.p.A.	Italy	Parent	Other operating income	52,289	154,094
Foreign	Enel Italia	Italy	Common Immediate Parent	Other fixed operating expenses	(105,613)	(25,931)
Foreign	Enel Italia	Italy	Common Immediate Parent	Other operating income	—	126,187
76.179.024-2	Parque Eolico Tal Tal S.A. (*)	Chile	Common Immediate Parent	Energy purchases	(4,382,025)	(13,287,293)
76.179.024-2	Parque Eolico Tal Tal S.A. (*)	Chile	Common Immediate Parent	Energy Sales	25,545	121,801
Foreign	Quatiara Energia S.A.	Brazil	Common Immediate Parent	Energy purchases	10	(69,650)
Foreign	Enel Green Power Cristal Eolica	Brazil	Common Immediate Parent	Other services rendered	2,109	482
Foreign	Enel Green Power SAO Judas Eolica	Brazil	Common Immediate Parent	Other services rendered	1,792	480
Foreign	Enel Green Power Primavera Eolica	Brazil	Common Immediate Parent	Other services rendered	2,119	484
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Energy purchases	(875,082)	(993,686)
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Other services rendered	2,835	638
Foreign	Enel Green Power Emiliana Eolica Sa	Brazil	Common Immediate Parent	Energy sales	197,950	—
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Energy purchases	(650,964)	(720,152)
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Other services rendered	2,834	638
Foreign	Enel Green Power Joana Eolica Sa	Brazil	Common Immediate Parent	Energy Sales	143,259	—
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Energy purchases	(1,063,775)	(1,202,530)
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Other services rendered	2,662	—
Foreign	Enel Green Power Pau Ferro Eólica Sa	Brazil	Common Immediate Parent	Energy sales	249,201	—
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Energy purchases	(999,809)	(1,195,205)
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Other services rendered	3,142	—
Foreign	Enel Green Power Pedra Do Gerônimo Eólic	Brazil	Common Immediate Parent	Energy Sales	229,832	—
Foreign	Enel Green Power Tacaicó Eólica Sa	Brazil	Common Immediate Parent	Energy purchases	(396,563)	(470,712)
Foreign	Enel Green Power Tacaicó Eólica Sa	Brazil	Common Immediate Parent	Other services rendered	1,681	—
Foreign	Enel Green Power Tacaicó Eólica Sa	Brazil	Common Immediate Parent	Energy Sales	92,304	—
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Energy purchases	(1,191,018)	(1,526,847)
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Other services rendered	4,045	747
Foreign	Enel Green Power Modelo I Eolica SA	Brazil	Common Immediate Parent	Energy Sales	305,176	—
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Energy purchases	(798,878)	(1,022,740)
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Other services rendered	2,909	652
Foreign	Enel Green Power Modelo II Eolica SA	Brazil	Common Immediate Parent	Energy sales	203,405	—

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Relationship	Description of Transaction	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Foreign	Enel Produzione	Italy	Common Immediate Parent	Other fixed operating expenses	(117,010)	(231,498)
Foreign	Energía Nueva Energía Limpia Mexico S.R.L	Mexico	Common Immediate Parent	Other services rendered	4,440	5,390
Foreign	Enel Green Power Italia	Italy	Common Immediate Parent	Other fixed operating expenses	(69,897)	—
Foreign	Enel Green Power Damascena S.A.	Brazil	Common Immediate Parent	Other services rendered	3,855	—
Foreign	Enel Green Power Esperança S.A.	Brazil	Common Immediate Parent	Other services rendered	3,604	—
Foreign	Enel Green Power Maniçoba S.A.	Brazil	Common Immediate Parent	Other services rendered	3,855	—
Foreign	Enel Solucoes Energeticas Ltda	Brazil	Common Immediate Parent	Other services rendered	330	—
Foreign	Enel Green Power Dois Riachos Eolica S.A.	Brazil	Common Immediate Parent	Energy purchases	(1,621,712)	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Energy sales	3,519,163	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Other fixed operating expenses	(57,835)	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Other financial income	27,106	—
96.800.570-7	Chilectra S.A.	Chile	Common Immediate Parent	Other services rendered	(6,806)	—
96.806.130-5	E.E. de Colina Ltda.	Chile	Common Immediate Parent	Other services rendered	975	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Other financial income	689,396	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Other services rendered	126,979	—
91.081.000-6	Endesa S.A.	Chile	Common Immediate Parent	Other fixed operating expenses	(233,560)	—
96.783.220-0	Pehuenche S.A.	Chile	Common Immediate Parent	Other services rendered	3,793	—
96.770.940-9	Compañía Eléctrica Tarapacá S.A.	Chile	Common Immediate Parent	Other fixed operating expenses	(232,251)	—
96.770.940-9	Compañía Eléctrica Tarapacá S.A.	Chile	Common Immediate Parent	Other services rendered	5,387	—
76.003.204-3	Eolica Canela	Chile	Common Immediate Parent	Other services rendered	988	—
76.107.186-6	ICT Servicios informáticos Ltda.	Chile	Common Immediate Parent	Other services rendered	133,011	—
76.107.186-6	ICT Servicios informáticos Ltda.	Chile	Common Immediate Parent	Other fixed operating expenses	(995,559)	—
76.788.080-4	Gas Atacama Chile	Chile	Common Immediate Parent	Other services rendered	6,577	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Other financial expense	(317,781)	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Other services rendered	2,650,751	—
76.536.353-5	Enersis Chile S.A.	Chile	Common Immediate Parent	Other fixed operating expenses	(1,092,333)	—
Foreign	Yacylec	Argentina	Associate	Other services rendered	5,308	—
Foreign	Yacylec	Argentina	Associate	Other financial expense	(42,059)	—
Foreign	Enel Green Power Paranapanema S.A	Brazil	Common Immediate Parent	Energy purchases	(99,345)	—
Foreign	Enel Distribuzione	Italy	Common Immediate Parent	Other fixed operating expenses	(17,369)	—
77.047.280-6	Cameros	Chile	Common Immediate Parent	Other services rendered	47	58,329
76.126.507-5	Parque Eolico Talinay Oriente SA (*)	Chile	Common Immediate Parent	Energy Sales	39,708	(278,012)
76.126.507-5	Parque Eolico Talinay Oriente SA (*)	Chile	Common Immediate Parent	Energy purchases	(101,565)	—

(*)	For the six month periods ended June 30, 2016 and 2015 (Unaudited), the effects on profit or loss of the transactions with related companies in Chile have been classified as discontinued operations in the consolidated statement of comprehensive income. See Note 5.1.

Transfers of short-term funds between related companies are treated as current accounts changes, with variable interest rates based on market conditions used for the monthly balance. The resulting amounts receivable or payable are usually at 30 days term, with automatic rollover for the same periods and amortization in line with cash flows.

The accompanying notes are an integral part of these interim consolidated financial statements

9.2 Board of directors and key management personnel

Enersis Américas is managed by Board of Directors which consists of seven members. Each director serves for a three-year term after which they can be reelected.

The Board of Directors as of June 30, 2016, was elected at the Ordinary Shareholders Meeting held on April 28, 2016, which is composed of the following members:

Mr. Francisco de Borja Acha Besga

Mr. José Antonio Vargas Lleras

Mr. Livio Gallo

Mr. Enrico Viale

Mr. Hernán Somerville Senn

Mr. Patricio Gómez Sabaini

Mr. Domingo Cruzat Amunátegui

At the Board of Directors’ meeting held on April 29, 2016, Mr. Francisco de Borja Acha Besga was designated as Chairman of the Board, Mr. José Antonio Vargas Lleras was designated as Vice Chairman of the Board and Mr. Domingo Cruzat Amunátegui was designated as Secretary of the Board.

Likewise, at the same Board of Directors’ Meeting was elected the Directors Committee under the requirements of Law 18,046 on Corporations and the Sarbanes Oxley Act. The Committee is composed of the following independent directors: Mr. Hernán Sommerville Senn (as Chairman), Mr. Patricio Gómez Sabaini and Mr. Domingo Cruzat Amunátegui (as Secretary).

The Board designated as financial expert for the Directors Committee of Enersis Américas S.A. to Mr. Hernan Sommerville Senn.

a) Accounts receivable and payable and other transactions

•	Accounts receivable and payable

There are no outstanding amounts receivable or payable between the Company and the members of the Board of Directors and key management personnel.

•	Other transactions

No transactions other than the payment of remuneration have taken place between the Company and the members of the Board of Directors and key management personnel and other than transactions in the normal course of business-electricity supply.

b) Compensation for directors

In accordance with Article 33 of Law No. 18,046 governing stock corporations, the compensation of Directors is established each year at the Ordinary Shareholders Meeting of Enersis Américas S.A.

The remuneration consists of paying a variable annual compensation equal to one one-thousandth of the profit for the year (attributable to Shareholders of Enersis Américas). Also, each member of the Board will be paid a monthly compensation, one part a fixed monthly fee and another part dependent on meetings attended. The breakdown of this compensation is as follows:

•	180 UF as a fixed monthly fee, and

•	66 UF as per diem for each Board meeting attended.

The amounts paid for the monthly fee will be treated as payment in advance of the variable annual compensation described above. As stated in the by-laws, the remuneration for the Chairman of the Board will be twice that of a Director, and the compensation of the Vice Chairman will be 50% higher than that of a Director.

The accompanying notes are an integral part of these interim consolidated financial statements

Any advance payments received will be deducted from the annual variable compensation, with no reimbursement if the annual variable compensation is lower than the total amount paid in advances. The variable compensation will be paid, when appropriate, after the Ordinary Shareholders’ Meeting approves the Annual Report, Balance Sheet and Financial Statements, and the Independent Auditors’ Reports and Account Inspectors’ Reports for the year ended December 31, 2016.

If any Director of Enersis Américas S.A. is a member of more than one Board in any Chilean or foreign subsidiaries and/or associates, or holds the position of director or advisor in other Chilean or foreign companies or legal entities in which Enersis Américas S.A. has a direct or indirect ownership interest, that Director can be compensated for his/her participation in only one of those Boards or Management Committees.

The Executive Officers of Enersis Américas S.A. and/or any of its Chilean or foreign subsidiaries or associates will not receive any compensation or per diem if they hold the position of director in any of the Chilean or foreign subsidiaries or associates of Enersis Américas S.A. Nevertheless, the executives may receive such compensation or per diem, provided there is prior express authorization, as a payment in advance of the variable portion of their remuneration received from the respective companies through which they are employed.

Directors’ Committee:

Each member of the Directors’ Committee will receive a variable remuneration equal to 0.11765 thousandth of the profit for the year (attributable to shareholders of Enersis Américas). Also each member will be paid a monthly compensation, one part in a fixed monthly fee and another part dependent on meetings attended.

This remuneration is broken down as follows:

•	60.00 UF as a fixed monthly fee, and

•	22.00 UF as per diem for each Board meeting attended.

The amounts paid for the monthly fee will be treated as payment in advance of the variable annual compensation described above.

Any advance payments received will be deducted from the annual variable compensation, with no reimbursement if the annual variable compensation is lower than the total amount paid in advances. The variable compensation will be paid, when appropriate, after the Ordinary Shareholders’ Meeting approves the Annual Report, Balance Sheet and Financial Statements, and the Independent Auditors’ Reports and Account Inspectors’ Reports for the year ended December 31, 2016.

The accompanying notes are an integral part of these interim consolidated financial statements

The following tables show details of the compensation paid to the members of the Board of Directors of Enersis Américas for the six month periods ended June 30, 2016 and 2015:

Taxpayer ID No. (RUT)	Name	Position	06-30-2016 (Unaudited)
			Period in position	Enersis Américas Board ThCh$	Board of Subsidiaries ThCh$	Directors’ Committee ThCh$
Foreigner	Francisco de Borja Acha Besga (1)	Chairman	January - June 2016	—	—	—
Foreigner	José Antonio Vargas Lleras (2)	Vice Chairman	May - June 2016	—	—	—
Foreigner	Francesco Starace	Vice Chairman	January - April 2016	—	—	—
4.975.992-4	Herman Chadwick Piñera (3)	Director	January - June 2016	25,349	—	8,445
Foreigner	Enrico Viale (5)	Director	May - June 2016	—	—	—
Foreigner	Livio Gallo (4)	Director	May - June 2016	—	—	—
6.429.250-1	Rafael Fernández Morandé	Director	January - April 2016	25,349	—	8,445
4.132.185-7	Hernán Somerville Senn	Director	January - June 2016	46,716	—	14,422
Foreigner	Patricio Gómez Sabaini (6)	Director	May - June 2016	26,030	—	7,531
6.989.304-K	Domingo Cruzat Amunátegui (7)	Director	May - June 2016	26,030	—	7,531
Foreigner	Alberto de Paoli	Director	January - April 2016	—	—	—
Foreigner	Francesca Di Carlo	Director	January - April 2016	—	—	—
	TOTAL			149,474	—	46,374

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Name	Position	06-30-2015 (Unaudited)
			Period in position	Enersis Américas Board ThCh$	Board of Subsidiaries ThCh$	Directors’ Committee ThCh$
6.243.657-3	Jorge Rosenblut Ratinoff	Chairman	January - June 2015	69,889	—	—
Foreigner	Borja Prado Eulate	Vice Chairman	January - April 2015	27,127	—	—
7.052.890-8	Carolina Schmidt Zaldivar	Director	January - June 2015	28,798	—	7,806
4.975.992-4	Herman Chadwick Piñera	Director	June 2015	6,146	—	—
6.429.250-1	Rafael Fernández Morandé	Director	January - June 2015	34,945	—	9,854
4.132.185-7	Hernán Somerville Senn	Director	January - June 2015	34,945	—	9,854
Foreigner	Andrea Brentan	Director	January - June 2015	19,716	—	—
Foreigner	Alberto de Paoli	Director	January - June 2015	—	—	—
	TOTAL			221,566	—	27,514

(1)	On June 30, 2015, Mr. Francisco Borja Acha Besga was appointed as Chairman, and he was again appointed as Chairman on April 29, 2016. He is not remunerated.
(2)	Mr. José Antonio Vargas Lleras was appointed as Vice Chairman on April 29, 2016. He is not remunerated.
(3)	On June 30, 2015, Mr. Hernan Chadwick Piñera was appointed as Director of the Board, he was again appointed as a Director on April 29, 2016.
(4)	Mr. Livio Gallo was designated as Director of the Board on April 28, 2016. He is not remunerated.
(5)	Mr. Enrico Viale was appointed as Director of the Board on April 28, 2016. He is not remunerated.
(6)	Mr. Patricio Gómez Sabaini was appointed as Director of the Board on April 28, 2016.
(7)	Mr. Domingo Cruzat Amunátegui was appointed as Director of the Board on April 28, 2016.

c) Guarantees established by the Company in favor of the directors

No guarantees have been given to the directors.

The accompanying notes are an integral part of these interim consolidated financial statements

9.3 Compensation for key management personnel

a) Remunerations received by key management personnel

Key Management Personnel
Taxpayer ID No. (RUT)	Name	Position
Foreigner	Luca D’Agnese (1)	Chief Executive Officer
7.750.368-4	Daniel Fernandez Koprich (2)	Deputy Chief Executive Officer
24.852.381-6	Francisco Galán Allué (5)	Administration, Finance and Control Officer
Foreigner	Marco Fadda	Planning and Control Officer
Foreigner	Alain Rosolino	Internal Audit Officer
24.852.388-3	Francesco Giorgianni (6)	Institutional Relations Manager
15.307.846-7	José Miranda Montecinos (3)	Communications Officer
10.664.744-5	Paola Visintini Vaccarezza (4)	Human Resources and Organization Officer
7.625.745-0	Antonio Barreda Toledo (7)	Procurement Officer
6.973.465-0	Domingo Valdés Prieto	General Counsel and Secretary to the Board

(1)	On January 29, 2015, Mr. Luca D’Agnese became CEO replacing Mr. Luigi Ferraris who submitted his voluntarily resignation from Enersis Américas, and served until that date. Mr. Luigi Ferraris had become CEO replacing Mr. Ignacio Antoñanzas on November 12, 2014.
(2)	On November 12, 2014, Mr. Daniel Fernandez Koprich became Deputy CEO replacing Mr. Massimo Tambosco. He served until April 29, 2016.
(3)	On December 1, 2014, Mr. José Miranda Montecinos became Communications Manager replacing Mr. Daniel Horacio Martini, who submitted his voluntarily resignation from Enersis Américas, and served until December 1, 2014.
(4)	On December 12, 2014, Ms. Paola Visintini Vaccarezza became of Human Resources and Organizational Manager replacing Mr. Carlos Niño, who submitted his voluntarily resignation from Enersis Américas, and served until November 25, 2014.
(5)	On December 15, 2014, Mr. Francisco Galán Allue became Administration, Finance and Control Manager replacing Mr. Eduardo Escaffi.
(6)	On December 15, 2014, Mr. Francesco Giorgianni became Institutional Relations Manager.
(7)	On January 29, 2015, Mr. Antonio Barreda Toledo became Procurement Officer replacing Mr. Eduardo López Miller.

Mr. Alain Rosolino, Mr. José Miranda Montecinos, Ms. Paola Visintini Vaccarezza, and Mr. Domingo Valdés Prieto are exclusively remunerated by their employer Enersis Chile S.A., but render executive services to Enersis Américas pursuant to an intercompany agreement between both entities.

Incentive plans for key management personnel

Enersis Américas has implemented an annual bonus plan for its executives based on meeting company-wide objectives and on the level of their individual contribution in achieving the overall goals of the Group. The plan provides for a range of bonus amounts according to seniority level. The bonuses paid to the executives consist of a certain number of monthly gross remunerations.

The accompanying notes are an integral part of these interim consolidated financial statements

Compensation received by key management personnel is the following:

	Balance as of
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash compensation	1,789,680	737,052
Short-term benefits for employees	163,843	142,263
Other long-term benefits	11,399	336,999
Total	1,964,922	1,216,314

b) Guarantees established by the Company in favor of key management personnel

No guarantees have been given to key management personnel.

9.4 Compensation plans linked to share price

There are no payment plans granted to the Directors or key management personnel based on the price of Enersis Américas stock.

10.	INVENTORIES

The detail of inventories as of June 30, 2016 and December 31, 2015, is as follows:

Classes of Inventories	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Goods	674,240	872,084
Supplies for Production	16,384,589	16,060,887
Oil	11,989,166	13,602,708
Coal	4,395,423	2,458,179
Other inventories (*)	58,838,676	78,124,926
Total	75,897,505	95,057,897

Detail of other inventories
(*) Other inventories	58,838,676	78,124,926
Supplies for projects and spare parts	18,880,995	22,871,137
Electrical materials	39,957,681	55,253,789

There are no inventories pledged as security for liabilities.

For the period ended June 30, 2016 (Unaudited), raw materials and consumables used recognized as fuel expenses were ThCh$154,503,794 (ThCh$110,649,904 for the period ended June 30, 2015 (Unaudited)). See Note 25.

As of June 30, 2016 and 2015 (Unaudited), no inventories have been written down.

The accompanying notes are an integral part of these interim consolidated financial statements

11.	CURRENT TAX ASSETS AND LIABILITIES

The detail of current tax receivables as of June 30, 2016 and December 31, 2015, is as follows:

Tax Receivables	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Monthly provisional tax payments (*)	59,512,334	45,274,710
Tax credit for absorbed profits	25,435,195	47,244
Tax credit for training expenses	5,000	80,000
Other	2,770,337	2,052,634
Total	87,722,866	47,454,588

(*)	Monthly provisional tax payments made by the holding company.

The detail of current tax payables as of June 30, 2016 and December 31, 2015, is as follows:

Tax Payables	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Income tax	68,867,984	142,607,960
Total	68,867,984	142,607,960

The accompanying notes are an integral part of these interim consolidated financial statements

12.	INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

12.1. Investments accounted for using the equity method

a.	The following tables present the changes in shareholders’ equity of the Group’s equity method investments during the six months ended June 30, 2016 and year ended December 31, 2015:

Taxpayer ID No.	Changes in Investments in Associates	Relationship	Country	Currency	Ownership Interest	Balance as of 01/01/2016 ThCh$	Additions ThCh$	Share of Profit (Loss) ThCh$	Dividends declared ThCh$	Foreign Currency Translation ThCh$	Other Comprehensive Income (3) ThCh$	Other Increases (Decreases) ThCh$	Balance as of 06/30/2016 ThCh$	Transfer to assets held for distribution to owners ThCh$	Balance as of 06/30/2016 (Unaudited) ThCh$
Foreign	Yacylec S.A.	Associate	Argentina	Argentine peso	22.22%	243,409	—	(220,237)	—	(29,394)	—	6,222	—	—	—
Foreign	Sacme S.A.	Associate	Argentina	Argentine peso	50.00%	15,027	—	16,090	—	(18,008)	—	—	13,109	—	13,109
Foreign	Distribuidora Eléctrica de Cundinamarca S.A.	Joint Venture	Colombia	Colombian peso	49.00%	29,494,468	—	1,108,676	(269,231)	445,430	(263,281)	—	30,516,062	—	30,516,062
Foreign	Central Termica Manuel Belgrano	Associate	Argentina	Argentine peso	25.60%	623,075	—	377,890	(504,174)	(109,058)	—	—	387,733	—	387,733
Foreign	Central Termica San Martin	Associate	Argentina	Argentine peso	25.60%	573,257	—	305,339	(465,976)	(96,903)	—	—	315,717	—	315,717
Foreign	Central Vuelta Obligado S.A.	Associate	Argentina	Argentine peso	40.90%	11,209	—	—	—	(2,137)	—	—	9,072	—	9,072
					TOTALES	30,960,445	—	1,587,758	(1,239,381)	189,930	(263,281)	6,222	31,241,693	—	31,241,693

Taxpayer ID No.	Changes in Investments in Associates	Relationship	Country	Currency	Ownership Interest	Balance as of 01/01/2015 ThCh$	Additions ThCh$	Share of Profit (Loss) (1) ThCh$	Dividends declared ThCh$	Foreign Currency Translation ThCh$	Other Comprehensive Income ThCh$	Other Increases (Decreases) ThCh$	Balance as of 12/31/2015 ThCh$	Transfer to assets held for distribution to owners ThCh$	Balance as of 12/31/2015 ThCh$
Foreign	Yacylec S.A.	Associate	Argentina	Argentine peso	22.22%	453,015	—	(132,598)	—	(77,008)	—	—	243,409	—	243,409
Foreign	Sacme S.A.	Associate	Argentina	Argentine peso	50.00%	19,657	—	34,434	—	(39,064)	—	—	15,027	—	15,027
Foreign	Distribuidora Eléctrica de Cundinamarca S.A.	Joint Venture	Colombia	Colombian peso	49.00%	32,795,615	—	752,621	—	(4,079,210)	25,442	—	29,494,468	—	29,494,468
Foreign	Central Termica Manuel Belgrano	Associate	Argentina	Argentine peso	25.60%	—	9,127	1,415,471	(619,792)	(181,731)	—	—	623,075	—	623,075
Foreign	Central Termica San Martin	Associate	Argentina	Argentine peso	25.60%	—	9,127	1,263,043	(531,712)	(167,201)	—	—	573,257	—	573,257
Foreign	Central Vuelta Obligado S.A.	Associate	Argentina	Argentine peso	40.90%	—	14,509	—	—	(3,300)	—	—	11,209	—	11,209
96.806.130-5	Electrogas S.A. (2)	Associate	Chile	U.S. dollar	42.50%	10,777,659	—	5,121,427	(4,398,423)	1,120,075	(577,862)	—	12,042,876	(12,042,876)	—
76.788.080-4	GNL Quintero S.A. (2)	Associate	Chile	U.S. dollar	20.00%	15,198,935	—	4,534,344	(4,449,179)	1,852,923	—	—	17,137,023	(17,137,023)	—
76.418.940-K	GNL Chile S.A. (2)	Associate	Chile	U.S. dollar	33.33%	1,818,168	—	495,389	—	348,472	—	—	2,662,029	(2,662,029)	—
76.652.400-1	Centrales Hidroeléctricas De Aysén S.A. (2)	Joint Venture	Chile	Chilean peso	51.00%	6,144,557	2,550,000	(2,414,264)	—	—	—	—	6,280,293	(6,280,293)	—
77.017.930-0	Transmisora Eléctrica de Quillota Ltda. (2)	Joint Venture	Chile	Chilean peso	50.00%	6,426,004	—	1,168,149	—	—	—	—	7,594,153	(7,594,153)	—
					TOTALES	73,633,610	2,582,763	12,238,016	(9,999,106)	(1,226,044)	(552,420)	—	76,676,819	(45,716,374)	30,960,445

(1)	The share of profit (loss) from continuing operations was ThCh$2,772,325 as of June 30, 2015 (Unaudited) and ThCh$3,332,971 for the year ended December 31, 2015.
(2)	As of December 31, 2015, these equity method investments have been classified as non-current assets held for distribution to owners. Beginning on March 1, 2016, these equity method investments are no longer part of the Group (See Note 5.1).
(3)	Excludes results from discontinued operations from the two month period ended February 29, 2016.

The accompanying notes are an integral part of these interim consolidated financial statements

b.	Additional financial information on investments in associates and joint ventures

•	Investments with significant influence

The following tables set forth financial information as of June 30, 2016 and December 31, 2015, from the Financial Statements of the investments in associates where the Group has significant influence:

	June 30, 2016 (Unaudited)
Investments with Significant Influence	% Ownership interest Direct/Indirect	Current Assets ThCh$	Non-Current Assets ThCh$	Current Liabilities ThCh$	Non-Current Liabilities ThCh$	Revenues ThCh$	Expenses ThCh$	Profit (Loss) ThCh$	Other Comprehensive Income ThCh$	Comprehensive Income ThCh$
Yacylec S.A.	22.22%	895,137	121,662	1,017,747	27,052	475,160	(1,466,327)	(991,167)	(29,394)	(1,020,561)

	December 31, 2015
Investments with Significant Influence	% Ownership interest Direct/Indirect	Current Assets ThCh$	Non-Current Assets ThCh$	Current Liabilities ThCh$	Non-Current Liabilities ThCh$	Revenues ThCh$	Expenses ThCh$	Profit (Loss) ThCh$	Other Comprehensive Income ThCh$	Comprehensive Income ThCh$
GNL Chile S.A (*)	33.33%	73,289,529	19,843,392	59,207,958	25,938,077	655,759,390	(654,273,074)	1,486,316	1,045,519	2,531,835
GNL Quintero S.A. (*)	20.00%	154,169,202	679,246,875	22,104,679	725,626,283	130,540,774	(107,869,054)	22,671,720	9,264,617	31,936,337
Electrogas S.A. (*)	42.50%	9,800,478	46,815,192	12,191,561	16,087,931	23,546,048	(10,624,229)	12,921,819	1,275,795	14,197,614
Yacylec S.A.	22.22%	1,810,275	193,569	868,193	40,198	1,377,810	(1,974,559)	(596,749)	(346,568)	(943,317)

(*)	As of December 31, 2015, these investments in associates have been classified as non-current assets held for distribution to owners. Beginning on March 1, 2016, these equity method investments are no longer part of the Group (See Note 5.1).

None of our associates have published price quotations.

•	Joint ventures

The following tables present information from the financial statements as of June 30, 2016 and December 31, 2015, on the main joint ventures:

	Centrales Hidroeléctricas de Aysén S.A. (*)		Transmisora Eléctrica de Quillota Ltda. (*)		Distribuidora Eléctrica de Cundinamarca S.A.
% Ownership	51.0% 06/30/2016 (Unaudited) ThCh$	51.0% 12/31/2015 ThCh$	50.0% 06/30/2016 (Unaudited) ThCh$	50.0% 12/31/2015 ThCh$	48.997% 06/30/2016 (Unaudited) ThCh$	48.997% 12/31/2015 ThCh$

Total current assets	—	502,938	—	5,336,516	17,069,745	14,988,328
Total non-current assets	—	15,159,321	—	12,148,544	129,579,833	127,123,136
Total current liabilities	—	3,290,947	—	466,485	15,696,386	16,616,178
Total non-current liabilities	—	56,685	—	1,830,272	58,536,482	55,374,521
Cash and cash equivalents	—	428,440	—	4,884,645	4,351,902	2,789,518
Other current financial liabilities	—	—	—	—	812,849	1,081,545
Other non-current financial liabilities	—	—	—	—	26,419,869	23,230,972

Revenues	—	—	—	2,852,803	43,669,064	86,666,633
Depreciation and amortization expense	—	—	—	(748,171)	(3,702,140)	(8,773,063)
Impairment losses	—	—	—	—	—	—
Interest income	—	20,009	—	1,678,801	400,024	633,204
Interest expense	—	—	—	—	(1,718,880)	(3,100,381)
Income tax expense	—	(8,586)	—	(679,715)	(2,449,100)	(5,237,742)
Profit (loss)	—	(4,733,482)	—	2,336,297	2,746,742	1,926,420
Other comprehensive income	—	—	—	—	371,755	(8,273,502)
Comprehensive income	—	(4,733,482)	—	2,336,297	3,118,497	(6,347,082)

The accompanying notes are an integral part of these interim consolidated financial statements

(*)	As of December 31, 2015, these investments in joint ventures have been classified as non-current assets held for distribution to owners. Beginning on March 1, 2016, these joint ventures are no longer part of the Group (Unaudited) (See Note 5.1).

Appendix 3 to these consolidated financial statements provides information on the main activities of our associates and joint ventures and the ownership interest the Group holds in them.

c.	There are no significant commitments and contingencies, or restrictions on funds transfers to its owners in associated companies and joint ventures.

13.	INTANGIBLE ASSETS OTHER THAN GOODWILL

The following table presents intangible assets as of June 30, 2016 and December 31, 2015:

Intangible Assets, Net	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Intangible Assets, Net	1,153,454,168	981,399,272
Easements and water rights	28,453,135	27,572,798
Concessions, Net (1) (*)	1,074,303,633	905,374,088
Development costs	16,705,689	17,805,648
Patents, registered trademarks and other rights	5,293,838	2,431,516
Computer software	17,951,950	28,105,416
Other identifiable intangible assets	10,745,923	109,806

Intangible Assets, Gross	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Intangible Assets, Gross	2,258,336,985	1,943,902,048
Easements and water rights	38,162,707	36,770,284
Concessions	2,095,223,792	1,788,421,395
Development costs	25,182,410	26,126,552
Patents, registered trademarks and other rights	14,584,158	11,285,432
Computer software	72,645,716	79,169,384
Other identifiable intangible assets	12,538,202	2,129,001

Intangible Assets, Amortization and Impairment	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Accumulated Amortization and Impairment, Total	(1,104,882,817)	(962,502,776)
Identifiable intangible assets	(1,104,882,817)	(962,502,776)
Easements and water rights	(9,709,572)	(9,197,486)
Concessions	(1,020,920,159)	(883,047,307)
Development costs	(8,476,721)	(8,320,904)
Patents, registered trademarks and other rights	(9,290,320)	(8,853,916)
Computer software	(54,693,766)	(51,063,968)
Other identifiable intangible assets	(1,792,279)	(2,019,195)

The accompanying notes are an integral part of these interim consolidated financial statements

(1)	The detail of concessions is the following:

Concession Holder	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Ampla Energia e Servicios S.A. (Distribution)	646,773,970	543,414,668
Compañía Energetica do Ceara S.A. (Distribution)	427,529,663	361,959,420
TOTAL	1,074,303,633	905,374,088

(*)	See Note 3c.1)

The reconciliations of the carrying amounts of intangible assets during the six month period ended June 30, 2016 and the year ended December 31, 2015 are as follows:

2016

Changes in Intangible Assets	Development Costs ThCh$	Easements ThCh$	Concessions ThCh$	Patents, Registered Trademarks and Other Rights ThCh$	Computer Software ThCh$	Other Identifiable Intangible Assets, Net ThCh$	Intangible Assets, Net ThCh$
Opening balance as of 1/1/2016	17,805,648	27,572,798	905,374,088	2,431,516	28,105,416	109,806	981,399,272
Changes in identifiable intangible assets
Increases other than from business combinations (Unaudited)	668,190	1,493,069	105,342,334	3,052,939	1,170,795	1,666,327	113,393,654
Increase (decrease) from exchange differences, net (Unaudited)	(317,653)	(50,144)	133,267,867	107,037	(188,957)	316,836	133,134,986
Amortization (1) (Unaudited)	(41,251)	(562,588)	(36,208,960)	(305,190)	(2,584,996)	—	(39,702,985)
Impairment losses recognized in profit or loss (Unaudited)	—	—	—	—	—	—	—
Increases (decreases) from transfers and other changes	(64,449)	—	(25,198,390)	7,536	(8,550,308)	8,716,556	(25,089,055)
Increases (decreases) from transfers (Unaudited)	(64,449)	—	—	7,536	(8,550,308)	8,607,221	—
Increases (decreases) from other changes (3) (Unaudited)	—	—	(25,198,390)	—	—	109,335	(25,089,055)
Disposals and removals from service	(1,344,796)	—	(8,273,306)	—	—	(63,602)	(9,681,704)
Disposals (Unaudited)	(1,344,796)	—	(8,273,306)	—	—	(63,602)	(9,681,704)
Removals from service (Unaudited)	—	—	—	—	—	—	—
Other increases (decreases) (Unaudited)	—	—	—	—	—	—	—
Total changes in identifiable intangible assets (Unaudited)	(1,099,959)	880,337	168,929,545	2,862,322	(10,153,466)	10,636,117	172,054,896
Closing balance of intangible assets as of 06/30/2016 (Unaudited)	16,705,689	28,453,135	1,074,303,633	5,293,838	17,951,950	10,745,923	1,153,454,168

The accompanying notes are an integral part of these interim consolidated financial statements

2015

Changes in Intangible Assets	Development Costs ThCh$	Easements ThCh$	Concessions ThCh$	Patents, Registered Trademarks and Other Rights ThCh$	Computer Software ThCh$	Other Identifiable Intangible Assets, Net ThCh$	Intangible Assets, Net ThCh$
Opening balance as of 1/1/2015	14,833,312	44,841,692	1,055,986,162	2,206,341	49,549,321	795,228	1,168,212,056
Changes in identifiable intangible assets
Increases other than from business combinations	5,588,626	317,865	230,687,290	1,208,396	19,091,097	—	256,893,274
Increase (decrease) from exchange differences, net	(540,471)	(2,335,864)	(236,814,024)	(303,835)	(3,107,703)	15,908	(243,085,989)
Amortization (1)	(36,351)	(1,152,144)	(74,777,866)	(780,678)	(9,285,111)	(20,145)	(86,052,295)
Impairment losses recognized in profit or loss	—	—	—	—	—	—	—
Increases (decreases) from transfers and other changes	(1,090,419)	556,721	(62,920,004)	101,292	(264,122)	(201,424)	(63,817,956)
Increases (decreases) from transfers	38,538	556,721	—	101,292	(139,831)	(556,720)	—
Increases (decreases) from other changes	(1,128,957)	—	(62,920,004)	—	(124,291)	355,296	(63,817,956)
Disposals and removals from service	(949,049)	(80,001)	(6,787,470)	—	(53,972)	—	(7,870,492)
Disposals	—	—	—	—	—	—	—
Removals from service	(949,049)	(80,001)	(6,787,470)	—	(53,972)	—	(7,870,492)
Decreases classified as held for distribution to owners (2)	—	(14,575,471)	—	—	(27,824,094)	(479,761)	(42,879,326)
Total changes in identifiable intangible assets	2,972,336	(17,268,894)	(150,612,074)	225,175	(21,443,905)	(685,422)	(186,812,784)
Closing balance in identifiable intangible assets as of 12/31/2015	17,805,648	27,572,798	905,374,088	2,431,516	28,105,416	109,806	981,399,272

(1)	See Note 27.
(2)	See Note 5.1.II.i)
(3)	Correspond mainly to the transfer to financial assets in 2016 from our subsidiaries Ampla and Coelce in accordance with IFRIC 12.

The main additions to intangible assets recognized within item Concessions in accordance with IFRIC 12 (See Note 3.c.1) are from Ampla and Coelce and are related to investments in network and extensions to optimize functionality and to improve efficiency and quality levels of service. The additions to intangible assets for the six month period ended June 30, 2016 were ThCh$113,393,654 (Unaudited).

The additions for the year ended December 31, 2015 related to continuing operations were ThCh$246,286,301. The amortization expense of intangible assets related to continuing operations were ThCh$38,108,731 for the six month period ended June 30, 2015 (Unaudited). (See Note 27)

The employee expenses capitalized as part of projects under development were ThCh$7,317,184 (Unaudited) and ThCh$5,439,738 (Unaudited) for the six month periods ended June 30, 2016 and 2015, respectively. All employee expenses capitalized are related to continuing operations.

According to the Group management’s estimates and projections, the expected future cash flows attributable to intangible assets allow recovery of the carrying amount of these assets recognized as of June 30, 2016 (Unaudited) and December 31, 2015 (See Note 3.d).

As of June 30, 2016 (Unaudited) and December 31, 2015, the Company does not have significant intangible assets with an indefinite useful life.

The accompanying notes are an integral part of these interim consolidated financial statements

14.	GOODWILL

The following table sets forth goodwill by cash-generating unit or group of cash-generating units to which it belongs and changes for the six month period ended June 30, 2016 and the year ended December 31, 2015:

Company	Cash Generating Unit	Opening Balance 1/1/2015 ThCh$	Foreign Currency Translation ThCh$	Transfer to assets held for distribution to owners (1) ThCh$	Closing Balance 12/31/2015 ThCh$	Foreign Currency Translation (Unaudited) ThCh$	Closing Balance 06/30/2016 (Unaudited) ThCh$
Ampla Energia e Serviços S.A.	Ampla Energia e Serviços S.A.	194,647,043	(42,267,975)	—	152,379,068	21,829,098	174,208,166
Empresa Eléctrica de Colina Ltda.	Empresa Eléctrica de Colina Ltda.	2,240,478	—	(2,240,478)	—	—	—
Compañía Distribuidora y Comercializadora de energía S.A.	Compañía Distribuidora y Comercializadora de energía S.A.	11,045,731	(1,357,767)	—	9,687,964	134,699	9,822,663
Hidroeléctrica el Chocón S.A.	Hidroeléctrica el Chocón S.A.	7,622,438	(1,799,525)	—	5,822,913	(1,110,425)	4,712,488
Compañía Eléctrica Tarapaca S.A. (*)	Generación Chile	4,656,105	—	(4,656,105)	—	—	—
Empresa de Distribución Eléctrica de Lima Norte S.A.A	Empresa de Distribución Eléctrica de Lima Norte S.A.A	46,881,632	1,249,194	—	48,130,826	(1,638,255)	46,492,571
Cachoeira Dourada S.A.	Cachoeira Dourada S.A.	71,372,291	(15,498,627)	—	55,873,664	8,004,195	63,877,859
Edegel S.A.A	Edegel S.A.A	88,241,039	2,351,245	—	90,592,284	(3,083,539)	87,508,745
Emgesa S.A. E.S.P.	Emgesa S.A. E.S.P.	4,886,065	(600,606)	—	4,285,459	59,584	4,345,043
Chilectra S.A. (*)	Chilectra S.A.	128,374,362	—	(128,374,362)	—	—	—
Empresa Nacional de Electricidad S.A (*)	Generación Chile	731,782,459	—	(731,782,459)	—	—	—
Inversiones Distrilima S.A.	Empresa de Distribución Eléctrica de Lima Norte S.A.A	13,944	372	—	14,316	(487)	13,829
Enel Brasil S.A.	Enel Brasil S.A.	906,166	(196,776)	—	709,390	101,624	811,014
Compañía Energética Do Ceará S.A.	Compañía Energética Do Ceará S.A.	97,979,623	(21,276,460)	—	76,703,163	10,988,129	87,691,292
Inversiones GasAtacama Holding Ltda. (*)	Inversiones GasAtacama Holding	20,204,251	—	(20,204,251)	—	—	—
Total		1,410,853,627	(79,396,925)	(887,257,655)	444,199,047	35,284,623	479,483,670

(*)	Discontinued operations. Beginning on March 1, 2016, these companies are no longer part of the Group (See Note 5.1.II.i)

According to the Group management’s estimates and projections, the expected future cash flows projections attributable to the Cash-Generating Units or groups of Cash-Generating Units, to which the acquired goodwill has been allocated, allow the recovery of its carrying amount as of June 30, 2016 (Unaudited) (See Note 3.d).

The origin of the goodwill is detailed below:

1. Ampla Energia e Serviços S.A.

On November 20, 1996, Enersis Américas S.A. and Chilectra S.A., together with Endesa S.A. and Electricidad de Portugal, acquired a controlling equity interest in Cerj S.A. (now Ampla de Energía) of Rio de Janeiro in Brazil. Enersis Américas S.A. and Chilectra S.A. together acquired 42% of the total shares in an international public bidding process held by the Brazilian government.

Enersis Américas S.A. and Chilectra S.A. also acquired an additional 18.5% on December 31, 2000, as such, holding a total 60.5% ownership interest, directly and indirectly.

The accompanying notes are an integral part of these interim consolidated financial statements

2. Compañía Energética Do Ceará S.A. (Coelce)

Between 1998 and 1999, Enersis Américas S.A. and Chilectra S.A., together with Endesa S.A., acquired Compañía de Distribución Eléctrica del Estado de Ceará (Coelce) in northeast Brazil in an international public bidding process held by the Brazilian government.

3. Compañía Distribuidora y Comercializadora de Energía S.A. (Codensa S.A.)

On October 23, 1997, Enersis Américas S.A. and Chilectra S.A., together with Endesa S.A., acquired 48.5% equity interest of Colombiana Codensa S.A., a company that distributes electricity in Santa Fé de Bogotá in Colombia. The acquisition took place through an international public bidding process held by the Colombian government.

4. Hidroeléctrica el Chocón S.A.

On August 31, 1993, Endesa Chile acquired 59% equity interest of Hidroeléctrica El Chocón in an international public bidding process held by the Argentine government.

5. Empresa de Distribución Eléctrica de Lima Norte S.A.A.

On October 15, 2009, in a transaction on the Lima Stock Exchange, Enersis Américas S.A. acquired an additional 24% interest in Empresa de Distribución Eléctrica de Lima Norte S.A. (Edelnor).

6. Cachoeira Dourada S.A.

On September 5, 1997, our subsidiary Endesa Chile acquired 79% of the company Cachoeira Dourada S.A. in the state of Goias in a public bidding process held by the Brazilian government.

7. Edegel S.A.A.

On October 9, 2009, in a transaction on the Lima Stock Exchange in Peru, our subsidiary Endesa Chile acquired an additional 29.3974% equity interest in Edegel S.A.

8. Emgesa S.A. E.S.P.

On October 23, 1997, our subsidiary Endesa Chile, together with Endesa S.A., acquired 48.5% equity interest of Emgesa S.A.E.S.P. in Colombia. The acquisition was made in an international public bidding process held by the Colombian government.

The accompanying notes are an integral part of these interim consolidated financial statements

15.	PROPERTY, PLANT AND EQUIPMENT

The following table sets forth the property, plant and equipment as of June 30, 2016 and December 31, 2015:

Classes of Property, Plant and Equipment, Net	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Property, Plant and Equipment, Net	5,024,807,458	5,003,566,633
Construction in progress	618,826,143	607,250,238
Land	101,190,499	100,503,005
Buildings	64,522,065	71,001,964
Plant and equipment	4,068,080,987	4,055,483,055
Fixtures and fittings	84,733,338	75,919,162
Other property, plant and equipment under financial lease	87,454,426	93,409,209

Classes of Property, Plant and Equipment, Gross	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Property, Plant and Equipment, Gross	8,226,712,818	8,112,003,524
Construction in progress	618,826,143	607,250,238
Land	101,190,499	100,503,005
Buildings	121,465,105	124,231,301
Plant and equipment	7,079,266,102	6,986,028,809
Fixtures and fittings	190,125,818	174,119,689
Other property, plant and equipment under financial lease	115,839,151	119,870,482

Classes of Accumulated Depreciation and Impairment in Property, Plant and Equipment	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Total Accumulated Depreciation and Impairment in Property, Plant and Equipment	(3,201,905,360)	(3,108,436,891)
Buildings	(56,943,040)	(53,229,337)
Plant and equipment	(3,011,185,115)	(2,930,545,754)
Fixtures and fittings	(105,392,480)	(98,200,527)
Other property, plant and equipment under financial lease	(28,384,725)	(26,461,273)

The accompanying notes are an integral part of these interim consolidated financial statements

The detail and changes in property, plant, and equipment during the six month period ended June 30, 2016, and the year ended December 31, 2015, are as follows:

Changes in 2016		Construction in Progress ThCh$	Land ThCh$	Buildings, Net ThCh$	Plant and Equipment, Net ThCh$	Fixtures and Fittings, Net ThCh$	Other Property, Plant and Equipment under Financial Lease, Net ThCh$	Property, Plant and Equipment, Net ThCh$

Opening balance as of January 1, 2016		607,250,238	100,503,005	71,001,964	4,055,483,055	75,919,162	93,409,209	5,003,566,633
Changes	Increases (decreases) other than from business combinations (Unaudited)	231,331,864	84,900	34,745	6,704,096	848,101	—	239,003,706
	Increase (decrease) from exchange differences, net (Unaudited)	(49,353,613)	290,418	(833,237)	(50,698,553)	4,700,815	(3,119,417)	(99,013,587)
	Depreciation (1) (Unaudited)	—	—	(1,344,267)	(107,624,485)	(4,927,764)	(2,819,138)	(116,715,654)
	Impairment (losses) reversals recognized in profit or loss (Unaudited)	—	—	—	—	—	—	—
	Increases (decreases) from transfers and other changes (Unaudited)	(169,786,058)	312,179	(4,336,960)	166,281,994	7,528,845	—	—
	Increases (decreases) from transfers (Unaudited)	(169,786,058)	312,179	(4,336,960)	166,281,994	7,528,845	—	—
	Increases (decreases) from transfers from construction in progress (Unaudited)	(169,786,058)	312,179	(4,336,960)	166,281,994	7,528,845	—	—
	Increases (decreases) from other changes (Unaudited)	—	—	—	—	—	—	—
	Disposals and removals from service (Unaudited)	(59,791)	(3)	(180)	(2,183,225)	(73,117)	(16,228)	(2,332,544)
	Disposals (Unaudited)	—	—	—	—	—	—	—
	Removals (Unaudited)	(59,791)	(3)	(180)	(2,183,225)	(73,117)	(16,228)	(2,332,544)
	Other increases (decreases) (Unaudited)	(556,497)	—	—	118,105	737,296	—	298,904
	Total changes (Unaudited)	11,575,905	687,494	(6,479,899)	12,597,932	8,814,176	(5,954,783)	21,240,825
Closing balance as of June 30, 2016 (Unaudited)		618,826,143	101,190,499	64,522,065	4,068,080,987	84,733,338	87,454,426	5,024,807,458

Changes in 2015		Construction in Progress ThCh$	Land ThCh$	Buildings, Net ThCh$	Plant and Equipment, Net ThCh$	Fixtures and Fittings, Net ThCh$	Other Property, Plant and Equipment under Financial Lease, Net ThCh$	Property, Plant and Equipment, Net ThCh$

Opening balance as of January 1, 2015		1,735,117,241	106,233,186	81,981,704	6,097,991,766	96,320,714	116,571,108	8,234,215,719
Changes	Increases (decreases) other than from business combinations	1,068,754,499	48,234,359	(702,915)	3,400,169	11,053,860	1,108,095	1,131,848,067
	Increase (decrease) from exchange differences, net	(156,856,597)	(7,426,335)	(11,054,890)	(391,213,355)	(11,521,067)	2,429,439	(575,642,805)
	Depreciation (1)	—	—	(4,818,708)	(364,968,158)	(16,893,517)	(6,749,401)	(393,429,784)
	Impairment (losses) reversals recognized in profit or loss	(2,522,445)	—	—	12,655,608	—	—	10,133,163
	Increases (decreases) from transfers and other changes	(1,412,625,340)	21,088,932	19,204,944	1,367,821,944	35,491,552	278,467	31,260,499
	Increases (decreases) from transfers	(1,412,281,354)	11,060,086	14,938,905	1,377,186,537	12,022,038	(2,926,212)	—
	Increases (decreases) from transfers from construction in progress	(1,412,281,354)	11,060,086	14,938,905	1,377,186,537	12,022,038	(2,926,212)	—
	Increases (decreases) from other changes	(343,986)	10,028,846	4,266,039	(9,364,593)	23,469,514	3,204,679	31,260,499
	Disposals and removals from service	(3,410,468)	(713,987)	(679)	(1,235,840)	(278,404)	(11,051)	(5,650,429)
	Disposals	—	—	—	—	—	—	—
	Removals	(3,410,468)	(713,987)	(679)	(1,235,840)	(278,404)	(11,051)	(5,650,429)
	Decreases classified as held for distribution to owners (2)	(621,206,652)	(66,913,150)	(13,607,492)	(2,668,969,079)	(38,253,976)	(20,217,448)	(3,429,167,797)
	Total changes	(1,127,867,003)	(5,730,181)	(10,979,740)	(2,042,508,711)	(20,401,552)	(23,161,899)	(3,230,649,086)
Closing balance as of December 31, 2015		607,250,238	100,503,005	71,001,964	4,055,483,055	75,919,162	93,409,209	5,003,566,633

(1)	See Note 27.
(2)	See Note 5.1.II.i.

The accompanying notes are an integral part of these interim consolidated financial statements

Aditional information on property, plant and equipment, net

a)	Main investments

Major additions to property, plant and equipment are investments in operating plants and new projects amounting to ThCh$239,003,706 (Unaudited) during the period ended June 30, 2016 (ThCh$1,131,848,067 for the year ended December 31, 2015). In the generation business the main investments are the works performed in the combined cycle power plants in the subsidiaries Emgesa, Emgesa and Central Costanera, involving additions of ThCh$41,726,972 (Unaudited) during the period ended June 30, 2016 (As of December 31, 2015, the main investments included the construction in progress of El Quimbo hydraulic power plant in Colombia (400MW) of ThCh$287,285,701). In the distribution business the major investments are in network and extensions to optimize their operation and to improve efficiency and quality levels of service, amounting to ThCh$136,190,163 (Unaudited) for the period ended June 30, 2016 (ThCh$437,227,477 for the year ended December 31, 2015).

During the year ended December 31, 2015, the additions to property, plant and equipment related to continuing operations were ThCh$864,703,125. The depreciation expense of property, plant and equipment related to continuing operations was ThCh$120,299,713 for the six month period ended June 30, 2015 (Unaudited). (See Note 27)

b)	Capitalized expenses

b.1) Borrowing costs

Capitalized borrowing costs were ThCh$15,427,814 (Unaudited) and ThCh$36,614,401 (Unaudited) for the six month periods ended June 30, 2016 and 2015, respectively (See Note 30). The weighted average borrowing rate depends mainly on the geographical location and was 30.99% as of June 30, 2016 (Unaudited) (43.65% as of December 31, 2015).

b.2) Employee expenses capitalized

Employee expenses capitalized that are directly attibutable to constructions in progress were ThCh$21,039,527 (Unaudited) and ThCh$25,930,478 (Unaudited) for the six month periods ended June 30, 2016 and 2015, respectively.

c)	Finance leases

As of June 30, 2016, property, plant and equipment includes ThCh$87,454,426 (Unaudited) in leased assets classified as finance leases (ThCh$113,626,656 as of December 31, 2015, of which ThCh$93,409,209 corresponds to continuing operations).

The present value of future lease payments derived from these finance leases is as follows:

	06-30-2016 (Unaudited)			12-31-2015
	Gross ThCh$	Interest ThCh$	Present Value ThCh$	Gross ThCh$	Interest ThCh$	Present Value ThCh$
Less than one year	31,916,167	2,333,865	29,582,302	23,011,723	3,343,287	19,668,436
From one to five years	55,737,525	4,554,882	51,182,643	44,954,548	5,582,380	39,372,168
More than five years	—	—	—	19,822,444	524,712	19,297,732
Total	87,653,692	6,888,747	80,764,945	87,788,715	9,450,379	78,338,336

The accompanying notes are an integral part of these interim consolidated financial statements

Leased assets from continuing operations primarily relate to:

1. Edegel S.A.: Lease agreements to finance the project of converting the Ventanilla thermoelectric plant to a combined cycle plant. The agreements were signed between Edegel S.A.A. and financial institutions BBVA–Banco Continental, Banco de Crédito del Peru, Citibank del Peru and Banco Internacional del Peru–Interbank. These agreements have an average term of 8 years and bear interest at an annual rate of Libor + 1.75% as of June 30, 2016 (Unaudited). The company also has an agreement with Scotiabank, which financed the construction of a new open cycle plant at the Santa Rosa Plant. This agreement has a 9-year term and bears interest an annual rate of Libor + 1.75%. The carrying amount of leased assets was ThCh$31,175,297 (Unaudited) as of June 30, 2016 (ThCh$33,533,825 as of December 31, 2015).

Leased assets from discontinued operations as of December 31, 2015, primary relate to:

1. Endesa Chile S.A.: Lease agreement for Electric Transmission Lines and Installations (Ralco-Charrúa 2X220 KV) entered into with Abengoa Chile S.A. The lease agreement has a 20-year maturity and bears interest at an annual rate of 6.5%. The carrying amount of leased assets was ThCh$20,217,448 as of December 31, 2015.

d)	Operating leases

The consolidated statements of income for the six month periods ended June 30, 2016 and 2015, include ThCh$5,767,315 (Unaudited) and ThCh$4,774,889 (Unaudited), respectively; related to the accrual during these periods of operating lease contracts for material assets in operation.

As of June 30, 2016 and December 31, 2015, the total future lease payments under those contracts are as follows:

	06-30-2016 (Unaudited) ThCh$	12-31-2015 (Unaudited) ThCh$
Less than one year	13,302,367	15,050,043
From one to five years	18,356,386	21,988,822
More than five years	9,658,577	8,565,963
Total	41,317,330	45,604,828

e)	Other information

i) As of June 30, 2016, the Group had contractual commitments for the acquisition of property, plant and equipment amounting to ThCh$369,074,939 (Unaudited) (ThCh$462,845,826 as of December 31, 2015, of which ThCh$164,998,373 corresponds to continuing operations).

ii) As of June 30, 2016, the Group had property, plant and equipment pledged as security for liabilities in the amount of ThCh$8,113,033 (Unaudited) (ThCh$13,903,028 as of December 31, 2015, of which the entire amount corresponds to continuing operations (see Note 32.1).

iii) The Company and its foreign subsidiaries have insurance policies for all risks, earthquake and machinery breakdown and damages for business interruption with a €1,000 million (ThCh$735,500,463) (Unaudited) limit in the case of generating companies and a €50 million (ThCh$36,775,023) (Unaudited) limit for distribution companies, including business interruption coverage. Additionally, the Company has Civil Liability insurance to meet claims from third parties with a €500 million (ThCh$367,750,231) (Unaudited) limit. The premiums associated with these policies are presented proportionally for each company under the line item “Prepaid expenses”.

iv) Our Argentine subsidiary, Empresa Distribuidora Sur S.A., has its financial equilibrium seriously affected by the delay in the compliance with certain points of the Acta de Acuerdo agreement signed with

The accompanying notes are an integral part of these interim consolidated financial statements the Argentine Government, particularly the twice-yearly rate adjustments recognized through the cost-monitoring mechanism (MMC) and the establishment of a Comprehensive Rate Review (IRT) as provided for in this agreement.

At the end of 2011, Enersis Américas recognized an impairment loss in property, plant and equipment from Empresa Distribuidora Sur S.A. As of June 30, 2016, the amount recognized is ThCh$40,342,356 (Unaudited) (see Note 3.d).

v) In November 2010, our subsidiary Emgesa signed the contract CEQ-21 with Consortium Impregilo-Obrascon Huarte Lain (“OHL”) for construction of the principal public works of the hydroelectric project El Quimbo. As of June 30, 2016, most of the relevant works of the contract are completed, and commenced the process of analysis, review and verification of all the terms inherent in the contract, especially with regard to the final acceptance of the works, required for the initiation of the final settlement process.

As part of the referred review and analysis process, and under the general framework of the contract, the Company is also verifying compliance with a series of contractual milestones (binding on the contractor of the Consortium Impregilo–OHL), whose violation leads to the application of fines or constraints, besides the additional future issues that may arise during the final settlement of the contract. Within these milestones under analysis, paragraph 15 of the contract section “works completion” was identified. This paragraph sets a deadline for the completion as October 15, 2015. Taking into account that as of April 15, 2016, this milestone has not been reached, this led to a delay of 183 days and to a possible discount to be applied to the contractor amounting to ThCP$ 83,849,329 (ThCh$19,008,130) (Unaudited) equivalent to 10% of the total contract value (less other discounts already applied) which is the limited amount to applied discounts to the contract.

On the other hand, the contract also establishes a variation margin to the agreed amounts, so that, if the actual executed amounts are below the 85% of the estimated contract value, the Contractor will receive for administration and incidentals, the missing amount to reach the floor of 85% of the contract value. Conversely, if the actual executed amounts exceed 115% of the estimated contract value, it will be reduced by the administration and contingency by the amount exceeding this ceiling of 115% of the contract value.

Consistent with the above, the Group is analyzing the activities related to the contract, identifying significant variations in quantity of work performed (VICO in its Spanish acronym) that according to the agreement would generate a discount of ThCP$1,057,137 (ThCh$239,346) (Unaudited) to be applied to the contractor.

Meanwhile, as of December 31, 2015, the Consortium Impregilo OHL presented to the Company eight claims for ThCP$147,685,420 (ThCh$33,479,381). This amount includes financial costs and estimated overruns generated by issues such as stripping, changes of materials used to fill dam and auxiliary dam, archaeological findings, achievement of skilled personnel and differences for volatility of the exchange rate. The Group, based on the technical and legal analysis performed on each of the claims considers that they are not applicable because these conditions are not specified in the scope of the contract. In 2016, the contractor presented two new claims for ThCP$3,086,026 (ThCh$699,583) (Unaudited) and the update of financial costs for the claims of 2015 and 2016 for ThCP$17,995,403 (ThCh$4,079,448) (Unaudited).

Additionally, as of June 30, 2016, the contractor submitted 83 notifications of the change of the orders (“NOC” in its Spanish acronym) for ThCP$31,307,842 (ThCh$7,097,296) (Unaudited). As a result of the preliminary analysis of these notifications, the Group recognized ThCP$ 8,425,765 (ThCh$1,910,069) (Unaudited) in the financial statements. The remained amounts for ThCP$22,882,077 (ThCh$5,187,227) (Unaudited) were rejected for the reason that they correspond to costs that are not the responsibility of the Group.

The accompanying notes are an integral part of these interim consolidated financial statements

16.	INCOME TAXES

a) Income taxes

The following table presents the components of the income tax expense/(benefit) recorded in the consolidated statement of comprehensive income for the six month periods ended June 30, 2016 and 2015:

Current Income Tax and Adjustments to Current Income Tax for Previous Periods	For the six months period ended
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Current income tax	(170,796,099)	(152,145,802)
Tax benefit from tax losses, tax credits or temporary differences not previously recognized for the current period (current tax credits and/or benefits)	8,862,016	9,197,247
Adjustments to current tax from the previous period	(335,417)	(2,727,775)
Benefit / (expense) for current income tax due to changes in tax rates or the introduction of new taxes	—	—
Other current tax benefit / (expense)	801,608	(2,269,182)
Current tax expense, net	(161,467,892)	(147,945,512)
Benefit / (expense) from deferred taxes for origination and reversal of temporary differences	168,241	(35,057,634)
Benefit / (expense) from deferred taxes due to changes in tax rates or the introduction of new taxes	—	—
Other components of deferred tax (benefit) /expense	—	—
Adjustments for prior periods deferred taxes	49,005	320,038
Total deferred tax benefit / (expense)	217,246	(34,737,596)
Income tax expense, continuing operations	(161,250,646)	(182,683,107)

The following table reconciles income taxes resulting from applying the local current tax rate to “Net income before taxes” and the actual income tax expense recognized in the consolidated statement of comprehensive income for the six month periods ended June 30, 2016 and 2015:

Reconciliation of Tax Expense	Rate	06-30-2016 (Unaudited) ThCh$	Rate	06-30-2015 (Unaudited) ThCh$
ACCOUNTING INCOME BEFORE TAX		513,649,098		546,465,301
Total tax income (expense) using statutory rate	(24.00%)	(123,275,783)	(22.50%)	(122,954,693)
Tax effect of rates applied in other countries	(12.06%)	(61,952,592)	(13.00%)	(71,052,950)
Tax effect of non-taxable revenues and benefits from tax losses and tax credits	5.98%	30,704,067	8.24%	45,032,935
Tax effect of non-tax-deductible expenses	(18.60%)	(95,513,607)	(6.15%)	(33,630,453)
Tax effect of changes in income tax rates	—	—	—	—
Tax effect of adjustments to taxes in previous periods	(0.07%)	(335,417)	(0.50%)	(2,727,775)
Adjustments for prior periods deferred taxes	0.01%	49,005	0.06%	320,038
Price level restatement for tax purposes (investments in subsidiaries, associates and joint ventures and equity)	17.34%	89,073,681	0.43%	2,329,791
Total adjustments to tax expense using statutory rate	(7.39%)	(37,974,863)	(10.93%)	(59,728,414)
Income tax benefit (expense), continuing operations	(31.39%)	(161,250,646)	(33.43%)	(182,683,107)

The accompanying notes are an integral part of these interim consolidated financial statements

The main temporary differences are described below.

b) Deferred taxes

The origin and changes in deferred tax assets and liabilities as of June 30, 2016 and December 31, 2015, are as follows:

Deferred Tax Assets		Deferred Tax Assets Relating to							Deferred Tax Assets
		Accumulated Depreciation	Amortization	Provisions	Post- Employment Benefit Obligations	Revaluation of Financial Instruments	Tax Loss Carry forwards	Other
Balance as of January 1, 2016		25,177,794	5,633,434	27,413,705	34,004,449	15,734,754	—	1,360,887	109,325,023
Changes	Increase (decrease) in profit or loss (Unaudited)	(1,086,721)	(294,225)	11,842,712	(144,044)	11,080,322	60,489	8,129,363	29,587,896
	Increase (decrease) in other comprehensive income (Unaudited)	—	—	—	2,853,168	(288,198)	—	—	2,564,970
	Foreign currency translation (Unaudited)	1,636,049	783,209	2,921,092	4,922,987	623,306	—	(115,718)	10,770,925
	Transfers to (from) non-current assets and disposal groups held for distribution to owners (1) (Unaudited)	—	—	(1,466,985)	(11,351)	1,093,066	(20,624)	19,849	(386,045)
	Other increases (decreases) (Unaudited)	(1,759,177)	56,274	(9,651,026)	(986,007)	(481,301)	20,624	(1,627,964)	(14,428,577)
Balance as of June 30, 2016 (Unaudited)		23,967,945	6,178,692	31,059,498	40,639,202	27,761,949	60,489	7,766,417	137,434,192

Deferred Tax Assets		Deferred Tax Assets Relating to							Deferred Tax Assets
		Accumulated Depreciation	Amortization	Provisions	Post- Employment Benefit Obligations	Revaluation of Financial Instruments	Tax Loss Carry forwards	Other
Balance as of January 1, 2015		63,763,279	1,506,979	86,266,322	3,103,317	21,132,561	4,851,839	13,013,577	193,637,874
Changes	Increase (decrease) in profit or loss	(1,969,882)	(620,212)	25,701,841	33,790,833	(4,316,990)	7,868,629	(42,100,049)	18,354,170
	Increase (decrease) in other comprehensive income	—	—	—	6,338,161	806,915	—	—	7,145,076
	Foreign currency translation	(7,116,721)	(1,860,738)	(5,404,662)	(9,206,928)	(339,940)	—	(863,778)	(24,792,767)
	Transfers to (from) non-current assets and disposal groups held for sale (1)	(4,982,473)	—	(2,687,490)	(422,929)	—	(12,720,468)	(1,503,949)	(22,317,309)
	Other increases (decreases)	(24,516,409)	6,607,405	(76,462,306)	401,995	(1,547,792)	—	32,815,086	(62,702,021)
Balance as of December 31, 2015		25,177,794	5,633,434	27,413,705	34,004,449	15,734,754	—	1,360,887	109,325,023

Deferred Tax Liabilities		Deferred Tax Liabilities Relating to							Deferred Tax Liabilities
		Accumulated Depreciation	Amortization	Provisions	Foreign Currency Contracts	Post- Employment Benefit Obligations	Revaluation of Financial Instruments	Other
Balance as of January 1, 2016		171,344,977	—	16,764	—	237	249,770	60,292,867	231,904,615
Changes	Increase (decrease) in profit or loss (Unaudited)	(300,307)	(337,781)	7,750,866	—	—	458,397	21,799,474	29,370,649
	Increase (decrease) in other comprehensive income (Unaudited)	—	—	—	—	—	(405,466)	—	(405,466)
	Foreign currency translation (Unaudited)	(5,732,549)	—	—	—	—	(8,908)	(7,704,685)	(13,446,142)
	Transfers to (from) non-current assets and disposal groups held for distribution to owners (1) (Unaudited)	—	—	—	—	—	—	—	—
	Other increases (decreases) (Unaudited)	(2,979,205)	337,781	(7,750,866)	—	—	(19,491)	(10,322,135)	(20,733,916)
Balance as of June 30, 2016 (Unaudited)		162,332,916	—	16,764	—	237	274,302	64,065,521	226,689,740

Deferred Tax Liabilities		Deferred Tax Liabilities Relating to							Deferred Tax Liabilities
		Accumulated Depreciation	Amortization	Provisions	Foreign Currency Contracts	Post- Employment Benefit Obligations	Revaluation of Financial Instruments	Other
Balance as of January 1, 2015		427,881,352	—	41,553	—	16,499	163,063	50,259,017	478,361,484
Changes	Increase (decrease) in profit or loss	26,238,797	(712,025)	13,122,113		488,257	—	37,625,257	76,762,399
	Increase (decrease) in other comprehensive income	—	—	—		(64,398)	147,605	(200,133)	(116,926)
	Foreign currency translation	4,395,448	—	(1)		65,061	5,424	(18,128,150)	(13,662,218)
	Transfers to (from) non-current assets and disposal groups held for sale (1)	(233,948,342)	—	(285,255)		(679)	—	(792,049)	(235,026,325)
	Other increases (decreases)	(53,222,278)	712,025	(12,861,646)	—	(504,503)	(66,322)	(8,471,075)	(74,413,799)
Balance as of December 31, 2015		171,344,977	—	16,764	—	237	249,770	60,292,867	231,904,615

(1)	See Note 5.1.II.i

The accompanying notes are an integral part of these interim consolidated financial statements

Recovery of deferred tax assets will depend on whether sufficient tax profits are obtained in the future. The Company’s management believes that the future profit projections for its subsidiaries will allow these assets to be recovered.

a.	As of June 30, 2016, the Group has not recognized deferred tax assets related to tax losses carry forward for ThCh$13,917,715 (Unaudited9 (ThCh$20,342,024 as of December 31, 2015). See Note 3.o.

The Group has not recognized deferred tax liabilities for taxable temporary differences relating to investment in subsidiaries and joint ventures, as it is able to control the timing of the reversal of the temporary differences and considers that it is probable that such temporary differences will not reverse in the foreseeable future. As of June 30, 2016, the aggregate amount of taxable temporary differences relating to investments in subsidiaries and joint ventures for which deferred tax liabilities have not been recognized were ThCh$1,176,162,486 (Unaudited) (ThCh$1,835,600,705 as of December 31, 2015, of which ThCh$979,972,151 corresponds to continuing operations). On the other hand, the total amount of deductible temporary differences relating to investments in subsidiaries and joint ventures for which as of June 30, 2016, it is probable that will not reverse in the foreseeable future or there will be not sufficient taxable profits in the future to recover such temporary differences were ThCh$2,734,879,793 (Unaudited) (ThCh$3,162,552,465 as of December 31, 2015, of which ThCh$2,700,619,169 corresponds to continuing operations).

Additionally, the Group has not recognized deferred tax assets for deductible temporary differences which as of June 30, 2016, totaled ThCh$57,695,359 (Unaudited) (ThCh$57,311,886 as of December 31, 2015), as it is not probable that sufficient future taxable profits exist to recover such temporary differences.

The Group companies are potentially subject to income tax audits by the tax authorities of each country in which the Group operates. Such tax audits are limited to a number of annual tax periods and once these have expired audits of these periods can no longer be performed. Tax audits by nature are often complex and can require several years to complete. The following table presents a summary of tax years potentially subject to examination:

Country	Period
Chile	2008-2015
Argentina	2008-2015
Brazil	2010-2015
Colombia	2012-2014
Peru	2010-2014

Given the range of possible interpretations of tax standards, the results of any future inspections carried out by tax authorities for the years subject to audit can give rise to tax liabilities that cannot currently be quantified objectively. Nevertheless, Enersis Américas Management estimates that the liabilities, if any, that may arise from such audits, would not significantly impact the Group companies’ future results.

The accompanying notes are an integral part of these interim consolidated financial statements

The effects of deferred taxes on the components of other comprehensive income attributable to both controlling and non-controlling interests for the six month periods ended June 30, 2016 and 2015, are as follows:

Effects of Income Tax on the Components of Other Comprehensive Income	06-30-2016 (Unaudited)			06-30-2015 (Unaudited)
	Amount Before Tax ThCh$	Income Tax Expense (Benefit) ThCh$	Amount After Tax ThCh$	Amount Before Tax ThCh$	Income Tax Expense (Benefit) ThCh$	Amount After Tax ThCh$
Available-for-sale financial assets	850,653	—	850,653	(567,731)	(1,031)	(568,762)
Cash flow hedge	23,099,625	(6,023,539)	17,076,086	(48,275,415)	12,820,167	(35,455,248)
Share of other comprehensive income in associates and joint ventures accounted for using the equity method	(14,085,388)	—	(14,085,388)	147,178	—	147,178
Foreign currency translation	180,792,987	—	180,792,987	(243,173,564)	—	(243,173,564)
Gains (losses) from defined benefit pension plans	(8,688,325)	2,965,488	(5,722,837)	—	—	—
Components of other comprehensive income	181,969,552	(3,058,051)	178,911,501	(291,869,532)	12,819,136	(279,050,396)

The movements in deferred taxes for the components of comprehensive income for the six month periods ended June 30, 2016 and 2015, are as follows:

Reconciliation of changes in deferred taxes of components of other comprehensive income	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Total increases (decreases) for deferred taxes of other comprehensive income from continuing operations	2,970,436	581,680
Income tax of changes in cash flow hedge transactions	(1,300,211)	2,265,454
Deferred tax of actuarial gains (losses) from defined benefit plans	(270,790)	—
Total increases (decreases) for deferred taxes of other comprehensive income from discontinued operations	(4,457,486)	9,972,002
Total income tax relating to components of other comprehensive income	(3,058,051)	12,819,136

17.	OTHER FINANCIAL LIABILITIES

The balance of other financial liabilities as of June 30, 2016 and December 31, 2015, is as follows:

Other Financial Liabilities	06-30-2016 (Unaudited)		12-31-2015
	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$
Interest-bearing borrowings	722,494,115	1,949,927,411	617,276,453	1,846,995,721
Hedging derivatives (*)	5,916,303	—	69,545,029	300,871
Non-hedging derivatives (**)	91,010,088	14,460,838	1,052,026	—
Total	819,420,506	1,964,388,249	687,873,508	1,847,296,592

The accompanying notes are an integral part of these interim consolidated financial statements

(*)	See Note 19.2.a
(**)	See Note 19.2.b

17.1 Interest-bearing borrowings

The detail of current and non-current interest-bearing borrowings as of June 30, 2016 and December 31, 2015, is as follows:

Classes of Interest-bearing borrowings	06-30-2016 (Unaudited)		12-31-2015
	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$
Bank loans	213,371,803	484,532,454	188,121,545	232,626,020
Unsecured obligations	454,710,610	1,376,054,305	356,221,587	1,391,715,407
Financial leases	29,582,304	51,182,644	19,668,436	58,669,900
Other obligations	24,829,398	38,158,008	53,264,885	163,984,394
Total	722,494,115	1,949,927,411	617,276,453	1,846,995,721

The accompanying notes are an integral part of these interim consolidated financial statements

Bank loans by currency and contractual maturity as of June 30, 2016 and December 31, 2015, are as follows:

•	Summary of bank loans by currency and maturity

Country	Currency	Nominal Interets Rate	Secured/Unsecured	Current			Non-Current
				Maturity		Total Current 06/30/2016 (Unaudited) ThCh$	Maturity					Total Non- Current 06/30/2016 (Unaudited) ThCh$
				One to three months ThCh$	Three to twelve months ThCh$		One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$
Chile	Ch$	6.00%	Unsecured	27	—	27	—	—	—	—	—	—
Perú	US$	2.64%	Unsecured	958,068	17,217,427	18,175,495	19,135,064	836,984	—	—	—	19,972,048
Perú	Soles	5.52%	Unsecured	190,360	2,040,371	2,230,731	32,204,738	—	—	—	—	32,204,738
Argentina	Ar$	34.26%	Unsecured	766,796	2,043,673	2,810,469	91,565	—	—	—	—	91,565
Colombia	Soles	5.65%	Unsecured	—	44,354,834	44,354,834	—	—	—	—	—	—
Colombia	CP	7.52%	Unsecured	1,572,196	67,082,828	68,655,024	9,218,884	54,557,660	45,943,293	9,218,884	23,047,214	141,985,935
Brazil	US$	11.58%	Unsecured	—	571,144	571,144	—	73,740,742	—	—	1,825,973	75,566,715
Brazil	Real	11.74%	Unsecured	11,599,489	64,974,590	76,574,079	72,008,732	62,925,390	49,417,634	17,869,482	12,490,215	214,711,453
Total				15,086,936	198,284,867	213,371,803	132,658,983	192,060,776	95,360,927	27,088,366	37,363,402	484,532,454

Country	Currency	Nominal Interets Rate	Secured/Unsecured	Current			Non-Current
				Maturity		Total Current 12/31/2015 ThCh$	Maturity					Total Non- Current 12/31/2015 ThCh$
				One to three months ThCh$	Three to twelve months ThCh$		One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$
Perú	US$	2.40%	Unsecured	26,650,675	2,833,429	29,484,104	3,777,906	19,247,361	299,442	—	—	23,324,709
Perú	Soles	5.20%	Unsecured	12,712,792	—	12,712,792	2,083,721	22,920,929	—	—	—	25,004,650
Argentina	US$	13.13%	Unsecured	3,899,595	—	3,899,595	—	—	—	—	—	—
Argentina	Ar$	37.06%	Unsecured	2,693,226	4,809,318	7,502,544	1,080,762	—	—	—	—	1,080,762
Colombia	CP	6.46%	Unsecured	32,928,994	76,448,340	109,377,334	38,158,543	9,092,465	9,092,465	9,092,465	27,277,398	92,713,336
Brazil	Real	14.53%	Unsecured	9,045,598	16,099,578	25,145,176	30,167,521	30,167,521	30,167,521	—	—	90,502,563
Total				87,930,880	100,190,665	188,121,545	75,268,453	81,428,276	39,559,428	9,092,465	27,277,398	232,626,020

The accompanying notes are an integral part of these interim consolidated financial statements

•	Fair value measurement and hierarchy

The fair value of current and non-current bank borrowings as of June 30, 2016 was ThCh$708,445,689 (Unaudited) (ThCh$423,123,934 as of December 31, 2015). The borrowings have been classified as Level 2 fair value measurement based on the entry data used in the valuation techniques used (see Note 3.g).

•	Identification of bank borrowings by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Amortization	June 30, 2016 (Unaudited)
										Current			Non-Current
										Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	13.58%	13.71%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Citibank	Brazil	US$	15.05%	15.89%	At maturity	—	171,646	171,646	—	24,417,464	—	—	—	24,417,464
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco Santander	Brazil	US$	13.98%	14.49%	At maturity	—	382,573	382,573	—	49,323,278	—	—	—	49,323,278
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.89%	11.28%	Monthly	7,818,408	24,820,426	32,638,834	31,273,632	23,278,105	23,278,107	13,568,639	9,144,186	100,542,669
Foreign	Codensa	Colombia	Foreign	Bank of Tokyo	Colombia	CP	8.49%	8.32%	At maturity	1,110,699	—	1,110,699	—	45,338,776	—	—	—	45,338,776
Foreign	Codensa	Colombia	Foreign	Bank of Tokyo	Colombia	CP	8.82%	8.63%	At maturity	—	184,853	184,853	—	—	36,724,409	—	—	36,724,409
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Perú	Peru	US$	2.41%	2.39%	Quarterly	232,136	560,570	792,706	17,190,819	—	—	—	—	17,190,819
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.42%	3.38%	Quarterly	424,619	1,242,398	1,667,017	828,266	—	—	—	—	828,266
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.52%	3.40%	Quarterly	301,313	836,984	1,138,297	1,115,979	836,984	—	—	—	1,952,963
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.10%	9.78%	Monthly	270,721	826,315	1,097,036	1,082,884	1,082,884	1,082,884	—	—	3,248,652
Foreign	Coelce S.A.	Brazil	Foreign	Banco Itaú Brasil	Brazil	Real	15.15%	15.53%	Annual	—	11,534,314	11,534,314	10,244,310	10,244,310	—	—	—	20,488,620
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	14.47%	14.80%	Annual	—	16,656,061	16,656,061	15,366,465	15,366,465	15,366,465	—	—	46,099,395
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.69%	7.86%	Monthly	1,087,816	3,301,196	4,389,012	4,351,263	3,263,448	—	—	—	7,614,711
Foreign	Coelce S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.80%	11.17%	Monthly	2,422,544	7,836,278	10,258,822	9,690,178	9,690,178	9,690,178	4,300,843	3,346,029	36,717,406
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	4.42%	4.37%	Bi-annual	—	16,925	16,925	—	—	—	—	1,825,973	1,825,973
Foreign	Coelce S.A.	Brazil	Foreign	Banco Santander	Brazil	Real	13.80%	15.76%	Other	—	—	—	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	1.38%	At maturity	—	14,577,475	14,577,475	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	6.90%	6.73%	Quarterly	27,418	2,012,796	2,040,214	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.83%	5.71%	Quarterly	91,457	—	91,457	4,226,872	—	—	—	—	4,226,872
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	15,056	—	15,056	3,019,194	—	—	—	—	3,019,194
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	24,394	—	24,394	5,031,990	—	—	—	—	5,031,990
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	16,716	—	16,716	4,830,711	—	—	—	—	4,830,711
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	15,319	—	15,319	5,031,990	—	—	—	—	5,031,990
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.17%	5.07%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander	Peru	Soles	6.35%	6.20%	Quarterly	—	27,575	27,575	10,063,981	—	—	—	—	10,063,981
Foreign	Edesur S.A.	Argentina	Foreign	Banco Provincia de Buenos Aires	Argentina	Arg $	35.36%	30.67%	Monthly	—	—	—	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.20%	37.88%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	9.70%	9.48%	At maturity	—	6,961,940	6,961,940	6,800,816	6,800,816	6,800,816	6,800,816	17,002,044	44,205,308
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	9.73%	9.51%	At maturity	—	2,475,542	2,475,542	2,418,068	2,418,068	2,418,068	2,418,068	6,045,170	15,717,442
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	AV VILLAS	Colombia	CP	6.06%	5.93%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Citibank Colombia	Colombia	CP	5.57%	6.01%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.08%	7.85%	At maturity	461,497	27,854,727	28,316,224	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	6.84%	6.66%	At maturity	—	—	—	—	—		—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.87%	5.70%	At maturity	—	20,349,966	20,349,966	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.93%	5.76%	At maturity	—	13,534,594	13,534,594	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.65%	5.50%	At maturity	—	10,470,274	10,470,274	—	—	—	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Amortization	June 30, 2016 (Unaudited)
										Current			Non-Current
										Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	6.90%	At maturity	—	29,605,766	29,605,766	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Davivienda	Colombia	CP	6.30%	6.15%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	36.74%	34.00%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Arg $	46.45%	40.00%	At maturity	—	560,856	560,856	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Arg $	49.81%	42.50%	At maturity	—	217,976	217,976	13,408	—	—	—	—	13,408
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	37.34%	33.00%	At maturity	—	141,777	141,777	8,251	—	—	—	—	8,251
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Arg $	46.45%	40.00%	At maturity	—	206,709	206,709	12,892	—	—	—	—	12,892
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	38.61%	34.00%	At maturity	—	683,559	683,559	42,575	—	—	—	—	42,575
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Credit Suisse International	Argentina	US$	14.84%	13.92%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Arg $	42.16%	36.75%	At maturity	—	232,796	232,796	14,439	—	—	—	—	14,439
94.271.00-3	Enersis Américas S.A.	Chile	97.004.000-5	Banco Santander Chile	Chile	Ch$	6.00%	6.00%	At maturity	27	—	27	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Arg $	43.63%	38.45%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Deutsche Bank	Argentina	US$	13.50%	12.86%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Standard Bank	Argentina	US$	13.50%	12.86%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau	Argentina	US$	13.50%	12.86%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	176,363	—	176,363	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	161,027	—	161,027	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	153,359	—	153,359	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	53,676	—	53,676	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad -Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	23,004	—	23,004	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC—Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	199,367	—	199,367	—	—	—	—	—	—
Total										15,086,936	198,284,867	213,371,803	132,658,983	192,060,776	95,360,927	27,088,366	37,363,402	484,532,454

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Amortization	December 31, 2015
										Corriente			No Corriente
										Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	13.58%	13.71%	At maturity	—	400,960	400,960	7,765,896	7,765,896	7,765,896	—	—	23,297,688
Foreign	Ampla Energía S.A.	Brazil	Foreign	Citibank	Brazil	US$	15.05%	15.89%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco Santander	Brazil	US$	13.98%	14.49%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.89%	11.28%	Monthly	—	—	—	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bank of Tokyo	Colombia	CP	8.49%	8.32%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bank of Tokyo	Colombia	CP	8.82%	8.63%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Perú	Peru	US$	2.41%	2.39%	Quarterly	244,599	601,653	846,252	802,204	18,049,594	—	—	—	18,851,798
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.42%	3.38%	Quarterly	458,314	1,333,451	1,791,765	1,777,935	—	—	—	—	1,777,935
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.52%	3.40%	Quarterly	328,118	898,325	1,226,443	1,197,767	1,197,767	299,442	—	—	2,694,976
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.10%	9.78%	Monthly	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco Itaú Brasil	Brazil	Real	15.15%	15.53%	Annual	—	1,128,884	1,128,884	8,960,650	8,960,650	8,960,650	—	—	26,881,950
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	14.47%	14.80%	Annual	—	14,569,734	14,569,734	13,440,975	13,440,975	13,440,975	—	—	40,322,925
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.69%	7.86%	Monthly	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.80%	11.17%	Monthly	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	4.42%	4.37%	Bi-annual	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco Santander	Brazil	Real	13.80%	15.76%	Other	9,045,598	—	9,045,598	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	1.38%	At maturity	25,619,644	—	25,619,644	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	6.90%	6.73%	Quarterly	28,776	—	28,776	2,083,721	—	—	—	—	2,083,721
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.83%	5.71%	Quarterly	95,383	—	95,383	—	4,375,814	—	—	—	4,375,814
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	14,718	—	14,718	—	3,125,581	—	—	—	3,125,581
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	23,807	—	23,807	—	5,209,302	—	—	—	5,209,302
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	15,918	—	15,918	—	5,000,930	—	—	—	5,000,930
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.01%	Quarterly	14,416	—	14,416	—	5,209,302	—	—	—	5,209,302
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.17%	5.07%	Quarterly	12,519,774	—	12,519,774	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander	Peru	Soles	6.35%	6.20%	Quarterly	—	—	—	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Provincia de Buenos Aires	Argentina	Arg $	35.36%	30.67%	Monthly	83,049	—	83,049	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.20%	37.88%	Quarterly	169,444	274,065	443,509	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	9.70%	9.48%	At maturity	135,920	3,353,778	3,489,698	6,707,556	6,707,556	6,707,556	6,707,556	20,122,671	46,952,895
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	9.73%	9.51%	At maturity	48,510	1,192,454	1,240,964	2,384,909	2,384,909	2,384,909	2,384,909	7,154,727	16,694,363
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	AV VILLAS	Colombia	CP	6.06%	5.93%	At maturity	11,038,653	—	11,038,653	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Citibank Colombia	Colombia	CP	5.57%	6.01%	At maturity	5,169,932	—	5,169,932	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.08%	7.85%	At maturity	361,969	27,472,753	27,834,722	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	6.84%	6.66%	At maturity	13,251,721	—	13,251,721	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.87%	5.70%	At maturity	—	20,318,330	20,318,330	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.93%	5.76%	At maturity	—	13,509,598	13,509,598	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del perú	Colombia	CP	5.65%	5.50%	At maturity	—	10,462,152	10,462,152	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	6.90%	At maturity	—	139,275	139,275	29,066,078	—	—	—	—	29,066,078
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Davivienda	Colombia	CP	6.30%	6.15%	At maturity	2,922,289	—	2,922,289	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	36.74%	34.00%	At maturity	438,505	—	438,505	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Arg $	46.45%	40.00%	At maturity	—	714,607	714,607	259,978	—	—	—	—	259,978
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Arg $	49.81%	42.50%	At maturity	—	271,439	271,439	120,187	—	—	—	—	120,187
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	37.34%	33.00%	At maturity	—	181,232	181,232	73,961	—	—	—	—	73,961
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Arg $	46.45%	40.00%	At maturity	—	259,139	259,139	115,564	—	—	—	—	115,564
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	38.61%	34.00%	At maturity	—	852,379	852,379	381,640	—	—	—	—	381,640
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Credit Suisse International	Argentina	US$	14.84%	13.92%	Quarterly	1,216,306	—	1,216,306	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Arg $	42.16%	36.75%	At maturity	—	291,321	291,321	129,432	—	—	—	—	129,432
94.271.00-3	Enersis Américas S.A.	Chile	97.004.000-5	Banco Santander Chile	Chile	Ch$	6.00%	6.00%	At maturity	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Arg $	43.63%	38.45%	At maturity	1,119,924	—	1,119,924	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Deutsche Bank	Argentina	US$	13.50%	12.86%	Quarterly	1,341,641	—	1,341,641	—	—	—	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Amortization	December 31, 2015
										Corriente			No Corriente
										Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	H. El Chocón S.A.	Argentina	Foreign	Standard Bank	Argentina	US$	13.50%	12.86%	Quarterly	670,824	—	670,824	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau	Argentina	US$	13.50%	12.86%	Quarterly	670,824	—	670,824	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	202,930	451,981	654,911	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	185,284	412,679	597,963	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	176,461	393,027	569,488	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario— Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	61,761	137,560	199,321	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad - Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	26,469	58,954	85,423	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC—Sindicado IV	Argentina	Arg $	34.58%	30.81%	Quarterly	229,399	510,935	740,334	—	—	—	—	—	—
Total										87,930,880	100,190,665	188,121,545	75,268,453	81,428,276	39,559,428	9,092,465	27,277,398	232,626,020

In Appendix 4, letter a), are shown the estimated future cash flows (undiscounted) that the Group will have to disburse to settle the bank loans detailed above.

The accompanying notes are an integral part of these interim consolidated financial statements

17.2 Unsecured liabilities

The detail of Unsecured Liabilities by currency and maturity as of June 30, 2016 and December 31, 2015, is as follows:

•	Summary of unsecured liabilities by currency and maturity

Country	Currency	Nominal Interest Rate	Secured/Unsecured	Current			Non-Current
				Maturity		Total Current 06/30/2016 (Unaudited) ThCh$	Maturity					Total Non-Current 06/30/2016 (Unaudited) ThCh$
				One to three months ThCh$	Three to twelve months ThCh$		One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$
Chile	US$	7.00%	Unsecured	—	166,154,168	166,154,168	—	—	—	—	567,455	567,455
Chile	U.F.	5.75%	Unsecured	—	3,562,388	3,562,388	3,707,292	3,920,460	4,145,885	4,384,272	4,067,473	20,225,382
Perú	US$	6.50%	Unsecured	14,113,085	95,768	14,208,853	6,626,125	5,410,894	—	6,626,125	6,626,125	25,289,269
Perú	Soles	6.33%	Unsecured	4,798,144	15,039,264	19,837,408	13,888,293	24,153,553	19,121,563	46,294,311	112,817,223	216,274,943
Colombia	CP	12.39%	Unsecured	10,960,046	136,459,898	147,419,944	—	198,244,902	100,366,560	166,316,665	458,850,667	923,778,794
Brazil	Real	15.94%	Unsecured	—	103,527,849	103,527,849	93,434,185	75,995,657	20,488,620	—	—	189,918,462
			Total	29,871,275	424,839,335	454,710,610	117,655,895	307,725,466	144,122,628	223,621,373	582,928,943	1,376,054,305

Country	Currency	Nominal Interest Rate	Secured/Unsecured	Current			Non-Current
				Maturity		Total Current 12/31/2015 ThCh$	Maturity					Total Non-Current 12/31/2015 ThCh$
				One to three months ThCh$	Three to twelve months ThCh$		One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$
Chile	US$	7.00%	Unsecured	—	179,552,878	179,552,878	—	—	—	—	609,317	609,317
Chile	U.F.	5.75%	Unsecured	—	3,417,313	3,417,313	3,546,564	3,750,488	3,966,142	4,194,193	6,097,254	21,554,641
Perú	US$	6.50%	Unsecured	1,025,402	14,223,478	15,248,880	—	7,111,739	5,807,446	7,111,739	7,111,739	27,142,663
Perú	Soles	6.44%	Unsecured	11,874,390	9,345,624	21,220,014	20,628,837	—	44,799,999	27,088,371	123,043,719	215,560,926
Colombia	CP	10.81%	Unsecured	60,132,757	—	60,132,757	125,441,571	107,284,492	80,913,285	53,852,881	551,735,058	919,227,287
Brazil	Real	15.64%	Unsecured	—	76,649,745	76,649,745	87,811,094	79,034,498	40,774,981	—	—	207,620,573
			Total	73,032,549	283,189,038	356,221,587	237,428,066	197,181,217	176,261,853	92,247,184	688,597,087	1,391,715,407

17.3 Secured liabilities

As of June 30, 2016 (Unaudited) and December 31, 2015, there are no secured liabilities.

•	Fair value measurement and hierarchy

The fair value of current and non-current secured and unsecured liabilities as of June 30, 2016 totaled ThCh$2,053,159,870 (Unaudited) (ThCh$1,768,663,119 as of December 31, 2015). These liabilities have been classified as Level 2 fair value measurement based on the entry data used in the valuation techniques used (see Note 3.g). It is important to note that these financial liabilities are measured at amortized cost (see Note 3 f.4).

The accompanying notes are an integral part of these interim consolidated financial statements

•	Secured and unsecured liabilities by company

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured	June 30, 2016 (Unaudited)
										Current			Non-Current
										Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 16	Brazil	Real	14.39%	14.84%	No	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 17	Brazil	Real	14.56%	14.85%	No	—	10,308,148	10,308,148	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 18	Brazil	Real	15.00%	15.38%	No	—	2,215,866	2,215,866	10,244,310	10,244,310	10,244,310	—	—	30,732,930
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 26	Brazil	Real	17.45%	18.21%	No	—	17,777,690	17,777,690	17,660,267	—	—	—	—	17,660,267
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 27	Brazil	Real	15.73%	16.04%	No	—	27,786,222	27,786,222	27,177,138	27,297,927	—	—	—	54,475,065
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 28	Brazil	Real	15.00%	15.38%	No	—	2,215,866	2,215,866	10,244,310	10,244,310	10,244,310	—	—	30,732,930
Foreign	Codensa	Colombia	Foreign	B102 Tramo 1	Colombia	CP	13.93%	13.26%	No	205,803	33,266,101	33,471,904	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	B102 Tramo 2	Colombia	CP	13.93%	13.26%	No	322,169	55,426,652	55,748,821	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	B103	Colombia	CP	14.21%	13.51%	No	134,254	—	134,254	—	18,135,511	—	—	—	18,135,511
Foreign	Codensa	Colombia	Foreign	B604	Colombia	CP	10.56%	10.17%	No	—	—	—	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bonos B12-13	Colombia	CP	13.39%	12.77%	No	720,696	—	720,696	—	—	—	—	43,828,995	43,828,995
Foreign	Codensa	Colombia	Foreign	Bonos B5-13	Colombia	CP	12.44%	11.90%	No	631,042	—	631,042	—	41,181,211	—	—	—	41,181,211
Foreign	Codensa	Colombia	Foreign	Bonos B7-14	Colombia	CP	12.02%	11.51%	No	79,351	—	79,351	—	—	—	—	41,938,368	41,938,368
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 1	Brazil	Real	14.50%	14.84%	No	—	10,970,478	10,970,478	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 2	Brazil	Real	14.94%	16.92%	No	—	32,253,579	32,253,579	28,108,160	28,209,110	—	—	—	56,317,270
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.41%	6.31%	No	—	7,941	7,941	—	—	—	—	5,031,990	5,031,990
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.38%	6.28%	No	155,402	—	155,402	—	—	5,031,990	—	—	5,031,990
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.44%	6.34%	No	180,982	—	180,982	—	—	—	—	6,626,125	6,626,125
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.93%	7.78%	No	187,127	—	187,127	—	5,410,894	—	—	—	5,410,894
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.73%	6.63%	No	6,828,544	—	6,828,544	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.09%	6.00%	No	6,735,456	—	6,735,456	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.86%	5.78%	No	—	95,768	95,768	—	—	—	6,626,125	—	6,626,125
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.57%	6.47%	No	180,976	—	180,976	6,626,125	—	—	—	—	6,626,125
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Horizonte	Peru	Soles	7.22%	7.09%	No	3,091,844	—	3,091,844	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.16%	8.00%	No	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.00%	7.85%	No	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.13%	7.00%	No	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.44%	7.30%	No	179,642	—	179,642	—	—	—	6,038,388	—	6,038,388
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	5.56%	5.49%	No	197,488	—	197,488	—	—	—	—	10,063,981	10,063,981
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	7.03%	6.91%	No	130,517	—	130,517	—	4,025,592	—	—	—	4,025,592
Foreign	Edelnor S.A.A.	Peru	Foreign	Interseguro Cia de Seguros	Peru	Soles	6.28%	6.19%	No	—	108,167	108,167	—	—	—	—	8,051,185	8,051,185
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.06%	5.97%	No	—	84,740	84,740	—	—	—	—	10,063,981	10,063,981
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	6.40%	No	—	42,157	42,157	4,025,592	—	—	—	—	4,025,592
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.06%	6.94%	No	—	6,127,234	6,127,234	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.00%	4.94%	No	—	59,266	59,266	—	—	—	—	8,051,185	8,051,185
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.13%	5.06%	No	222,072	—	222,072	—	—	—	—	10,063,981	10,063,981
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.75%	6.64%	No	239,649	—	239,649	—	—	—	10,063,981	—	10,063,981
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.28%	7.15%	No	183,542	—	183,542	—	—	—	—	7,145,426	7,145,426
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	6.40%	No	—	72,684	72,684	—	—	—	10,063,981	—	10,063,981
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.38%	7.24%	No	—	98,962	98,962	—	—	—	—	12,076,777	12,076,777
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.78%	6.67%	No	—	299,526	299,526	—	—	—	20,127,961	—	20,127,961
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.25%	No	—	38,306	38,306	—	—	—	—	12,076,777	12,076,777
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.84%	5.76%	No	—	58,811	58,811	—	20,127,961	—	—	—	20,127,961
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.25%	No	—	289,423	289,423	—	—	—	—	16,102,369	16,102,369
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	4.81%	4.76%	No	—	134,482	134,482	9,862,701	—	—	—	—	9,862,701
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.13%	6.03%	No	397,988	—	397,988	—	—	14,089,573	—	—	14,089,573
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.96%	5.87%	No	—	7,290,031	7,290,031	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	8.13%	7.97%	No	—	327,534	327,534	—	—	—	—	14,089,571	14,089,571
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B09-09	Colombia	CP	14.58%	13.85%	No	1,688,901	—	1,688,901	—	49,464,605	—	—	—	49,464,605

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured	June 30, 2016 (Unaudited)
										Current			Non-Current
										Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B10	Colombia	CP	14.45%	13.73%	No	696,236	—	696,236	—	36,284,623	—	—	—	36,284,623
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B-103	Colombia	CP	13.77%	13.77%	No	—	40,457,751	40,457,751	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B12	Colombia	CP	14.80%	14.04%	No	703,144	—	703,144	—	—	—	—	20,307,238	20,307,238
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B15	Colombia	CP	14.79%	14.04%	No	246,738	—	246,738	—	—	—	—	12,581,510	12,581,510
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-13	Colombia	CP	12.80%	12.23%	No	75,094	—	75,094	—	—	11,201,743	—	—	11,201,743
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-14	Colombia	CP	11.90%	11.40%	No	427,062	—	427,062	—	—	29,689,073	—	—	29,689,073
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos exterior	Colombia	CP	10.17%	10.17%	No	—	892,890	892,890	—	—	—	20,402,449	—	20,402,449
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos quimbo	Colombia	CP	10.17%	10.17%	No	—	6,416,504	6,416,504	—	—	—	145,914,216	—	145,914,216
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10	Colombia	CP	12.01%	11.50%	No	385,832	—	385,832	—	—	—	—	67,955,190	67,955,190
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10-14	Colombia	CP	12.34%	11.81%	No	629,141	—	629,141	—	—	—	—	42,218,762	42,218,762
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B12-13	Colombia	CP	13.61%	12.97%	No	584,754	—	584,754	—	—	—	—	82,232,463	82,232,463
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B15	Colombia	CP	12.14%	11.62%	No	259,883	—	259,883	—	—	—	—	45,297,489	45,297,489
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B16-14	Colombia	CP	12.69%	12.13%	No	563,102	—	563,102	—	—	—	—	36,802,925	36,802,925
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-13	Colombia	CP	12.80%	12.23%	No	231,678	—	231,678	—	—	34,558,939	—	—	34,558,939
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-14	Colombia	CP	11.90%	11.40%	No	358,410	—	358,410	—	—	24,916,805	—	—	24,916,805
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B3-16	Colombia	CP	11.98%	11.47%	No	853,322	—	853,322		53,178,952	—	—	—	53,178,952
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B7-16	Colombia	CP	13.27%	12.66%	No	1,163,434	—	1,163,434	—	—	—	—	65,687,727	65,687,727
94.271.00-3	Enersis S.A.	Chile	97.004.000-5	Bonos UF 269	Chile	U.F.	7.76%	7.40%	No	—	3,562,388	3,562,388	3,707,292	3,920,460	4,145,885	4,384,272	4,067,473	20,225,382
94.271.00-3	Enersis S.A.	Chile	Foreign	Yankee bonos 2016	E.E.U.U.	US$	7.76%	7.40%	No	—	166,151,151	166,151,151	—	—	—	—	—	—
94.271.00-3	Enersis S.A.	Chile	Foreign	Yankee bonos 2026	E.E.U.U.	US$	7.76%	6.60%	No	—	3,017	3,017	—	—	—	—	567,455	567,455
Total Unsecured Bonds										29,871,275	424,839,335	454,710,610	117,655,895	307,725,466	144,122,628	223,621,373	582,928,943	1,376,054,305

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured	December 31, 2015
										Current			Non-Current
										Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 16	Brazil	Real	14.39%	14.84%	No	—	10,550,152	10,550,152	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 17	Brazil	Real	14.56%	14.85%	No	—	9,072,396	9,072,396	8,960,650	—	—	—	—	8,960,650
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 18	Brazil	Real	15.00%	15.38%	No	—	1,980,285	1,980,285	8,960,650	8,960,650	8,960,650	—	—	26,881,950
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 26	Brazil	Real	17.45%	18.21%	No	—	16,645,720	16,645,720	14,750,376	14,750,376	—	—	—	29,500,752
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 27	Brazil	Real	15.73%	16.04%	No	—	2,256,837	2,256,837	22,653,731	22,888,844	22,853,681	—	—	68,396,256
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 28	Brazil	Real	15.00%	15.38%	No	—	1,980,285	1,980,285	8,960,650	8,960,650	8,960,650	—	—	26,881,950
Foreign	Codensa	Colombia	Foreign	B102 Tramo 1	Colombia	CP	13.93%	13.26%	No	480,031	—	480,031	87,436,064	—	—	—	—	87,436,064
Foreign	Codensa	Colombia	Foreign	B102 Tramo 2	Colombia	CP	13.93%	13.26%	No	—	—		—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	B103	Colombia	CP	14.21%	13.51%	No	121,021	—	121,021	—	17,886,817	—	—	—	17,886,817
Foreign	Codensa	Colombia	Foreign	B604	Colombia	CP	10.56%	10.17%	No	32,826,348	—	32,826,348	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bonos B12-13	Colombia	CP	13.39%	12.77%	No	613,975	—	613,975	—	—	—	—	43,227,965	43,227,965
Foreign	Codensa	Colombia	Foreign	Bonos B5-13	Colombia	CP	12.44%	11.90%	No	531,899	—	531,899	—	40,616,490	—	—	—	40,616,490
Foreign	Codensa	Colombia	Foreign	Bonos B7-14	Colombia	CP	12.02%	11.51%	No	77,582	—	77,582	—	—	—	—	41,363,265	41,363,265
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 1	Brazil	Real	14.50%	14.84%	No	—	9,601,388	9,601,388	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 2	Brazil	Real	14.94%	16.92%	No	—	24,562,682	24,562,682	23,525,037	23,473,978	—	—	—	46,999,015
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.41%	6.31%	No	—	8,221	8,221	—	—	—	—	5,209,304	5,209,304
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.38%	6.28%	No	—	—	—	—	—	5,209,302	—	—	5,209,302
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.44%	6.34%	No	194,246	—	194,246	—	—	—	—	7,111,739	7,111,739
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.93%	7.78%	No	200,841	—	200,841	—	—	5,807,446	—	—	5,807,446
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.73%	6.63%	No	215,945	7,111,739	7,327,684	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.09%	6.00%	No	117,344	7,111,739	7,229,083	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.86%	5.78%	No	102,787	—	102,787	—	—	—	7,111,739	—	7,111,739
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.57%	6.47%	No	194,239	—	194,239	—	7,111,739	—	—	—	7,111,739
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Horizonte	Peru	Soles	7.22%	7.09%	No	75,209	3,125,581	3,200,790	—	—	—	—	—	—

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	Secured	December 31, 2015
										Current			Non-Current
										Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
										ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.16%	8.00%	No	3,899,407	—	3,899,407	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.00%	7.85%	No	5,855,385	—	5,855,385	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.13%	7.00%	No	—	5,226,830	5,226,830	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.44%	7.30%	No	185,972	—	185,972	—	—	—	6,251,163	—	6,251,163
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	5.56%	5.49%	No	204,447	—	204,447	—	—	—	—	10,418,604	10,418,604
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	7.03%	6.91%	No	135,116	—	135,116	—	—	4,167,442	—	—	4,167,442
Foreign	Edelnor S.A.A.	Peru	Foreign	Interseguro Cia de Seguros	Peru	Soles	6.28%	6.19%	No	—	111,978	111,978	—	—	—	—	8,334,884	8,334,884
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.06%	5.97%	No	—	87,726	87,726	—	—	—	—	10,418,604	10,418,604
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	6.40%	No	—	43,642	43,642	4,167,442	—	—	—	—	4,167,442
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.06%	6.94%	No	—	91,977	91,977	6,251,163	—	—	—	—	6,251,163
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.00%	4.94%	No	—	61,354	61,354	—	—	—	—	8,334,884	8,334,884
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.13%	5.06%	No	229,897	—	229,897	—	—	—	—	10,418,604	10,418,604
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.75%	6.64%	No	248,093	—	248,093	—	—	—	10,418,604	—	10,418,604
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.28%	7.15%	No	190,009	—	190,009	—	—	—	—	7,397,209	7,397,209
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	6.40%	No	—	75,245	75,245	—	—	—	10,418,604	—	10,418,604
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.38%	7.24%	No	—	102,450	102,450	—	—	—	—	12,502,325	12,502,325
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.78%	6.67%	No	—	310,080	310,080	—	—	—	—	20,837,209	20,837,209
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.25%	No	—	39,656	39,656	—	—	—	—	12,502,325	12,502,325
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.84%	5.76%	No	—	60,884	60,884	—	—	20,837,209	—	—	20,837,209
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.25%	No	304,643	—	304,643	—	—	—	—	16,669,767	16,669,767
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	4.81%	4.76%	No	139,221	—	139,221	10,210,232	—	—	—	—	10,210,232
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.13%	6.03%	No	406,991	—	406,991	—	—	14,586,046	—	—	14,586,046
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.96%	5.87%	No	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	8.13%	7.97%	No	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B09-09	Colombia	CP	14.58%	13.85%	No	1,472,677	—	1,472,677	—	48,781,185	—	—	—	48,781,185
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B10	Colombia	CP	14.45%	13.73%	No	599,598	—	599,598	—	—	35,783,303	—	—	35,783,303
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B-103	Colombia	CP	13.77%	13.77%	No	3,893,386	—	3,893,386	38,005,507	—	—	—	—	38,005,507
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B12	Colombia	CP	14.80%	14.04%	No	614,301	—	614,301	—	—	—	—	20,026,666	20,026,666
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B15	Colombia	CP	14.79%	14.04%	No	213,136	—	213,136	—	—	—	—	12,407,680	12,407,680
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-13	Colombia	CP	12.80%	12.23%	No	66,722	—	66,722	—	—	11,047,324	—	—	11,047,324
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-14	Colombia	CP	11.90%	11.40%	No	299,818	—	299,818	—	—	—	24,573,172	—	24,573,172
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos exterior	Colombia	CP	10.17%	10.17%	No	13,745,374	—	13,745,374	—	—	—	—	19,368,586	19,368,586
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos quimbo	Colombia	CP	10.17%	10.17%	No	1,912,740	—	1,912,740	—	—	—	—	144,605,973	144,605,973
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10	Colombia	CP	12.01%	11.50%	No	341,157	—	341,157	—	—	—	—	67,020,604	67,020,604
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10-14	Colombia	CP	12.34%	11.81%	No	529,437	—	529,437	—	—	—	—	41,638,617	41,638,617
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B12-13	Colombia	CP	13.61%	12.97%	No	524,321	—	524,321	—	—	—	—	81,102,939	81,102,939
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B15	Colombia	CP	12.14%	11.62%	No	230,201	—	230,201	—	—	—	—	44,675,420	44,675,420
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B16-14	Colombia	CP	12.69%	12.13%	No	475,939	—	475,939	—	—	—	—	36,297,343	36,297,343
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-13	Colombia	CP	12.80%	12.23%	No	205,848	—	205,848	—	—	34,082,658	—	—	34,082,658
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-14	Colombia	CP	11.90%	11.40%	No	357,246	—	357,246	—	—	—	29,279,709	—	29,279,709
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B3-16	Colombia	CP	11.98%	11.47%	No	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B7-16	Colombia	CP	13.27%	12.66%	No	—	—	—	—	—	—	—	—	—
94.271.00-3	Enersis S.A.	Chile	97.004.000-5	Bonos UF 269	Chile	U.F.	7.76%	7.40%	No	—	3,417,313	3,417,313	3,546,564	3,750,488	3,966,142	4,194,193	6,097,254	21,554,641
94.271.00-3	Enersis S.A.	Chile	Foreign	Yankee bonos 2016	E.E.U.U.	US$	7.76%	7.40%	No	—	179,549,527	179,549,527	—	—	—	—	—	—
94.271.00-3	Enersis S.A.	Chile	Foreign	Yankee bonos 2026	E.E.U.U.	US$	7.76%	6.60%	No	—	3,351	3,351	—	—	—	—	609,317	609,317
Total Unsecured Bonds										73,032,549	283,189,038	356,221,587	237,428,066	197,181,217	176,261,853	92,247,184	688,597,087	1,391,715,407
In Appendix 4, letter b), are shown the estimated future cash flows (undiscounted) that the Group will have to disburse to settle the secured and unsecured liabilities detailed above.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Detail of finance lease obligations

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Nominal Interest Rate	June 30, 2016 (Unaudited)
								Current			Non-Current
								Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Codensa	Colombia	Foreign	Union Temporal Rentacol	Colombia	CP	10.80%	64,244	203,425	267,669	120,370	—	—	—	—	120,370
Foreign	Codensa	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	2,770	8,739	11,509	12,715	—	—	—	—	12,715
Foreign	Codensa	Colombia	Foreign	Banco Corpbanca	Colombia	CP	7.27%	5,496	16,992	22,488	23,873	1,586	—	—	—	25,459
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.29%	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.98%	64,598	87,110	151,708	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.00%	44,257	44,816	89,073	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.00%	77,361	78,340	155,701	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.99%	73,046	85,511	158,557	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.25%	316,665	959,860	1,276,525	1,178,832	—	—	—	—	1,178,832
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander Perú	Peru	Soles	5.60%	97,728	295,758	393,486	414,324	—	—	—	—	414,324
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	US$	5.80%	1,312,295	3,936,886	5,249,181	5,249,182	5,249,182	16,071,125	—	—	26,569,489
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	Soles	5.70%	458,701	1,376,103	1,834,804	1,834,803	1,834,803	5,617,515	—	—	9,287,121
Foreign	EE Piura	Peru	Foreign	Banco Scotiabank	Peru	US$	3.75%	734,874	—	734,874	13,506,413	—	—	—	—	13,506,413
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.40%	2,357,307	16,832,728	19,190,035	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	10.80%	4,814	14,966	19,780	21,219	8,838	—	—	—	30,057
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	6.55%	5,696	17,698	23,394	23,524	8,839	—	—	—	32,363
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	847	2,673	3,520	3,891	1,610	—	—	—	5,501
			Total					5,620,699	23,961,605	29,582,304	22,389,146	7,104,858	21,688,640	—	—	51,182,644

The accompanying notes are an integral part of these interim consolidated financial statements

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Nominal Interest Rate	December 31, 2015
								Current			Non-Current
								Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Codensa	Colombia	Foreign	Union Temporal Rentacol	Colombia	CP	10.80%	62,967	199,380	262,347	266,565	—	—	—	—	266,565
Foreign	Codensa	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	2,598	8,198	10,796	11,936	6,433	—	—	—	18,369
Foreign	Codensa	Colombia	Foreign	Banco Corpbanca	Colombia	CP	7.27%	19,831	31,119	50,950	22,853	13,512	—	—	—	36,365
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.29%	110,707	—	110,707	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.98%	85,240	178,308	263,548	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.00%	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.00%	77,976	239,624	317,600	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.99%	73,719	225,872	299,591	12,084	—	—	—	—	12,084
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.25%	65,285	199,365	264,650	89,743	—	—	—	—	89,743
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander Perú	Peru	Soles	5.60%	153,549	472,612	626,161	659,036	—	—	—	—	659,036
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	US$	5.80%	1,408,471	4,225,412	5,633,883	5,633,883	5,633,883	5,633,883	14,432,002	—	31,333,651
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	Soles	5.70%	474,864	1,424,592	1,899,456	1,899,456	1,899,456	1,899,456	4,865,731	—	10,564,099
Foreign	EE Piura	Peru	Foreign	Banco Scotiabank	Peru	US$	3.75%	—	—	—	—	—	—	—	—	—
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.40%	2,484,674	7,399,875	9,884,549	15,599,736	—	—	—	—	15,599,736
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	10.80%	4,579	14,234	18,813	20,200	19,819	—	—	—	40,019
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	6.55%	5,424	16,795	22,219	23,718	19,648	—	—	—	43,366
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	10.08%	795	2,371	3,166	3,650	3,217	—	—	—	6,867
			Total					5,030,679	14,637,757	19,668,436	24,242,860	7,595,968	7,533,339	19,297,733	—	58,669,900

In Appendix 4 letter c), are shown the estimated future cash flows (undiscounted) that the Group will have to disburse to settle the finance lease obligations detailed above.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Detail of other obligations

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Nominal Interest Rate	June 30, 2016 (Unaudited)
								Current			Non-Current
								Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	BNDES	Brazil	Real	9.17%	—	—	—	—	—	—	—	—	—
Foreign	Cien S.A.	Brazil	Foreign	BNDES	Brazil	Real	8.33%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.85%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Eletrobras	Brazil	Real	6.17%	482,558	1,283,743	1,766,301	1,689,405	1,498,548	1,326,430	1,128,653	1,172,036	6,815,072
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	52.56%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	BNDES	Brazil	Real	10.43%	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Mitsubishi (deuda garantizada)	Argentina	US$	0.25%	—	2,009,604	2,009,604	2,001,535	2,001,535	2,001,535	2,001,535	23,336,796	31,342,936
Foreign	Hidroinvest S.A.	Argentina	Foreign	Otros	Argentina	US$	2.53%	—	367,791	367,791	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Otros	Argentina	Arg$	34.00%	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Otros	Argentina	Arg$	28.78%	20,685,702	—	20,685,702	—	—	—	—	—	—
			Total other obligations					21,168,260	3,661,138	24,829,398	3,690,940	3,500,083	3,327,965	3,130,188	24,508,832	38,158,008

Taxpayer ID No. (RUT)	Company	Country	Taxpayer ID No. (RUT)	Financial Institution	Country	Currency	Nominal Interest Rate	December 31, 2015
								Current			Non-Current
								Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
								ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	BNDES	Brazil	Real	9.17%	4,668,542	16,155,634	20,824,176	22,376,436	18,904,213	15,431,989	11,215,453	8,186,564	76,114,655
Foreign	Cien S.A.	Brazil	Foreign	BNDES	Brazil	Real	8.33%	215,214	659,135	874,349	860,857	860,857	860,857	430,428	—	3,012,999
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.85%	951,507	2,896,151	3,847,658	3,806,030	3,806,030	951,507	—	—	8,563,567
Foreign	Coelce S.A.	Brazil	Foreign	Eletrobras	Brazil	Real	6.17%	559,718	1,259,783	1,819,501	1,489,541	1,383,305	1,269,785	1,081,597	1,488,913	6,713,141
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	52.56%	—	17,520	17,520	—	—	—	—	1,942,995	1,942,995
Foreign	Coelce S.A.	Brazil	Foreign	BNDES	Brazil	Real	10.43%	1,350,117	5,050,186	6,400,303	7,193,099	7,193,099	7,193,099	4,862,156	3,639,085	30,080,538
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Mitsubishi (deuda garantizada)	Argentina	US$	0.25%	—	2,153,867	2,153,867	2,144,288	2,144,288	2,144,288	2,144,288	24,342,682	32,919,834
Foreign	Hidroinvest S.A.	Argentina	Foreign	Otros	Argentina	US$	2.53%	—	391,530	391,530	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Otros	Argentina	Arg$	34.00%	23,515	—	23,515	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Otros	Argentina	Arg$	28.78%	16,912,466	—	16,912,466	4,636,665	—	—	—	—	4,636,665
			Total other obligations					24,681,079	28,583,806	53,264,885	42,506,916	34,291,792	27,851,525	19,733,922	39,600,239	163,984,394

In Appendix 4 letter d), are shown the estimated future cash flows (undiscounted) that the Group will have to disburse to settle these Other Obligations.

The accompanying notes are an integral part of these interim consolidated financial statements

17.4 Hedged debt

The debt denominated in U.S. dollar for ThCh$112,771,235 (Unaudited) held by the Group as of June 30, 2016, is related to future cash flow hedges for the Group’s U.S. dollar-linked operating income (ThCh$933,447,012 as of December 31, 2015, of which ThCh$119,366,828 corresponded to continuing operations) (See Note 3.m).

The following table details changes in “Reserve for cash flow hedges” for the six month period ended June 30, 2016 and the year ended December 31, 2015, due to exchange differences from this debt:

	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Balance in hedging reserves (hedging income) at the beginning of the year, net	(5,732,192)	(38,783,599)
Foreign currency exchange differences recorded in equity, net	1,027,110	(44,992,798)
Recognition of foreign currency exchange differences revenue, net	(158,037)	3,172,291
Foreign currency translation differences	200,780	(81,479)
Transfer to assets held for distribution to owners	—	74,953,393
Balance in hedging reserves (hedging income) at the end of the period, net	(4,662,339)	(5,732,192)

17.5 Other information

As of June 30, 2016, the Enersis Américas Group has long-term lines of credit available for use amounting to ThCh$139,790,859 (Unaudited) (ThCh$34,332,376 as of December 31, 2015)

18.	RISK MANAGEMENT POLICY

The Group’s companies are exposed to certain risks that are managed by systems that identify, measure, limit concentration of, and monitor these risks.

The main principles in the Group’s risk management policy include the following:

•	Compliance with proper corporate governance standards.

•	Strict compliance with all of Group’s internal policies.

•	Each business and corporate area determines:

I.	The markets in which it can operate based on its knowledge and ability to ensure effective risk management;

II.	Criteria regarding counterparts;

III.	Authorized operators.

•	Business and corporate areas establish their risk tolerance in a manner consistent with the defined strategy for each market in which they operate.

•	All of the operations of the businesses and corporate areas are conducted within the limits approved for each case.

•	Businesses, corporate areas, lines of business and companies design the risk management controls necessary to ensure that transactions in the markets are conducted in accordance with the Enersis Américas policies, standards, and procedures.

The accompanying notes are an integral part of these interim consolidated financial statements

18.1 Interest rate risk

Changes in interest rates affect the fair value of assets and liabilities bearing fixed interest rates, as well as, the expected future cash flows of assets and liabilities subject to floating interest rates.

The objective of managing interest rate risk exposure is to achieve a balance in the debt structure to minimize the cost of debt with reduced volatility in profit or loss.

Depending on the Group’s estimates and the objectives of the debt structure, hedging transactions are performed by entering into derivatives contracts that mitigate interest rate risk. Derivative instruments currently used to comply with the risk management policy are interest rate swaps to set floating rate to a fixed rate.

The financial debt structure of the Group detailed by the mostly strongly hedged fixed and floating interest rates on total net debt, net of hedging derivative instruments, is as follows:

Net position:

	06-30-2016 (Unaudited) %	12-31-2015%
Fixed interest rate debt	36%	30%

18.2 Exchange rate risk

Exchange rate risks involve basically the following transactions:

•	Debt taken on by the Group’s companies that is denominated in a currency other than the currency in which its cash flows are indexed.

•	Payments to be made for the acquisition of project-related materials and for corporate insurance policies in a currency other than that in which its cash flows are indexed.

•	Income in Group companies directly linked to changes in currencies other than the currency of its cash flows.

•	Cash flows from foreign subsidiaries to the Chilean parent company which are exposed to exchange rate fluctuations.

In order to mitigate foreign currency risk, the Group’s foreign currency risk management policy is based on cash flows and includes maintaining a balance between U.S. dollar flows and the levels of assets and liabilities denominated in this currency. The objective is to minimize the exposure to variability in cash flows that are attributable to foreign exchange risk.

The hedging instruments currently being used to comply with the policy are currency swaps and forward exchange contracts. In addition, the policy pursues to refinance debt in the functional currency of each of the Group’s companies.

18.3 Commodities risk

The Group has a risk exposure to price fluctuations in certain commodities, basically due to:

•	Purchases of fuel used to generate electricity.

•	Energy purchase/sale transactions that take place in local markets.

In order to reduce the risk in situations of extreme drought, the Group has designed a commercial policy that defines the levels of sales commitments in line with the capacity of its generating power plants in a dry year.

The accompanying notes are an integral part of these interim consolidated financial statements

It also includes risk mitigation terms in certain contracts with unregulated customers and with regulated customers subject to long-term tender processes, establishing indexation polynomials that allow for reducing commodities exposure risk.

Considering the operating conditions faced by the power generation market in Chile, with drought and highly volatile commodity prices on international markets, the Company is constantly evaluating the use of hedging to minimize the impacts that these price fluctuations have on its results. As of June 30, 2016 (Unaudited) and December 31, 2015, there are no commodity derivatives transactions.

18.4 Liquidity risk

The Group maintains a liquidity risk management policy that consists of entering into long-term committed banking facilities and temporary financial investments for amounts that cover the projected needs over a period of time that is determined based on the situation and expectations for debt and capital markets.

The projected needs mentioned above include maturities of financial debt net of financial derivatives. For further details regarding the features and conditions of financial obligations and financial derivatives (See Notes 17, 19, and Appendix 4).

As of June 30, 2016, the Group has cash and cash equivalents for ThCh$1,113,569,619 (Unaudited) and unconditionally available lines of long-term credit for ThCh$139,790,859 (Unaudited). As of December 31, 2015, the Group had cash and cash equivalents for ThCh$1,185,163,344 and unconditionally available lines of long-term credit for ThCh$34,332,376.

18.5 Credit risk

The Enersis Américas Group closely monitors its credit risk.

Trade receivables:

The credit risk for receivables from the Group’s commercial activity has historically been very low, due to the short term period of collections from customers, resulting in non-significant cumulative receivables amounts. This situation applies to the electricity generating and distribution lines of business.

In our electricity generating business, some countries’ regulations allow suspending the energy service to customers with outstanding payments, and most contracts have termination clauses for payment default. The Company monitors its credit risk on an ongoing basis and measures quantitatively its maximum exposure to payment default risk, which, as stated above, is very low.

In our electricity distribution companies, the suspension of energy service to customers in payment default is permitted in all cases, in accordance with current regulations in each country. This facilitates our credit risk management, which is also low in this line of business.

Financial assets:

Cash surpluses are invested in the highest-rated local and foreign financial entities (with risk rating equivalent to investment grade where possible) with thresholds established for each entity.

Banks that have received investment grade ratings from the three major international rating agencies (Moody’s, S&P, and Fitch) are selected for making investments.

Investments may be backed with treasury bonds from the countries in which the company operates and/or with commercial papers issued by the highest rated banks; the latter are preferable as they offer higher returns (always in line with current investment policies).

Derivative instruments are entered into with entities with solid creditworthiness; all derivative transactions are performed with entities with investment grade ratings.

The accompanying notes are an integral part of these interim consolidated financial statements

18.6 Risk measurement

The Enersis Américas Group measures the Value at Risk (VaR) of its debt positions and financial derivatives in order to monitor the risk assumed by the Company, thereby reducing volatility in the income statement.

The portfolio of positions included for purposes of calculating the present Value at Risk include:

•	Financial debt

•	Hedge derivatives for debt

The VaR determined represents the potential variation in value of the portfolio of positions described above in a quarter with a 95% confidence level. To determine the VaR, we take into account the volatility of the risk variables affecting the value of the portfolio of positions, with respect to the Chilean peso, including:

•	U.S. dollar Libor interest rate.

•	The different currencies with which our companies operate and the customary local indices used in the banking industry.

•	The exchange rates of the various currencies used in the calculation.

The calculation of VaR is based on generating possible future scenarios (at one quarter) of market values (both spot and term) for the risk variables, using Bootstrapping simulations.

The quarter 95%-confidence VaR number is calculated as the 5% percentile most adverse of the quarterly possible fluctuations.

Taking into consideration the assumptions previously described, the quarter VaR of the previously discussed positions was ThCh$104,474,460 (Unaudited).

This value represents the potential increase of the Debt and Derivatives’ Portfolio, thus these Values at Risk are inherently related, among other factors, to the Portfolio’s value at each quarter end.

19.	FINANCIAL INSTRUMENTS

19.1 Financial instruments, classified by type and category

a) The detail of financial assets, classified by type and category, as of June 30, 2016 and December 31, 2015, is as follows:

	06-30-2016 (Unaudited)
	Financial assets held for trading ThCh$	Financial assets at fair value through profit or loss ThCh$	Held-to-maturity investments ThCh$	Loans and receivables ThCh$	Available-for-sale financial assets ThCh$	Financial derivatives for hedging ThCh$
Derivative instruments	500,766	—	—	—	—	1,038,429
Other financial assets	—	17,594,085	123,487,629	1,310,786,245	—	—
Total Current	500,766	17,594,085	123,487,629	1,310,786,245	—	1,038,429
Equity instruments	—	—	—	—	1,498,113	—
Derivative instruments	—	—	—	—	—	1,699
Other financial assets	—	738,279	40,486	305,399,554	607,460,392	—
Total Non-current	—	738,279	40,486	305,399,554	608,958,505	1,699
Total	500,766	18,332,364	123,528,115	1,616,185,799	608,958,505	1,040,128

The accompanying notes are an integral part of these interim consolidated financial statements

	12-31-2015
	Financial assets held for trading ThCh$	Financial assets at fair value through profit or loss ThCh$	Held-to-maturity investments ThCh$	Loans and receivables ThCh$	Available-for-sale financial assets ThCh$	Financial derivatives for hedging ThCh$
Derivative instruments	4,427,286	—	—	—	—	1,172,125
Other financial assets	—	35,467,539	27,195,496	1,045,820,479	—	—
Total Current	4,427,286	35,467,539	27,195,496	1,045,820,479	—	1,172,125
Equity instruments	—	—	—	—	616,296	—
Derivative instruments	—	—	—	—	—	978,556
Other financial assets	—	—	39,673	364,516,870	487,893,679	—
Total Non-current	—	—	39,673	364,516,870	488,509,975	978,556
Total	4,427,286	35,467,539	27,235,169	1,410,337,349	488,509,975	2,150,681

b) The detail of financial liabilities, classified by type and category, as of June 30, 2016 and December 31, 2015, is as follows:

	June 30, 2016 (Unaudited)
	Financial liabilities held for trading ThCh$	Loans and payables ThCh$	Financial derivatives for hedging ThCh$
Interest-bearing loans	—	722,494,115	—
Derivative instruments	91,010,088	—	5,916,303
Other financial liabilities	—	1,359,166,739	—
Total Current	91,010,088	2,081,660,854	5,916,303
Interest-bearing loans	—	1,949,927,411	—
Derivative instruments	14,460,838	—	—
Other financial liabilities	—	246,531,834	—
Total Non-current	14,460,838	2,196,459,245	—
Total	105,470,926	4,278,120,099	5,916,303

	December 31, 2015
	Financial liabilities held for trading ThCh$	Loans and payables ThCh$	Financial derivatives for hedging ThCh$
Interest-bearing loans	—	617,276,453	—
Derivative instruments	1,052,026	—	69,545,029
Other financial liabilities	—	1,447,306,354	—
Total Current	1,052,026	2,064,582,807	69,545,029
Interest-bearing loans	—	1,846,995,721	—
Derivative instruments	—	—	300,871
Other financial liabilities	—	244,079,004	—
Total Non-current	—	2,091,074,725	300,871
Total	1,052,026	4,155,657,532	69,845,900

The accompanying notes are an integral part of these interim consolidated financial statements

19.2 Derivative instruments

The risk management policy of the Group uses primarily interest rate and foreign exchange rate derivatives to hedge its exposure to interest rate and foreign currency risks.

The Company classifies its hedges as follows:

•	Cash flow hedges: Those that hedge the cash flows of the underlying hedged item.

•	Fair value hedges: Those that hedge the fair value of the underlying hedged item.

•	Non-hedge derivatives: Financial derivatives that do not meet the requirements established by IFRS to be designated as hedging instruments are recognized at fair value through profit or loss (financial assets held for trading).

a) Assets and liabilities for hedge derivative instruments

As of June 30, 2016 and December 31, 2015, financial derivative qualifying as hedging instruments resulted in recognition of the following assets and liabilities in the statement of financial position:

	06-30-2016 (Unaudited)				12-31-2015
	Assets		Liabilities		Assets		Liabilities
	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$	Current ThCh$	Non-current ThCh$
Interest rate hedge:	714,006	1,686	195,728	—	908,115	978,556	11,177	300,871
Cash flow hedge	714,006	1,686	195,728	—	908,115	978,556	11,177	300,871
Exchange rate hedge:	324,423	—	5,720,575	—	264,010	—	69,533,852	—
Cash flow hedge	324,423	—	2,371,792	—	264,010	—	69,533,852	—
Fair value hedge	—	—	3,348,783	—	—	—	—	—
TOTAL	1,038,429	1,686	5,916,303	—	1,172,125	978,556	69,545,029	300,871

•	General information on hedge derivative instruments

Hedging derivative instruments and their corresponding hedged instruments are shown in the following table:

Detail of Hedge Instruments	Description of Hedge Instrument	Description of Hedged Instrument	Fair Value of Hedged Instruments 06/30/2016 (Unaudited) ThCh$	Fair Value of Hedged Instruments 12/31/2015 ThCh$
SWAP	Interest rate	Bank loans	519,964	1,574,623
SWAP	Exchange rate	Bank loans	(3,348,783)	—
SWAP	Exchange rate	Unsecured obligations (bonds)	(2,047,369)	(69,269,842)

The accompanying notes are an integral part of these interim consolidated financial statements

As of June 30, 2016 and December 31, 2015, the Group has not recognized significant gains or losses for ineffective cash flow hedges.

For fair value hedges the gain or losses on the hedging deivative instrument and on the underlying hedged item recognized during the six month periods ended June 30, 2016 and 2015, is detailed in the following table:

	06-30-2016 (Unaudited)		06-30-2015 (Unaudited)
	Gains ThCh$	Losses ThCh$	Gains ThCh$	Losses ThCh$
Hedging derivative instrument	23,245,024	—	—	—
Underlying hedged item	—	26,289,208	—	—
TOTAL	23,245,024	26,289,208	—	—

b) Financial derivative instruments assets and liabilities at fair value through profit or loss

As of June 30, 2016 and December 31, 2015, financial derivative transactions recognized at fair value through profit or loss, resulted in the recognition of the following assets and liabilities in the statement of financial position:

	06-30-2016 (Unaudited)				12-31-2015
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
	Current ThCh$	Current ThCh$	Non-current ThCh$	Non-current ThCh$	Current ThCh$	Current ThCh$	Non-current ThCh$	Non-current ThCh$
Non-hedging derivative instrument (1)	500,766	91,010,088	—	14,460,838	4,427,286	1,052,026	—	—

(1)	Includes forward contracts entered into by the Group mainly to hedge foreign exchange risk related to dividends received or to be received from its foreign subsidiaries. Although, the hedge relationship has economic substance, they do not comply with all the hedging documentation requirements set forth by IAS 39 Financial Instruments: Recognition and Measurement to qualify for hedge accounting. Also, it includes cross currency swaps to cover the interest rate and foreign exchange risks of financial debts which as part of the corporate reorganization were transferred to Enersis Chile, thus, discontinuing the hedge accounting.

c) Other information on derivatives:

The following table sets forth the fair value of hedging and non-hedging derivatives entered into by the Group as well as the remaining contractual maturities as of June 30, 2016 and December 31, 2015:

Financial derivatives	June 30, 2016 (Unaudited)
	Fair value	Notional Amount
		Less than 1 year	1-2 years	2-3 years	3-4 years	4-5 years	Total
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Interest rate hedge:	519,964	64,568,112	826,713	—	—	—	65,394,825
Cash flow hedge	519,964	64,568,112	826,713	—	—	—	65,394,825
Exchange rate hedge:	(5,396,152)	76,862,682	—	—	—	—	76,862,682
Cash flow hedge	(2,047,369)	45,889,772	—	—	—	—	45,889,772
Fair value hedge	(3,348,783)	30,972,910	—	—	—	—	30,972,910
Derivatives not designated for hedge accounting(See 19.2.b)	(104,970,160)	383,216,709	—	88,129,953	—	—	471,346,662
Total	(109,846,348)	524,647,503	826,713	88,129,953	—	—	613,604,169

The accompanying notes are an integral part of these interim consolidated financial statements

Financial derivatives	December 31, 2015
	Fair value	Notional Amount
		Less than 1 year	1-2 years	2-3 years	3-4 years	4-5 years	Total
	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Interest rate hedge:	1,574,623	38,204,658	22,314,853	—	—	—	60,519,511
Cash flow hedge	1,574,623	38,204,658	22,314,853	—	—	—	60,519,511
Exchange rate hedge:	(69,269,842)	308,412,252	—	—	—	—	308,412,252
Cash flow hedge	(69,269,842)	308,412,252	—	—	—	—	308,412,252
Derivatives not designated for hedge accounting	3,375,260	44,663,462	—	—	—	—	44,663,462
Total	(64,319,959)	391,280,372	22,314,853	—	—	—	413,595,225

The hedging and non-hedging derivatives contractual maturities do not represent the Group’s total risk exposure, as the amounts presented in the above tables have been drawn up based on undiscounted contractual cash inflows and outflows for their settlement.

19.3 Fair value hierarchies

Financial instruments recognized at fair value in the consolidated statement of financial position are classified based on the hierarchies described in Note 3.g.

The following table presents financial assets and liabilities measured at fair value as of June 30, 2016 and December 31, 2015:

Financial Instruments Measured at Fair Value		Fair Value Measured at End of Reporting Period Using (Unaudited):
	06-30-2016 (Unaudited) ThCh$	Level 1 ThCh$	Level 2 ThCh$	Level 3 ThCh$
Financial Assets
Financial derivatives designated as cash flow hedge	1,040,115	—	1,040,115	—
Financial derivatives not designated for hedge accounting	500,766	—	500,766	—
Financial assets at fair value through profit or loss	17,594,084	17,594,084	—	—
Available-for-sale financial assets, non-current	607,460,405	—	607,460,405	—
Total	626,595,370	17,594,084	609,001,286	—
Financial Liabilities
Financial derivatives designated as cash flow hedge	2,567,520	—	2,567,520	—
Financial derivatives designated as fair value hedge	3,348,783	—	3,348,783	—
Financial derivatives not designated for hedge accounting	105,470,926	—	105,470,926	—
Total	111,387,229	—	111,387,229	—

The accompanying notes are an integral part of these interim consolidated financial statements

Financial Instruments Measured at Fair Value		Fair Value Measured at End of Reporting Period Using:
	12-31-2015 ThCh$	Level 1 ThCh$	Level 2 ThCh$	Level 3 ThCh$
Financial Assets
Financial derivatives designated as cash flow hedge	2,150,681	—	2,150,681	—
Financial derivatives not designated for hedge accounting	4,427,286	—	4,427,286	—
Financial assets at fair value through profit or loss	35,467,539	35,467,539	—	—
Available-for-sale financial assets, non-current	487,893,679	—	487,893,679	—
Total	529,939,185	35,467,539	494,471,646	—
Financial Liabilities
Financial derivatives designated as cash flow hedge	69,845,900	—	69,845,900	—
Financial derivatives not designated for hedge accounting	1,052,026	—	1,052,026	—
Total	70,897,926	—	70,897,926	—

19.3.1 Financial instruments whose fair value measurement is classified as Level 3:

The Group does not have financial instruments measured at fair value whose fair value measurement is classified as Level 3.

20.	TRADE AND OTHER CURRENT PAYABLES

The detail of Trade and Other Payables as of June 30, 2016 and December 31, 2015, is as follows:

	Current		Non-current
Trade and other payables	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Trade payables	457,461,665	459,144,350	2,739,008	2,247,156
Other payables	939,393,590	993,679,857	290,737,427	281,297,098
Total	1,396,855,255	1,452,824,207	293,476,435	283,544,254

The accompanying notes are an integral part of these interim consolidated financial statements

The detail of Trade and Other Current Payables as of June 30, 2016 and December 31, 2015, is as follows:

	Current		Non-current One to five years
Trade and other payables	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Energy suppliers (1)	417,110,433	420,027,375	2,739,008	2,247,156
Fuel and gas suppliers	40,351,232	39,116,975	—	—
Payables for goods and services	409,283,950	519,888,987	161,867,745	206,086,007
Dividends payable to non-controlling interests	94,239,153	106,531,865	—	—
Fines and complaints (2)	111,025,698	94,165,502	—	—
Research and development	10,578,324	12,867,918	26,894,840	17,940,704
Taxes payables other than income tax	69,761,639	41,337,748	53,464	2,648,714
VAT debit	34,221,189	43,676,292	46,891,137	39,465,249
Mitsubishi contract (LTSA)	17,678,410	15,390,966		—
Obligations for social programs	42,883,883	66,768,001		—
Interest payments on trade payables	91,106,099	69,506,842	2,805,293	2,567,956
Other payables	58,615,245	23,545,736	52,224,948	12,588,468
Total	1,396,855,255	1,452,824,207	293,476,435	283,544,254

See Note 18.4 for the description of the liquidity risk management policy.

(1)	As of December 31, 2015, includes ThCh$$114,103,977 in liabilities owed to CAMMESA by our subsidiary Argentine Edesur S.A. These liabilities are greater than the account receivable recognized by Edesur as part of the implementation of Resolution N°250/13—Cost Monitoring Mechanism (“MMC”), supplemented through Resolution 32/2015. This resolution instructed CAMMESA to issue Sales Liquidation with Expiration Dates to Define (“LVFVD”) in favor of Edesur for accounts receivables, and accept these LVFVD as part payment of the debts of Edesur. As of June 30, 2016 (Unaudited), there are no compensations under the Cost Monitoring Mechanism.
(2)	Corresponds mainly to fines and complaints that our Argentine subsidiary Edesur S.A. has received during the six month period ended June 30, 2016, and prior years from the regulatory agency due to business service quality, technical product quality, and public safety, including the financial update of those fines for ThCh$45,889,007 (Unaudited) (See Note 30). These fines have not been paid, as some were suspended under the Agreement Act signed in 2007 with the Argentine government, and others are pending until the Integral Tariff Review (“RTI” in its Spanish acronym) takes place (see Note 4).

The detail of trade payables, both up to date and past due as of June 30, 2016 and December 31, 2015, are presented in Appendix 7.

The accompanying notes are an integral part of these interim consolidated financial statements

21.	PROVISIONS

a)	The detail of provisions as of June 30, 2016 and December 31, 2015, is as follows:

Provisions	Current		Non-current
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Provision for legal proceedings	61,462,788	42,090,525	176,815,752	144,855,586
Decommissioning or restoration (*)	1,162,919	750,345	7,138,518	6,328,957
Provision for environmental issues (**)	33,344,830	73,381,544	53,828,529	31,880,082
Other provisions	7,097,823	11,076,762	—	783,659
Total	103,068,360	127,299,176	237,782,799	183,848,284

(*)	It includes the provision for restoration of our subsidiary Emgesa related to El Quimbo Project, related to the necessary works to mitigate the environmental impact for filling the dam. The works are estimated to take 30 years. Among the main activities under this obligation are forest restoration, create of a border protection, lotic and fishing programs and flora and fauna monitoring programs. (Unaudited)
(**)	It includes obligations for the environmental license for the El Quimbo Project, such as settlement of contracts for completed works and minor works necessary to operate the power plant that are expected to be performed under the timetable propose for the project during the year 2016. (Unaudited)

The expected timing and amount of any cash outflows related to the above provisions is uncertain and depends on the final resolution of the related matters.

b)	Changes in provisions for the six month period ended June 30, 2016 and year ended December 31, 2015, are as follows:

Provisions	Legal Proceedings ThCh$	Decommissioning or Restoration ThCh$	Environmental and Other Provisions ThCh$	Total ThCh$
Changes in Provisions
Balance as of January 1, 2016	186,946,111	7,079,302	117,122,047	311,147,460
Additional provisions (Unaudited)	—	—	—	—
Increase (decrease) in existing provisions (Unaudited)	45,069,148	1,214,911	16,932,564	63,216,623
Provisions used (Unaudited)	(11,810,325)	(62,820)	(38,357,063)	(50,230,208)
Increase from adjustment to time value of money (Unaudited)	17,229,133	158,430	2,158,975	19,546,538
Foreign currency translation (Unaudited)	12,252,735	(88,386)	(1,445,338)	10,719,011
Other increase (decrease) (Unaudited)	(11,408,262)	—	(2,140,003)	(13,548,265)
Total changes in provisions (Unaudited)	51,332,429	1,222,135	(22,850,865)	29,703,699
Balance as of June 30, 2016 (Unaudited)	238,278,540	8,301,437	94,271,182	340,851,159

The accompanying notes are an integral part of these interim consolidated financial statements

Provisions	Legal Proceedings ThCh$	Decommissioning or Restoration ThCh$	Environmental and Other Provisions ThCh$	Total ThCh$
Changes in Provisions
Balance as of January 1, 2015	223,968,140	32,216,194	31,282,191	287,466,525
Additional provisions	—	—	—	—
Increase (decrease) in existing provisions	22,857,949	24,158,277	106,100,964	153,117,190
Provisions used	(25,239,603)	(7,275)	(12,262,416)	(37,509,294)
Increase from adjustment to time value of money	31,412,199	2,031,788	23,054,386	56,498,373
Foreign currency translation	(32,537,015)	(234,141)	(24,082,348)	(56,853,504)
Transfer to non-current assets held for distribution to owners (1)	(14,829,363)	(51,085,541)	(6,530,431)	(72,445,335)
Other increase (decrease)	(18,686,196)	—	(440,299)	(19,126,495)
Total changes in provisions	(37,022,029)	(25,136,892)	85,839,856	23,680,935
Balance as of December 31, 2015	186,946,111	7,079,302	117,122,047	311,147,460

(2)	See Note 5.1

22.	EMPLOYEE BENEFIT OBLIGATIONS

22.1 General information

Enersis Américas and certain of its subsidiaries in Chile, Brazil, Colombia, Peru and Argentina granted various post-employment benefits for all or certain of their active or retired employees. These benefits are calculated and recognized in the financial statements according to the policy described in Note 3.l.1, and include primarily the following:

a)	Defined benefit plans:

•	Complementary pension: The beneficiary is entitled to receive a monthly amount that supplements the pension obtained from the respective social security system.

•	Employee severance indemnities: The beneficiary receives a certain number of contractual salaries upon retirement. Such benefit is subject to a vesting minimum service requirement period, which depending on the company, varies within a range from 5 to 15 years.

b)	Other benefits

Five-year benefit: A benefit certain employees receive after 5 years and which begin to accrue from the second year onwards.

Unemployment: A benefit paid regardless of whether the employee is fired or leaves voluntarily. This benefit accrues on a daily basis and is paid at the time of contract termination (although the law allows for partial withdrawals for housing and education).

The accompanying notes are an integral part of these interim consolidated financial statements

Seniority bonuses: There is an agreement to give workers (“subject to the collective agreement”) an extraordinary bonus for years of service upon completion of the equivalent of five years of actual work based on the following:

Years of Service	Benefit
5, 10, 15	1 monthly salary
20	1.5 monthly salary
25, 30, 35, 40	2.5 monthly salaries

Health plan: Corresponds to a medical and dental benefit granted to the direct family of retired employees (currently 121 retirees) of our subsidiary Emgesa. This benefit was provided by the union until March 31, 2016. Beginning on April 1, 2016, the benefit started to be provided by Emgesa who contracted MEDPLUS as the servive provider. The benefit covers the direct family, in case of death of the beneficiary, the benefit is extended for 6 months to its family, time at which the benefit is no longer provided.

c)	Defined contribution benefits:

The Group makes contributions to a retirement benefit plan where the beneficiary receives additional pension supplements upon his/her retirement, disability or death.

22.2 Details, changes and presentation in financial statements

a)	The post-employment obligations associated with defined benefits plans and the related plan assets as of June 30, 2016 and December 31, 2015, are detailed as follows:

General ledger accounts:

	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Post-employment obligations, non-current	206,274,254	187,270,474
Total Liabilities	206,274,254	187,270,474
Total post-employment obligations, net	206,274,254	187,270,474

Reconciliation with general ledger accounts:

	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Post-employment obligations	537,307,890	428,066,630
(-) Fair value of asset plan (*)	(372,126,083)	(284,231,299)
Total	165,181,807	143,835,331
Amount not recognized due to limit on Benefit Plan Assets (**)	23,205,000	22,057,178
Minimum financing required (IFRIC 14) (***)	17,887,447	21,377,965
Total post-employment obligations, net	206,274,254	187,270,474

(*)	Plan assets to fund defined benefit plans only in our Brazilian subsidiaries (Ampla and Coelce); the remaining defined benefit plans in our other subsidiaries are unfunded.

The accompanying notes are an integral part of these interim consolidated financial statements

(**)	In Coelce, certain pension plans currently have an actuarial surplus amounting to ThCh$23,205,000 (Unaudited) as of June 30, 2016 (ThCh$22,057,178 as of December 31, 2015). This actuarial surplus was not recognized as an asset in accordance with IFRIC 14—The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction, because the Complementary Social Security (SPC) regulations—CGPC Resolution 26/2008 states that the surplus can only be used by the sponsor if the contingency reserve on the balance sheet of the Foundation is at the maximum percentage (25% of reserves). This ensures the financial stability of the plan based on the volatility of these obligations. If the surplus exceeds this limit, it may be used by the sponsor to reduce future contributions or be reimbursed to the sponsor.
(***)	In Ampla has been recognized in accordance with the provisions of IFRIC 14—The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction an asset as of June 30, 2016 for ThCh$17,887,447 (Unaudited) (ThCh$21,377,965 as of December 31, 2015). This corresponds to actuarial debt contracts that the company signed with Brasiletros (an institution providing pension funds exclusively to employees and retired employees of Ampla). This was done to equalize deficits on certain pension plans, since the sponsor assumes responsibility for these plans, in accordance with current legislation.

The following table presents the balance recorded in the consolidated statement of financial position as a result of the difference between the actuarial liability from defined benefit plans and the fair value of the plan assets affected as of June 30, 2016 (Unaudited), and at the end of each of the four prior years:

	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	12-31-2014 ThCh$	12-31-2013 ThCh$	12-31-2012 ThCh$
Actuarial liability	537,307,890	428,066,630	588,148,279	521,850,486	628,823,491
Assets affected	(372,126,083)	(284,231,299)	(368,008,708)	(322,830,274)	(393,880,165)
Difference	165,181,807	143,835,331	220,139,571	199,020,212	234,943,326
Amount not recognized due to limit on Benefit Plan Assets	23,205,000	22,057,178	33,710,733	39,494,779	21,218,042
Minimum financing required (IFRIC 14)	17,887,447	21,377,965	16,080,108	—	—
Accounting balance of actuarial liability deficit	206,274,254	187,270,474	269,930,412	238,514,991	256,161,368

b)	The following amounts were recognized in the consolidated statement of comprehensive income for the six month periods ended June 30, 2016 and 2015:

Expense Recognized in Profit or Loss	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Current service cost for defined benefits plan	1,064,453	1,005,125
Interest cost for defined benefits plan	28,516,917	28,846,880
Interest income from the plan assets	(20,324,811)	(20,501,918)
Past service cost	1,158,438	—
Interest cost on asset ceiling components	1,667,768	1,930,862
Expenses recognized in Profit or Loss	12,082,765	11,280,949
(Gains) losses from new measurements of defined benefit plans	8,688,325	—
Total expense recognized in Comprehensive Income	20,771,090	11,280,949

The accompanying notes are an integral part of these interim consolidated financial statements

Discontinued Operations	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Expense for discontinued operations	574,738	2,291,084

c)	The presentation of net actuarial liabilities as of June 30, 2016 and December 31, 2015, are as follows

Net Actuarial Liability	ThCh$
Balance as of January 1, 2015	269,930,412
Net interest cost	21,759,807
Service cost during the period	7,092,780
Benefits paid during the period	(19,628,639)
Contributions during the period	(15,322,998)
Actuarial (gains) losses from changes in financial assumptions	(41,003,639)
Actuarial (gains) losses from changes in experience adjustments	33,191,124
Return on plan assets, excluding interest	25,577,816
Changes in the asset limit	(8,365,724)
Minimum financing required (IFRIC 14)	9,627,791
Transfer to liabilities classified as held for distribution to owners (*)	(55,023,456)
Past service cost	(523)
Foreign currency translation differences	(40,564,277)
Balance as of December 31, 2015	187,270,474
Net interest cost (Unaudited)	9,859,874
Service cost during the period (Unaudited)	1,064,453
Benefits paid during the period (Unaudited)	(6,332,317)
Contributions during the period (Unaudited)	(7,663,695)
Actuarial (gains) losses from changes in financial assumptions (Unaudited)	33,018,702
Actuarial (gains) losses from changes in experience adjustments (Unaudited)	12,274,540
Return on plan assets, excluding interest(Unaudited)	(27,150,894)
Changes in the asset limit (Unaudited)	(3,496,745)
Minimum financing required (IFRIC 14) (Unaudited)	(5,957,278)
Past service cost (Unaudited)	1,158,438
Transfer of employees (Unaudited)	(996,379)
Other (Unaudited)	(309,251)
Foreign currency translation differences (Unaudited)	13,534,332
Net actuarial liabilities as of June 30, 2016 (Unaudited)	206,274,254

(*)	See Note 5.1.

The accompanying notes are an integral part of these interim consolidated financial statements

d)	The balance and changes in post-employment defined benefit obligations as of June 30, 2016 and December 31, 2015, are as follows:

Actuarial Value of Post-employment Obligations	ThCh$
Balance as of January 1, 2015	588,148,279
Current service cost (*)	7,092,780
Interest cost (*)	56,568,888
Contributions from plan participants	453,243
Actuarial (gains) losses from changes in financial assumptions (*)	(41,003,639)
Actuarial (gains) losses from changes in experience adjustments (*)	33,191,124
Foreign currency translation differences	(108,872,703)
Benefits paid	(52,487,363)
Past service cost	(523)
Transfer to assets classified as held for distribution to owners	(55,023,456)
Balance as of December 31, 2015	428,066,630
Current service cost (Unaudited)	1,064,453
Interest cost (Unaudited)	28,516,917
Contributions from plan participants (Unaudited)	152,660
Actuarial (gains) losses from changes in financial assumptions (Unaudited)	33,018,702
Actuarial (gains) losses from changes in experience adjustments (Unaudited)	12,274,540
Foreign currency translation differences (Unaudited)	53,099,547
Benefits paid (Unaudited)	(18,738,367)
Past service cost (Unaudited)	1,158,438
Transfer of employees (Unaudited)	(996,379)
Other (Unaudited)	(309,251)
Balance as of June 30, 2016 (Unaudited)	537,307,890

(*)	Current service cost related to continuing operations for the year ended December 31, 2015, was ThCh$4,810,031, it also includes costs for ThCh$1,484,025 of new benefit plans and costs for ThCh$1,380,360 related to seniority bonuses. Interest cost related to continuing operations for the year ended December 31, 2015 was ThCh$19,459,863. Actuarial gains (losses) for defined benefit plans related to continuing operations were ThCh$13,381,836 for the year ended December 31, 2015.

As of June 30, 2016 (Unaudited), out of the total amount of post-employment benefit obligations, 0.37% is from defined benefit plans in Chilean companies (0.72% as of December 31, 2015); 84.86% is from defined benefit plans in Brazilian companies (80.50% as of December 31, 2015); 11.99% is from defined benefit plans in Colombian companies (15.01% as of December 31, 2015); 2.28% is from defined benefit plans in Argentine subsidiaries (3.16% as of December 31, 2015); and the remaining 0.50% is from defined benefit plans in Peruvian companies (0.61% as of December 31, 2015).

The accompanying notes are an integral part of these interim consolidated financial statements

Changes in the fair value of the benefit plan assets are as follows:

Fair Value of Benefit Plan Assets	ThCh$
Balance as of January 1, 2015	(368,008,708)
Interest income	(38,428,236)
Return on plan assets, excluding interest	25,577,816
Foreign currency translation differences	79,545,346
Employer contributions	(15,322,998)
Contributions paid	(453,243)
Benefits paid	32,858,724
Balance as of December 31, 2015	(284,231,299)
Interest income (Unaudited)	(20,324,811)
Return on plan assets, excluding interest (Unaudited)	(27,150,894)
Foreign currency translation differences (Unaudited)	(45,008,774)
Employer contributions (Unaudited)	(7,663,695)
Contributions paid (Unaudited)	(152,660)
Benefits paid (Unaudited)	12,406,050
Balance as of June 30, 2016 (Unaudited)	(372,126,083)

e)	The main categories of benefit plan assets are as follows:

Category of Benefit Plan Assets	06-30-2016 (Unaudited)		12-31-2015
	ThCh$	%	ThCh$	%
Equity instruments (variable income)	16,036,828	4.31%	35,173,904	12.38%
Fixed-income assets	309,047,502	83.05%	210,347,356	74.01%
Real Estate investments	42,458,954	11.41%	33,391,752	11.75%
Other	4,582,799	1.23%	5,318,287	1.87%
Total	372,126,083	100%	284,231,299	100%

The plans for retirement benefits and pension funds held by our Brazilian subsidiaries, Ampla and Coelce, maintain investments as determined by the resolutions of the National Monetary Council, ranked in fixed income, equities and real estate. Fixed income investments are predominantly invested in federal securities. Regarding equities, Faelce (an institution providing pension funds exclusively to employees and retired employees of Coelce) holds common shares of Coelce, while Brasiletros (a similar institution for employees of Ampla) holds shares in investment funds with a portfolio traded on Bovespa (the São Paulo Stock Exchange). Finally, with regards to real estate, both foundations have properties that are currently leased to Ampla and Coelce.

The accompanying notes are an integral part of these interim consolidated financial statements

The following table sets forth the assets affected by the plans and invested in shares, leases and real estate owned by the Group:

	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Equity instruments	—	1
Real Estate	17,805,568	16,535,844
Total	17,805,568	16,535,845

f)	Reconciliation of asset ceiling:

Reconciliation of Asset Ceiling	ThCh$
Balance as of January 1, 2015	33,710,733
Interest on assets not recognized	3,619,155
Other changes in assets not recognized due to asset limit	(8,365,724)
Foreign currency translation differences	(6,906,986)
Balance as of December 31, 2015	22,057,178
Interest on assets not recognized (Unaudited)	1,667,768
Other changes in assets not recognized due to asset limit (Unaudited)	(3,496,745)
Foreign currency exchange differences (Unaudited)	2,976,799
Total asset ceiling as of June 30, 2016	23,205,000

Other disclosures:

•	Actuarial assumptions:

As of June 30, 2016 and December 31, 2015, the following assumptions were used in the actuarial calculation of defined benefit plans:

	Chile		Brazil		Colombia		Argentina		Peru
	06-30-2016 (Unaudited)	12-31-2015	06-30-2016 (Unaudited)	12-31-2015	06-30-2016 (Unaudited)	12-31-2015	06-30-2016 (Unaudited)	12-31-2015	06-30-2016 (Unaudited)	12-31-2015
Discount rates used	4.70%	5.00%	13,63%-13,74%	14,02%-14,21%	7.41%	7.25%	5.50%	5.50%	6.70%	7.60%
Expected rate of salary increases	4.00%	4.00%	10.21%	9.69%	4.20%	4.20%	0.00%	0.00%	3.00%	3.00%
Mortality tables	RV -2009	RV -2009	AT 2000	AT 2000	RV 2008	RV 2008	RV 2004	RV 2004	RV 2009	RV 2009
Turnover rate	6,12%-7,00%	5.69%	4,55%-5,68%	4,55%-5,68%	0,35%-0,74%	0,44%-0,65%	1,20%-1,52%	1,20%-1,52%	3,88%-4,20%	3,90%-4,07%

•	Sensitivity:

As of June 30, 2016, the sensitivity of the value of the actuarial liability for post-employment benefits to variations of 100 basis points in the discount rate assumes a decrease of ThCh$40,311,834 (Unaudited) (ThCh$32,618,877 as of December 31, 2015) if the rate rises and an increase of ThCh$47,624,724 (Unaudited) (ThCh$38,040,654 as of December 31, 2015) if the rate falls in those 100 basis points.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Future disbursements:

The estimates available indicate that ThCh$25,308,207 (Unaudited) will be disbursed for defined benefit plans next year.

•	Length of commitments:

The Group’s obligations have a weighted average length of 9.30 years (Unaudited), and the outflows of benefits for the next 5 years and more is expected to be as follows:

Years	ThCh$ (Unaudited)
1	45,142,056
2	40,335,773
3	41,190,382
4	41,064,883
5	40,778,078
Over 5	207,235,035

•	Defined contributions:

The total expense recognized in the consolidated statement of comprehensive income within line item “Employee expenses” represents contributions payable to the defined contribution plans by the Group. For the six month period ended June 30, 2016, the amounts recognized as expenses were ThCh$2,191,748 (Unaudited) (ThCh$2,483,024 (Unaudited) for the six month period ended June 30, 2015). These amounts correspond in its entirety to continuing operations.

23.	EQUITY

23.1 Equity attributable to the shareholders of Enersis Américas

23.1.1 Subscribed and paid capital and number of shares

The issued capital of Enersis Américas as of June 30, 2016 and December 31, 2015 was ThCh$3,575,339,010 (Unaudited) and ThCh$5,804,447,986, divided into 49,092,772,762 shares, in both periods. All of the shares issued by Enersis Américas are subscribed and paid, and they are listed for trade on the Bolsa de Comercio de Santiago de Chile, the Bolsa Electrónica de Chile, the Bolsa de Valores de Valparaiso, and the New York Stock Exchange (NYSE).

The share premium corresponds to the share issuance premium from the capital increases that took place in 2003 and 1995. In the former increase, the premium was ThCh$125,881,577, and in the latter it was ThCh$32,878,071.

The share issuance premium generated during the capital increase in 2013, amounting to ThCh$1,460,503 as indicated above, absorbed a portion of the share issuance costs incurred in the process (see Note 23.5.c).

At the Enersis Américas Extraordinary Shareholders Meeting held on November 25, 2014, an amendment to the Company by-laws was approved, whereby the issued capital was increased by ThCh$135,167,261. This amount corresponded to the “Share Premium” balance, after deducting the “Share issuance costs” that it was included in Other Reserves, without any distribution to shareholders as a dividend.

The Company’s issued capital following the by-law amendment indicated above amounted to ThCh$5,804,447,986, divided into the same number of shares as previously, that is, 49,092,772,762 shares

The accompanying notes are an integral part of these interim consolidated financial statements of single series nominative common stock, non-preference and with no par value. This change in the Company’s by-laws complies with Article 26 of the Chilean Companies Act (Ley de Sociedades Anónimas) and Circular No. 1,370 issued by the SVS, as amended by Circular No. 1,736, for the recognition of changes in equity as a result of recent increases in the Company’s issued capital.

At the Extraordinary Shareholders’ Meeting of Enersis held on December 18, 2015, the shareholders approved the spin-off of Enersis into two companies (the “Spin-Off”). As a result of this Spin-Off, Enersis Chile S.A. (“Enersis Chile”), a new publicly held company, will be created, which will be governed under Chapter XII of D.L. 3,500 and to which were allocated the shareholdings and other associated assets and liabilities of Enersis in Chile, including the ownership interests in Endesa Chile and Chilectra Chile, already spun-off. All of Enersis’ shareholders will participate in Enersis Chile in the same proportion that they had in the Enersis’ capital, with a number of shares equal to what they had in Enersis (ratio 1:1); remaining in the demerged company (“Enersis Américas”) all the respective business currently outside of Chile, including its ownership interests in the new entities resulting from the spin-offs of Chilectra and Endesa Chile, and all the assets and liabilities and administrative authorizations in Chile not expressly allocated to Enersis Chile in the Spin-Off.

As part of the Spin-Off, it was agreed to reduce the capital of Enersis as a consequence of the Spin-Off from Ch$5,804,447,986,000 divided into 49,092,772,762 registered common shares of a single series and no par value, to the new amount of Ch$3,575,339,011,549 (Unaudited) divided into 49,092,772,762 (Unaudited) registered common shares of a single series and no par value. Additionally, it was also agreed to (i) establish the capital of Enersis Chile at Ch$2,229,108,974,451 (Unaudited) corresponding to the amount by which the capital of Enersis has been decreased, divided into 49,092,772,762 (Unaudited) registered common shares, all of the same series and no par value, and (ii) distribute the company’s equity interest between Enersis and Enersis Chile, by allocating assets and liabilities as indicated by the aforementioned meeting, to Enersis Chile.

On March 1, 2016, upon meeting all conditions including the capital decrease and modifications to the by-laws, the spin-off of Enersis became effective and Enersis S.A.’s corporate name was changed to Enersis Américas S.A.

23.1.2 Dividends

On November 25, 2014, the Board unanimously agreed to distribute interim dividend No. 90 of Ch$0.83148 per share on January 30, 2015 against fiscal year 2014 statutory net income; this corresponded to 15% of net income calculated at September 30, 2014, in accordance with the current Company’s dividend policy.

At the Ordinary Shareholders’ Meeting held on April 28, 2015, it was agreed to distribute a minimum mandatory dividend (partially consisting of interim dividend No. 90 of Ch$0.83148 per share) and an additional dividend, which in aggregate amounted to Ch$305,078,934,556 at Ch$6.21433 per share.

Since interim dividend No. 90 had already been paid, the remainder was distributed and paid in final dividend No. 91, which totaled Ch$264,259,128,599 equivalent to Ch$5.38285 per share.

On November 24, 2015, the Board unanimously agreed to distribute interim dividend No. 92 of $1.23875 per share on January 29, 2016 against fiscal year 2015 statutory net income. This corresponded to 15% of net income calculated as of September 30, 2015, in accordance with the current Company’s dividend policy.

At the Ordinary Shareholders’ Meeting held on April 28, 2016, it was agreed to distribute a minimum mandatory dividend (deducting the interim dividend paid in January 2016) and an additional dividend, which in aggregate amounted to Ch$204,974,253,630 at Ch$4.17321 per share (Unaudited).

Since interim dividend No. 92 had already been paid, the remainder was distributed and paid in final dividend No. 93, which totaled Ch$167,209,724,296 equivalent to Ch$3.40599 per share. (Unaudited)

The accompanying notes are an integral part of these interim consolidated financial statements

The following table sets forth the dividends paid in recent years:

Dividend No.	Type of Dividend	Payment Date	Pesos per Share	Charged to
88	Interim	1-31-2014	1.42964	2013
89	Final	5-16-2014	5.27719	2013
90	Interim	1-30-2015	0.83148	2014
91	Final	5-25-2015	5.38285	2014
92	Interim	1-29-2016	1.23875 (Unaudited)	2015
93	Final	5-24-2016	3.40599 (Unaudited)	2015

23.2 Foreign currency translation reserves

The following table sets forth foreign currency translation differences attributable to the shareholders of Enersis Américas for the six month periods ended June 30, 2016 and 2015:

Reserves for Accumulated Currency Translation Differences	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Empresa Distribuidora Sur S.A.	(85,279,441)	(75,611,551)
Compañía Distribuidora y Comercializadora de Energía S.A.	99,773,131	122,051,013
Edelnor	33,399,198	34,549,264
Dock Sud	(12,478,883)	3,148,737
Enel Brasil S.A.	(312,697,756)	(316,011,975)
Central Costanera S.A.	(1,193,399)	2,139,923
Inversiones GasAtacama Holding Ltda. (1)(2)	—	10,860,072
Emgesa S.A. E.S.P.	12,069,273	35,657,164
Hidroelectrica El Chocon S.A.	(61,059,077)	(30,794,623)
Generandes Peru S.A.	68,699,344	57,566,693
Empresa Eléctrica de Piura S.A.	6,615,421	6,803,972
Other	(5,541,398)	(2,538,179)
TOTAL	(257,693,587)	(152,179,490)

(1)	Beginning on January 1, 2015, the company changed its functional currency from U.S. dollar to Chilean pesos.
(2)	As of December 31, 2015, this company was classified as discontinued operation. Beginning on March 1, 2016, the company is no longer part of the Group (See Note 5.1)

23.3 Capital Management

The Company’s objective is to maintain an adequate level of capitalization in order to be able to secure its access to the financial markets, so as to fulfill its medium- and long-term goals while maximizing the return to its shareholders and maintaining a robust financial position.

The accompanying notes are an integral part of these interim consolidated financial statements

23.4 Restrictions on subsidiaries transferring funds to the parent

Certain of the Group’s subsidiaries must comply with financial ratio covenants which require them to have a minimum level of equity or other requirements that restrict the transferring of assets to Enersis Américas. The Group’s restricted net assets as of June 30, 2016 from its subsidiaries Endesa Américas, Ampla, Coelce, Edelnor, and Piura were ThCh$87,598,646 (Unaudited), ThCh$584,998,287 (Unaudited), ThCh$32,375,050 (Unaudited), ThCh$189,965,920 (Unaudited), and ThCh$45,344,727 (Unaudited), respectively.

23.5 Other reserves

Other reserves within Equity attributable to shareholders of Enersis Américas for the six month periods ended June 30, 2016 and 2015, are as follows:

	Balance as of January 1, 2016 ThCh$	2016 Changes (Unaudited) ThCh$	Balance as of June 30, 2016 (Unaudited) ThCh$
Exchange differences on translation (a)	(418,992,914)	161,299,327	(257,693,587)
Cash flow hedges (b)	(9,826,557)	3,395,773	(6,430,784)
Available-for-sale financial assets	(167,739)	321,451	153,712
Other comprehensive income from non-current assets held for distribution to owners	(101,436,996)	101,436,996	—
Other miscellaneous reserves (c)	(2,628,536,018)	915,616,499	(1,712,919,519)
Total	(3,158,960,224)	1,182,070,046	(1,976,890,178)

	Balance as of January 1, 2015 ThCh$	2015 Changes (Unaudited) ThCh$	Balance as of June 30, 2015 (Unaudited) ThCh$
Exchange differences on translation	35,154,874	(187,334,364)	(152,179,490)
Cash flow hedges	(69,404,677)	(21,321,141)	(90,725,818)
Available-for-sale financial assets	14,046	(213,186)	(199,140)
Other miscellaneous reserves (c)	(2,619,970,627)	(652,632)	(2,620,623,259)
Total	(2,654,206,384)	(209,521,323)	(2,863,727,707)

a)	Reserves for exchange differences on translation: These reserves arise primarily from exchange differences relating to: (i) Translation of the financial statements of our subsidiaries with functional currencies other than the Chilean peso (see Note 2.7.3); and (ii) Translation of goodwill arising from the acquisition of companies with functional currencies other than the Chilean peso (see Note 3.b).
b)	Cash flow hedge reserves: These reserves represent the cumulative effective portion of gains and losses on cash flow hedges (see Note 3.f.5).
c)	Other miscellaneous reserves.

The accompanying notes are an integral part of these interim consolidated financial statements

The main items and their effects are the following:

Other miscellaneous reserves	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Reserve for capital increase in 2013 (1)	(900,683,317)	(892,845,532)
Reserve for corporate reorganization (“Spin-off”) (2)	479,817,274	—
Reserve for subsidiaries transactions (3)	(294,091,592)	(289,552,195)
Reserve for transition to IFRS (4)	(997,915,790)	(1,455,137,625)
Other miscellaneous reserves (5)	(46,094)	16,912,093
Total	(1,712,919,519)	(2,620,623,259)

1)	Reserve originated from the capital increase that Enersis Américas made during the first quarter of 2013.
2)	Reserve for corporate reorganization (spin-offs of companies) completed on March 1, 2016. Corresponds to the effects from the reorganization of Enersis Américas and the separation of the Chilean business into a new entity, Enersis Chile S.A. (See Note 5.1)
3)	Reserve from transactions with our subsidiaries. Corresponds to the effect of purchases of equity interests in subsidiaries that were accounted for as transactions between entities under common control.
4)	Reserve for transition to IFRS. In accordance with Official Bulletin No. 456 from the SVS (Superintendencia de Valores y Seguros de Chile), included in this line item is the price-level restatement of paid-in capital from the date of transition to IFRS, January 1, 2004, to December 31, 2008. It is important to note that, while the Company adopted IFRS as its statutory accounting standards beginning on January 1, 2009, the date of transition to IFRS was the same as that used by its former parent company, Endesa, S.A. (Spain), January 1, 2004, as an exemption permitted in IFRS 1—First Time Adoption of IFRS: (i) Foreign currency translation differences existing at the time of transition to IFRS (IFRS 1 exemption); and (ii) The effects of business combinations under common control, arising primarily from the incorporation of the holding company Enel Brasil in 2005 and the merger of our Colombian subsidiaries, Emgesa and Betania, in 2007.
5)	Other miscellaneous reserves from transactions made in prior years.

23.6 Non-controlling Interests

23.6.1 COELCE Public Stock Offering

On January 14, 2014, the Enersis Américas Board of Directors voted to hold a voluntary public offering of shares in its subsidiary Companhia Energética do Ceará’s (Coelce) as part of the process to make use of the funds raised in the Enersis Américas 2013 capital increase (see Note 23.1.1).

In the Public Stock Offering auction held on February 17, 2014, Enersis Américas acquired 2,964,650 shares of Coelce common stock at a price of R$49 per share, 8,818,006 shares of Class A preferred stock and 424 shares of Class B preferred stock, at a cost of ThCh$134,017,691.

Having exceeded two-thirds of the total number of Coelce common stock shares in circulation, Enersis Américas extended the effective date of the offer for an additional three months from the date of the auction. The process concluded on May 16, 2014, during which time Enersis Américas acquired an additional 38,162 shares of common stock at a total price of ThCh$464,883.

In summary, Enersis Américas increased its equity interest in Coelce by 15.18% to control, directly and indirectly, 74.05% of that company’s equity interest.

The accompanying notes are an integral part of these interim consolidated financial statements

The purchase of these non-controlling interests was recorded using the accounting policy described in Note 2.7.5. The difference between the carrying amount of the non-controlling interests acquired and the consideration paid resulted in a charge of ThCh$75,700,937 recorded directly in “Other reserves” in “Equity attributable to equity owners of Enersis Américas”.

In addition, the components of “Other comprehensive income” were allocated accordingly, with an additional charge to “Other miscellaneous reserves” and a credit to “Reserves for exchange differences on translation” amounting to ThCh$28,385,172.

23.6.2 Acquisition of Inkia Holdings (Acter) Limited (Generandes Peru)

On April 29, 2014, the Board of Enersis Américas authorized the signing of a purchase agreement for the acquisition of all the shares that Inkia Americas Holdings Limited held indirectly in Generandes Peru (39.01% of that company), which is the holding company for Edegel S.A.A. This purchase formed part of the process to use funds that had been raised in the Enersis Américas capital increase in 2013 (See Note 23.1.1).

On September 3, 2014, Enersis Américas confirmed and paid ThCh$253,015,133 to Inkia, and consolidated the companies Inkia Holdings (Acter) Limited, Southern Cone Power Ltd., Latin American Holding I Ltd., Latin American holding II Ltd. and Southern Cone Power Peru S.A.A.

This transaction increased Enersis Américas’s indirect ownership interest in Edegel S.A.A by 21.14%, leaving Enersis Américas with direct and indirect control of 58.60% of the shares in this company.

The acquisition of non-controlling interests was recorded according to the accounting policy described in Note 2.7.6. The difference between the carrying amount of non-controlling interests acquired and the consideration paid, resulted in a charge of ThCh$137,644,766 which was directly recognized in “Other reserves” within equity attributable to the shareholders of Enersis Américas.

Additionally, the corresponding components of “Other comprehensive income” have been redistributed. Accordingly, there has been an additional charge to “Other miscellaneous reserves” and a credit to “Reserve for Exchange Differences on Translation” of ThCh$32,862,564.

23.6.3 Capitalization of Central Dock Sud

During 2014, Enersis Américas and the rest of Central Dock Sud’s (CDS) shareholders worked to find a solution to the statutory negative equity situation that CDS was facing since December 2013. If the negative worth situation was not corrected, the company would have to be dissolved according to Argentine regulation.

On December 1, 2014, Enersis Américas S.A. acquired from Endesa Latinoamérica S.A. certain loans granted to Central Dock Sud S.A. (CDS), with a nominal amount of US$ 106 million. The amount paid was US$29 million. These loans were then re-denominated to Argentine pesos and interests were condoned. The remaining portion of these loans was contributed by Enersis Américas S.A. to the share capital of Inversora Dock Sud (IDS) and subsequently to CDS, at nominal amount. Similar contribution was made by each of the other shareholders, capitalizing their credits granted to CDS. In exchange, shares were issued by IDS and CDS, respectively, in proportion to the loans contributed or cash capitalized, and in the case of Enersis Américas, these loans were partially repaid in cash. All of these movements constitute a related party transaction (the “Transaction”), approved in the case of Enersis Américas, at an Extraordinary Shareholders Meeting.

The Transaction restored the equity of CDS, whilst maintaining substantially the same proportion of ownership in this company as held prior to the Transaction: Enersis Américas (40%), YPF (40%) and Pan American Energy (20%).

The accompanying notes are an integral part of these interim consolidated financial statements

This Transaction was recognized under the accounting policy described in Note 2.7.6 and resulted in an additional credit to “Other miscellaneous reserves” for ThCh$35,149,573.

23.6.4 The detail of non-controlling interests is as follows:

	Non-controlling interests
	06-30-2016 (Unaudited) %	Equity		Profit (Loss)
Companies		06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	30-06-2015 (Unaudited) ThCh$
Ampla Energía E Serviços S.A.	0.36%	1,803,968	1,670,381	(85,492)	(33,492)
Compañía Energética Do Ceará S.A.	26.00%	123,763,200	102,309,115	10,621,793	11,764,059
Compañía Distribuidora y Comercializadora de energía S.A.	51.52%	251,652,640	270,808,395	31,517,122	30,692,556
Emgesa S.A. E.S.P.	51.53%	374,559,381	412,145,236	49,525,945	55,761,066
Empresa de Distribución Eléctrica de Lima Norte S.A.A	24.32%	77,190,843	75,852,375	9,103,381	7,172,701
Edegel S.A.A	16.40%	97,777,286	91,467,160	8,788,453	7,342,064
Chinango S.A.C.	20.00%	14,604,419	14,268,911	1,587,722	1,609,353
Empresa Distribuidora Sur S.A.	27.87%	4,973,918	7,873,277	(1,466,812)	13,767,739
Endesa Costanera S.A.	24.32%	2,959,411	3,759,405	(80,612)	486,854
Hidroelectrica El Chocón S.A.	32.33%	45,506,944	48,208,347	7,027,729	1,622,361
Inversora Dock Sud S.A.	42.86%	21,545,466	24,059,619	2,247,746	605,528
Central Dock Sud S.A.	29.76%	21,082,460	23,536,086	2,205,141	590,215
Chilectra Chile S.A. (*)	0.00%	—	10,118,233	274,125	798,897
Chilectra Américas S.A.	0.91%	4,915,104	—	64,942	—
Endesa Chile S.A. (*)	0.00%	—	1,059,805,601	48,377,285	36,246,450
Endesa Américas S.A.	40.02%	513,238,170	—	27,196,796	—
Empresa Eléctrica Pehuenche S.A. (*)	7.35%	—	10,900,863	1,201,670	4,314,973
Empresa Electrica de Piura S.A.	3.50%	2,400,616	2,201,500	260,539	109,098
Otras		2,381,367	4,674,591	593,348	283,085
TOTAL		1,560,355,193	2,163,659,095	198,960,821	173,133,507

(*)	Classified as disposal groups held for distribution to owners as of December 31, 2015. Beginning on March 1, 2016, these non-controlling interests are no longer within the Group (See Note 5.1).

The accompanying notes are an integral part of these interim consolidated financial statements

24.	REVENUE AND OTHER OPERATING INCOME

The detail of revenue presented in the statement of comprehensive income for the six month periods ended June 30, 2016 and 2015, is as follows:

	For the six month periods ended,
Revenues	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Energy sales (1)	2,116,939,986	2,112,796,981
Generation	594,393,196	534,586,443
Regulated customers	57,199,536	66,607,696
Unregulated customers	351,364,573	306,743,723
Spot market sales	168,095,820	137,851,954
Other customers	17,733,267	23,383,070
Distribution	1,522,546,790	1,578,210,538
Residential	688,198,380	771,096,301
Business	402,511,092	374,816,262
Industrial	168,731,052	150,162,611
Other customers	263,106,266	282,135,364
Other sales	20,426,577	16,987,348
Gas sales	10,774,433	6,637,602
Other fuel sales	2,519,487	2,016,067
Sales of goods and services	7,132,657	8,333,679
Revenue from other services	235,336,832	196,624,233
Tolls and transmission	139,128,916	125,578,763
Metering equipment leases	35,868	36,445
Public lighting	1,346,715	2,456,842
Verifications and connections	4,540,643	1,479,632
Engineering and consulting services	2,875,320	649,785
Other services	87,409,370	66,422,766
Total revenues	2,372,703,395	2,326,408,562

	For the six month periods ended,
Other operating income	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Revenue from construction contracts	105,342,334	92,220,369
Other income (2)	87,281,490	181,156,690
Total other operating income	192,623,824	273,377,059

(1)	On January 29, 2016, the ENRE issued Resolution No. 1/2016 approving the tariff table of Edesur effective on the invoicing for the meter readings after midnight hour of February 1, 2016. The effect recognized for this resolution during the six month period ended June 30, 2016 was ThCh$205,596,817 (Unaudited). For the six month period ended June 30, 2015 were recognized revenues from energy sales for ThCh$16,637,889 (Unaudited) as beginning on February 1, 2015, the funds from the PUREE must be considered part of the revenues of energy distribution companies.

The accompanying notes are an integral part of these interim consolidated financial statements

(2)	For the year ended December 31, 2015, as part of application of Resolution SE No. 32/2015 issued on March 11, 2015, which for purposes of funding the expenditures and investments used for in the normal operations to render distribution of electricity public services a non-recurrent increase of revenues was approved for ThCh$103,253,504 in our subsidiary Edesur beginning on February 1, 2015 without any increase in tariffs. In addition, revenues for ThCh$11,496,342 were recognized since it was also approved to compensate until January 31, 2015 the outstanding amounts from the Program for Rational Use of Electric Energy (PUREE) up to the amount of the Cost Monitoring Mechanism (MMC) adjustment for recognizing costs that were not passed on to electricity tariffs. Finally, revenues for ThCh$33,425,936 were recognized associated with salary increases. In 2016, the preceding non-recurrent measures were no longer applicable since, as previously discussed, Resolution ENRE No. 1/2016 approved the tariff table of Edesur.

For the six month period ended June 30, 2016, an amount of ThCh$27,891,937 (Unaudited) (ThCh$24,814,691 for the six month period ended June 30, 2015) was recognized as revenue associated with the availability contracts that our subsidiary Central Costanera entered into with CAMESSA in December 2012.

25.	RAW MATERIALS AND CONSUMABLES USED

The detail of raw materials and consumables used presented in profit or loss for the six month periods ended June 30, 2016 and 2015, is as follows:

Raw Materials and Consumables Used	For the six month periods ended
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Energy purchases	(780,951,440)	(948,692,416)
Fuel consumption	(154,503,794)	(110,649,904)
Transportation costs	(127,720,906)	(127,649,588)
Costs from construction contracts	(105,342,334)	(92,220,369)
Other raw materials and consumables	(85,279,350)	(75,409,556)
Total	(1,253,797,824)	(1,354,621,833)

26.	EMPLOYEE BENEFITS EXPENSE

Employee expenses for the six month periods ended June 30, 2016 and 2015, are as follows:

Employee Benefits Expense	For the six month periods ended
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Wages and salaries	(136,797,564)	(158,183,584)
Post-employment benefit obligations expense	(4,414,639)	(3,488,149)
Social security and other contributions	(64,643,679)	(69,957,103)
Other employee expenses	(4,909,242)	(4,319,719)
Total	(210,765,124)	(235,948,555)

The accompanying notes are an integral part of these interim consolidated financial statements

27.	DEPRECIATION, AMORTIZATION AND IMPAIRMENT LOSSES

The detail of depreciation, amortization and impairment losses for the six month periods ended June 30, 2016 and 2015, are as follows:

	For the six month periods ended
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Depreciation	(116,715,654)	(120,299,713)
Amortization	(39,702,985)	(38,108,731)
Subtotal	(156,418,639)	(158,408,444)
Impairment (losses) reversals (*)	(25,357,805)	(21,055,862)
Total	(181,776,444)	(179,464,306)

	Generation		Distribution		Other		For the six month periods ended
(*) Information on Impairment Losses by Business Segment	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Financial assets (ver nota 8)	(1,006,981)	243,119	(24,350,824)	(19,204,651)	—	—	(25,357,805)	(18,961,532)
Intangible assets other than goodwill (ver nota 13)	—	—	—	(2,063,087)	—	—	—	(2,063,087)
Property, plant and equipment (ver nota 15)	—	—	—	(31,243)	—	—	—	(31,243)
Total	(1,006,981)	243,119	(24,350,824)	(21,298,981)	—	—	(25,357,805)	(21,055,862)

For the six month period ended June 30, 2015, the assets related to Chilean operations that are subject to impairment test have been classified as non-current assets held for distribution to owners (Unaudited). (See Notes 3.j and 5.1)

The accompanying notes are an integral part of these interim consolidated financial statements

28.	OTHER EXPENSES

Other miscellaneous operating expenses for the six month periods ended June 30, 2016 and 2015, are as follows:

	For the six month periods ended
Other expenses	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Other supplies and services	(47,525,829)	(27,985,786)
Professional, outsourced and other services	(58,430,159)	(80,390,317)
Repairs and maintenance	(54,778,187)	(60,035,371)
Indemnities and fines	(3,919,654)	(10,270,813)
Taxes and charges	(20,946,759)	(24,284,231)
Insurance premiums	(14,755,761)	(14,167,562)
Leases and rental costs	(5,767,315)	(4,774,889)
Marketing, public relations and advertising	(1,430,579)	(2,531,216)
Other supplies	(43,160,490)	(26,728,875)
Travel expenses	(5,609,257)	(8,146,022)
Environmental expenses (1)	(523,723)	(423,371)
Total	(256,847,713)	(259,738,453)

(1)	It includes research costs recognized as expenses for the six month periods ended June 30, 2016 and 2015, of ThCh$186,449 and ThCh$423,371 , respectively.

29.	OTHER GAINS (LOSSES)

Other gains (losses) for the six month periods ended June 30, 2016 and 2015, are as follows:

	For the six month periods ended
Other gains (losses)	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Disposals of property, plant and equipment	75,864	641,032
Other	169,042	(6,155)
Total	244,906	634,877

The accompanying notes are an integral part of these interim consolidated financial statements

30.	FINANCIAL RESULTS

Financial income and costs for the six month periods ended June 30, 2016 and 2015, are as follows:

	For the six month periods ended,
Financial Income	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash and cash equivalents	47,190,334	36,170,455
Financial income on plan assets (Brazil)	53,257	72,106
Financial income from concessions IFRIC 12 (Brazil) (1)	23,624,243	15,107,438
Other financial income	23,401,224	84,048,930
Total Ingresos Financieros	94,269,058	135,398,929

Financial Costs	For the six month periods ended,
	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Financial costs	(273,722,881)	(185,034,745)
Bank loans	(25,161,881)	(18,450,497)
Secured and unsecured obligations	(99,255,779)	(90,838,526)
Valuation of financial derivatives	435,577	(703,320)
Financial provisions (3)	(76,899,872)	(26,832,196)
Post-employment benefit obligations (2)	(9,913,131)	(10,347,930)
Debt issue costs and other related costs	(1,788,459)	(1,700,061)
Capitalized borrowing costs	15,427,814	36,614,401
Other financial costs	(76,567,150)	(72,776,616)
Gain (loss) from indexed assets and liabilities (*)	(419,802)	(3,105,519)
Foreign currency exchange differences (**)	1,193,234	(5,583,256)
Total financial costs	(272,949,449)	(193,723,520)
Total financial results	(178,680,391)	(58,324,591)

(1)	Corresponds to the financial update of non-amortized assets at their new replacement value at the end of the concession in the distribution companies Ampla and Coelce.
(2)	See Note 22.2.b).
(3)	It includes ThCh$57,353,334 (Unaudited) for the six months ended June 30, 2016 (ThCh$9,572,377 (Unaudited) for the six months ended June 30, 2015) from our subsidiary Edesur, of which ThCh$45,889,007 (Unaudited) corresponds to the financial update of the quality service fine (See Note 20). In addition, our Brazilian subsidiaries Ampla and Coelce have recognized ThCh$15,968,427 (Unaudited) for the six months ended June 30 (ThCh$13,599,950 (Unaudited) for the six months ended June 30, 2015) related to the financial update of legal claims (See Note 21).

The accompanying notes are an integral part of these interim consolidated financial statements

The effects on financial results from exchange differences and the application of indexed assets and liabilities are originated from the following:

	For the six month periods ended,
Results from Indexed Assets and Liabilities (*)	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Current tax assets and liabilities	22,709	410
Other financial liabilities (financial debt and derivative instruments)	(420,143)	(3,064,989)
Trade and other payables	—	(40,939)
Other provisions	(22,368)	—
Total	(419,802)	(3,105,518)

	For the six month periods ended,
Foreign currency exchange differences (**)	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash and cash equivalents	(1,439,700)	5,258,171
Other financial assets	32,893,843	11,688,240
Other non-financial assets	351,403	125,685
Trade and other receivables	516,485	22,922
Current tax assets and liabilities	705,497	—
Other financial liabilities (financial debt and derivative instruments)	(30,139,568)	(14,957,675)
Trade and other payables	4,099,066	(6,769,715)
Other non-financial liabilities	(5,793,792)	(950,884)
Total	1,193,234	(5,583,256)

The accompanying notes are an integral part of these interim consolidated financial statements

31.	INFORMATION BY SEGMENT

31.1 Basis of segmentation

The Group’s activities are organized primarily around its core businesses: electric energy generation, transmission and distribution. On that basis, the Group has established two major business lines.

Generation and Transmission Business: The generation and transmission business segment is comprised of a group of electricity companies that own generating plants, whose energy is transmitted and distributed to end customers. Our generation and transmission business is conducted in Argentina through Cemsa, Central DockSud, Central Costanera, and El Chocón, in Brazil through Cachoeira Dourada, CIEN, Enel Brazil, and Fortaleza in Colombia through Emgesa, and in Peru through Edegel and EEPSA.

Distribution Business: The distribution business is comprised of a group of electricity companies operate under a distribution public utility concession regime, with service obligations and regulated tariffs for supplying regulated customers. Our electricity distribution business is conducted in Argentina through Edesur, in Brazil through Ampla and Coelce, in Colombia through Codensa, and in Peru through Edelnor.

Considering the differentiated information that is analyzed by the Company’s chief operating decision maker, segment information has been organized by the geographical areas in which the Group operates:

•	Chile (Discontinued operations)

•	Argentina

•	Brazil

•	Peru

•	Colombia

Given that the Group’s corporate organization basically matches its business organization and, therefore, the segments, the following information is based on the financial information of the companies forming each segment. The accounting policies used to determine the segment information are the same as those used in the preparation of the Group’s consolidated financial statements. Based on this context and taking into consideration the corporate reorganization as discussed in Notes 5.1, the financial information related to the operations outside of Chile is presented as continued operations, while the financial information related to Chilean operations is presented, in the case of assets and liabilities, as held for distribution to owners, and in the case of income statement accounts, as discontinued operations.

The accompanying notes are an integral part of these interim consolidated financial statements

The following tables present details of this information by segment:

31.2 Generation and transmission, distribution and others

Line of business	Generation		Distribution		Holdings and Eliminations		Total
ASSETS	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT ASSETS	653,128,579	3,974,309,548	1,278,397,879	2,233,248,507	911,749,229	1,706,003,655	2,843,275,687	7,913,561,710
Cash and cash equivalents	179,869,633	158,234,836	260,481,244	174,458,784	673,218,742	852,469,724	1,113,569,619	1,185,163,344
Other current financial assets	9,171,299	11,466,253	20,201,144	34,171,369	113,248,466	22,624,824	142,620,909	68,262,446
Other current non-financial assets	17,192,826	26,895,066	71,295,581	72,076,278	1,351,792	3,017,713	89,840,199	101,989,057
Trade and other current receivables	317,939,512	281,533,993	864,291,510	802,286,571	6,890,656	4,311,003	1,189,121,678	1,088,131,567
Current accounts receivable from related parties	87,196,516	69,698,172	7,854,638	27,676,364	49,451,757	(93,807,606)	144,502,911	3,566,930
Inventories	33,504,254	33,665,661	41,376,573	61,185,174	1,016,678	207,062	75,897,505	95,057,897
Current tax assets	8,254,539	3,751,263	12,897,189	11,961,862	66,571,138	31,741,463	87,722,866	47,454,588
Non-current assets or disposal groups held for sale or for distribution to owners	—	3,389,064,304	—	1,049,432,105	—	885,439,472	—	5,323,935,881
NON-CURRENT ASSETS	3,573,185,212	4,070,922,143	3,944,032,242	4,091,696,107	357,964,460	-627,025,569	7,875,181,914	7,535,592,681
Other non-current financial assets	1,491,013	625,982	608,227,468	488,884,301	20,488	17,921	609,738,969	489,528,204
Other non-current non-financial assets	7,353,752	9,847,779	67,544,583	54,741,348	13,724,170	12,973,581	88,622,505	77,562,708
Trade and other non-current receivables	298,260,627	310,451,501	51,806,451	88,178,936	61,483	65,427	350,128,561	398,695,864
Non-current accounts receivable from related parties	364,546	—	270,698	355,485	(364,546)	—	270,698	355,485
Investment accounted for using the equity method	87,148,876	478,361,882	30,533,464	491,519,716	(86,440,647)	(938,921,153)	31,241,693	30,960,445
Intangible assets other than goodwill	34,551,923	33,665,518	1,104,939,823	933,484,014	13,962,422	14,249,740	1,153,454,168	981,399,272
Goodwill	5,211,486	100,700,655	87,691,291	76,703,162	386,580,893	266,795,230	479,483,670	444,199,047
Property, plant and equipment	3,098,438,243	3,097,266,606	1,924,220,685	1,905,927,300	2,148,530	372,727	5,024,807,458	5,003,566,633
Deferred tax assets	40,364,746	40,002,220	68,797,779	51,901,845	28,271,667	17,420,958	137,434,192	109,325,023
TOTAL ASSETS	4,226,313,791	8,045,231,691	5,222,430,121	6,324,944,614	1,269,713,689	1,078,978,086	10,718,457,601	15,449,154,391

Line of business	Generation		Distribution		Holdings and Eliminations		Total
LIABILITIES AND EQUITY	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT LIABILITIES	903,456,629	2,735,116,868	1,558,970,506	1,838,355,464	1,336,419	(68,091,532)	2,463,763,554	4,505,380,800
Other current financial liabilities	260,838,363	230,270,298	300,796,528	206,125,030	257,785,615	251,478,180	819,420,506	687,873,508
Trade and other current payables	366,660,646	342,712,347	1,011,454,772	1,037,064,551	18,739,837	73,047,309	1,396,855,255	1,452,824,207
Current accounts payable to related parties	159,189,530	104,568,189	158,061,766	72,131,804	(277,120,100)	(66,802,485)	40,131,196	109,897,508
Other current provisions	44,278,749	81,419,354	58,088,203	45,879,822	701,408	—	103,068,360	127,299,176
Current tax liabilities	67,814,008	91,117,121	1,053,976	24,166,415	—	27,324,424	68,867,984	142,607,960
Other current non-financial liabilities	4,675,333	1,951,295	29,515,261	35,966,491	1,229,659	1,308,553	35,420,253	39,226,339
Liabilities associated with disposal groups held for sale or for distribution to owners	—	1,883,078,264	—	417,021,351	—	(354,447,513)	—	1,945,652,102
NON-CURRENT LIABILITIES	1,339,525,841	1,313,277,539	1,758,934,031	1,559,780,584	(150,762,578)	(119,092,912)	2,947,697,294	2,753,965,211
Other non-current financial liabilities	978,056,852	941,834,867	965,538,559	883,297,767	20,792,838	22,163,958	1,964,388,249	1,847,296,592
Trade and other non-current payables	75,852,637	97,364,873	209,788,218	178,027,558	7,835,580	8,151,823	293,476,435	283,544,254
Non-current account payables to related parties	13,208,729	10,685,702	194,246,707	157,179,286	(207,455,436)	(167,864,988)	—	—
Other long-term provisions	64,134,727	41,883,233	173,452,186	141,808,620	195,886	156,431	237,782,799	183,848,284
Deferred tax liabilities	168,050,491	181,262,110	32,744,297	34,940,876	25,894,952	15,701,629	226,689,740	231,904,615
Non-current provisions for employee benefits	22,491,428	21,548,342	181,809,224	163,123,897	1,973,602	2,598,235	206,274,254	187,270,474
Other non-current non-financial liabilities	17,730,977	18,698,412	1,354,840	1,402,580	—	—	19,085,817	20,100,992
EQUITY	1,983,331,321	3,996,837,284	1,904,525,584	2,926,808,566	1,419,139,848	1,266,162,530	5,306,996,753	8,189,808,380
Equity attributable to shareholders of Enersis Américas	1,983,331,321	3,996,837,284	1,904,525,584	2,926,808,566	1,419,139,848	1,266,162,530	3,746,641,560	6,026,149,285
Issued capital	630,932,811	1,476,722,861	546,990,658	860,651,565	2,397,415,541	3,467,073,560	3,575,339,010	5,804,447,986
Retained earnings	307,263,249	2,358,601,470	83,849,233	1,414,711,314	1,757,080,246	(392,651,261)	2,148,192,728	3,380,661,523
Share premium	25,722,352	206,058,198	3,022,632	3,547,484	(28,744,984)	(209,605,682)	—	—
Other reserves	1,019,412,909	(44,545,245)	1,270,663,061	647,898,203	(2,706,610,955)	(1,598,654,087)	(1,976,890,178)	(3,158,960,224)
Non-controlling interests	—	—	—	—	—	—	1,560,355,193	2,163,659,095
Total Liabilities and Equity	4,226,313,791	8,045,231,691	5,222,430,121	6,324,944,614	1,269,713,689	1,078,978,086	10,718,457,601	15,449,154,391

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

Line of business	Generation		Distribution		Holdings and Eliminations		Total
STATEMENT OF INCOME	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
REVENUES AND OTHER OPERATING INCOME	969,260,192	782,231,336	1,828,975,868	1,971,661,375	(232,908,841)	(154,107,091)	2,565,327,219	2,599,785,620
Revenues	926,132,174	755,726,989	1,678,738,295	1,724,669,621	(232,167,074)	(153,988,048)	2,372,703,395	2,326,408,562
Energy sales	807,937,306	671,186,126	1,522,691,254	1,578,347,283	(213,688,574)	(136,736,428)	2,116,939,986	2,112,796,981
Other sales	13,293,920	8,653,669	1,080,801	8,333,679	6,051,856	—	20,426,577	16,987,348
Other services rendered	104,900,948	75,887,194	154,966,240	137,988,659	(24,530,356)	(17,251,620)	235,336,832	196,624,233
Other operating income	43,128,018	26,504,347	150,237,573	246,991,754	(741,767)	(119,043)	192,623,824	273,377,058
RAW MATERIALS AND CONSUMABLES USED	(396,167,557)	(273,876,633)	(1,094,378,616)	(1,236,352,701)	236,748,349	155,607,501	(1,253,797,824)	(1,354,621,833)
Energy purchases	(137,046,640)	(75,244,552)	(871,898,398)	(1,017,232,934)	227,993,598	143,785,070	(780,951,440)	(948,692,416)
Fuel consumption	(154,503,794)	(110,649,904)	—	—	—	—	(154,503,794)	(110,649,904)
Transportation expense	(67,464,341)	(60,679,168)	(73,242,508)	(79,872,755)	12,985,943	12,902,335	(127,720,906)	(127,649,588)
Other miscellaneous supplies and services	(37,152,782)	(27,303,009)	(149,237,710)	(139,247,012)	(4,231,192)	(1,079,904)	(190,621,684)	(167,629,925)
CONTRIBUTION MARGIN	573,092,635	508,354,703	734,597,252	735,308,674	3,839,508	1,500,410	1,311,529,395	1,245,163,787
Other work performed by the entity and capitalized	2,487,670	4,845,597	25,817,450	25,670,457	51,591	854,162	28,356,711	31,370,216
Employee benefits expense	(47,007,461)	(49,599,550)	(151,697,956)	(179,464,458)	(12,059,707)	(6,884,547)	(210,765,124)	(235,948,555)
Other expenses	(50,250,228)	(45,774,884)	(182,750,344)	(204,137,912)	(23,847,141)	(9,825,657)	(256,847,713)	(259,738,453)
GROSS OPERATING RESULT	478,322,616	417,825,866	425,966,402	377,376,761	(32,015,749)	(14,355,632)	872,273,269	780,846,995
Depreciation and amortization expenses	(70,986,992)	(70,921,230)	(85,485,106)	(87,702,205)	53,459	214,991	(156,418,639)	(158,408,444)
Impairment losses (reversal of impairment losses) recognized in profit or loss	(1,006,981)	211,925	(24,304,775)	(21,267,738)	(46,049)	(49)	(25,357,805)	(21,055,862)
OPERATING INCOME	406,328,643	347,116,561	316,176,521	268,406,818	(32,008,339)	(14,140,690)	690,496,825	601,382,689
FINANCIAL RESULTS	(47,944,751)	(38,186,345)	(148,793,248)	(30,181,814)	18,057,608	10,043,568	(178,680,391)	(58,324,591)
Financial income	20,940,073	15,980,312	54,784,633	103,692,602	18,544,352	15,726,015	94,269,058	135,398,929
Cash and cash equivalents	18,268,403	15,247,244	10,677,650	5,228,447	18,244,281	15,694,764	47,190,334	36,170,455
Other financial income	2,671,670	733,068	44,106,983	98,464,155	300,071	31,251	47,078,724	99,228,474
Financial costs	(84,638,329)	(46,332,387)	(199,257,925)	(133,721,547)	10,173,373	(4,980,811)	(273,722,881)	(185,034,745)
Bank borrowings	(9,265,915)	(8,938,844)	(15,895,862)	(9,511,580)	(104)	(73)	(25,161,881)	(18,450,497)
Secured and unsecured obligations	(47,521,464)	(36,301,199)	(44,717,140)	(48,011,492)	(7,017,175)	(6,525,835)	(99,255,779)	(90,838,526)
Other	(27,850,950)	(1,092,344)	(138,644,923)	(76,198,475)	17,190,652	1,545,097	(149,305,221)	(75,745,722)
Profit (loss) from indexed assets and liabilities	—	—	—	—	(419,802)	(3,105,519)	(419,802)	(3,105,519)
Foreign currency exchange differences	15,753,505	(7,834,270)	(4,319,956)	(152,869)	(10,240,315)	2,403,883	1,193,234	(5,583,256)
Positives	65,047,988	8,991,485	24,275,628	1,867,795	31,844,620	24,606,532	121,168,236	35,465,812
Negatives	(49,294,483)	(16,825,755)	(28,595,584)	(2,020,664)	(42,084,935)	(22,202,649)	(119,975,002)	(41,049,068)
Share of profit of associates and joint venturesaccounted for using the equity method	683,229	1,971,204	1,124,766	869,965	(220,237)	(68,844)	1,587,758	2,772,325
Other gains (losses)	263,400	63,206	(24,758)	571,671	6,264	—	244,906	634,877
Gain (loss) from other investments	54,011	—	—	—	265	—	54,276	—
Gain (loss) from the sale of property, plant and equipment	209,389	63,206	(24,758)	571,671	5,999	—	190,630	634,877
Income before tax	359,330,521	310,964,626	168,483,281	239,666,640	(14,164,704)	(4,165,966)	513,649,098	546,465,300
Income tax	(132,169,155)	(106,167,981)	(57,752,153)	(65,091,665)	28,670,662	(11,423,461)	(161,250,646)	(182,683,107)
Net income from continuing operations	227,161,366	204,796,645	110,731,128	174,574,975	14,505,958	(15,589,427)	352,398,452	363,782,193
Income from discontinued operations	—		—		115,130,387	97,358,857	115,130,387	97,358,857
Net income from continuing operations	227,161,366	204,796,645	110,731,128	174,574,975	129,636,345	81,769,430	467,528,839	461,141,050
Net income attributable to:	227,161,366	204,796,645	110,731,128	174,574,975	129,636,345	81,769,430	467,528,839	461,141,050
Shareholders of Enersis Américas							268,568,018	288,007,544
Non-controlling interests							198,960,821	173,133,506

Line of business	Generation		Distribution		Holdings and Eliminations		Total
STATEMENT OF CASH FLOWS	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash flow from (used in) operating activities	422,787,692	446,615,594	364,430,574	304,808,740	(62,495,843)	(60,515,771)	724,722,423	690,908,563
Cash flow from (used in) investing activities	(116,110,762)	(345,510,289)	(215,358,886)	(345,183,919)	(46,386,177)	3,390,877	(377,855,825)	(687,303,331)
Cash flow from (used in) financing activities	(320,141,778)	(412,816,002)	(84,848,371)	(134,344,518)	(160,510,628)	(185,022,564)	(565,500,777)	(732,183,084)

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

31.3 Segment information by country

Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
ASSETS	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT ASSETS	1,098,033,328	7,206,153,017	364,112,868	335,086,963	957,756,718	790,909,682	342,515,929	372,444,839	274,711,525	246,261,307	(193,854,681)	-1,037,294,098	2,843,275,687	7,913,561,710
Cash and cash equivalents	641,556,361	842,075,831	79,914,504	46,181,049	216,966,974	91,204,686	125,554,396	156,927,518	49,577,384	48,774,260	—	—	1,113,569,619	1,185,163,344
Other current financial assets	106,612,074	16,360,472	293,728	694,177	32,839,126	48,170,095	2,875,974	3,037,702	7	—	—	—	142,620,909	68,262,446
Other current non-financial assets	45,145	41,022	1,988,550	2,763,894	71,334,807	80,268,243	5,567,193	9,724,564	10,904,504	9,191,334	—	—	89,840,199	101,989,057
Trade and other current receivables	1,385,617	729,821	246,035,456	216,550,824	584,881,640	536,725,492	174,636,059	179,304,792	181,413,508	154,034,146	769,398	786,492	1,189,121,678	1,088,131,567
Current accounts receivable from related parties	294,318,785	72,105,375	20,756,445	24,224,813	19,647,291	19,580,577	1,808,884	2,063,025	2,595,585	1,292,410	(194,624,079)	-115,699,270	144,502,911	3,566,930
Inventories	60,532	—	12,289,590	40,147,347	1,825,756	900,446	31,798,742	21,381,902	29,922,885	32,628,202	—	—	75,897,505	95,057,897
Current tax assets	54,054,814	28,523,295	2,834,595	4,524,859	30,261,124	14,060,143	274,681	5,336	297,652	340,955	—	—	87,722,866	47,454,588
Non-current assets or disposal groups held for sale or for distribution to owners	—	6,246,317,201	—	—	—	—	—	—	—	—	—	-922,381,320	—	5,323,935,881
NON-CURRENT ASSETS	4,452,938,540	4,419,757,344	895,304,822	989,117,985	2,368,700,958	2,026,630,282	2,729,105,607	2,655,603,106	1,604,590,611	1,626,705,797	(4,175,458,624)	-4,182,221,833	7,875,181,914	7,535,592,681
Other non-current financial assets	—	—	758,276	21,751	607,480,881	488,876,852	1,498,113	616,296	1,699	13,305	—	—	609,738,969	489,528,204
Other non-current non-financial assets	9,807,779	9,809,121	1,438,380	3,927,495	74,067,256	60,707,204	3,525,858	3,380,076	—	—	(216,768)	-261,188	88,622,505	77,562,708
Trade and other non-current receivables	—	—	286,272,391	307,327,055	45,864,425	81,551,731	17,991,745	9,817,078	—	—	—	—	350,128,561	398,695,864
Non-current accounts receivable from related parties	—	—	418,476	355,485	35,971,684	34,884,531	—	—	—	—	(36,119,462)	-34,884,531	270,698	355,485
Investment accounted for using the equity method	4,414,876,317	4,392,452,234	26,165,967	33,278,110	—	—	30,520,355	29,497,710	85,382,341	78,272,852	(4,525,703,287)	-4,502,540,461	31,241,693	30,960,445
Intangible assets other than goodwill	—	—	1,435,420	1,901,334	1,080,178,260	910,420,453	40,417,828	36,607,957	31,422,660	32,469,528	—	—	1,153,454,168	981,399,272
Goodwill	—	—	866,444	1,070,609	87,691,291	76,703,162	4,345,042	4,285,457	—	6,675,472	386,580,893	355,464,347	479,483,670	444,199,047
Property, plant and equipment	—		577,477,465	640,616,088	348,162,718	307,829,742	2,611,383,364	2,545,846,163	1,487,783,911	1,509,274,640	—	—	5,024,807,458	5,003,566,633
Propiedad de inversión	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Deferred tax assets	28,254,444	17,495,989	472,003	620,058	89,284,443	65,656,607	19,423,302	25,552,369	—	—	—	—	137,434,192	109,325,023
TOTAL ASSETS	5,550,971,868	11,625,910,361	1,259,417,690	1,324,204,948	3,326,457,676	2,817,539,964	3,071,621,536	3,028,047,945	1,879,302,136	1,872,967,104	(4,369,313,305)	(5,219,515,931)	10,718,457,601	15,449,154,391

Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
LIABILITIES AND EQUITY	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT LIABILITIES	273,360,061	2,214,708,056	687,778,588	650,930,971	716,644,974	649,275,989	665,677,116	589,400,597	293,697,644	313,823,925	(173,394,829)	87,241,262	2,463,763,554	4,505,380,800
Other current financial liabilities	257,785,614	251,988,261	25,873,566	30,883,517	188,729,214	136,422,798	263,176,964	170,601,821	83,855,148	97,977,111	—	—	819,420,506	687,873,508
Trade and other current payables	7,846,918	30,630,264	551,797,170	524,765,510	417,659,269	438,614,827	273,023,379	258,880,100	145,943,233	149,516,849	585,286	50,416,657	1,396,855,255	1,452,824,207
Current accounts payable to related parties	7,026,121	37,738,690	22,737,206	23,671,742	87,093,901	50,826,174	87,851,964	30,878,126	9,402,119	8,587,452	(173,980,115)	-41,804,676	40,131,196	109,897,508
Other current provisions	701,408	3,595	46,360,529	30,169,043	1,241,285	2,144,014	37,908,157	77,759,932	16,856,981	17,222,592	—	—	103,068,360	127,299,176
Current tax liabilities	—	27,324,425	41,010,117	41,441,159	17,823,240	19,959,622	2,489,062	49,992,270	7,545,565	3,890,484	—	—	68,867,984	142,607,960
Provisiones por beneficios a los empleados corrientes	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other current non-financial liabilities	—	—	—	—	4,098,065	1,308,554	1,227,590	1,288,348	30,094,598	36,629,437	—	—	35,420,253	39,226,339
Liabilities associated with disposal groups held for sale or for distribution to owners	—	1,867,022,821	—	—	—	—	—	—	—		—	78,629,281	—	1,945,652,102
NON-CURRENT LIABILITIES	40,710,689	25,261,654	331,988,488	393,937,987	901,464,912	725,609,705	1,190,551,193	1,113,128,603	539,771,878	555,256,672	(56,789,866)	-59,229,410	2,947,697,294	2,753,965,211
Other non-current financial liabilities	20,792,837	22,163,958	31,434,503	38,637,260	501,472,539	424,551,031	1,065,991,193	1,012,352,174	344,697,177	349,592,169	—	—	1,964,388,249	1,847,296,592
Trade and other non-current payables	—	—	200,878,280	249,256,884	84,600,336	25,765,233	—	—	7,991,597	8,522,137	6,222	—	293,476,435	283,544,254
Non-current account payables to related parties	—	—	36,493,203	35,630,861	20,302,885	23,598,549	—	—	—	—	(56,796,088)	-59,229,410	—	—
Other long-term provisions	—	—	10,964,097	10,544,604	162,208,870	132,216,036	60,124,819	36,538,802	4,485,013	4,548,842	—	—	237,782,799	183,848,284
Deferred tax liabilities	17,944,251	—	39,951,085	46,358,947	7,950,701	15,701,628	—	—	160,843,703	169,844,040	—	—	226,689,740	231,904,615
Non-current provisions for employee benefits	1,973,601	3,097,696	12,267,320	13,509,431	124,929,581	103,777,228	64,435,181	64,237,627	2,668,571	2,648,492	—	—	206,274,254	187,270,474
Other non-current non-financial liabilities	—	—	—	—	—	—	—	—	19,085,817	20,100,992	—	—	19,085,817	20,100,992
EQUITY	5,236,901,118	9,385,940,651	239,650,614	279,335,990	1,708,347,790	1,442,654,270	1,215,393,227	1,325,518,745	1,045,832,614	1,003,886,507	(4,139,128,610)	-5,247,527,783	5,306,996,753	8,189,808,380
Equity attributable to shareholders of Enersis Américas	5,236,901,118	9,385,940,651	239,650,614	279,335,990	1,708,347,790	1,442,654,270	1,215,393,227	1,325,518,745	1,045,832,614	1,003,886,507	(4,139,128,610)	-5,247,527,783	3,746,641,560	6,026,149,285
Issued capital	4,492,066,476	8,275,947,660	127,593,057	157,658,399	286,426,965	216,661,867	151,529,364	149,451,431	467,938,663	484,427,384	(1,950,215,515)	-3,479,698,755	3,575,339,010	5,804,447,986
Retained earnings	1,780,405,956	3,903,767,587	8,085,659	24,530,244	133,724,157	144,278,288	119,673,076	322,708,452	67,639,924	66,656,282	38,663,956	-1,081,279,330	2,148,192,728	3,380,661,523
Share premium	120,709,147	206,574,859	—	—	612,277,063	535,555,881	28,697,033	2,981,182	47,952	49,641	(761,731,195)	-745,161,563	—	—
Acciones propias en cartera	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Otras participaciones en el patrimonio	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other reserves	(1,156,280,461)	-3,000,349,455	103,971,898	97,147,347	675,919,605	546,158,234	915,493,754	850,377,680	510,206,075	452,753,200	(1,465,845,856)	58,611,865	(1,976,890,178)	(3,158,960,224)
Non-controlling interests	—		—		—	—	—	—	—	—	—	—	1,560,355,193	2,163,659,095
Total Liabilities and Equity	5,550,971,868	11,625,910,361	1,259,417,690	1,324,204,948	3,326,457,676	2,817,539,964	3,071,621,536	3,028,047,945	1,879,302,136	1,872,967,104	(4,369,313,305)	(5,219,515,931)	10,718,457,601	15,449,154,391

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF INCOME	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
REVENUES AND OTHER OPERATING INCOME	6,484,181	1,414,718	457,203,226	385,157,746	822,833,965	1,072,364,638	798,583,141	728,312,497	480,217,367	413,978,086	5,339	(1,442,065)	2,565,327,219	2,599,785,620
Revenues	6,279,244	1,414,718	407,083,395	208,810,620	689,100,517	980,144,082	791,982,393	725,655,415	478,257,846	411,803,905	—	(1,420,178)	2,372,703,395	2,326,408,562
Energy sales	—	—	345,002,347	182,621,520	624,466,388	900,818,442	724,109,685	656,764,668	423,361,566	372,592,351	—	—	2,116,939,986	2,112,796,981
Other sales	6,051,856	—	95,797	178,877	672,377	6,176,035	5,019,434	3,100,235	8,587,113	7,532,201	—	—	20,426,577	16,987,348
Other services rendered	227,388	1,414,718	61,985,251	26,010,223	63,961,752	73,149,605	62,853,274	65,790,512	46,309,167	31,679,353	—	(1,420,178)	235,336,832	196,624,233
Other operating income	204,937	—	50,119,831	176,347,126	133,733,448	92,220,556	6,600,748	2,657,082	1,959,521	2,174,181	5,339	(21,887)	192,623,824	273,377,058
RAW MATERIALS AND CONSUMABLES USED	(2,833,924)	—	(182,412,126)	(110,709,446)	(479,079,557)	(735,028,048)	(347,413,697)	(301,717,082)	(242,058,520)	(207,167,257)	—	—	(1,253,797,824)	(1,354,621,833)
Energy purchases	—	—	(138,787,056)	(79,938,838)	(290,510,228)	(559,400,494)	(210,441,054)	(185,350,114)	(142,233,600)	(125,562,157)	1,020,498	1,559,187	(780,951,440)	(948,692,416)
Fuel consumption	—	—	(38,886,502)	(24,068,591)	(27,279,974)	(26,673,340)	(35,320,776)	(19,305,972)	(53,016,542)	(40,602,001)	—	—	(154,503,794)	(110,649,904)
Transportation expense	—	—	(893,446)	(1,232,077)	(36,033,126)	(42,743,497)	(65,735,465)	(62,225,011)	(24,038,371)	(19,889,816)	(1,020,498)	(1,559,187)	(127,720,906)	(127,649,588)
Other miscellaneous supplies and services	(2,833,924)	—	(3,845,122)	(5,469,940)	(125,256,229)	(106,210,717)	(35,916,402)	(34,835,985)	(22,770,007)	(21,113,283)	—	—	(190,621,684)	(167,629,925)
CONTRIBUTION MARGIN	3,650,257	1,414,718	274,791,100	274,448,300	343,754,408	337,336,590	451,169,444	426,595,415	238,158,847	206,810,829	5,339	(1,442,065)	1,311,529,395	1,245,163,787
Other work performed by the entity and capitalized	—	—	14,536,775	17,788,412	7,676,270	5,439,738	3,806,646	4,693,295	2,337,020	2,249,673	—	1,199,098	28,356,711	31,370,216
Employee benefits expense	(6,955,999)	(2,552,781)	(108,924,745)	(135,372,589)	(46,731,181)	(51,726,963)	(25,145,302)	(26,948,051)	(23,007,897)	(19,348,171)	—	—	(210,765,124)	(235,948,555)
Other expenses	(15,332,168)	(1,734,704)	(60,410,153)	(88,822,704)	(105,337,437)	(93,726,141)	(48,100,077)	(51,106,773)	(27,662,539)	(24,591,098)	(5,339)	242,967	(256,847,713)	(259,738,453)
GROSS OPERATING RESULT	(18,637,910)	(2,872,767)	119,992,977	68,041,419	199,362,060	197,323,224	381,730,711	353,233,886	189,825,431	165,121,233	—	—	872,273,269	780,846,995
Depreciation and amortization expenses	(144,304)	—	(21,148,606)	(20,982,807)	(47,236,999)	(48,514,488)	(48,261,717)	(49,888,729)	(39,627,013)	(39,022,420)	—	—	(156,418,639)	(158,408,444)
Impairment losses (reversal of impairment losses) recognized in profit or loss	—	—	(2,613,582)	(1,165,193)	(20,086,104)	(19,429,951)	(1,451,524)	422,086	(1,206,595)	(882,804)	—	—	(25,357,805)	(21,055,862)
OPERATING INCOME	(18,782,214)	(2,872,767)	96,230,789	45,893,419	132,038,957	129,378,785	332,017,470	303,767,243	148,991,823	125,216,009	—	—	690,496,825	601,382,689
FINANCIAL RESULTS	(3,929,516)	(839,987)	(67,041,510)	1,572,968	(30,638,388)	(6,105,581)	(64,757,421)	(30,372,279)	(12,313,556)	(16,849,207)	—	(5,730,505)	(178,680,391)	(58,324,591)
Financial income	16,894,747	11,225,524	19,573,610	60,942,687	48,967,330	57,739,264	7,933,457	4,398,642	1,939,209	2,424,004	(1,039,295)	(1,331,192)	94,269,058	135,398,929
Cash and cash equivalents	16,156,947	11,210,371	15,021,657	9,804,585	8,921,262	10,823,924	6,357,236	3,111,120	733,232	1,220,455			47,190,334	36,170,455
Other financial income	737,800	15,153	4,551,953	51,138,102	40,046,068	46,915,340	1,576,221	1,287,522	1,205,977	1,203,549	(1,039,295)	(1,331,192)	47,078,724	99,228,474
Financial costs	(9,323,539)	(11,126,527)	(103,745,062)	(53,758,503)	(75,215,918)	(72,347,768)	(73,197,312)	(34,942,682)	(13,280,345)	(14,190,430)	1,039,295	1,331,165	(273,722,881)	(185,034,745)
Bank borrowings	(97)	—	(1,299,348)	(3,671,432)	(13,554,167)	(8,093,437)	(7,474,580)	(3,282,656)	(2,833,689)	(3,402,972)			(25,161,881)	(18,450,497)
Secured and unsecured obligations	(7,017,175)	(6,525,836)	—	—	(22,982,416)	(27,844,783)	(60,551,847)	(47,795,064)	(8,704,341)	(8,672,843)			(99,255,779)	(90,838,526)
Other	(2,306,267)	(4,600,691)	(102,445,714)	(50,087,071)	(38,679,335)	(36,409,548)	(5,170,885)	16,135,038	(1,742,315)	(2,114,615)	1,039,295	1,331,165	(149,305,221)	(75,745,722)
Profit (loss) from indexed assets and liabilities	(419,802)	(3,105,519)	—	—	—	—	—	—	—	—	—	—	(419,802)	(3,105,519)
Foreign currency exchange differences	(11,080,922)	2,166,535	17,129,942	(5,611,216)	(4,389,800)	8,502,923	506,434	171,761	(972,420)	(5,082,781)	—	(5,730,478)	1,193,234	(5,583,256)
Positives	27,484,563	24,624,473	41,640,257	3,412,498	36,998,213	21,591,692	2,950,144	1,179,312	16,886,198	2,103,631	(4,791,139)	(17,445,794)	121,168,236	35,465,812
Negatives	(38,565,485)	(22,457,938)	(24,510,315)	(9,023,714)	(41,388,013)	(13,088,769)	(2,443,710)	(1,007,551)	(17,858,618)	(7,186,412)	4,791,139	11,715,316	(119,975,002)	(41,049,068)
Share of profit of associates and joint venturesaccounted for using the equity method	(220,237)	(68,844)	699,319	1,987,351	—	—	1,108,676	853,818	—	—	—	—	1,587,758	2,772,325
Other gains (losses)	6,265	—	71,308	—	—	—	12,195	3,607	155,138	631,270	—	—	244,906	634,877
Gain (loss) from other investments	265	—	54,011	—	—	—	—	—	—	—	—	—	54,276	—
Gain (loss) from the sale of property, plant and equipment	6,000	—	17,297	—	—	—	12,195	3,607	155,138	631,270	—	—	190,630	634,877
Income before tax	(22,925,702)	(3,781,598)	29,959,906	49,453,738	101,400,569	123,273,204	268,380,920	274,252,389	136,833,405	108,998,072	—	(5,730,505)	513,649,098	546,465,300
Income tax	19,030,143	(7,106,230)	(14,372,146)	2,491,083	(14,481,933)	(38,578,944)	(111,088,021)	(106,465,264)	(40,338,689)	(33,023,752)	—	—	(161,250,646)	(182,683,107)
Net income from continuing operations	(3,895,559)	(10,887,828)	15,587,760	51,944,821	86,918,636	84,694,260	157,292,899	167,787,125	96,494,716	75,974,320	—	(5,730,505)	352,398,452	363,782,193
Income from discontinued operations	115,130,387	97,358,857	—	—	—		—		—		—		115,130,387	97,358,857
Net income from continuing operations	111,234,828	86,471,029	15,587,760	51,944,821	86,918,636	84,694,260	157,292,899	167,787,125	96,494,716	75,974,320	—	(5,730,505)	467,528,839	461,141,050
Net income attributable to:	111,234,828	86,471,029	15,587,760	51,944,821	86,918,636	84,694,260	157,292,899	167,787,125	96,494,716	75,974,320	—	(5,730,505)	467,528,839	461,141,050
Shareholders of Enersis Américas													268,568,018	288,007,544
Non-controlling interests													198,960,821	173,133,506

Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF CASH FLOWS	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash flow from (used in) operating activities	96,282,891	177,840,529	98,876,497	173,197,278	220,706,240	79,969,126	200,257,652	146,115,574	106,375,536	122,296,149	2,223,607	(8,510,093)	724,722,423	690,908,563
Cash flow from (used in) investing activities	15,150,898	(18,983,538)	(45,422,233)	(163,528,305)	(83,229,777)	(102,896,947)	(114,360,189)	(130,490,569)	(51,516,374)	(93,756,806)	(98,478,150)	(177,647,166)	(377,855,825)	(687,303,331)
Cash flow from (used in) financing activities	(454,590,314)	(420,320,786)	(6,734,448)	(9,161,566)	(32,898,909)	(37,898,833)	(114,826,456)	(315,990,546)	(52,655,633)	(134,892,381)	96,204,983	186,081,028	(565,500,777)	(732,183,084)

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

31.4 Generation and Transmission, and Distribution by Country

a)	Generation and transmission

Line of Business	Generation and transmission
Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
ASSETS
CURRENT ASSETS	—	5,216,028,617	156,470,151	143,791,564	148,290,549	109,584,185	181,057,102	172,957,080	204,987,705	172,786,358	(37,676,928)	-1,840,838,256	653,128,579	3,974,309,548
Cash and cash equivalents	—	13,726,062	26,277,020	21,513,878	47,996,092	22,236,032	81,964,786	66,939,946	23,631,735	33,818,918	—	—	179,869,633	158,234,836
Other current financial assets	—	2,649,187	—	—	6,320,450	5,824,350	2,850,842	2,992,716	7	—	—	—	9,171,299	11,466,253
Other current non-financial assets	—	47	803,160	1,458,900	7,990,220	11,386,388	3,954,834	7,812,064	4,444,612	6,237,667	—	—	17,192,826	26,895,066
Trade and other current receivables	—	15,361	103,768,076	91,879,708	39,135,264	27,816,899	68,689,990	80,179,914	106,046,268	81,432,845	299,914	209,266	317,939,512	281,533,993
Current accounts receivable from related parties	—	28,482,912	20,871,985	24,188,529	41,085,827	40,682,826	13,279,704	7,299,356	49,935,842	28,001,327	(37,976,842)	(58,956,778)	87,196,516	69,698,172
Inventories	—	—	2,260,514	2,707,246	21,957	19,388	10,313,346	7,727,748	20,908,437	23,211,279	—	—	33,504,254	33,665,661
Current tax assets	—	—	2,489,396	2,043,303	5,740,739	1,618,302	3,600	5,336	20,804	84,322	—	—	8,254,539	3,751,263

Non-current assets or disposal groups held for sale or for distribution to owners	—	5,171,155,048	—	—	—	—	—	—	—	—	—	(1,782,090,744)	—	3,389,064,304

NON-CURRENT ASSETS	—	34,135	460,494,359	514,526,563	421,318,080	377,376,503	1,832,067,668	1,807,828,818	882,256,825	903,328,613	(22,951,720)	467,827,511	3,573,185,212	4,070,922,143
Other non-current financial assets	—	—	—	—	1	1	1,489,313	612,676	1,699	13,305	—	—	1,491,013	625,982
Other non-current non-financial assets	—	—	1,173,860	3,600,646	5,265,765	5,159,456	1,130,895	1,087,677	—	—	(216,768)	—	7,353,752	9,847,779
Trade and other non-current receivables	—	—	279,442,218	301,118,584	8,818,852	7,390,854	9,999,557	1,942,063	—	—	—	—	298,260,627	310,451,501
Non-current accounts receivable from related parties	—	—	147,779	—	22,951,719	24,422,654	—	—	—	—	(22,734,952)	(24,422,654)	364,546	—
Investment accounted for using the equity method	—	—	1,385,299	2,083,893	37,190,238	32,530,127	—	—	48,573,339	40,166,814	—	403,581,048	87,148,876	478,361,882
Intangible assets other than goodwill	—	—	32,834	44,948	2,829,119	2,367,312	20,986,265	20,180,823	10,703,705	11,072,435	—	—	34,551,923	33,665,518
Goodwill	—	—	866,444	1,070,608	—	—	4,345,042	4,285,458	—	6,675,472	—	88,669,117	5,211,486	100,700,655
Property, plant and equipment	—	—	176,973,922	205,987,826	320,080,187	284,339,062	1,778,406,052	1,761,539,131	822,978,082	845,400,587	—	—	3,098,438,243	3,097,266,606
Deferred tax assets	—	34,135	472,003	620,058	24,182,199	21,167,037	15,710,544	18,180,990	—	—	—	—	40,364,746	40,002,220

TOTAL ASSETS	—	5,216,062,752	616,964,510	658,318,127	569,608,629	486,960,688	2,013,124,770	1,980,785,898	1,087,244,530	1,076,114,971	(60,628,648)	(1,373,010,745)	4,226,313,791	8,045,231,691

The accompanying notes are an integral part of these interim consolidated financial statements

	Generation and Transmission
Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
LIABILITIES AND EQUITY
CURRENT LIABILITIES	—	1,828,533,074	233,104,587	219,381,678	167,512,965	126,744,267	373,840,305	349,716,663	146,040,061	149,548,832	(17,041,289)	61,192,354	903,456,629	2,735,116,868
Other current financial liabilities	—	417,400	25,873,566	30,356,957	4,445,819	1,718,719	170,793,676	135,606,953	59,725,302	62,170,269	—	—	260,838,363	230,270,298
Trade and other current payables	—	158,892	138,260,477	121,997,587	56,413,969	47,259,646	110,587,257	89,385,378	61,398,943	67,063,567	—	16,847,277	366,660,646	342,712,347
Current accounts payable to related parties	—	2,336	22,669,782	22,841,700	85,961,531	57,806,281	56,384,027	22,926,498	11,215,479	11,770,115	(17,041,289)	(10,778,741)	159,189,530	104,568,189
Other current provisions	—	—	5,290,645	2,744,275	—	—	32,729,329	72,379,364	6,258,775	6,295,715	—	—	44,278,749	81,419,354
Current tax liabilities	—	—	41,010,117	41,441,159	17,823,239	19,959,621	2,489,062	28,563,318	6,491,590	1,153,023	—	—	67,814,008	91,117,121
Other current non-financial liabilities	—	—	—	—	2,868,407	—	856,954	855,152	949,972	1,096,143	—	—	4,675,333	1,951,295

Liabilities associated with disposal groups held for sale or for distribution to owners	—	1,827,954,446	—	—	—	—	—	—	—	—	—	55,123,818	—	1,883,078,264

NON-CURRENT LIABILITIES	—	199,807	186,766,118	218,971,414	28,516,323	34,180,263	912,347,449	831,187,905	255,483,310	277,281,858	(43,587,359)	-48,543,708	1,339,525,841	1,313,277,539
Other non-current financial liabilities	—	—	31,434,503	38,637,260	3,248,651	3,012,998	838,685,379	781,500,274	104,688,319	118,684,335	—	—	978,056,852	941,834,867
Trade and other non-current payables	—	—	75,406,390	94,453,409	446,247	2,911,464	—	—	—	—	—	—	75,852,637	97,364,873
Non-current account payables to related parties	—	—	36,493,204	35,630,861	20,302,884	23,598,549	—	—	—	—	(43,587,359)	(48,543,708)	13,208,729	10,685,702
Other long-term provisions	—	—	—	—	4,518,541	4,657,252	55,438,367	32,991,300	4,177,819	4,234,681	—	—	64,134,727	41,883,233
Deferred tax liabilities	—	—	39,951,084	46,358,947	—	—	—	—	128,099,407	134,903,163	—	—	168,050,491	181,262,110
Non-current provisions for employee benefits	—	199,807	3,480,937	3,890,937	—	—	18,223,703	16,696,331	786,788	761,267	—	—	22,491,428	21,548,342
Other non-current non-financial liabilities	—	—	—	—	—	—	—	—	17,730,977	18,698,412	—	—	17,730,977	18,698,412

EQUITY	—	3,387,329,871	197,093,805	219,965,035	373,579,341	326,036,158	726,937,016	799,881,330	685,721,159	649,284,281	—	-1,385,659,391	1,983,331,321	3,996,837,284
Equity attributable to shareholders of Enersis Américas	—	3,387,329,871	197,093,805	219,965,035	373,579,341	326,036,158	726,937,016	799,881,330	685,721,159	649,284,281	—	-1,385,659,391	1,983,331,321	3,996,837,284
Issued capital	—	2,041,622,319	67,082,192	82,865,510	103,090,397	90,172,688	148,534,890	146,498,021	312,225,332	323,227,193	—	(1,207,662,870)	630,932,811	1,476,722,861
Retained earnings	—	1,726,639,410	33,049,779	49,183,508	143,020,272	134,179,155	76,749,303	217,958,120	54,443,895	48,944,655	—	181,696,622	307,263,249	2,358,601,470
Share premium	—	206,008,557	—	—	—	—	25,674,400	—	47,952	49,641	—	—	25,722,352	206,058,198
Other reserves	—	(586,940,415)	96,961,834	87,916,017	127,468,672	101,684,315	475,978,423	435,425,189	319,003,980	277,062,792	—	(359,693,143)	1,019,412,909	(44,545,245)
Non-controlling interests	—	—	—	—	—		—		—	—	—	—	—	—
Total Liabilities and Equity	—	5,216,062,752	616,964,510	658,318,127	569,608,629	486,960,688	2,013,124,770	1,980,785,898	1,087,244,530	1,076,114,971	(60,628,648)	(1,373,010,745)	4,226,313,791	8,045,231,691

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

	Generation and Transmission
Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF INCOME	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
REVENUES AND OTHER OPERATING INCOME	—	—	117,549,330	93,444,204	177,299,015	163,853,582	432,998,341	328,993,555	241,413,506	196,365,023	—	(425,028)	969,260,192	782,231,336
Revenues	—	—	88,789,854	68,268,368	168,368,888	163,853,582	428,323,854	328,191,223	240,649,578	195,838,844	—	(425,028)	926,132,174	755,726,989
Energy sales	—	—	49,855,944	51,358,203	144,775,040	131,564,601	423,303,411	325,126,446	190,002,911	163,136,876	—	—	807,937,306	671,186,126
Other sales	—	—	—	—	—	—	4,975,879	3,016,446	8,318,041	5,637,223	—	—	13,293,920	8,653,669
Other services rendered	—	—	38,933,910	16,910,165	23,593,848	32,288,981	44,564	48,331	42,328,626	27,064,745	—	(425,028)	104,900,948	75,887,194
Other operating income	—	—	28,759,476	25,175,836	8,930,127	—	4,674,487	802,332	763,928	526,179	—	—	43,128,018	26,504,347
RAW MATERIALS AND CONSUMABLES USED	—	—	(43,706,122)	(31,242,943)	(76,521,503)	(68,282,802)	(171,489,068)	(99,193,682)	(104,450,864)	(75,157,206)	—	—	(396,167,557)	(273,876,633)
Energy purchases	—	—	(479,515)	(900,735)	(38,587,753)	(35,496,575)	(83,797,942)	(33,644,561)	(15,201,928)	(6,761,868)	1,020,498	1,559,187	(137,046,640)	(75,244,552)
Fuel consumption	—	—	(38,886,502)	(24,068,591)	(27,279,974)	(26,673,340)	(35,320,776)	(19,305,971)	(53,016,542)	(40,602,002)	—	—	(154,503,794)	(110,649,904)
Transportation expense	—	—	(719,358)	(809,330)	(6,266,686)	(6,089,159)	(35,410,326)	(32,255,912)	(24,047,473)	(19,965,580)	(1,020,498)	(1,559,187)	(67,464,341)	(60,679,168)
Other miscellaneous supplies and services	—	—	(3,620,747)	(5,464,287)	(4,387,090)	(23,728)	(16,960,024)	(13,987,238)	(12,184,921)	(7,827,756)	—	—	(37,152,782)	(27,303,009)
CONTRIBUTION MARGIN	—	—	73,843,208	62,201,261	100,777,512	95,570,780	261,509,273	229,799,873	136,962,642	121,207,817	—	(425,028)	573,092,635	508,354,703
Other work performed by the entity and capitalized	—	—	1,902,230	1,388,983	336,780	—	248,660	2,800,867	—	230,719	—	425,028	2,487,670	4,845,597
Employee benefits expense	—	—	(23,086,185)	(24,906,612)	(4,858,820)	(6,368,968)	(8,344,413)	(9,805,025)	(10,718,043)	(8,518,945)	—	—	(47,007,461)	(49,599,550)
Other expenses	—	—	(11,079,687)	(10,367,877)	(5,719,355)	(4,892,882)	(19,950,553)	(18,394,175)	(13,500,633)	(12,119,950)	—	—	(50,250,228)	(45,774,884)
GROSS OPERATING RESULT	—	—	41,579,566	28,315,755	90,536,117	84,308,930	233,462,967	204,401,540	112,743,966	100,799,641	—	—	478,322,616	417,825,866
Depreciation and amortization expenses	—	—	(15,896,903)	(15,046,955)	(9,796,107)	(11,715,247)	(20,757,174)	(18,628,500)	(24,536,808)	(25,530,528)	—	—	(70,986,992)	(70,921,230)
Impairment losses (reversal of impairment losses) recognized in profit or loss	—	—	(21,875)	—	(193,041)	38,168	(792,065)	205,000	—	(31,243)	—	—	(1,006,981)	211,925
OPERATING INCOME	—	—	25,660,788	13,268,800	80,546,969	72,631,851	211,913,728	185,978,040	88,207,158	75,237,870	—	—	406,328,643	347,116,561
FINANCIAL RESULTS	—	—	8,044,737	(15,352,903)	(2,197,658)	6,608,518	(48,805,952)	(15,965,423)	(4,985,878)	(8,668,626)	—	(4,807,911)	(47,944,751)	(38,186,345)
Financial income	—	—	11,222,021	9,543,326	4,590,501	5,299,431	5,108,337	1,604,343	686,425	583,118	(667,211)	(1,049,906)	20,940,073	15,980,312
Cash and cash equivalents			10,919,980	9,424,118	2,334,692	3,902,666	4,653,203	1,392,852	360,528	527,608			18,268,403	15,247,244
Other financial income			302,041	119,208	2,255,809	1,396,765	455,134	211,491	325,897	55,510	(667,211)	(1,049,906)	2,671,670	733,068
Financial costs	—	—	(20,379,140)	(18,880,996)	(6,057,468)	(5,788,916)	(54,478,081)	(17,638,828)	(4,390,851)	(5,073,555)	667,211	1,049,908	(84,638,329)	(46,332,387)
Bank borrowings			(1,259,233)	(2,969,205)	(199,646)	(112,506)	(6,212,563)	(3,282,583)	(1,594,473)	(2,574,550)			(9,265,915)	(8,938,844)
Secured and unsecured obligations			—	—	—	—	(45,903,062)	(34,800,852)	(1,618,402)	(1,500,347)			(47,521,464)	(36,301,199)
Other			(19,119,907)	(15,911,791)	(5,857,822)	(5,676,410)	(2,362,456)	20,444,607	(1,177,976)	(998,658)	667,211	1,049,908	(27,850,950)	(1,092,344)
Profit (loss) from indexed assets and liabilities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency exchange differences	—	—	17,201,856	(6,015,233)	(730,691)	7,098,003	563,792	69,062	(1,281,452)	(4,178,189)	—	(4,807,913)	15,753,505	(7,834,270)
Positives	—	—	39,946,494	2,811,604	11,863,599	18,719,640	1,968,861	667,587	14,739,848	1,368,451	(3,470,814)	(14,575,797)	65,047,988	8,991,485
Negatives	—	—	(22,744,638)	(8,826,837)	(12,594,290)	(11,621,637)	(1,405,069)	(598,525)	(16,021,300)	(5,546,640)	3,470,814	9,767,884	(49,294,483)	(16,825,755)
Share of profit of associates and joint venturesaccounted for using the equity method	—	—	683,229	1,971,204	—	—	—	—	—	—	—	—	683,229	1,971,204
Other gains (losses)	—	—	71,309	—	—	—	41,790	—	150,301	63,206	—	—	263,400	63,206
Gain (loss) from other investments		—	54,011	—	—	—	—	—	—	—	—	—	54,011	—
Gain (loss) from the sale of property, plant and equipment	—	—	17,298	—	—	—	41,790	—	150,301	63,206	—	—	209,389	63,206
Income before tax	—	—	34,460,063	(112,899)	78,349,311	79,240,369	163,149,566	170,012,617	83,371,581	66,632,450	—	(4,807,911)	359,330,521	310,964,626
Income tax	—	—	(13,690,156)	2,599,218	(27,027,761)	(27,371,559)	(67,046,529)	(61,797,961)	(24,404,709)	(19,597,679)	—	—	(132,169,155)	(106,167,981)
Net income from continuing operations	—	—	20,769,907	2,486,319	51,321,550	51,868,810	96,103,037	108,214,656	58,966,872	47,034,771	—	(4,807,911)	227,161,366	204,796,645
Income from discontinued operations	—		—	—	—	—	—	—	—	—	—	—	—	—
Net income from continuing operations	—	—	20,769,907	2,486,319	51,321,550	51,868,810	96,103,037	108,214,656	58,966,872	47,034,771	—	(4,807,911)	227,161,366	204,796,645
Net income attributable to:	—	—	20,769,907	2,486,319	51,321,550	51,868,810	96,103,037	108,214,656	58,966,872	47,034,771	—	(4,807,911)	227,161,366	204,796,645
Shareholders of Enersis Américas
Non-controlling interests

The accompanying notes are an integral part of these interim consolidated financial statements

	Generation and Transmission
Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF CASH FLOWS	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
Cash flow from (used in) operating activities	147,723,266	152,103,217	28,371,147	63,063,601	66,063,536	82,335,817	144,970,559	78,566,788	35,708,743	72,585,150	(49,559)	(2,038,979)	422,787,692	446,615,594
Cash flow from (used in) investing activities	(45,466,005)	(87,806,941)	(12,217,119)	(58,194,915)	(2,657,827)	(8,108,202)	(41,502,638)	(82,370,118)	(14,267,173)	(38,328,066)	—	(70,702,047)	(116,110,762)	(345,510,289)
Cash flow from (used in) financing activities	(152,507,855)	(86,558,999)	(6,205,696)	(4,234,680)	(42,459,654)	(97,501,908)	(88,327,813)	(206,667,467)	(30,640,760)	(90,517,743)	—	72,664,795	(320,141,778)	(412,816,002)

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

b)	Distribution

Line of business	Distribution
Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
ASSETS	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT ASSETS	—	1,068,956,933	208,502,387	191,441,460	776,571,249	653,342,371	176,718,210	207,553,675	118,604,817	116,371,663	(1,998,784)	(4,417,595)	1,278,397,879	2,233,248,507
Cash and cash equivalents	—	10,694,452	53,637,104	24,665,201	137,401,826	34,293,476	43,589,610	89,987,572	25,852,704	14,818,083	—	—	260,481,244	174,458,784
Other current financial assets	—	188,143	293,728	694,177	19,882,284	33,244,064	25,132	44,985	—	—	—	—	20,201,144	34,171,369
Other current non-financial assets	—	—	1,128,176	1,261,261	62,105,826	65,958,327	1,612,359	1,912,501	6,449,220	2,944,189	—	—	71,295,581	72,076,278
Trade and other current receivables	—	105	142,267,380	124,663,167	543,510,546	508,562,286	105,946,068	99,124,879	72,549,351	69,883,209	18,165	52,925	864,291,510	802,286,571
Current accounts receivable from related parties	—	8,208,642	802,564	239,991	553,519	1,564,236	3,788,563	2,829,584	4,726,941	19,302,467	(2,016,949)	(4,468,556)	7,854,638	27,676,364
Inventories	—	—	10,029,076	37,440,101	847,653	673,996	21,485,397	13,654,154	9,014,447	9,416,923	—	—	41,376,573	61,185,174
Current tax assets	—	431,522	344,359	2,477,562	12,269,595	9,045,986	271,081	—	12,154	6,792	—	—	12,897,189	11,961,862
Non-current assets or disposal groups held for sale or for distribution to owners	—	1,049,434,069	—	—	—	—	—		—	—	—	(1,964)	—	1,049,432,105
NON-CURRENT ASSETS	—	462,047,875	410,042,904	443,412,233	1,960,561,757	1,662,603,605	897,037,941	847,774,289	676,389,640	675,858,105	—	—	3,944,032,242	4,091,696,107
Other non-current financial assets	—	—	758,276	21,751	607,460,391	488,858,930	8,801	3,620	—	—	—	—	608,227,468	488,884,301
Other non-current non-financial assets	—	—	264,520	326,850	64,885,100	52,122,099	2,394,963	2,292,399	—	—	—	—	67,544,583	54,741,348
Trade and other non-current receivables	—	—	6,830,173	6,208,472	36,984,090	74,095,449	7,992,188	7,875,015	—	—	—	—	51,806,451	88,178,936
Non-current accounts receivable from related parties	—	—	270,698	355,485	—	—	—	—	—	—	—	—	270,698	355,485
Investment accounted for using the equity method	—	462,006,979	13,109	15,027	—	—	30,520,355	29,497,710	—	—	—	—	30,533,464	491,519,716
Intangible assets other than goodwill	—	—	1,402,586	1,856,386	1,074,303,636	905,374,088	19,431,563	16,427,134	9,802,038	9,826,406	—	—	1,104,939,823	933,484,014
Goodwill	—	—	—	—	87,691,291	76,703,162	—	—	—	—	—	—	87,691,291	76,703,162
Property, plant and equipment	—	—	400,503,542	434,628,262	24,152,229	20,960,307	832,977,312	784,307,032	666,587,602	666,031,699	—	—	1,924,220,685	1,905,927,300
Deferred tax assets	—	40,896	—	—	65,085,020	44,489,570	3,712,759	7,371,379	—	—	—	—	68,797,779	51,901,845
TOTAL ASSETS	—	1,531,004,808	618,545,291	634,853,693	2,737,133,006	2,315,945,976	1,073,756,151	1,055,327,964	794,994,457	792,229,768	(1,998,784)	(4,417,595)	5,222,430,121	6,324,944,614

	Distribution
Line of business	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
LIABILITIES AND EQUITY	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT LIABILITIES	—	418,047,564	455,478,173	431,630,046	616,488,509	552,804,640	307,096,194	247,749,856	181,906,414	192,540,953	(1,998,784)	(4,417,595)	1,558,970,506	1,838,355,464
Other current financial liabilities	—	92,682	—	526,559	184,283,394	134,704,079	92,383,288	34,994,868	24,129,846	35,806,842	—	—	300,796,528	206,125,030
Trade and other current payables	—	293,820	413,277,121	402,486,702	351,626,820	383,345,351	162,436,122	169,494,726	84,114,709	81,443,952	—	—	1,011,454,772	1,037,064,551
Current accounts payable to related parties	—	636,116	1,131,168	1,192,017	79,337,009	32,611,195	46,727,320	16,017,544	32,865,053	26,092,527	(1,998,784)	(4,417,595)	158,061,766	72,131,804
Other current provisions	—	3,595	41,069,884	27,424,768	1,241,285	2,144,014	5,178,828	5,380,567	10,598,206	10,926,878	—	—	58,088,203	45,879,822
Current tax liabilities	—	—	—	—	1	1	—	21,428,954	1,053,975	2,737,460	—	—	1,053,976	24,166,415
Other current non-financial liabilities	—	—	—	—	—	—	370,636	433,197	29,144,625	35,533,294	—	—	29,515,261	35,966,491
Liabilities associated with disposal groups held for sale or for distribution to owners	—	417,021,351	—	—	—	—	—	—	—	—	—	—	—	417,021,351
NON-CURRENT LIABILITIES	—	299,654	145,222,370	174,966,573	1,059,047,450	832,749,665	278,203,743	281,940,695	276,460,468	269,823,997	—	—	1,758,934,031	1,559,780,584
Other non-current financial liabilities	—	—	—	—	498,223,888	421,538,033	227,305,813	230,851,899	240,008,858	230,907,835	—	—	965,538,559	883,297,767
Trade and other non-current payables	—	—	125,471,890	154,803,475	84,152,831	22,852,766	—	—	163,497	371,317	—	—	209,788,218	178,027,558
Non-current account payables to related parties	—	—	—	—	194,246,707	157,179,286	—	—	—	—	—	—	194,246,707	157,179,286
Other long-term provisions	—	—	10,964,097	10,544,604	157,494,443	127,402,352	4,686,453	3,547,501	307,193	314,163	—	—	173,452,186	141,808,620
Deferred tax liabilities	—	—	—	—	—	—	—	—	32,744,297	34,940,876	—	—	32,744,297	34,940,876
Non-current provisions for employee benefits	—	299,654	8,786,383	9,618,494	124,929,581	103,777,228	46,211,477	47,541,295	1,881,783	1,887,226	—	—	181,809,224	163,123,897
Other non-current non-financial liabilities	—	—	—	—	—	—	—	—	1,354,840	1,402,580	—	—	1,354,840	1,402,580
EQUITY	—	1,112,657,590	17,844,748	28,257,074	1,061,597,047	930,391,671	488,456,214	525,637,413	336,627,575	329,864,818	—	—	1,904,525,584	2,926,808,566
Equity attributable to shareholders of Enersis Américas	—	1,112,657,590	17,844,748	28,257,074	1,061,597,047	930,391,671	488,456,214	525,637,413	336,627,575	329,864,818	—	—	1,904,525,584	2,926,808,566
Issued capital	—	367,928,682	38,086,787	47,061,353	379,690,440	312,041,595	2,994,474	2,953,410	126,218,957	130,666,525	—	—	546,990,658	860,651,565
Retained earnings	—	1,225,045,537	(21,774,123)	(20,697,376)	43,493,059	82,104,937	42,923,774	104,750,330	19,206,523	23,507,886	—	—	83,849,233	1,414,711,314
Share premium	—	566,302	—	—	—	—	3,022,632	2,981,182	—	—	—	—	3,022,632	3,547,484
Other reserves	—	(480,882,931)	1,532,084	1,893,097	638,413,548	536,245,139	439,515,334	414,952,491	191,202,095	175,690,407	—	—	1,270,663,061	647,898,203
Non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Liabilities and Equity	—	1,531,004,808	618,545,291	634,853,693	2,737,133,006	2,315,945,976	1,073,756,151	1,055,327,964	794,994,457	792,229,768	(1,998,784)	(4,417,595)	5,222,430,121	6,324,944,614

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

	Distribution
Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF INCOME	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$	06-30-2016 (Unaudited) ThCh$	06-30-2015 (Unaudited) ThCh$
REVENUES AND OTHER OPERATING INCOME	—	—	340,563,296	291,727,978	734,547,665	972,984,977	444,158,444	444,192,989	309,706,463	262,755,431	—	—	1,828,975,868	1,971,661,375
Revenues	—	—	318,311,602	140,555,050	609,744,343	880,764,421	442,171,480	442,268,347	308,510,870	261,081,803	—	—	1,678,738,295	1,724,669,621
Energy sales	—	—	295,164,463	131,276,115	570,885,193	835,659,053	366,379,757	363,651,743	290,261,841	247,760,372	—	—	1,522,691,254	1,578,347,283
Other sales	—	—	95,797	178,877	672,377	6,176,035	43,556	83,789	269,071	1,894,978	—	—	1,080,801	8,333,679
Other services rendered	—	—	23,051,342	9,100,058	38,186,773	38,929,333	75,748,167	78,532,815	17,979,958	11,426,453	—	—	154,966,240	137,988,659
Other operating income	—	—	22,251,694	151,172,928	124,803,322	92,220,556	1,986,964	1,924,642	1,195,593	1,673,628	—	—	150,237,573	246,991,754
RAW MATERIALS AND CONSUMABLES USED	—	—	(138,706,282)	(79,471,018)	(492,741,084)	(732,699,771)	(254,460,404)	(247,098,475)	(208,470,846)	(177,083,437)	—	—	(1,094,378,616)	(1,236,352,701)
Energy purchases	—	—	(138,314,478)	(79,048,271)	(343,109,025)	(590,309,131)	(192,589,135)	(184,077,622)	(197,885,760)	(163,797,910)	—	—	(871,898,398)	(1,017,232,934)
Fuel consumption	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Transportation expense	—	—	(174,088)	(422,747)	(30,258,576)	(37,363,885)	(42,809,844)	(42,086,123)	—	—	—	—	(73,242,508)	(79,872,755)
Other miscellaneous supplies and services	—	—	(217,716)	—	(119,373,483)	(105,026,755)	(19,061,425)	(20,934,730)	(10,585,086)	(13,285,527)	—	—	(149,237,710)	(139,247,012)
CONTRIBUTION MARGIN	—	—	201,857,014	212,256,960	241,806,581	240,285,206	189,698,040	197,094,514	101,235,617	85,671,994	—	—	734,597,252	735,308,674
Other work performed by the entity and capitalized	—	—	12,634,545	16,399,430	7,317,184	5,439,738	3,557,986	1,892,428	2,307,735	1,938,861	—	—	25,817,450	25,670,457
Employee benefits expense	—	—	(85,838,560)	(110,465,977)	(36,855,660)	(41,187,367)	(16,800,888)	(17,143,025)	(12,202,848)	(10,668,089)	—	—	(151,697,956)	(179,464,458)
Other expenses	—	—	(50,166,695)	(78,390,088)	(90,339,380)	(80,388,161)	(28,230,840)	(33,034,089)	(14,013,429)	(12,325,574)	—	—	(182,750,344)	(204,137,912)
GROSS OPERATING RESULT	—	—	78,486,304	39,800,325	121,928,725	124,149,416	148,224,298	148,809,828	77,327,075	64,617,192	—	—	425,966,402	377,376,761
Depreciation and amortization expenses	—	—	(5,251,703)	(5,935,852)	(37,342,295)	(36,724,512)	(27,495,354)	(31,249,302)	(15,395,754)	(13,792,539)	—	—	(85,485,106)	(87,702,205)
Impairment losses (reversal of impairment losses) recognized in profit or loss	—	—	(2,591,707)	(1,165,193)	(19,847,014)	(19,468,119)	(659,459)	217,135	(1,206,595)	(851,561)	—	—	(24,304,775)	(21,267,738)
OPERATING INCOME	—	—	70,642,894	32,699,280	64,739,416	67,956,785	120,069,485	117,777,661	60,724,726	49,973,092	—	—	316,176,521	268,406,818
FINANCIAL RESULTS	—	—	(75,356,798)	16,678,604	(49,945,075)	(24,710,936)	(15,943,785)	(14,398,090)	(7,547,590)	(7,751,392)	—	—	(148,793,248)	(30,181,814)
Financial income	—	—	8,280,111	51,281,094	42,088,122	47,762,021	2,875,886	2,816,578	1,540,514	1,832,909	—	—	54,784,633	103,692,602
Cash and cash equivalents			3,969,090	277,984	4,670,062	2,602,498	1,703,961	1,718,228	334,537	629,737			10,677,650	5,228,447
Other financial income			4,311,021	51,003,110	37,418,060	45,159,523	1,171,925	1,098,350	1,205,977	1,203,172			44,106,983	98,464,155
Financial costs	—	—	(83,296,920)	(34,872,848)	(87,907,489)	(72,356,992)	(18,762,309)	(17,317,367)	(9,291,207)	(9,174,340)	—	—	(199,257,925)	(133,721,547)
Bank borrowings			(40,115)	(702,227)	(13,354,522)	(7,980,931)	(1,262,011)	—	(1,239,214)	(828,422)			(15,895,862)	(9,511,580)
Secured and unsecured obligations			—	—	(22,982,416)	(27,844,783)	(14,648,784)	(12,994,213)	(7,085,940)	(7,172,496)			(44,717,140)	(48,011,492)
Other			(83,256,805)	(34,170,621)	(51,570,551)	(36,531,278)	(2,851,514)	(4,323,154)	(966,053)	(1,173,422)			(138,644,923)	(76,198,475)
Profit (loss) from indexed assets and liabilities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency exchange differences	—	—	(339,989)	270,358	(4,125,708)	(115,965)	(57,362)	102,699	203,103	(409,961)	—	—	(4,319,956)	(152,869)
Positives	—	—	1,372,948	446,506	20,401,395	357,969	981,279	511,725	1,520,006	568,897	—	(17,302)	24,275,628	1,867,795
Negatives	—	—	(1,712,937)	(176,148)	(24,527,103)	(473,934)	(1,038,641)	(409,026)	(1,316,903)	(978,858)	—	17,302	(28,595,584)	(2,020,664)
Share of profit of associates and joint ventures accounted for using the equity method	—	—	16,090	16,147	—	—	1,108,676	853,818	—	—	—	—	1,124,766	869,965
Other gains (losses)	—	—	—	—	—	—	(29,595)	3,607	4,837	568,064	—	—	(24,758)	571,671
Gain (loss) from other investments	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain (loss) from the sale of property, plant and equipment	—	—	—	—	—	—	(29,595)	3,607	4,837	568,064	—	—	(24,758)	571,671
Income before tax	—	—	(4,697,814)	49,394,031	14,794,341	43,245,849	105,204,781	104,236,996	53,181,973	42,789,764	—	—	168,483,281	239,666,640
Income tax	—	—	(564,613)	—	2,587,816	(7,136,746)	(44,031,203)	(44,663,024)	(15,744,153)	(13,291,895)	—	—	(57,752,153)	(65,091,665)
Net income from continuing operations	—	—	(5,262,427)	49,394,031	17,382,157	36,109,103	61,173,578	59,573,972	37,437,820	29,497,869	—	—	110,731,128	174,574,975
Income from discontinued operations	—		—	—	—	—	—	—	—		—	—	—	—
Net income from continuing operations	—	—	(5,262,427)	49,394,031	17,382,157	36,109,103	61,173,578	59,573,972	37,437,820	29,497,869	—	—	110,731,128	174,574,975
Net income attributable to:	—	—	(5,262,427)	49,394,031	17,382,157	36,109,103	61,173,578	59,573,972	37,437,820	29,497,869	—	—	110,731,128	174,574,975
Shareholders of Enersis Américas
Non-controlling interests

Country	Chile (Holdings and Others)		Argentina		Brazil		Colombia		Peru		Eliminations		Total
STATEMENT OF CASH FLOWS	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$	06-30-2016 ThCh$	06-30-2015 ThCh$
Cash flow from (used in) operating activities	3,986,376	69,139,936	70,506,674	110,091,891	163,665,936	7,405,785	55,287,093	67,548,785	70,984,495	50,736,799	—	(114,456)	364,430,574	304,808,740
Cash flow from (used in) investing activities	(2,041,040)	(17,277,260)	(33,205,114)	(105,333,390)	(80,311,886)	(95,410,198)	(72,790,064)	(48,106,864)	(27,010,782)	(66,030,389)	—	(13,025,818)	(215,358,886)	(345,183,919)
Cash flow from (used in) financing activities	(31,067,073)	(49,300,916)	(528,752)	(4,926,887)	5,843,927	51,194,836	(26,566,130)	(109,336,666)	(32,530,343)	(35,115,159)	—	13,140,274	(84,848,371)	(134,344,518)

The eliminations column corresponds to transactions between companies in different lines of business and country, primarily purchases and sales of energy and services.

The accompanying notes are an integral part of these interim consolidated financial statements

32.	THIRD PARTY GUARANTEES, OTHER CONTINGENT ASSETS AND LIABILITIES, AND OTHER COMMITMENTS

32.1 Direct guarantees

Creditor of Guarantee	Debtor		Type of Guarantee	Assets Committed			Outstanding balance as of			Guarantees released
	Company	Relationship		Type	Currency	Carrying amount	Currency	06-30-2016 (Unaudited)	12-31-2015	2015	Assets	2016	Assets	2017	Assets
Mitsubishi Corporation	Endesa Costanera	Creditor	Pledge	Combined cycle plant	ThCh$	8,113,033	ThCh$	33,283,687	35,254,202	—	—	—	—	—	—
Credit Suisse First Boston	Endesa Costanera	Creditor	Pledge	Combined cycle plant	ThCh$	—	ThCh$	—	1,183,600	—	—	—	—	—	—
Citibank N.A.	Endesa Argentina	Creditor	Pledge	Cash deposit	ThCh$	—	ThCh$	—	435,681	—	—	—	—	—	—
Deutsche Bank / Santander Benelux	Enersis S.A.	Creditor	Deposit accounts	Cash deposit	ThCh$	21,824,111	ThCh$	49,716,221	40,354,434	—	—	—	—	—	—
Varios Creditors	Ampla S.A.	Creditor	Pledge on collection and others	Collection accounts	ThCh$	7,136,838	ThCh$	133,936,065	98,375,210	—	—	—	—	—	—
Varios Creditors	Coelce S.A.	Creditor	Pledge on collection and others	Collection accounts	ThCh$	9,716,000	ThCh$	69,797,474	60,265,158	—	—	—	—	—	—
Banco Nacional de Desarrollo Económico y Social	Cien	Creditor	Mortgage, pledge and others	Collection accounts	ThCh$	159,306	ThCh$	4,370,310	3,944,953	—	—	—	—	—	—

As of June 30, 2016 and December 31, 2015, the carrying amount of property, plant and equipment pledged as security for liabilities is ThCh$8,113,033 (Unaudited) and ThCh$13,903,028, respectively (See Note 15.e.ii).

As of June 30, 2016, Enersis Américas S.A. had future energy purchase commitments amounting to ThCh$36,265,938,096 (Unaudited) (ThCh$35,079,484,027 as of December 31, 2015).

32.2 Indirect guarantees

As of June 30, 2016 (Unaudited) and December 31, 2015, there are no indirect guarantees.

32.3 Lawsuits and Arbitrations Proceedings (Unaudited)

As of the date of these interim consolidated financial statements, the most relevant litigation involving Enersis Américas and its subsidiaries are as follows:

Law 25,561 on Public Emergency and Reform to the Currency System, enacted on January 6, 2002 by the Argentine authorities, voided certain provisions of the concession agreement of Enersis Américas’ subsidiary Edesur. Law 25,561 also required that utility concession agreements be renegotiated within a reasonable timeframe to adjust them to the new conditions. However, the failure to renegotiate Edesur’s concession agreement prompted Enersis Américas S.A. (former Enersis S.A.), Chilectra S.A. (now Chilectra Chile S.A.), Endesa Chile and Elesur S.A. (now part of Chilectra S.A.) (collectively, the “Claimants”) to file an arbitration petition in 2003 under the Treaty for the Promotion and Protection of Chilean-Argentine Investments before the International Center for Settlement of Investment Disputes (ICSID). The statement of claim principally requested that the ICSID declare the investment expropriated for an amount of US$1,306,875,960 (approximately ThCh$864,328,554), and sought compensation for the damages caused to the investment due to lack of fair and equitable treatment, in the amount of US$318,780,600 (approximately ThCh$210,831,925). The Claimants also seek, with respect to both claims, compounded annual interest of 6.9% per annum. The Claimants also claimed the sums resulting from the damages caused from July 1, 2004. Finally, the Claimants also demanded US$ 102,164,683 (approximately

The accompanying notes are an integral part of these interim consolidated financial statements

ThCh$67,568,656) for Elesur S.A. (now part of Chilectra S.A.) due to a lower price received on the sale of its shares. In 2005, the Argentine authorities and Edesur signed a Letter of Understanding, in which the terms and conditions are established for amendments and supplements to the concession agreement, forecasting tariff modifications, first during a transitional period and then under an Integral Tariff Review, in which the conditions for an ordinary tariff period of 5 years will be set. The arbitration has been suspended since March 2006 in accordance with the terms of the Letter of Understanding, and the appointment of one of the arbitrators, to replace an arbitrator who resigned in 2010 has been suspended. As of December 31, 2014, the parties informed ICSID of their agreement to extend the suspension of the arbitration procedure for 12 months starting on the same date, informing also that any of the parties can request the renewal of the arbitration procedure with 30 calendar days prior notice.

a)	Subsidiaries

1.–In 2001, a lawsuit was filed against Emgesa, as well as the non-related companies, Empresa de Energía de Bogotá S.A. E.S.P. (EEB) and Corporación Autónoma Regional de Cundinamarca (CAR in its Spanish acronym), by the residents of Sibaté, in the Colombian Department of Cundinamarca. This lawsuit seeks to hold the defendants jointly liable for the damages and prejudices derived from the pollution to the El Muñá dam reservoir, resulting from the pumping of polluted waters from the Bogotá River by Emgesa. Emgesa has denied these allegations arguing, among others, that it does not have any responsibility since it receives the waters already contaminated. The plaintiffs’ initial demand was for approximately CPs 3,000 billion (approximately ThCh$ 680,400,000). Emgesa filed a motion for the joinder of numerous public and private entities that dump into the waters of the Bogotá River or that in any way are responsible for the environmental stewardship of the river basin. The Third Section of the State Council has received the petition and ordered certain companies joined as defendants. In January 2013, several of the defendants filed responses to the complaint. In June 2013, a motion to annul the proceedings was denied. The resolving preliminary objections and the summons to a conciliation hearing are currently pending. In June 2015 a resolution was enacted instructing the dismissal of EEB by reason of a nullity defect, as well as the exclusion of those entities that had been identified by the Cundinamarca Administrative Court as defendants for having polluted the waters of Bogotá River, which had been confirmed by the State Council. A motion for reversal was filed against this decision, or an appeal. The resolution of such actions was unfavorable. The amount involved in this proceeding is estimated to be approximately CPs 112.32 billion (approximately ThCh$25,474,176).

2.–A class action lawsuit has been filed by residents of the Colombian Municipality of Garzón, alleging that the construction of the El Quimbo hydroelectric project has caused the plaintiffs’ income from handicrafts or entrepreneurial activities to decrease by an average of 30%. The lawsuit claims the decrease was not considered when the project’s social-economic impact report was drafted. Emgesa has denied these allegations on the basis that (i) the social-economic impact report complied with all methodological criteria, including giving all interested parties the opportunity to be registered in the report, (ii) the plaintiffs are not residents and therefore, compensation is allowed only for those whose revenues are, in their majority, coming from of their activity in the direct area of influence of the El Quimbo hydroelectric project and (iii) compensation must not go beyond the “first link” of the production chain and must be based on the status of the income indicators of each affected person. A proceeding was filed in parallel by 38 inhabitants of the Municipality of Garzón, who are claiming compensation for being affected by the El Quimbo hydroelectric project since they were not included in the social-economic impact report. A mandatory settlement hearing was unsuccessful. The court ordered a test, which is currently in the preliminary phase. In the parallel proceeding, an exception previous of pending lawsuit was filed, based on the existence of the principal proceeding. The proposed exception is pending ruling. The amount involved in this proceeding is estimated to be approximately CPs 93 billion (approximately ThCh$21,092,400).

3.–Emgesa (former Central Betania) was granted with a tax benefit known as “Ley Páez” applicable to the income tax on corporations. The Law stated that those entities located in a geographical area affected by a

The accompanying notes are an integral part of these interim consolidated financial statements natural catastrophe were exempted from taxation. The Colombian tax authority (DIAN) rejected the method used by Emgesa to determine the tax base applicable to the tax benefit. The DIAN believes that certain revenues of Betania, such as inflation adjustments and non-operating income do not qualify for the exemption since they are not related to the electricity generation activity. On the other hand, Emgesa believes that, in accordance with the Law, this special benefit is applicable to it as an entity and not only to certain revenues of the company. It is pending resolution from the first instance Administrative Court. The proceedings have not been active since the final arguments were filed in June 2010 due to the Huila Court did not have a tax expert. In February 2016, the process in motion began in order to activate the proceedings. The amount of this claim is ThCPs 96,393,426 (approximately ThCh$21,862,029).

4.–CAR, through Resolution 506, enacted on March 28, 2005 and Resolution 1189, enacted on July 8, 2005, imposed on Emgesa, EEB and Empresa de Acueducto y Alcantarillado de Bogotá (EAAB) the execution of construction work on the El Muña dam reservoir, whose effectiveness, among others things, depends on maintaining Emgesa’s water concession. Emgesa filed an action for annulment and reestablishment of Law against these resolutions before the Administrative Court of Law of Cundinamarca, Section One. The first instance court denied the nullity of these resolutions. Appeals were filed by Emgesa, EEB and EAAB, which are pending a decision.

Emgesa filed another action for annulment and reestablishment against CAR for annulment of Article 2 of Resolution 1318 of 2007 and Article 2 of Resolution 2000 of 2009, both of which required Emgesa to implement a Contingency Plan and to carry out study on “Air Quality” for the potential suspension of water pumping in the dam reservoir. This action seeks to annul the administrative acts imposed due to impracticability of anticipating the “Air Quality” and implementing the Contingency Plan. In this action a favorable accountant expert report was presented, for which it was requested clarification to Emgesa. Clarification of previous expert report and a second expert report to value the works anticipated by the company is still pending. The amount at issue is undetermined.

5.–In February 2015, Emgesa was notified of a Popular Action filed by Comepez S.A. and other fish farming companies located near the Betania dam, on the grounds of protection of the right to a healthy environment, public health and food safety in order to prevent, in the opinion of the plaintiffs, the danger of a massive fish mortality among other damages from the filling of the reservoir for the El Quimbo hydroelectric project dam, also located at the basin of the Magdalena River. Regarding the status of the proceeding, the Huila administrative court issued in February 2015 a preliminary injunction that prevents the filling of the El Quimbo dam reservoir until the river has reached the optimal flow, among other requirements. Emgesa filed a motion for reversal against this decision requesting a probation order and the release of such measure, which motion was denied by the court. The appeal filed by Emgesa was granted only in the remand effect. The preliminary injunction was amended, allowing Emgesa to start filling the dam reservoir. Nevertheless, the Regional Environmental Authority (CAM) in Resolution No. 1503 issued on July 3, 2015 directed Emgesa to temporarily stop filling the El Quimbo dam reservoir. The legal actions to be adopted are under analysis by Emgesa, notwithstanding the filling procedure continues normally. The appeal is pending. The Colombian government, through Decree 1979 has requested the lifting of the generation suspension and reported that Emgesa must abide by such Decree. On December 15, 2015, the Constitutional Court decided that Decree 1979 was unenforceable, and as a result, Emgesa suspended at midnight of that date the generation of energy at El Quimbo. Emgesa presented the corresponding arguments.

On December 24, 2015, the Colombian Ministry of Energy and Mining and the National Authority of Aquaculture and Fishing (“AUNAP”) filed a writ of protection of constitutional rights to the Civil Courts of Circuito de Neiva as a transitional mechanism to avoid irreparable damage, while the Huila administrative court decides on releasing the precautionary measure, and requested that the generation of energy at El Quimbo be permitted. They have requested such generation to be authorized as an interim measure until a ruling on the writ of protection is made. On January 8, 2016, Emgesa was notified of the decision of the

The accompanying notes are an integral part of these interim consolidated financial statements

Civil Court of Circuito de Neiva which authorized Emgesa to immediately restore the generation of energy as a transitional measure until the Huila administrative court decides on releasing the precautionary measure. The amount involved on this proceeding is undetermined.

6.–A class action was filed in Colombia against Codensa in which plaintiffs seek reimbursement for excess charges for not applying the tariff benefit that according to them would have applied to them as users of the Voltage One Level and owners of the infrastructure, as established by Resolution No. 082 of 2002, amended by Resolution No. 097 of 2008. Regarding the proceeding status, Codensa filed a plea against the lawsuit rejecting it entirely. A conciliation hearing was held between the parties, without success. The writ of proof is pending. The estimated amount is approximately CPs 337 billion (approximately ThCh$76,431,600).

7.–In Colombia, upon creating an electrical distribution subsidiary, Codensa, in 1997, EEB contributed all public lighting infrastructures and other sale and distribution assets to Codensa in exchange for 51.5% of Codensa’s shares. However, there was no certainty regarding the inventory of lights in Bogotá and this generated subsequently differences regarding invoicing and settlement of the energy value that Codensa supplied to the municipality. In 2005, a geo-reference inventory of the lights was performed, which resulted in 8,661 fewer lights than those that Codensa considered in its billing and settlement to the Federal District of Bogotá (the District). In order to solve the conflict, the parties carried out round-table discussion to come to an agreement. However, in 2009 a private citizen filed a derivative action in which he requests that the court of law: (i) declare the rights of the administrative morality and public property violated; (ii) order Codensa to carry out the settlement that includes delinquent interest due to the higher values paid between 1998 and 2004; and (iii) recognize the incentive due to administrative morality for the claimant (15% of the amount the District recovered). The first instance judgment, confirmed by the second instance judgment, ordered the Administrative Special Public Utilities Unit (the UAESP) and Codensa to, within a time period of two months starting from the date of issuance of the judgment, carry out all necessary negotiations to establish in a definitive manner the balances either in favor or against Codensa, duly adjusted, plus additional interest. If no agreement is reached, the UAESP itself may make a unilateral judgment within two months and deliver it to Codensa for its consideration. Codensa may also exercise remedies through the relevant government channels and, in the event of non-payment, must proceed to execute the judgment. On September 6, 2013, the Comptroller sent a communication to Codensa announcing future control actions against the company and the UAESP for an alleged detriment to the District of CPs 95,142,786,544 (approximately ThCh$ 21,578,384), due to payments owed to the District for public lighting between 1998 and 2004. On September 20, 2013, Codensa responded, disagreeing with the amount and proposing a technical group to resolve the issue. This resulted in several meetings being held. Based on Codensa’s documents and the declarations presented, the Comptroller issued a new report that supports the figure obtained by common accord by UAESP and Codensa of CPs 14,432,754,679 (approximately ThCh$ 3,273,349). The Comptroller recommended in its report that UAESP send the agreement for judicial review in order to resolve the lawsuit with Codensa, which occurred on December 13, 2013. Subsequently, the Comptroller, in Bogotá, issued a report questioning the agreement with the UAESP; such report was presented at Court. It is pending resolution from the Tenth Administrative Court of Bogotá, either for notifying the report or issuing final decision on the agreement subscribed between Codensa and the UAESP.

8.–To counter the impact in prices as a result of the climate phenomena “El Niño”, the Colombian Energy and Gas Regulatory Commission (CREG), through Resolution CREG No. 168 of 2008 establishes the Optional Tariff, which allows deferral of the increase in the electrical energy tariff for up to two years, mitigating the impact of the increase to end users. Codensa voluntarily ended the Optional Tariff it was applying and must determine the difference between the actual values of the tariff and the invoiced value from the Optional Tariff, based on the balances and the historical values transferred to the tariff for end users, in compliance with Resolution CREG No. 168 of 2008. The resulting difference of comparing tariffs must be returned to the end users since the Optional Tariff values, as accumulated balances, are always higher than the values that would have been invoiced had Codensa not opted for that alternative. In terms of

The accompanying notes are an integral part of these interim consolidated financial statements process status, it was notified the demand on October 1, 2015 which was answered on November 23, 2015. The conciliation hearing date has not yet been fixed. National regulations do not establish the mechanism to return the money from the Optional Tariff to end users; however, Codensa has previously decided to return it. There is a difference between the amounts that Codensa expects to return and the amount that the CREG expects. The estimated amount is approximately CPs 163 billion (ThCh$36,968,400).

9.–The fiscal authority in Peru, the Superintendencia Nacional de Administración Tributaria (SUNAT), questioned Edegel in 2001 regarding the manner in which it was accounting for the valuation of its depreciating assets. Edegel had conducted a voluntary reevaluation for the 1996 fiscal year, and as a result of such reevaluation it recorded a reduction of goodwill with respect to assets. This depreciation was recorded as an expense. The amount rejected by SUNAT is related to financial interest paid during the construction phase of the power plants. SUNAT claims (i) that Edegel has not demonstrated that it was necessary to obtain financing to build the power plants and (ii) that such financing was actually incurred. Edegel has responded that SUNAT cannot request such evidence because the reevaluation assigns the assets a market value when the reevaluation was performed, instead of the historical value of the assets. In this case, the methodology considered that the power plants of such scale were built with financings. In addition, Edegel claimed that if SUNAT disagreed with the valuation, it should have conducted its own appraisal, which it failed to do. On February 2, 2012, the Tax Court (TF) issued a ruling for the 1999 fiscal year in favor of two of Edegel’s power plants, and against four power plants, based on the fact that a verified financing was only evidenced for the first two power plants. Consequently, the TF ordered SUNAT to recalculate the taxes payable by Edegel, which amounted to ThCh$8,090,505 (€11 million) that were paid by Edegel in June 2012. This amount will be recovered if Edegel obtains favorable rulings in the following claims it has subsequently filed:

i)	an administrative contentious claim before the Judicial System against the TF’s ruling, filed in May 2012 (which would result in a complete recovery of the taxes).; and

ii)	a partial appeal against the recalculation that SUNAT performed according to TF’s ruling, on the basis that the recalculation was incorrect, filed in July 2012 (which would result in a partial recovery of the taxes).

In August 2013, Edegel received notice of an unfavorable ruling with respect to claim i). Edegel filed an annulment appeal against the ruling, since the resolution violates its motivation right and it is untimely. In May 2015, Edegel received notice of the resolution of the Court of Appeal which: (i) annulled the resolution from the Justice Department (“JD”) which rejected the petitions of the demand of the company; (ii) declared admitted the claims previously rejected; and (iii) ordered the JD to return to the stage of determination of the controversy points. In June 2015, Edegel received notice from the JD that it declared admitted the claims previously rejected and it had submitted to the attorney general’s office a request for issuance of a new pronouncement (in Peru when the Government is engaged as a party in a judicial process an attorney general designated by the Public Ministry must be involved, in order for him to be informed and to state an opinion regarding the controversy, which opinion is not binding on the judge or the Court that must resolve the litigation). In November 2015, Edegel presented its verbal report.

For the 2000 to 2001 fiscal years, Edegel paid the equivalent of ThCh$3,852,140 and made a provision of ThCh$770,428.

In November 2015, Edegel was notified of Resolution No. 15281-8-2014, stating that the TF had ruled with respect to the indicated appeal by which was declared annulled the Resolution which the SUNAT objected the loss deductions related to the financial derivative instruments. The TF ruling also revoked the objections related to the non-deductibility of depreciation of the non-accredited technical assistance services rendered to Generandes and the financial interests accrued on the loans for the acquisition of treasury shares. It is important to note that, although the TF’s resolution revoked the objections related to the excess in depreciation of the revalued assets; however, stated that the SUNAT shall apply what is resolved in the company’s appeal of Income Taxes filed for the fiscal year 1999 (Exp. No. 10099 to 2012), which is still pending resolution.

The accompanying notes are an integral part of these interim consolidated financial statements

In December 2015, it was still pending from the SUNAT to recalculate the debt based on the established criteria.

In February 2016, Edegel filed an appeal to the JD against the TF’s resolution (Resolution 15281-8-2014) in order to partially revoke the stated criterion, specifically in the portion that the TF resolved that the SUNAT shall apply the decision on the Income Tax for the fiscal year 1999 and avoiding to apply any other pronouncement.

During the same month, the JD accepted Edegel’s appeal. In March 2016, the TF and SUNAT answered the appeal, which means that the JD shall resolve against Edegel because the resolution does not “cause status” as the TF did not ruled on the claimed concept. Also, in March 2015, Edegel was notified of the procedural corrective measures (Resolution on Procedural Correction). In June 2016, Edegel was notified of the JD’s District Attorney Opinion, and Edegel was requested to provide a verbal report.

For the 1999 fiscal year, it is expected that the Judicial System will enact a new resolution on the Edegel lawsuit and that the TF will decide on the partial appeal filed by Edegel. For the 2000 and 2001 fiscal years, it is still pending from the SUNAT to recalculate the debt based on the established criteria. The SUNAT and the TF responded the demand and is pending resolution from the Public Ministry.

The amount involved in these proceedings is ThS/.64,173 (approximately ThCh$ 12,892,497).

10.–The SUNAT rejected the commercial energy losses that Edelnor recognized from 2006 to 2010, equivalents to a 2% of the total purchases and self-generated energy, and questioned the cost of sales of that energy since the losses were generated from a energy theft not confirmed in a court of justice. The SUNAT believes that the infeasibility of a legal action can only be demonstrated through a Police Report and a Resolution, duly noted, issued by the General Attorney (Public Ministry) acknowledging, on a final or transitory basis, the filing of a criminal action for energy theft. The Tax Court (TF) has issued certain rulings stating that such Resolution is necessary. The position of Edelnor is that the law does not establish a specific mechanism on how to demonstrate the infeasibility of a legal action; therefore it is plausible to present any available evidence, appropriate and reasonable for this situation (free review of the evidence). The company in order to demonstrate that it was pointless to prosecute these crimes through legal actions presented expert reports prepared by specialized engineers, reports issued by the Electricity General Directorate (DGE) of the Ministry of Energy and Mining and certain other reports of the OSINERGMIN, which demonstrated that it was of no use to file an action and prosecute trial for a crime where; the perpetrators, the exact time of occurrence of the theft, the specific location in which occurred and the quantity stolen at each opportunity cannot be identified. The TF has allowed this type of accreditation in case of theft for water distribution companies (an entity similar to an electric distributor) but it has not indicated that the resolution issued by the General Attorney is the only admissible evidence to demonstrate the infeasibility to prosecute through a legal action. The development of the process is:

For the year 2006: The TF ruled against Edelnor’s appeal although it agreed to Edelnor’s position about the substance of the controversial matter. Thus, the TF concluded that Edelnor was not able to demonstrate that quantity of commercial losses attributable to the theft. Such conclusion is based on the fact that the commercial energy loss does not consist exclusively of stolen energy but also for energy losses due to other reasons, such as incorrect meter readings, incorrect invoicing and incorrect estimates of physical losses. Due to the immediate execution of the TF’s ruling, Edelnor paid the entire amount of the debt to the SUNAT (€4 million). In 2013, Edelnor filed an appeal to the Justice Department (JD) against the TF’s decision in order to revoke it and to request full deduction of the commercial energy loss sustaining that in theory energy losses consist of the components previously indicated, through the inspection of the SUNAT it was stated that the total amount of the commercial loss was due to stolen energy. In June 2014, Edelnor was notified the conclusions of the District Attorney (Fiscal Resolution). In August 2014, Edelnor presented a Verbal Report and presented the final written arguments. In October 2014, Edelnor was notified of Resolution from the JD against Edelnor, and in November 2014, Edelnor filed an appeal. In June 2015, the Court ruled to

The accompanying notes are an integral part of these interim consolidated financial statements revoke the resolution and requested the issuance of a new resolution. In December 2015, Edelnor was notified that the JD again ruled against Edelnor, in the same month, Edelnor filed an appeal.

For the years 2007 and 2008: Considering the results obtained in 2016 for the income tax, Edelnor initiated a new defense strategy: (i) in theory, commercial energy losses could consist of errors in meter readings, invoicing and estimates of physical losses; (ii) since such losses are determined by “subtraction” (the energy entered in the system “less” energy supplied to customers and “less” the physical loss of energy”) the commercial energy loss might, in fact, be composed of such error in cases of under metered, under invoiced or under estimates of physical losses; (iii) if there are no such error, the quantity that is shows as commercial energy loss is composed of theft losses; (iv) during the inspection, the SUNAT reviewed the invoicing and the report of physical losses without questioning or inquiring on them; therefore, at this point, the errors in invoicing or the errors in the physical losses estimates cannot be argued by the SUNAT that are components of the commercial energy loss, (v) regarding the errors in meter readings, and taking into account that the electric energy distribution is a regulated business, the margins for this type of error are minimum. For the year 2007, Edelnor presented evidence corroborating that a small portion of the loss is attributable to submetered. Therefore, the commercial energy losses mainly consist of stolen energy (95%) and in minor measure (5%) to error in meter readings. Edelnor presented verbal report and filed its arguments. The appeal is still pending resolution from the TF. For the year 2008, Edelnor presented evidence demonstrating an excess in measurement. Thus, the commercial energy losses are only originated from theft. For these two years, Edelnor presented a Verbal Report to the TF and filed its final written arguments. The appeal is pending resolution from the TF.

For the year 2009, the SUNAT rejected the deduction of the commercial energy losses, based on the same reasons of prior years. In November 2013, Edelnor filed a claim reiterating the reasons by which the commercial energy losses are deductible and presented evidence that demonstrated that the energy losses were mainly originated by theft (93%) and in minor measure (7%) due to error in measurement. In June 2014, the SUNAT requested detailed information about the calculation to determine the “standard energy loss”. In July 2014, Edelnor responded to the request of the SUNAT. In August 2014, the SUNAT notified Edelnor with the Resolution ruling on Edelnor’s claim. In the Resolution, the SUNAT revoked the objection related to the commercial energy loss on the matter related to the standard energy loss, confirming it in the part related to the excess of such quantity. In September 2014, Edelnor paid the debt owed to the SUNAT, and filed an appealed to the TF, which is still pending resolution.

For the year 2010, the SUNAT rejected the commercial energy loss deduction in the portion related to the excess over the standard energy loss. In July 2015, Edelnor paid the debt owed to the SUNAT, and filed a claim. In April 2016, Edelnor was notified of the SUNAT’s Resolution sustaining the objections, in the same month Edelnor filed an appeal.

For the year 2011, the SUNAT also objected the commercial energy loss deduction in the portion related to the excess over the standard energy loss. In July 2016, Edelnor paid the debt owed to the SUNAT.

The following steps are: For the year 2006, it is pending the Court’s resolution on Edelnor’s appeal. For the years 2007 and 2008, it is pending TF’s resolution. For the year 2009, it is pending TF’s resolution. For the year 2010, it is pending TF’s resolution. For the year 2011, Edelnor is expecting notification on taxes and fines settlements which will be appealed. The amount of this claim is for ThS/ 80,132 (approximately ThCh$16,098,695).

11.–In 1997, Edegel, Perené and Simsa entered into a joint venture agreement for the development of Yanango and Chimay power plants, reaching the agreement on a payment of US$ 13 million to Edegel. In 1998, Edegel signed a contract with its parent company Generandes for supervision services for the construction of power plants to be provided by the latter, agreeing the payment of US$ 13 million to Generandes. In turn, Generandes signed contracts with its shareholders, Entergy Peru and Conosur, transferring its commitments to Edegel and agreeing a payment amounting US$ 3 million to each party. The

The accompanying notes are an integral part of these interim consolidated financial statements

SUNAT challenged in respect of these contracts: (i) in Edegel: using VAT charged by Generandes as a tax credit; and (ii) in Generandes: treating expenses for the services provided by shareholders as tax deductible expenses and using VAT charged by its shareholders as a tax credit. The position of the SUNAT was that these operations were fake, because Generandes and its shareholders are a holding companies that do not have staff to provide such services. Supervision services were provided directly by Edegel through its staff. The position of the company was that the TF already issued a Resolution No. 15281-8-2014 in respect of the Edegel’s appeal related to company’s 2000-2001 income tax which states that the technical assistance provided by Generandes qualified as non-existent. As a result of the direct implications of this statement is in this proceeding, the TF will issue a ruling against Generandes. In this regard, it is expected the TF order SUNAT to recalculate the income tax of the company, considering not only Generandes’s costs, but also revenues of (invoices issued to Edegel) to be invalid. According to this expected new determination, an income tax payment already realized would occur in excess in the Generandes’s income tax expenses, and this excess should be offset by VAT, eliminating the contingency for these proceedings. The appeal is pending the Tax Court ruling. The resolution is expected for the second half of 2016. The amount involved in this proceeding is ThS/. 85,211 (approximately ThCh$ 17,119,077).

12.–In September 2012, Enersis Américas (former Enersis S.A.) received notice from the Chilean Internal Revenue Service (SII in its Spanish acronym) on a settlement and resolution related to withholding taxes on dividends paid in fiscal years 2008 and 2009 (tax years 2009 and 2010) to non-Chilean resident or domiciled shareholders of Enersis Américas. Despite the fact that there is no differences in owed taxes, and no fines have been applied, the SII is requesting Enersis Américas to correct the calculation methodology used for its tax return. In addition, the SII notified Enersis Américas on settlements and resolutions for the same concept for fiscal years 2010 and 2011 (tax years 2011 and 2012). The position of the tax authority is that the methodology used by the company to determine the difference between the final tax credit and the provisional tax credit was incorrect, because Enersis Américas should pay the total amount of the tax credit used in the calculation of the provisional withholding and only the shareholders may request refunds from the amount paid in excess by the Chilean company. The position of Enersis Américas is that the interpretation of the SII is based on the wording of an article in the tax law that seems to require the “payment of credits in excess”, but it did not consider the existence of a Resolution issued by the SII indicating the description of this process with which Enersis Américas has complied. Moreover, if the methodology of the SII is used, the amount to be paid on behalf of the shareholders would be the same as the amount that the shareholders would request to the SII for refund. The difference is that the amounts paid to the SII are price-level restated by CPI and interests (1.5%), while the amounts that the SII will reimburse are only price-level restated by CPI. On March 13, 2014, the Company filed a tax claim with the Tax and Customs Court (“TTA” in its Spanish acronym) in first instance for fiscal years 2008 and 2009. On August 18, 2014, a tax claim was filed for fiscal year 2010 (tax year 2011), and lastly, on August 29, 2014, a tax claim was filed for fiscal year 2011 (tax year 2012). The three tax claims are pending of response from the SII, and on October 10, 2014, Enersis Américas requested their consolidation, which was granted by the Court on October 16, 2014. On September 21, 2015, the TTA open the evidence period. On October 15, 2015, Enersis Américas presented its evidence. On December 31, 2015, the TTA issued an unfavorable ruling against Enersis Américas. On January 4, 2016, Enersis Américas received notice of the resolution. Enersis Américas filed an appeal to the Appeal Court of Santiago. On April 28, 2016, the Appeal Court issued an unfavorable ruling against Enersis Américas. Enersis filed an appeal to the Supreme Court, which is pending resolution. The amount involved in this proceeding is ThCh$48,534,089.

13.–The Brazilian IRS claims an alleged underreporting of dividends by Enel Brasil than it reported. The Brazilian IRS claims that the total amortization of goodwill (greater value) recorded by Enel Brasil in 2009 in the equity accounts, should have been recorded in the comprehensive income accounts. As a result, the procedure performed was inadequate and a greater profit would have been generated and consequently, a higher amount of dividends distributed. The alleged surplus in dividends was interpreted by the Brazilian IRS as payments to non-residents, which would be subject to a 15% income tax retained at the source. Enel

The accompanying notes are an integral part of these interim consolidated financial statements

Brasil responded that all the procedures adopted by Enel Brasil were based on the company’s interpretation and in accordance with Brazilian accounting standards (Brazilian GAAP), and confirmed by the external auditor and by a legal opinion from Souza Leão Advogados. Enel Brasil has filed its defense in the administrative first instance. In July 2016, the tax authorities issued an unfavorable ruling against Enel Brasil. Enel Brasil will file an appeal to the second instance Administrative Court, and will use an expert opinion on the accounting entries recorded in 2009. The amount involved in this proceeding is ThR$244,428 (approximately ThCh$50,363,681).

14.–In Brazil, Basilus S/A Serviços, Empreendimentos e Participações (successor to Meridional S/A Serviços, Empreendimentos e Participações from 2008) is the holder of the litigation rights that it acquired from the construction companies Mistral and CIVEL, which had a civil works contract with Centrais Elétricas Fluminense S.A. (CELF). This contract was terminated before CELF’s privatization process. Since CELF’s assets were transferred to Ampla during the privatization process, Basilus (previously Meridional) sued Ampla in 1998, arguing that the transfer of the referred assets was done in detriment of its rights. Ampla only acquired assets from CELF, but is not its legal successor since CELF, a state-owned company, still exists and maintains its legal personality. Basilus demanded payment of pending invoices and contractual penalties for termination of the civil works contract. In March 2009, the court decided in favor of Basilus, and Ampla and the State of Río de Janeiro filed the corresponding appeals. On December 15, 2009, the State Court accepted the appeal and overturned the lower court’s decision obtained by Basilus, in Ampla’s favor. Basilus filed an appeal against the resolution, which was denied. In July 2010, Basilus filed an Appeal under Specific Court Regulations (Agravo Regimental) before the Superior Court of Justice of Brazil, which also rejected the appeal in August 2010. Seeking to overturn such decision, Basilus filed a Petition for Writ of Mandamus (Mandado de Seguranca), which was also rejected. In June 2011, Basilus filed an Appeal to Amendment of Judgement (Embargos de Declaração) in order to clarify a supposed omission by the Superior Court of Justice in the decision on the Petition for Writ of Mandamus, which was not accepted by the court. Against this decision, Basilus filed an Ordinary Appeal (Recurso Ordinario) before the Superior Court of Justice (in Brasilia). On March 28, 2012 the Reporting Justice decided the Ordinary Appeal in favor of Basilus. Ampla and the State of Río de Janeiro filed an Appeal under Specific Court Regulations against the Reporting Justice’s decision, which was accepted by the First Court Room of the Superior Court of Justice on August 28, 2012, determining that the Ordinary Appeal of the Petition for Writ of Mandamus must be submitted to the decision by an en banc session and not by a single Reporting Justice. Basilus challenged the decision. The decision of August 28, 2012, was published on December 10, 2012, and the Appeal to Amendment of Judgment had been filed by Ampla and the State of Río de Janeiro to remedy the existing error in its publication, in order to avoid future divergence. Basilus filed its arguments and on May 27, 2013, the Appeal to Amendment of Judgment filed by Ampla and the State of Río de Janeiro were accepted and the error corrected. On August 25, 2015, the appeal filed by Basilus was rejected. The decision was published on December 10, 2015, and Basilus filed an appeal to Amendment of Judgment. On March 3, 2016, the Superior Court of Justice has begun the judgement of the appeal and the first vote (Minister Rapporteur) was favorable to the appeal and the next Minister has suspended its resolution to perform a deeper analysis of the arguments. On May 3, 2016, the Superior Court of Justice has resumed the judgment of the appeal, which is tied 1 vote to 1. Other Minister has again suspended its resolution to perform a deeper analysis of the appeal. The resolution is adopted by the vote of three Ministers. The amount involved in this proceeding is estimated to be approximately R$1,369,544,431 (approximately ThCh$282,190,658).

15.–In December 2001, the Brazilian Federal Constitution was amended to apply the CONFINS tax (Contribuicao para o Financiamento da Seguridade Social), a tax levied on revenues, to electricity energy sales. The Constitution states that the changes on social contributions are effective 90 days after their publication. Ampla started to pay this COFINS tax in April 2002. However, the Brazilian Internal Revenue Service notified Ampla that the 90-day delay of entry into force is applied to statutory amendments, but are not applicable to constitutional amendments, which are effective immediately. In November 2007, the

The accompanying notes are an integral part of these interim consolidated financial statements appeal filed before the Taxpayers Council (Consejo de Contribuyentes), the administrative appeals level, ruled against Ampla. In October 2008, Ampla filed a special appeal that was rejected. On December 30, 2013, Ampla was notified of the decision to reject its position that the COFINS tax payments were not due for the period from December 2001 to March 2002 based on the Constitution providing that legislative changes are effective 90 days after their publication. Ampla filed a judicial proceeding to obtain a certification of fiscal good standing in order to continue receiving public funds and was required to post a bond for the tax debt. Under the new standard on surety bonds published in March 2014, the bond amount must be 20% rather than the previous 30%, of the tax debt and the bond was reduced to € 44 million. Ampla submitted the new surety bond, complying with the new requirements. The Brazilian Treasury accepted the surety bond and granted the certification of fiscal good standing. The Brazilian Treasury submitted the fiscal execution and Ampla opposed its defense in July 2014. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. There is a first instance ruling unfavorable to Ampla which was published in August 2015. In the same month, Ampla filed an appeal to the second instance court. The amount involved in this case is estimated to be approximately ThR$152,907 (approximately ThCh$ 31,506,044).

16.–Companhia Brasileira de Antibióticos (Cibran) filed suit against Ampla in order to receive compensation for the loss of products and raw materials, machinery breakdown, among other things that occurred as a consequence of poor service provided by Ampla between 1987 and May 1994 and compensation for moral damages. This litigation is related to other five actions filed by Cibran against Ampla based on power outages allegedly caused by Ampla in the period from 1987 to 1994, 1994 to 1999 and part of 2002. The judge decided to conduct a single expert assessment for these various claims, which was in part adverse to Ampla. Ampla challenged such assessment and requested a new expert assessment. On September 5, 2013, the judge rejected the prior petition, whereupon Ampla filed a Petition for Clarification of the Decision (Embargo de Aclaración) and subsequently a Special Appeal (Agravo de Instrumento), both of which were rejected by the court. Against the latter, Ampla filed a Special Appeal before the Superior Court of Justice, which is pending review. In September 2014, a first instance judgment in one of these proceedings ordered Ampla to pay compensation of R$ 200,000 (approximately ThCh$ 41,209) for moral damages, in addition to the payment of material damages caused due to failures in supply of service, which have to be assessed by an expert in the sentence execution stage. Ampla filed a Clarification Attachment against this ruling that was rejected. In December 2014, Ampla filed an appeal, currently pending decision. On June 1, 2015, a judgement in another of the proceedings ordered Ampla to pay moral damages of R$ 80,000 (approximately ThCh$15,350), in addition to material damages for Ampla’s failures in supply of service of R$ 95,465,103 (approximately ThCh$ 19,670,308) (plus price-level restatement and interest). Ampla filed a Petition for Clarification of the Decision (Embargo de Aclaración) against this judgement, which was rejected by the court. Ampla has filed an appeal. In the remaining proceedings, a first instance court ruling is pending. The amount involved for all these cases is estimated to be approximately R$384,666,764 (approximately ThCh$ 79,259,471).

17.–In August 1996, Ampla obtained a favorable ruling granting it an exemption from paying the COFINS tax for the period prior to the 2001 amendment of the Brazilian Federal Constitution which expressly made electric power operations subject to the COFINS tax. Following the definite decision in favor of Ampla issued in 2010, the Brazilian Treasury attempted to overturn the 1996 decision favorable to Ampla through a rescission action. Ampla refiled a suit originally filed in 1996 seeking a refund of its COFINS tax payments from April 1992 to June 1996, based on the favorable ruling in the first lawsuit described above. The suit seeking a refund of the COFINS tax had been suspended pending the resolution of the first lawsuit above. In June 2013, Ampla received a favorable decision entitling it to a refund of its COFINS tax payments for the periods requested. The Brazilian Treasury appealed the decision. In October 2014, the Court of the State of Río de Janeiro ordered a new trial since it considered that the Brazilian Treasury did not have the opportunity to appear in the prior decision judgment. In May 2015, the Brazilian Treasury presented its final plea and in July 2015 a new favorable first instance ruling entitling Ampla to a refund of its COFINS tax

The accompanying notes are an integral part of these interim consolidated financial statements payments made from 1992 to 1996 was issued. In August 2015, the tax authorities filed an appeal with the Court of the State of Río de Janeiro. The sum Ampla has requested as a tax refund amounts to ThR$169,450 (approximately ThCh$34,914,681).

18.–Perma Industria de Bebidas (Perma) filed a lawsuit against Ampla, based on the electric energy tariff adjustment applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (DNAEE), in February 1986. The Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283, of February 28, 1986. On April 16, 2010, a ruling rejected Perma’s request, and Perma filed an appeal against such ruling, which was accepted and Ampla was ordered to pay the amounts unduly collected during 1986. Ampla and Perma each filed a Special Appeal before the Supreme Court of Justice, which were rejected by means of “eligibility trial”. In July 2011, the parties filed a Special Appeal. On December 16, 2015, the ruling was issued, rejecting the Special Appeal filed by the two parties. On February 11, 2016, the prior ruling was published confirming the final ruling. The amount involved is R$ 76,359,241 (approximately ThCh$ 15,733,600).

19.–The Trade Union of Niterói, representing 2,841 employees, filed a labor claim against Ampla, requesting the payment of salary differences of 26.05% retroactive to February 1989, pursuant to the Economic Plan instituted by Law Decree No. 2,335/87. In the court of first instance, the decision was partially unfavorable for Ampla. The court ordered payment of the salary differences requested retroactive to February 1, 1989, and legal fees of 15% of such amount. Ampla filed several appeals, among them an Extraordinary Appeal which is currently pending. A mandatory mediation was unsuccessful. In parallel, Ampla has filed a motion for Advanced Dismissal of Enforcement (Exceção de Pré-Executividade) based on the jurisprudence of the Federal Supreme Court, which has previously declared the non-existence of a right acquired on the URP readjustment of Law Decree No. 2,335/87. In addition, Ampla alleged the exception of the payment for these readjustments and, alternatively, requested the limitation of this readjustment using October 1989 salaries as a baseline. In the court of first instance, Ampla obtained the declaration of unenforceability of legal title, against which the applicant filed an appeal (Agravo de Petição). The decision was partly favorable regarding the exception of payment, but not regarding the limitation of the salary differences, using October 1989 salaries as a baseline. On September 10, 2014, the court rejected the Special Appeals (Agravo de Instrumento) presented by both parties, who filed a Petition for Clarification of the Decision (Embargos de Aclaración) against this judgment. In June 2015, Ampla presented its arguments to the Court regarding the Extraordinary Appeal filed by the Union, which were rejected by the Court. On December 16, 2015, the Extraordinary Appeal was submitted to the Federal Superior Court of Law for its judgment. The amount involved in this proceeding is estimated to be approximately R$71,232,859 (approximately ThCh$14,677,324).

20.–In order to fund the purchase of Coelce in 1998, Ampla issued long-term debt abroad through securities called Fixed Rate Notes (FRNs) which were governed by a special tax regime whereby interest payments received by non-resident holders were exempt from taxation in Brazil, as long as the debt was issued with a minimum maturity of 8 years. In 2005, the Brazilian Internal Revenue Service (responsible for tax collection and compliance with tax laws) IRS notified Ampla the special tax regime did not apply based on its understanding that prepayments were made before the stated maturity, due to the fact that Ampla had received financing in Brazil which was allocated to repay the FRN holders. Ampla argues that these two transactions are independent and legally valid. The non-application of the special tax regime means that Ampla would have failed to comply with its obligation to retain the tax and to record it as interest payments made to non-resident holders. The tax resolution was appealed and in 2007 the Taxpayers Council (Consejo de Contribuyentes), the administrative appeals level, annulled it. However, the Brazilian IRS contested this decision before the Superior Chamber of Fiscal Resources (Cámara Superior de Recursos Fiscales), the final administrative appeals level, and on November 6, 2012, it ruled against Ampla. The decision was notified to Ampla on December 21, 2012. On December 28, 2012, Ampla filed a Petition for Clarification of

The accompanying notes are an integral part of these interim consolidated financial statements the Decision (Embargo de Aclaración) before the Superior Chamber of Fiscal Resources in order to obtain a final resolution regarding contradictory points of the decision and to incorporate in it the relevant defense arguments that were omitted. The petition was denied. As a consequence, Ampla filed a judicial proceeding to obtain a certification of fiscal good standing in order to continue receiving public funds. Ampla was required to post a bond for the tax debt. Under the new standard on surety bonds published in March 2014, the bond amount must be 20%, rather than the previous 30%, of the tax debt. Ampla submitted the new surety bond, complying with the new requirements. The Brazilian Treasury accepted the surety bond and granted the certification of fiscal good standing. The Brazilian Treasury submitted the fiscal execution and Ampla opposed its defense on June 27, 2014. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. A legal investigation will be carry out by an expert designated by the judge. It is expected first instance resolution upon investigation of the expert to be designed by the judge. The amount involved in this case is estimated to be approximately ThR$ 1,159,588 (approximately ThCh$ 238,929,745).

21.–In 2002, the State of Rio de Janeiro issued a decree stating that the ICMS (a tax similar to the Chilean Value Added Tax) should be paid and filed on the 10th, 20th and 30th days of the same month of the tax accrual. Ampla continued paying ICMS in accordance with the previous system (filing within five days after the end of the month of its accrual) and did not adopt the new system between September 2002 and February 2005 due to cash flow issues. Additionally, Ampla filed a lawsuit to dispute the constitutionality of the new filing requirement. These lawsuits were unsuccessful, and Ampla has filed suit alleging constitutional violations before the Brazilian Supreme Federal Tribune. Since March 2005, Ampla has been paying the ICMS according to the new system. In September 2005, the IRF imposed on Ampla a penalty fee and interests due to the delay in filling the ICMS as set forth in the aforementioned decree of 2002. Ampla appealed the resolution before the Administrative Courts, based on the fiscal Amnesty Laws of the State of Río de Janeiro published in 2004 and 2005 (forgiving interest and penalties if the taxpayer paid the taxes due). Ampla alleges that if the aforementioned tax amnesties are found to be inapplicable to it, the law would punish taxpayers that are delayed only a few days in their tax payments (as in the case of Ampla) more harshly than those who failed to pay their taxes and later formally adopted the various tax amnesties and thus, regulate their tax situation through the filing of overdue unpaid taxes.

On May 9, 2012, the “En Banc Council” (a special body within the Taxpayers Council, representing the last administrative instance) issued a judgment against Ampla. The decision was notified on August 29, 2012. Ampla appealed to the State Public Treasury (Hacienda Pública Estadual) using a special review procedure based on the equity principle, before the Governor of the State of Río de Janeiro. The appeal has not been resolved and, therefore, the tax should be suspended. However, the State of Río de Janeiro recorded the tax due in the Public Register as if demandable and, therefore, on November 12, 2012, Ampla was obliged to post a surety bond in the amount of € 101 million (R$ 293 million) in order to receive a certification of fiscal good standing to continue receiving public funds. On June 4, 2013, in a decision of second instance, the State Public Treasury obtained a ruling against Ampla’s surety bond. In September 2013, Ampla filed a letter of guarantee to substitute for the surety bond rejected by the court. However, Ampla reiterated to the attorney of the State, the petition of review, which is still pending decision. Despite this, the State Public Treasury submitted the fiscal execution and Ampla opposed its defense. It is not necessary to submit a new surety bond since the bond posted to obtain the certification of fiscal good standing can be used for this proceeding. In June 2015, the Supreme Court of Brasilia issued a favorable ruling for Ampla for a lawsuit filed in 2002 to dispute the constitutionality of the new filing requirements. This resolution will lead to the suspension of the collection procedures of penalties and interests, since the tax is already paid. Also, the final decision will mean the release of the guarantee. The decision was published on October 2, 2015 and the Brazilian Treasury has 10 days to appeal. Once the appeal period has elapsed, the letter of resolution becomes final, and at that time the resolution will be presented to the administrative collection body (process). The State Public Treasury did not file an appeal and on October 25, 2015, Ampla presented to the special collection body the favorable resolution issued by the Supreme Court of Brasilia. On April 20, 2016,

The accompanying notes are an integral part of these interim consolidated financial statements it was issued first instance resolution favorable to Ampla determining termination of the legal proceeding and the State extinguished the debt. Ampla requested the guarantee to be released and is waiting for the decision. Closed case that will no longer be informed.

22.–The State of Rio de Janeiro filed complaints against Ampla for the periods 1996 to 1999 and 2007 to 2014, since it considered that the ICMS calculation for fixed assets acquisition was incorrect. Specifically, the State of Rio de Janeiro believes that Ampla does not have all necessary supporting documentation and that the fixes assets were not used for the electric energy generation and distribution activities. In its defense, Ampla states that (i) the corresponding legislation does not specify the different types of fixed assets that could be used for the ICMS credit purposes; (ii) such fixed assets are related to the main activity of the companies, even if they are used at the offices and administrative premises. It also intends to compare the credits with the acquisition invoices; Ampla filed its administrative and judicial defense in all the processes and is awaiting the final resolutions. The amount of this claim is ThR$ 109,702 (approximately ThCh$ 22,603,779).

23.–In October 2009, Tractebel Energía S.A. sued CIEN claiming an alleged breach of the contract “Purchase & Sale Agreement for 300 MW of Firm Capacity and associated Energy originating from Argentina” signed in 1999 between CIEN and Centrais Geradoras do Sul do Brasil S.A (which is now known as Tractebel Energía). Tractebel Energía asked the court to order CIEN to pay a rescission penalty of R$ 117,666,976 (approximately ThCh$ 24,244,939) plus other fines due to the unavailability of energy. The breach allegedly occurred due to a failure by CIEN to ensure sufficient capacity as contracted with Tractebel Energía during the 20-year period, which allegedly took place beginning in March 2005. In May 2010, Tractebel Energía notified CIEN via a written statement, but not judicially, its intention to exercise step-in rights of Line I (30%). The proceeding is currently at the first instance. CIEN petitioned to join this proceeding with the lawsuit filed by it against Tractebel Energía in 2001, which involves a dispute relative to exchange rates and taxing issues. The petition to join both proceedings was rejected by the court. Subsequently, CIEN filed a request to suspend the proceeding for 180 days in order to avoid potentially divergent decisions. The court ordered the suspension of proceedings for one year pending the outcome of the other lawsuit of CIEN against Tractebel Energía. The court issued a resolution extending this suspension until July 9, 2015. This proceeding has not had any changes to date.

24.–In 2010, Furnas Centrais Eletricas S.A. filed a suit against CIEN, based on CIEN’s alleged breach of the contract “Firm Capacity Purchase with associated Energy for the purchase of 700 MW of firm capacity with related energy originating from Argentina”, which was signed in 1998 with a term of 20 years beginning in June 2000. In its lawsuit, Furnas requested a compensation of R$ 520,800,659 (approximately ThCh$ 107,309,465) corresponding to a rescission penalty included in the contract, plus adjustments and default interests, from the date of filing of the claim until actual payment. Furnas also requested for additional penalties based on the lack of availability of the “firm power and related energy” and for other damages to be determined upon the final decision. The first trial judgment denied the claims of Furnas for CIEN’s responsibility for breach of its contractual obligations. The Court recognized the existence of force majeure because of the energy crisis in Argentina. The claimant filed an appeal against this sentence. In July 2015, CIEN presented its arguments to the Court regarding the appeal filed by Furnas. Moreover, regarding the foreign language documents presented by CIEN, the judge of first instance determined that those documents would be excluded from the lawsuit, which decision was confirmed by the 12th Civil Section of the State Court. CIEN has filed a Special Appeal (Recurso Especial) against this decision, which will be decided by the Superior Court of Justice. In addition to the foregoing, CIEN received a notice from Furnas, not at the judicial headquarters, indicating that in case of rescission due to CIEN’s breach, Furnas would have the right to acquire 70% of Line I.

25.–In 1982 under the framework of an electricity supply network expansion in Brazilian rural areas, which was financed principally by international development banks (IDBs), the then-state-owned Companhia Energética do Ceará S.A. (Coelce) signed contracts with 13 cooperatives at the request of the Brazilian

The accompanying notes are an integral part of these interim consolidated financial statements government and the IDBs to implement this project. Under the contracts, Coelce operated and maintained the assets and paid a monthly fee, which was price-level restated for inflation. These contracts were of indefinite length and failed to clearly identify the networks that were under their scope due the public nature of Coelce and the fact that they were often repaired, creating confusion between the assets that were operated and maintained by Coelce, and the assets that were owned by it. From 1982 until June 1995 Coelce regularly paid rent for the use of the electric system to cooperatives, adjusted monthly by the relevant rate of inflation. However, from June 1995, Coelce, while it was still state-owned, decided not to continue adjusting the payments for inflation. In 1998 Coelce was privatized and acquired by the Enersis Group, and continued to pay the rent to the network cooperatives in the same manner as before its privatization, that is, without adjusting the rent for inflation. As a consequence, some of these cooperatives have brought legal action against Coelce, including the two actions initiated by Cooperativa de Eletrificacao Rural do V do Acarau Ltda (Coperca), for the payment of the adjustment for inflation as described below. Coelce’s defense is basically grounded on the argument that the adjustment is not applicable, since the assets lacked value due to their much extended useful lives, taking into consideration their depreciation; or, alternatively, if the assets were deemed to have any value, it would be very low since Coelce performed their replacement, extension and maintenance. The amount involved in this litigation is approximately R$ 190,491,729 million (approximately ThCh$ 39,250,268).

One of the plaintiffs in this litigation, Coperva, filed a review action requesting expert evaluation of the issue. Once the expert report was delivered, Coelce claimed there were technical inconsistencies therein and requested a new evaluation to be conducted, but the court denied the claim and ruled the “anticipated execution of the decision”, which entails the preliminary determination of the adjusted monthly payments Coelce should have made and ordering the immediate payment of the difference between such adjusted values and the values Coelce actually paid. An appeal has been filed and a precautionary measure has been obtained in favor of Coelce, staying the anticipated execution of the decision. On April 7, 2014 a court of first instance denied Coperva’s claims. Coperva filed an appeal which was rejected. Coperva filed a Petition for Clarification of the Decision (Embargos de Aclaración) which was rejected on January 11, 2016. On February 3, 2016, Coperva filed a Special Appeal to the Superior Court of Justice.

Another plaintiff in the ligation filed a review action in 2007, through which Coperva is attempting to readjust the lease value of its distribution lines (in the central region of the State of Ceará), to be calculated at 1% of the value of the asset leased, estimated by Coperva to be at R$ 15.6 million (approximately ThCh$ 3,214,335). This proceeding is in a first instance and has not yet started the evidence presenting stage. The amount involved in this proceeding is estimated to be approximately R$ 99,715,811 (approximately ThCh$ 20,546,154). In Coelce’s case, the review action was filed in 2006 and Coelce is attempting to readjust the lease value of its distribution lines (in the central region of the State of Ceará), to be calculated at 2% of the value of the asset leased. The amount involved in this proceeding is approximately R$ 114,795,033 (approximately ThCh$ 23,653,184). This proceeding, as well as the one for Coperca, has not been advanced by the plaintiff and both are in their first instance.

26.–In February 2004, two Brazilian taxes, COFINS and PIS were amended from an accrued regime (rate of 3.65% without credit deduction) to a non-accrued regime (9.25% with credit). According to legislation, long-term assets and service supply agreements performed before October 31, 2003, under “predetermined price” could remain in the accrued regime. Endesa Fortaleza had entered into energy purchase agreements that complied with the requirements, and as a result, the revenues for such agreements were initially taxed under the accrued regime, which is more advantageous. In November 2004, an administrative order was released which defines the concept of “predetermined price”. According to it, CGTF agreements (Endesa Fortaleza) must be subject to the non-accrued regime. In November 2005, a new Law clarified the “predetermined price” concept. On the basis of the 2005 legislation, the regime that should be applied to the agreements was the accrued regimen (more advantageous). The ANEEL issued a (Administrative Law) Technical Note indicating that the agreements entered into by virtue of its standards and with its approval

The accompanying notes are an integral part of these interim consolidated financial statements comply with the legislative requirement. PIS and COFINS tax paid in excess under the non-accrued regime by CGTF and CIEN between November 2004 and November 2005 generate tax credits which were used to pay other taxes due. Nevertheless, in 2009 the tax authorities rejected the compensation procedures. In February 2007, the Brazilian tax authorities audited Endesa Fortaleza regarding the payment of PIS/COFINS tax during December 2003 and from February 2004 to November 2004. The audit resulted in a claim alleging differences between the amounts stated in Endesa Fortaleza’s annual tax return (where the PIS/COFINS tax amounts were reported under the new non-accrued regime) and the amounts stated in monthly tax returns (where the amounts due were reported under an older accrual system). Endesa Fortaleza filed an appeal to the second instance administrative court which was unfavorable and confirm the first instance resolution. Endesa Fortaleza filed an appeal to the Superior Chamber of Fiscal Resources which is pending resolution. The amount involved in this proceeding is ThR$ 77,766 (approximately ThCh$ 16,023,459).

27.–Coelce bills the “low income” consumer with a social discount that determines a final rate called “baja renta” (low income). The State compensates Coelce for this discount as a state subsidy. The ICMS (a tax similar to the Chilean Value Added Tax) is transferred (deducted) by Coelce over the amount of the normal rate (without the discount). On the other hand, the State of Ceará establishes that the ICMS does not apply to billings that fluctuate between 0 and 140 kW/h. Also, Coelce, in order to calculate the ICMS deductible amount in reference to the total ICMS supported in energy purchases must apply the “pro rata” rule, which uses the percentage that represents revenues subject to ICMS over the total income (whether or not subject to ICMS). Coelce considers, for the purpose of its inclusion in the pro rata denominator, that the revenue not subject to ICM is the result of applying the end sales price of energy (price after the subsidy is discounted) and the Brazilian IRS holds that the income not subject to ICMS is the price of the normal rate (without discounting the subsidy). The Brazilian IRS’s position implies a lower ICMS deduction percentage. The Brazilian Treasury view is that the “ICMS pro rata” calculation should be based on the normal rate value in “low income” energy sales cases, instead of the reduced rate that Coelce uses. The Brazilian Treasury criteria results in a greater ICMS non-recoverable percentage, which results in a higher ICMS payable. Coelce argues that its calculation is correct, since it must be used in the “ICMS pro rata” calculation, reducing the value of the ICMS rate since that is the accurate value of the energy sales transaction (the ICMS’s base is the transaction value of the merchandise sold). In reference to the 2005 and 2006 litigation, the rulings were unfavorable for Coelce. In reference to the 2007, 2008 and 2009 litigation, the rulings were unfavorable for Coelce but some of them resulted in a reduction of the amounts due to expiration. Coelce filed legal claims in order to ensure its certification of a regular tax status, which will allow it to continue receiving public funding, having previously guaranteed its tax debt. The State of Ceará filed Fiscal Executions (legal collection procedures) for the years 2006, 2007 and 2009. For the other years, it is pending the filing of the corresponding fiscal executions. In reference to the 2010 and 2011 litigation, the complaints were received in January 2015 and January 2016, respectively, and Coelce filed its first instance administrative defense. The next step is to continue with the defense of the judicial and administrative processes. The amount of these claims is ThR$ 112,082 (approximately ThCh$ 23,094,171).

28.–Vicunha do Nordeste S/A (Finobrasa) filed a lawsuit against Coelce by reason of the adjustment to the electric energy tariffs applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (DNAEE), in February 1986. These Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283 of February 28, 1986. The intention of the lawsuit is to declare such adjustment illegal, seeking to extend illegality effects until the present time. During the proceeding, FINOBRASA filed another lawsuit with similar requests. Regarding the first process, Finobrasa obtained a final ruling against Coelce, which ordered Coelce to pay the unduly collected amounts, extending the effects of such ruling until the present time, which does not coincide with the jurisprudence of the Supreme Court of Justice. Considering the above, Coelce filed a rescission action, which seeks to amend a final decision and may be filed up to 2 years after the final period to file appeals has ended. This is a new action, with extremely restrictive requirements and its proceeding is started on second instance, with the purpose of

The accompanying notes are an integral part of these interim consolidated financial statements questioning an error in the decision, either any procedural defect or a substantial defect of rulings by supreme courts (which is the basis for this lawsuit). Regarding the second action, the judge dismissed it due to his pendency and matter adjudged, since both are similar petitions. For this reason, the purpose of the three lawsuits is the same, that is, to assess the wide or restrictive effect of the 1986 adjustment illegality. Coelce filed this Rescission Action in 1999, and on September 28, 2010 a ruling was passed and the “Civil United Chambers” unanimously declared that the illegality of the collection made by Coelce is limited to 9 months of 1986 (March to November). On September 30, 2015 a ruling rejected the Special Appeal filed by Finobrasa. On November 6, 2015, Vicunha filed a Petition for Clarification of the Decision (Embargo de Aclaración) against this judgement, which is pending resolution. On February 4, 2016, the Court began the judgement and is tied one vote to one. The judgement must be resumed in the following Court sessions. The amount of this claim is R$ 71,975,926 (approximately ThCh$ 14,830,431).

29.–Lawsuits filed by Industria Barbalhense di Cemento Portland S.A. (IBACIP) against Coelce, by reason of the adjustment to the electric energy tariffs applied by concessionaires based on Orders No. 38 and 45 granted by the National Department of Water and Electric Energy (DNAEE), in February 1986. These Orders authorized an increase of 20% over the tariff for industrial clients during the frozen price period, also implemented by the Federal Government through Decree Law No. 2283, of February 28, 1986. The intention of the lawsuit is to obtain a refund of the values that the petitioner would have paid in excess for the use of electric energy by reason of the allegedly illegal 20% increase over the tariffs of industrial clients. On March 17, 2008 a ruling was issued declaring illegal to charge the tariff increased by the DNAEE Orders, but only with respect to the invoices issued within the period between March and November 1986. Both parties filed appeals against this ruling before the Court of Justice and they were both dismissed. Coelce has filed a Special Appeal with the Supreme Court of Justice, and the Court has not yet issued a decision. The amount involved is R$ 64,084,011 (approximately ThCh$ 13,204,325).

30.–Collective lawsuit filed by Sindeletro against Coelce with the intention of obtaining a supplementary salary payment based on a 30% over the base salary for employees exposed to hazards.

In its defense, Coelce sustains that the amendments made in the payment and determination of this salary supplement were legal, since they were the result of an analysis made by a commission established for this purpose aimed to identify which activities were hazardous and which employees worked in such areas.

In the first instance Coelce was condemned to pay to all employees a hazardous salary supplement by 30% as of January 1, 1986. Also, it was ordered to pay attorney fees of 15% over the punishment value. Coelce filed an ordinary appeal with the Regional Labor Court (TRT).

In the second instance, the ordinary appeal filed by Coelce was partly accepted, it states that such supplement should not be paid to employees not performing hazardous activities. Also, it acknowledged that the percentage due for this hazardous salary supplement could be reduced according to the length of time of the employee’s exposure to hazards. Sindeletro filed a review appeal against this ruling in the second instance before the Supreme Labor Court (TST).

In the third instance, the TST accepted the review appeal filed by Sindeletro, rejecting the possibility of reducing the percentage based on a shorter length of time of exposure to hazards. The TST declared that if an employee has performed a hazardous activity the employee is entitled to receive a 30% supplement over his or her base salary, regardless if he performed such hazardous activity only for one day or for the entire month. The TST ruling is based on the TST jurisprudence of its Statement 361 and is not subject to appeals.

The settlement phase (values assessment) has begun with the calculation delivered by Sindeletro. Coelce has been urged to make its statement. After starting the execution phase, Coelce was urged to pay or to guarantee execution for an amount of R$ 5,014,269.49 (€1,538,119). Thus, Coelce made a deposit of the guarantee and filed its disclaim to execution. On November 4, 2015 Coelce released R $ 1.73 millions for the distribution to employees by Sindeletro. Coelce appealed against that decision. The amount involved is R$ 67,000,000 (approximately ThCh$ 13,805,156).

The accompanying notes are an integral part of these interim consolidated financial statements

31.–The State of Ceará filed complaints against Coelce for the periods 2003, and 2004 to 2010, since it considered that the ICMS calculation for fixed assets acquisition was incorrect. Specifically, the State of Ceará states that Coelce does not have all the necessary supporting documents and that some fixed assets were not devoted to the activity of electric energy production or distribution. In its defense, Coelce explains that (i) the corresponding legislation does not specify the different types of fixed assets that could be used for the ICMS credit purposes; (ii) such fixed assets are related to the main activity of the companies, even if they are used at the offices and administrative premises. It also intends to compare the credits with the acquisition invoices; Coelce filed its administrative defense in all administrative processes and is awaiting the final resolutions. The amount of this claim is ThR$ 127,417 (approximately ThCh$ 26,253,903).

The management of Enersis Américas S.A. considers that the provisions recorded in the Consolidated Financial Statements are adequate to cover the risks resulting from litigation described in this Note. It does not consider there to be any additional liabilities other than those specified.

Given the characteristics of the risks covered by these provisions, it is not possible to determine a reasonable schedule of payment dates if there are any.

32.4 Financial restrictions (Unaudited)

A number of the Company’s loan agreements, and those of some of its subsidiaries, include the obligation to comply with certain financial ratios, which is normal in contracts of this nature. There are also affirmative and negative covenants requiring the monitoring of these commitments. In addition, there are restrictions in the events-of-default clauses of the agreements which require compliance to avoid acceleration of such debt.

1.	Cross Default

Some of the financial debt contracts of Enersis Américas contain cross default clauses. The credit line agreements governed by Chilean law, which Enersis Américas signed in March 2016 for U.F. 2.8 millions, stipulate that cross default arises only in the event of non-compliance by the borrower itself, with no reference made to its subsidiaries, i.e. Enersis Américas, respectively. In order to accelerate payment of the debt in these credit lines due to cross default originating from other debt, the amount overdue of a debt must exceed US$50 million, or the equivalent in other currencies, and other additional conditions must be met such as the expiry of grace periods. These credit lines have not been disbursed.

Regarding the bond issues of Enersis Américas registered with the United States Securities and Exchange Commission (the SEC), commonly called “Yankee bonds”, a cross default can be triggered by another debt of Enersis Américas or of any of their Chilean subsidiaries (which Enersis Américas no longer consolidates as a result of the spin-off completed on March 1, 2016), for any amount overdue provided that the principal of the debt giving rise to the cross default exceeds US$30 million or its equivalent in other currencies. Debt acceleration due to cross default does not occur automatically but has to be demanded by the holders of at least 25% of the bonds of a certain series of Yankee bonds. In addition, events of bankruptcy or insolvency of foreign subsidiaries have no contractual effects on the Yankee bonds of Enersis Américas. As of June 30, 2016, the outstanding amount for the Yankee Bonds was ThCh$166,721,623.

The Enersis Américas bonds issued in Chile state that cross default can be triggered only by the default of the issuer, either on an individual or an aggregate debt basis, when the amount in default exceeds 3% of total consolidated assets. Debt acceleration requires the agreement of at least 50% of the bondholders of a certain series. As of June 30, 2016, the outstanding amount for the domestic bonds was ThCh$23,787,770.

2.	Financial covenants

Financial covenants are contractual commitments with respect to minimum or maximum financial ratios that the company is obliged to meet at certain periods of time (quarterly, annually, etc.). Most of the financial covenants of Enersis Américas limit the level of indebtedness and evaluate the ability to generate cash flows

The accompanying notes are an integral part of these interim consolidated financial statements in order to service the companies’ debts. Various companies are also required to certify these covenants periodically. The types of covenants and their respective limits vary according to the type of debt.

The Series B2 domestic bonds of Enersis Américas include the following financial covenants, whose definitions and calculation formulas are set out in the respective contract:

•	Consolidated Equity: Minimum Equity of Ch$628,570 million must be maintained, a limit adjusted at the end of each year as established in the indenture. Equity is the sum of Equity attributable to the shareholders of Enersis Américas and non-controlling interests. As of June 30, 2016, Enersis Américas’ equity was Ch$5,306,997 million.

•	Debt to Equity Ratio: A debt to equity ratio, defined as Total liabilities to Equity, shall not be more than 2.24. Total liabilities are the sum of Total current liabilities and Total non-current liabilities, while Equity is the sum of Equity attributable to the shareholders of Enersis Américas and non-controlling interests. As of June 30, 2016, the Debt Ratio was 1.02.

•	Unsecured Assets: The ratio of Unsecured assets to Unsecured total liabilities must be at least 1. Total Unsecured or free assets is the difference between Total assets and Total secured assets. Total unsecured or free assets consists of Total Assets less the sum of Cash, Bank balances, Current accounts receivable from related parties, Payments made in advance, current, Non-current accounts receivable from related entities, and Identifiable intangible assets, gross, while Total secured assets relates to assets pledged as security. On the other hand, Total unsecured liabilities consist of the sum of Total current liabilities and Total non-current liabilities, less liabilities secured by collateral. As of June 30, 2016, this ratio was 1.57.

The undisbursed credit lines in Chile include the following covenants, whose definitions and calculation formulas are set out in the respective contract:

•	Debt to Equity Ratio: A debt to equity ratio shall not be more than 1.3. Debt is defined as the sum of current and non-current interest-bearing borrowings, while Equity is the sum of Equity attributable to the shareholders of Enersis Américas and non-controlling interests. As of June 30, 2016, the debt to equity ratio was 0.5.

•	Debt repayment capacity (Debt/EBITDA ratio): A debt to EBITDA ratio shall not be more than 3.5. Debt is defined as the sum of current and non-current interest bearing borrowings, while EBITDA is defined as operating income less depreciation and amortization expenses and impairment losses (or reversals) for the four moving quarters ended at the time of calculation. As of June 30, 2016, the Debt/EBITDA ratio was 1.57.

On the other hand, the Yankee bonds or any other debt of Enersis Américas on a stand-alone basis are not subject to financial covenants.

As of June 30, 2016, the most restrictive financial covenant for Enersis Américas was the Debt/EBITDA ratio with respect to local credit lines.

In Peru, the debt of Edelnor only has a single covenant:

•	Local bonds whose outstanding amount as of June 30, 2016 was ThCh$225,885,028 and final maturity in January 2033, are subject to Debt to Equity Ratio which is calculated by dividing Total liabilities less deferred liabilities by Equity.

On the other hand, the debt of Edegel includes the following covenants:

•	Local bonds whose outstanding amount as of June 30, 2016 was ThCh$49,725,445 and final maturity in January 2018, are subject to Debt to Equity Ratio which is calculated by dividing Debt less cash by Equity.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Finance lease agreement with Banco Scotiabank whose outstanding amount as of June 30, 2016 was ThCh$19,190,035 and final maturity in March 2017, is subject to the Debt ratio calculated by dividing Debt by Equity and the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA.

•	Bank borrowings of Chinango, a Edegel’s subsidiary, with Bank of Nova Scotia, whose outstanding amount as of June 30, 2016 was ThCh$5,586,543 and final maturity in January 2019, is subject to the covenants, calculated on an stand-alone basis, Debt to Equity Ratio calculated by dividing Net debt less Cash by Net Equity and Debt Repayment Capacity calculated by dividing Debt by EBITDA.

•	As of June 30, 2016, the most restrictive financial covenant for Edegel was the Debt to Equity Ratio corresponding to the financial lease agreement with Banco Scotiabank.

Finally, in Peru, the debt of Piura includes the following covenants:

•	Finance lease arrangement with Banco de Crédito del Perú whose outstanding amount as of June 30, 2016 was ThCh$42,940,595 and final maturity in June 2020, is subject to the covenants, Debt Repayment Capacity Ratio calculated by dividing Cash Flows for Debt Service by Debt Service, and Debt to Equity Ratio calculated by dividing Total liabilities less Deferred Liabilities by Equity.

•	Finance lease arrangement with Banco Scotiabank whose outstanding amount as of June 30, 2016 was ThCh$14,241,287 and final maturity in June 2022 and is subject to the same financial covenants as those for the finance lease arrangement with Banco de Crédito del Perú.

•	As of June 30, 2016, the most restrictive financial covenant for Piura was the Debt to Equity Ratio.

In Brazil, the debt of Ampla includes the following covenants:

•	Sixth and Seventh local bond issue whose outstanding amount as of June 30, 2016 was ThCh$128,007,392 and final maturity in June 2019, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and the Debt Coverage Ratio calculated by dividing Debt by Interest Expense.

•	Eighth local bond issue whose outstanding amount as of June 30, 2016 was ThCh$65,897,592 and final maturity in July 2019, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and Debt to Equity Ratio calculated by dividing Debt by Net Equity.

•	Loan with Banco Nacional de Desenvolvimiento (“BNDES”) whose outstanding amount as of June 30, 2016 was ThCh$133,181,503 and final maturity in June 2023, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and the Debt to Equity Ratio calculated by dividing Debt by Net Equity.

•	Loan with Banco Citibank whose outstanding amount as of June 30, 2016 was ThCh$24,589,110 and final maturity in December 2018, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and the Debt to Equity Ratio calculated by dividing Debt by Net Equity.

•	As of June 30, 2016, the most restrictive financial covenant for Ampla was the Debt/EBITDA ratio corresponding to the local bonds and bank borrowings with BNDES and Citibank.

In addition, the debt of Coelce includes the following covenants:

•	Loan with Electrobrás and Banco do Brasil whose outstanding amount as of June 30, 2016 was ThCh$71,336,829 and final maturity in October 2023, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA.

•	Loan with BNDES and Banco Itaú whose outstanding amount as of June 30, 2016 was ThCh$78,999,162 and final maturity in June 2023, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and Debt to Equity Ratio calculated by dividing Debt and Net Equity.

The accompanying notes are an integral part of these interim consolidated financial statements

•	Third local bond issue whose outstanding amount as of June 30, 2016 was ThCh$99,541,327 and final maturity in October 2018, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and the Debt Coverage Ratio calculated by dividing EBITDA by Interest Expense.

•	As of June 30, 2016, the most restrictive financial covenant for Coelce was the Debt/EBITDA ratio corresponding to the third local bond issue.

Finally, in Brazil, the debt of Cien includes the following covenants:

•	Syndicated Loan, whose outstanding amount as of June 30, 2016 was ThCh$4,345,688 and final maturity in June 2020, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA and the Debt to Equity Ratio calculated by dividing Debt by Net Equity.

•	As of June 30, 2016, the most restrictive financial covenant for Cien was the Debt to Equity Ratio.

In Argentina, the debt of Hidroeléctrica El Chocón S.A. (“El Chocón”) includes the following covenants:

•	Syndicated Loan, whose outstanding amount as of June 30, 2016 was ThCh$766,796 and final maturity in September 2016, is subject to the following covenants: Maximum Debt denominated in Argentine pesos ratio, Maximum Debt denominated in Foreign Currency ratio, Debt to Equity ratio and Debt Repayment Capacity ratio calculated by dividing Debt by EBITDA.

•	As of June 30, 2016, the most restrictive financial covenant for El Chocón was the Debt to Equity Ratio.

In Colombia, the debt of Empresa Generadora de Energía Eléctrica S.A. (“Emgesa”) includes the following covenants:

•	Loan with the Bank of Tokyo whose outstanding amount as of June 30, 2016 was ThCh$29,605,766 and final maturity in June 2017, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA. However, the obligation to comply with this covenant is subject to a downgrade in the credit rating of Emgesa that could result in losing is Investment Grade quality, as stated in the debt agreement. As of June 30, 2016, the covenant was not triggered.

Also, in Colombia, the debt of Codensa S.A. (“Codensa”) includes the following covenant:

•	Loan with the Bank of Tokyo whose outstanding amount as of June 30, 2016 was ThCh$83,358,737 and final maturity in June 2021, is subject to the Debt Repayment Capacity Ratio calculated by dividing Debt by EBITDA.

All of our subsidiaries not mentioned in this note are not subject to compliance with financial covenants.

Lastly, in most of the contracts, debt acceleration for non-compliance with these covenants does not occur automatically but is subject to certain conditions, such as a cure period.

As of June 30, 2016 and December 31, 2015, neither Enersis Américas nor any of its subsidiaries were in default under their financial obligations summarized herein or other financial obligations whose defaults might trigger the acceleration of their financial commitments.

32.5 Other Information (Unaudited)

Central Costanera S.A.

•

On July 17, 2015, and in force as of the economic transactions corresponding to February 2015, Resolution S.E. No. 482/2015 was enacted which, among other aspects updated the remuneration of the MEM’s generating agents of thermal conventional type or hydraulic national (with the exception of the hydraulic bi-national), replacing to this end Schedules I, II, III, IV and V of Resolution S.E. No.

The accompanying notes are an integral part of these interim consolidated financial statements

529/14, and including a new remuneration concept that is the Investment Writ FONINVEMEM 2015-2018, which application is from February 2015 until December 2018, for those generating companies participating in investment projects approved or to be approved by the Secretary of Energy. In this context, each generation unit built within the framework of the FONINVEMEM 2015-2018 investments is granted a Direct FONINVEMEM 2015-2018 Remuneration equal to 50% of the Direct Additional Remuneration for a period of up to 10 years from its commercial implementation.

On June 5, 2015, our generating subsidiaries in Argentina entered into the “Agreement of Management and Operation of Projects to Increase the Availability of Thermal Generation and Adjustment of the Generation Remuneration 2015-2018”, hereinafter FONINVEMEM 2015-2018, and adhered to all the terms established in such agreement on July 2, 2015. Adhering includes the irrevocable commitment to participate in the formation of FONINVEMEM 2015-2018, undertaking according to point 3.2.v of the Agreement to contribute with the Sales Statements with a Maturity to be defined (LVFVD) and/or Collectibles accrued or to be accrued during the entire period between February 2015 and December 2018 not previously committed to similar programs, together with all unused Collectibles. Both the Secretary of Energy and the generating agents that adhered to the Agreement maintain the right to consider this Agreement lawfully terminated if during the 90 days indicated in point 9 of the Agreement the corresponding supplementary agreements are not entered into.

By adhering to such Agreement generating companies will participate, together with other Generating Agents, in the construction of a Combined Cycle of about 800 MW +/- 15%, which shall generate both with natural gas and with gasoil and biodiesel. The new combined cycle will be subject to bidding in order to be implemented no longer than 34 months after the work is granted.

Notwithstanding the above, our subsidiary in Argentina Central Costanera still shows a deficit in its working capital, causing difficulties to its financial balance in the short term which compromises its future capability to continue operating as a company and to recover assets. Central Costanera expects to revert the current situation provided that there is a favorable resolution on the requests made to the National Government of Argentina.

•	On March 18, 2015, the Undersecretary of Electric Energy issued its Note SS.EE. 476/2015, which establishes the procedure to coordinate the remuneration according to Resolution SE No. 95/2013 and the Availability Agreements for Combined Cycles and Turbosteam entered into between Central Costanera and CAMMESA, as from February 2014. As established in the above, Central Costanera shall temporarily relinquish to receive the Additional Remuneration Trust established Res. SE. No. 95/2013, its amendments and supplements which were already undertaken, as well as the Remuneration for Non Recurrent Maintenance as established in Res. SE No. 529/2014, its amendments and supplements.

The procedure implies the reversal of the deductions made and applied to the Company as established in notes S.E. No. 7594/2013 and No. 8376/2013, as from the validity of this standard. Since the economic transaction in the month of January, 2015, the concepts relinquished by the Company shall be applied to the compensation funds transferred by CAMMESA to the Company as of that date to perform the tasks provided for in the agreements. In case the amount accrued for this concept it not enough to offset the total funds transferred by CAMMESA to the Company, they shall be accrued in a special account “Available Agreements Account”.

On June 29, 2015, the Secretary of Energy issued note S.E. No.1210/2015 instructing CAMMESA on the method to adapt the conditions on remunerate as stated in the corresponding terms of the Availability Agreements for Combined Cycles and Turbosteam, taking into account the concepts defined in resolutions SE No. 95/2013 and SE No. 529/2014 and also the current applicable regulations.

The accompanying notes are an integral part of these interim consolidated financial statements

On July 3, 2015, the Company entered into the addendum with CAMMESA to the Availability Agreements for Combined Cycles and Turbosteam. The terms of these Agreements and the amendments made by the addendum regulate the agreement between the parties and they shall be understood as entirely valid until the validity term established in such agreements expires.

As a consequence of the above, during the fiscal year 2015 a decrease of Ar$14,418,986 (ThCh$1,020,869) was recognized in revenues from sales and a net loss of Ar$59,225,685 (ThCh$4,193,197) in other operating income / expense. At the end of the reporting period the concepts relinquished by the Company based on the addendas to the contracts were approximately Ar$551,587,099 (ThCh$24,468,553).

On March 30, 2016, the Secretary of Electrical Energy through Resolution No. 22/2016 increased the remuneration established in Resolution No. 482/2015, replacing to that end Schedules I, II, III, IV, V, VI and VII of such resolution. The increases were applied to the remuneration concepts that are charged by the energy generating companies. The increases in the remuneration for fixed costs are applicable to the thermal power plants (70% increase) and hydroelectrical power plants (120% increase). For the remuneration of variable costs an increase of 40% is applicable to both thermal and hydroelectrical generating companies. The non-recurrent maintenance remuneration was increased in 60% for thermal and 25% for hydroelectrical, respectively. The additional remuneration was not increased. The resolution is applicable retrospectively to February 2016, and is a temporary measure until a new regulatory framework is announced by the government.

•	In December 2014, the Vuelta de Obligado (“VOSA”) thermal plant started to operate it open cycle with two gas turbines of 270 MW each, it is expected the closing as combined cycle of high efficiency in October 2016.

In accordance with a technical report issued by VOSA’s authorities, the gas turbines have passed all operational tests and have functioned properly. There is still pending to nationalize very few components to complete stage two, and there is certainty that the works will be completed and implemented in 2016.

Based on above, in December 2015, were accounted for the effects of the redenomination to U.S. dollar of the receivables previously denominated in Argentine pesos, resulting in the recognition of the following income:

•	Exchange difference for redenomination to U.S. dollar of the receivables at an exchange rate lower than the closing exchange rate of 2015 for Ar$1,323,430,283 (ThCh$93,699,288) in Chocón; Ar$129,092,580 (ThCh$9,139,796) in Costanera; and Ar$546,902,547 (ThCh$38,720,876) in Dock Sud.

•	Interest accrued between the maturity date of each Sales Settlements with Unspecified Due Dates (“LVFVD” in its Spanish acronym) contributed to the VOSA project and the execution date of the Agreement, at the interest rate that CAMMESSA obtain from its financial investments, capitalized and redenominated to U.S. dollar as discussed above, for a total of Ar$49,797,906 (ThCh$3,525,708) in Chocón.

•	Interest accrued on redenominated to U.S. dollar receivables, once included the interests mentioned in the preceding paragraph, at an interest rate LIBOR 30 days + 5%, for a total of Ar$493,816,698 (ThCh$34,962,380) in Chocón; Ar$43,989,703 (ThCh$3,114,485) in Costanera; and Ar$218,604,914 (ThCh$15,477,298) in Dock Sud.

According to a technical report issued by VOSA in December 2015, gas turbines in the simple cycle power plant had passed all performance tests and their operational performance was outstanding. At 2015 year end it only remained very few components and equipment pending to be imported in order to complete the second stage of the construction (combined cycle power plant). Therefore, it was concluded that there existed certainty about the completion of the whole project.

The accompanying notes are an integral part of these interim consolidated financial statements

On February 12, 2016 General Electric International Inc. (GE), the supplier in charge of the plant construction, made a claim to the VOSA Trust for the recognition of cost increases. The first stage of the negotiation between both parties has ended without reaching an agreement between them. In any case, GE has not called for the arbitration stage, as allowed by agreement. VOSA believes that such claims are unfounded and unjustified. Notwithstanding the foregoing, the claim could have an impact on the timing of completion of the construction second phase of the project, and GE may incur in milestones breaches of the work-plan agreed. VOSA, acting on behalf of the Trust VOSA, is executing contractual guarantees against such breaches. Nevertheless, the opinion of the management of the Company, is that although this situation could eventually have an impact on the initial timeline set for completion of the project, it does not affect the completion of the second phase of the project itself.

•	On July 25, 1990, the Italian Government authorized MedioCredito Centrale to grant a financial loan to the Government of the Republic of Argentina of up to US$ 93,995,562 aimed to finance the acquisition of assets and the delivery of services of Italian origin, used in the restoration of four groups at the thermal station owned by Servicios Eléctricos del Gran Buenos Aires (“SEGBA”) (Electric Services for Great Buenos Aires). This credit financed the acquisition of assets and services included in the Work Order No. 4322 (the “Order”) issued by SEGBA in favor of a consortium headed by Ansaldo S.p.A. from Italy.

According to the terms of the “Contract related to the Work Order No. 4322”: (i) SEGBA granted to Central Costanera S.A. a power to manage the execution of the services contained in the Order, and it performed the works and services that according to the Order corresponded to SEGBA; and (ii) Central Costanera S.A. undertook to pay to the Secretary of Energy of the Nation (the “Secretary of Energy”) the capital instalments plus interests originated by the loan granted by MedioCredito Centrale, at an annual rate of 1.75% (the “Contract”).

As a collateral for the compliance with the economic obligations undertaken by Central Costanera S.A., the buyers set up a pledge over the total shares owned by them. In the event of non-compliance which provokes the execution of the collateral, the Secretary of Energy will be entitled to immediately proceed with the sale of the pledged shares through a public bid, and it could exercise the political rights corresponding to the pledged shares.

By reason of application of Law No. 25.561, Decree No. 214/02 and its regulatory stipulations, the payment obligation by Central Costanera S.A. resulting from the Contract and subject to the Argentinian legislation was mandatorily converted into pesos, at a ratio of one peso equivalent to one dollar of the United States, plus the application of the stabilization reference coefficient (“CER”), maintaining the original interest rate of the obligation.

On January 10, 2003, the National Executive Power enacted Decree No. 53/03 which amended Decree No. 410/02 by incorporating a paragraph j) in its first article. By means of this standard, the obligation to deliver funds in foreign currency to the province states, municipalities, companies of the public and private sector and the National Government originated by subsidiary or other nature loans and guarantors originally financed by multilateral credit organizations, or originated by liabilities assumed by the National Treasury and refinanced with external creditors is exempt from the mandatory conversion into pesos.

Central Costanera S.A. considers that the loan resulting from the Contract does not match with any of the assumptions provided for in Decree No. 53/03, and even if it did, there are solid grounds to consider Decree No. 53/03 unconstitutional since it evidently violates the principle of equality and the right of property as established in the National Constitution.

On May 30, 2011, the Company repaid the last instalment of the loan’s capital and notified this fact to the Secretary of Energy and to the Secretary of Finance and, even if as of the date of these financial statements the Secretary of Energy has not made any claim for the payments effected by Central Costanera S.A., on

The accompanying notes are an integral part of these interim consolidated financial statements

October 22, 2015 we received a letter from the Secretary of Finance—Directorate for the Administration of the Public Debt, which indicates that the Ministry of Economy and Public Finance included the balance of the debt for the financial credit with MedioCredito Centrale in the agreement entered into with the Club of Paris creditors on April 30, 2014. According to the letter, the Secretary also claims from Costanera the reimbursement of US$5,472,703.76 without providing grounds for such request.

As a result, Costanera rejected the indicated requirement indicating, among other, that (i) it does not have a debt related to the Contract since on May 30, 2011, the Company repaid the last instalment of it and notified such circumstance to the Secretary of Energy and to the Secretary of Finance, (ii) the creditor has not expressed any caution to the Contract payments derived from the mandatory conversion into pesos imposed by the Argentinian legislation, and (iii) notwithstanding the fact that the Company does not acknowledge the terms of the agreement entered into with the Club of Paris creditors, the decisions of the Argentinian Government regarding the debt with such organization are unrelated to the Company.

The Secretary of Finance, due to the rejection from Costanera, submitted the DADP Note No. 2127/2015 attaching Resolution DGAJ No. 257501 from the Ministry of Economy and Public Finance, insisting in the existence of the debt and requesting the Company to pay the claimed amounts. The Company filed a hierarchy appeal so as to the Minister of Economy and Public Finance revoke the petition of the note due to lack of legitimacy.

On January 28, 2015, at the Extraordinary Shareholders Meeting it was approved the amendment to Article 1 of Costanera’s by-laws, changing its corporate name to “Central Costanera S.A.”. On March 28, 2016, the National Stock Commission approved the corporate name’s change and submitted the file to register the by-laws amendment with the Justice General Inspection, which was formally registered under number 10,302 of Book 79 of Stock Corporations on June 9, 2016.

Edesur S.A.

•	On July 12, 2012, the ENRE through Resolution No. 183/2012 appointed Luis Miguel Barletta as observer in Edesur, in charge of overseeing and controlling the current administrative actions and delivery related to the normal service rendering by the Company. The appointed observer would be in office for a 45-day renewable term. On July 20, 2012, the Company filed a writ of reconsideration with appeal against Resolution ENRE No. 183/2012. The same has rejected the grounds of the Resolution, stating and showing the financial and economic constraints to which Edesur has been subject for years by the ENRE and other authorities due to their denial to reflect in tariffs the greater costs or the values that must derive from an integral tariff review, or to offer other revenues for the service. The observer function was extended by means of Resolutions ENRE No. 246/2012, No. 337/2012 and No. 34/2013, the Decision ENRE No. 25/2013, Resolution ENRE No. 243/13 and the Decision ENRE No. 2/2014 dated January 9, 2014, that extends such appointment for another 90 administrative working days, extendable. On January 30, 2014, the ENRE issues Resolution No. 31/2014 which given the new Board of Directors at the entity that appointed the engineer Ricardo Alejandro Martínez Leone as Chairman, also appoints the latter as observer at Edesur, in replacement of engineer Luis Miguel Barletta, for a 90 administrative working day term, extendable. The Decision ENRE No. 36/2014, dated June 17, 2014, extends for another 90 administrative working day term, extendable the appointment of engineer Martínez Leone as observer at Edesur. Decision ENRE No. 244/2014, dated September 3, 2014 appoints the accountant Rubén Emilio Segura to replace the engineer Martínez Leone as observer at Edesur, for a 90 administrative working day term, extendable. On April 22, 2015, the ENRE released Resolution No. 128/2015 extending such appointment for 90 administrative working day term. The writ of reconsideration and appeal filed against the mentioned resolution is maintained and extends to the resolutions by which the effects of the observer were extended.

The accompanying notes are an integral part of these interim consolidated financial statements

•	On March 11, 2015, the Secretary of Energy issued Resolution No. 32/2015, which among other things: (i) approves a transitory increase for Edesur with validity as from February 1st, 2015 exclusively to pay for the energy acquired from the electricity market, salaries and assets and services supply; such increase, on account of the Integral Tariff Review (RTI) which to date has not been defined, arises from the difference between a theoretical tariff framework and the tariff framework in force for each category of user, according to the calculations of the Ente Nacional Regulador de la Electricidad (ENRE), which shall not be converted into tariff but it will be covered by means of transfers from CAMMESA with funds of the Argentine National Government; (ii) provided that as from February 1, 2015 the funds of the Program for Rational Use of Electric Energy (PUREE) shall be considered part of Edesur revenues, also on account of the RTI; (iii) confirms the procedure of the Cost Monitoring Mechanism (MMC) until January 31, 2015; and (iv) instructs CAMMESA to issue LVFVD in the amounts determined by the ENRE by virtue of the higher salary costs of the Company originated by the application of Resolution No. 836/2014 of the Secretary of Labor. In addition, Resolution No. 32/2015 allows for payment of remaining balances in favor of the Wholesale Electricity Market (MEM) by means of a payment plan to be defined and instructs ENRE to initiate actions prior to the RTI process. As a consequence of the above, during the year ended December 31, 2015, revenues were recognized for Ch$352,108 million, which are presented in the statement of comprehensive income as follows: for point (i), Ch$264,987 million in the line item “Other operating income” and Ch$644 million in the line “Financial income”; for point (ii), Ch$33,972 million within “Revenues” (Energy Sales); and for points (iii) and (iv), Ch$52,505 million in “Other operating income”. Although Resolution SE No. 32/2015 represents a first step towards the improvement of Edesur’s economic situation, investments will continue being financed through agreements with CAMMESA, as mechanisms allowing for repayment of the remaining balances in favor of the MEM have not been developed, and increases in revenues that contemplate future increases in the operational costs have not as yet been approved.

On the other hand and regarding the above, on June 29, 2015 the SE released its Note N° 1,208 by which it instructs CAMMESA on the method to calculate the debts maintained by Edesur with the MEM for the economic transaction of energy accrued as of January 31, 2015 and their offsetting with the credits arising from the application of the MMC. As a result, during the year ended December 31, 2015, net financial income was recognized for Ch$27,216 million. As of the date of these financial statements the indicated instructions is being implemented.

In accordance with Article 5 of Resolution No. 32/2015, the transitory increase approved was subsequently updated through Notes SE No. 2097 and 2157, on November 12 and 16 of 2015, respectively, as a result of the periodic monitoring performed by the ENRE over the operational cost trends of the Company.

Likewise, Edesur requested to the ENRE, the modification of the tariff table in the terms established in Articles No. 46 and 47 of Law 24,065 in order to reflect the amounts imposed of by Resolution of the Secretary of Labor (ST) No. 1906/2012 and the minute of meeting subscribed on February 26, 2013 with the national authorities and the Ministry of Labor, which defined the increases in the remuneration requested by the “Luz y Fuerza” Union for its own employees and those of the subcontractors. The ENRE rejected both requests; however, stated to intervene with the SE in the terms established in Resolution MPFIPyS No. 2000/2006, which is still pending of notice.

Lastly, on December 16, 2015, the new national authorities declared through Decree 134/2015, the emergency at the National Electrical Sector effective until December 31, 2017. The Decree instructed to the Ministry of Energy and Mining to elaborate and implement an action plan with the necessary activities for the generation, transmission and distribution segments within national jurisdiction, aimed to adapt the quality and safety of the energy supply and to ensure the rendering of electrical public services under appropriate technical and economic conditions.

The accompanying notes are an integral part of these interim consolidated financial statements

The delay in compliance with certain milestones established in the Agreement Act had an impact in the liquidity ratio. The Company believes that the adverse effects as a result of the lack in timely application of the rights for adjustment in its revenues will be reversed with the tariffs resetting.

On January 25, 2016, the Ministry of Energy and Mining (“MEyM” in its Spanish acronym) issued Resolution No. 6/2016 which approved the Summer Quarterly Re-Scheduling (“Reprogramación Trimestral de Verano”) applicable to the Wholesale Electricity Market (“MEM” in its Spanish acronym) and established the seasonal reference prices for energy and capacity for the February-April 2016 period.

Additionally, in order to move towards proper management of demand through incentives for saving and rational use of electricity of residential end users (“Plan Estímulo”), implemented through the MEM, an incentive system that will result in a mechanism of decreasing energy prices as counterpart of the effort of each residential user to reduce unnecessary consumption, which will be determined by comparing the monthly energy consumption with the one recorded in the same month of 2015.

Moreover, given the social significance of the electricity service, the previously mentioned Resolution defines an energy volume at a price named Social Tariff (“Tarifa Social”), to be transferred at a minimum price to those included in the population of end users who, based on the criteria of classification communicated by the Ministry of Social Development of the Nation (“Ministerio de Desarrollo Social de la Nación”), lacks sufficient payment capacity to afford the general established prices.

Access to reduced wholesale prices for Social Tariff and incentive for saving are subject to the compliance with, in the case of distribution companies, the payment obligations in the MEM due from the effective date of this Resolution. Likewise, those distribution companies with outstanding debts with CAMMESA as of issuance date of the Resolution, as in the case of Edesur, shall agree to, in no less than 30 business days, a payment plan for the past due debt and, also, to ensure payment of its purchases in the MEM through transferring its accounts receivables or other equivalent alternative mechanism at CAMMESA’s satisfaction, so as to ensure both the collection on current billing and the payment of the installments in the agreement to sign related to the past due debt.

As of the date of issuance of these financial statements, the Company is assessing the effects of Resolution MEyM No. 6/2016.

Subsequently, on January 27, 2016, it was issued Resolution MEyM No. 7/2016 instruction ENRE to:

i. Adjust the VAD in the tariff tables of the Company, on account of the RTI within the framework of the Transitional Tariff Regime established in the Agreement Act (“Acta Acuerdo”).

ii. Apply a Social Tariff to the population of end users resulting from the application of certain eligibility criteria, namely: be a retiree or pensioner for an amount equivalent to twice minimum salary; employed persons in a dependency relationship earning a gross remuneration lower or equal to two minimum salaries; be beneficiary in social programs; be enrolled in the Social Monotributo Regime; be incorporated in the Social Security Special Regime for domestic service workers; receiving unemployment insurance; or have a disability certificate, being excluded from the benefit those owners of more than real estate, motor vehicles whose models are up to 15 years old, or luxury aircrafts and boats.

iii. Include in the tariff tables the saving of electrical energy plan as stated in Resolution MEyM No. 6/2016.

iv. Carry out all necessary activities to proceed to the RTI, which must be effective before December 31, 2016.

Furthermore, Resolution MEyM N° 7/2016 annulled the Energy Efficiency Program (“PUREE” in its Spanish acronym) from the effective date of the new tariff values and will cease the application of the planned projects financing mechanism by mutual loans with CAMMESSA.

The accompanying notes are an integral part of these interim consolidated financial statements

Finally, the Resolution established that the dividend distribution must agree the Agreement Act, which subordinate to verification from the ENRE of compliance with the investment plan.

On January 29, 2016, the ENRE issued Resolutions No. 1/2016 and No. 2/2016. The first resolution approves the tariff table for Edesur effective from the invoicing of meter readings subsequent to February 1, 2016. The second resolution terminates on January 31, 2016, the actual trust scheme for administer the funds from Resolution ENRE No.347/2012.

The aforementioned resolutions will have a significant effect in several business areas of Edesur. In addition, besides the increases in the invoiced amounts that have been reflected in revenues from sales, the resolutions lead to another significant effect in the updates of the amount of the fines that are adjusted in line with the changes in the valued added from distribution (VAD). During the six month period ended June 30, 2016, the update in the amount of fines resulted in a financial loss of ThCh$45,889,007 which is included as “Finance cost” in the consolidated statement of comprehensive income.

On March 21, 2016, the ENRE issued Resolution 31/2016 instructing Edesur to indemnify all of residential users that would have been affected by the energy supply interruption occurred during the period from February 12 to February 18 of 2016. The indemnification amount paid by Edesur was Ch$4,279 million, and was calculated based on the number of hours of energy disruption.

The delay in the compliance with certain milestones stated in the Agreement Act has affected the Liquidity Ratio. Edesur believes that the adverse effects resulting from the lack of timely application of the rights to adjust its revenues will be reversed through the new composition of the tariffs.

On April 5, 2016, the ENRE issued Resolutions No. 54 and No. 55. Resolution No. 54 approves the tender specifications for contracting the advisor for the RTI of Edesur.

On the other hand, Resolution No. 55 approves the 2016 program for the RTI. The resolution defines the criteria, methodology and workplan that Edesur will have to follow in order to carry out the tariff studies. In order to elaborate the tariff proposals, the ENRE will inform Edesur regarding the parameters for quality objectives and management, and also will inform the rate of return to be used in determining the own distribution cost. Lastly, it establishes September 5, 2016 as the deadline to issue the resolution to call for Public Audience.

On July 7, 2016, the Court Room II of the La Plata Federal Chamber under the legal action “Abarca, Walter José y otro con Estado Nacional Ministerio de Energía y Minería y otro según Amparo Ley 16.986” issued a preliminary injunction suspending for three months the application of the effects of Resolutions of the Ministry of Energy and Mining No.6/2016 and No7/2016 and Resolution ENRE No. 1/2016 for the Buenos Aires Province geographical area.

On July 15, 2016, the ENRE notified Edesur that beginning on that date and for a three-month period, unless the Supreme Court issued a resolution before that date, the tariffs and existent conditions as of January 31, 2016 will be applied. The application of the Social Tariff will also be delayed.

In addition, there are other legal proceedings pending resolution related to the same matter. In this context, Edesur S.A. is currently assessing the impacts of any resolution, as well as, the actions to be followed.

The Ministry of Energy and ENRE appeal to the preliminary injunction. On July 18, 2016, the ruling of the Court Room II of the La Plata Federal Chamber is still pending resolution.

The accompanying notes are an integral part of these interim consolidated financial statements

33.	PERSONNEL FIGURES

Enersis Américas personnel, including that of subsidiaries and jointly-controlled companies in the five Latin American countries where the Group is present, is distributed as follows as of June 30, 2016 and December 31, 2015:

Country	06-30-2016 (Unaudited)
	Managers and Main Executives	Professionals and Technicians	Workers and Others	Total	Average for the Period
Chile	10	50	7	67	209
Argentina	48	3,752	1,170	4,970	4,880
Brazil	25	2,107	426	2,558	2,623
Peru	43	889	—	932	937
Colombia	36	1,559	27	1,622	1,622
Total	162	8,357	1,630	10,149	10,271

Country	12-31-2015
	Managers and Main Executives	Professionals and Technicians	Workers and Others	Total	Average for the Period
Chile	68	1,911	266	2,245	2,364
Argentina	46	3,609	1,168	4,823	4,724
Brazil	26	2,174	459	2,659	2,686
Peru	42	889	—	931	941
Colombia	36	1,480	28	1,544	1,633
Total	218	10,063	1,921	12,202	12,348

It is important to note that Enersis Américas’ operations in Chile, beginning on March 1, 2016, are part of the new company named Enersis Chile (See Note 3.j and 5.1), which is being held for distribution to owners.

34.	SANCTIONS

There are no sanctions that could materially affect the financial statements as of June 30, 2016 (Unaudited) and December 31, 2015.

The accompanying notes are an integral part of these interim consolidated financial statements

35.	ENVIRONMENT

Environmental expenses for the six month periods ended June 30, 2016 and 2015, are as follows:

Company Incurring the Cost	Project	Description	Project Status	06-30-2016 (Unaudited)						2015
				Costs incurred	Capitalized cost	Expense amount	Costs to be incurred in the future	Estimate date of incurring cost	Total expenditures	Costs incurred in prior period
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
EMGESA	Environmental resource management HIDRA	Environmental partner plan—Thermal power plants	In progress	333,407	333,407	—	—	—	333,407	333,407
		Environmental partner plan—Hydro power plants	In progress	35,434	35,434	—	—	—	35,434	35,434
EDEGEL	Preventing activities	Biodiversity protection, sewage water treatment	In progress	20,914	—	20,914	113,603	12-31-2016	134,517	136,453
	Landscaping and gardens	Gardens, landscaping and fauna maintenance	In progress	66,245	—	66,245	56,570	12-31-2016	122,815	134,726
	Environmental monitoring	Air and climate protection, noise reduction, protection from radiation	In progress	112,181	—	112,181	24,183	12-31-2016	136,364	138,326
	Waste management	Hazardous waste management	In progress	107,628	—	107,628	1,223	12-31-2016	108,851	86,862
	Environmental studies	Environmental studies	In progress	2,087	—	2,087	34,832	12-31-2016	36,919	37,450
	Mitigation and restoration	Soil and water protection and recovery	In progress	—	—	—	18,600	12-31-2016	18,600	28,302
CHINANGO	Preventing activities	Biodiversity protection, sewage water treatment	In progress	—	—	—	5,283	12-31-2016	5,283	83,002
	Landscaping and gardens	Gardens, landscaping and fauna maintenance	In progress	5,186	—	5,186	2,564	12-31-2016	7,750	7,861
	Environmental monitoring	Air and climate protection, noise reduction, protection from radiation	In progress	152,921	—	152,921	64,054	12-31-2016	216,975	75,411
	Waste management	Hazardous waste management	In progress	22,499	—	22,499	24,001	12-31-2016	46,500	47,170
	Environmental studies	Environmental studies	In progress	765	—	765	17,835	12-31-2016	18,600	18,868
	Mitigation and restoration	Soil and water protection and recovery	In progress	—	—	—	9,300	12-31-2016	9,300	9,434
	Impact compensations	Compensations, increasing gardens	In progress	—	—	—	3,664	12-31-2016	3,664	3,716
EDESUR	Contaminating material	Contaminating material management	In progress	33,297	—	33,297	—	—	33,297	26,773
CODENSA	PCBS dismantling	Dismantling transformers with PCb residues	In progress	196,635	196,635	—	1,188,545	12-31-2017	1,385,180	7,536
	Nueva esperanza environmental compensation	Environmental compensation for construction of Nueva Esperanza substation	In progress	174,231	174,231	—	—	12-31-2019	174,231	355,000
	Nueva esperanza environmental compensation	Environmental compensation for construction of Nueva Esperanza substation	In progress	452,865	452,865	—	—	12-31-2019	452,865	—
	Nueva Esperanza archaeological rescue	Rescue of archaeological B.C. remains of culture Herrera at substation Nueva Esperanza construction site	In progress	38,188	38,188	—	—	09-30-2016	38,188	199,431
		Total		1,754,483	1,230,760	523,723	1,564,257		3,318,740	1,765,163

The accompanying notes are an integral part of these interim consolidated financial statements

Company Incurring the Cost	Project	Description	Project Status	06-30-2015 (Unaudited)						2014
				Costs incurred	Capitalized cost	Expense amount	Costs to be incurred in the future	Estimate date of incurring cost	Total expenditures	Costs incurred in prior period
				ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
EMGESA	El Quimbo hydro electrical plant project	Environmental management—El Quimbo plant construction	In progress	39,987,062	39,987,062	—	11,536,207	12-31-2015	51,523,269	25,597,912
	Environmental resource management HIDRA	Plants environmental resource management	In progress	115,659	115,659	—	—	—	115,659	309,039
EDEGEL	Preventing activities	Biodiversity protection, sewage water treatment	In progress	50,705	—	50,705	85,748	12-31-2015	136,453	76,405
	Landscaping and gardens	Gardens, landscaping and fauna maintenance	In progress	61,449	—	61,449	73,277	12-31-2015	134,726	177,830
	Environmental monitoring	Air and climate protection, noise reduction, protection from radiation	In progress	64,600	—	64,600	73,726	12-31-2015	138,326	156,570
	Waste management	Hazardous waste management	In progress	64,885	—	64,885	21,977	12-31-2015	86,862	206,909
	Environmental studies	Environmental studies	In progress	18,123	—	18,123	19,327	12-31-2015	37,450	16,722
	Mitigation and restoration	Soil and water protection and recovery	In progress	2,485	—	2,485	25,817	12-31-2015	28,302	8,045
	Impact compensations	Compensations, increasing gardens	In progress	—	—	—	4,659	12-31-2015	4,659	6,823
CHINANGO	Preventing activities	Biodiversity protection, sewage water treatment	In progress	67,040	—	67,040	83,002	12-31-2015	150,042	5,974
	Landscaping and gardens	Gardens, landscaping and fauna maintenance	In progress	3,481	—	3,481	4,381	12-31-2015	7,861	5,935
	Environmental monitoring	Air and climate protection, noise reduction, protection from radiation	In progress	52,133	—	52,133	23,278	12-31-2015	75,411	239,904
	Waste management	Hazardous waste management	In progress	15,941	—	15,941	31,229	12-31-2015	47,170	31,460
	Environmental studies	Environmental studies	In progress	—	—	—	18,868	12-31-2015	18,868	5,229
	Mitigation and restoration	Soil and water protection and recovery	In progress	—	—	—	9,434	12-31-2015	9,434	4,398
	Impact compensations	Compensations, increasing gardens	In progress	—	—	—	3,716	12-31-2015	3,716	49,390
EDESUR	Recovery of transformers	Environmental investment project	In progress	22,531	—	22,531	—	12-31-2015	22,531	8,020
	Contaminating material	Contaminating material management	In progress	26,773	26,773	—	—	12-31-2015	26,773	—
CODENSA	PCBS dismantling	Dismantling transformers with PCb residues	In progress	7,536	7,536	—	—	12-31-2015	7,536	—
	Nueva esperanza environmental compensation	Environmental compensation for construction of Nueva Esperanza substation	In progress	355,000	355,000	—	—	12-31-2015	355,000	688,848
	Nueva Esperanza archaeological rescue	Rescue of archaeological B.C. remains of culture Herrera at substation Nueva Esperanza construction site	In progress	199,431	199,431	—	—	12-31-2015	199,431	—
		Total		41,114,833	40,691,462	423,371	12,014,648		53,129,481	27,595,412

The accompanying notes are an integral part of these interim consolidated financial statements

36.	FINANCIAL INFORMATION ON SUBSIDIARIES, SUMMARIZED

As of June 30, 2016 and December 31, 2015, summarized financial information of our principal subsidiaries prepared under IFRS is as follows:

	06-30-2016 (Unaudited)
	Financial Statements	Current Assets	Non-Current Assets	Total Assets	Current Liabilities	Non-Current Liabilities	Equity	Total Liabilities and Equity	Revenue	Raw Materials and Consumables Used	Contribution Margin	Gross Operating Income	Operating Income	Financial Results	Income Before Taxes	Income Taxes	Profit (Loss)	Other Comprehensive Income	Total Comprehensive Income
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Chilectra Américas S.A.	Consolidado	37,334,992	504,303,909	541,638,901	1,148,687	—	540,490,214	541,638,901	—	—	—	(731,142)	(731,142)	1,120,105	5,996,990	1,144,401	7,141,391	65,210,962	72,352,353
Inversiones Distrilima S.A.	Separado	19,249,574	48,449,203	67,698,777	70,769	—	67,628,008	67,698,777	—	—	—	(1,946)	(1,946)	536,075	11,448,301	(149,578)	11,298,723	(2,253,094)	9,045,629
Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Separado	112,057,097	676,389,640	788,446,737	194,537,498	276,460,468	317,448,771	788,446,737	309,706,464	(208,470,846)	101,235,618	77,327,076	60,724,729	(7,547,591)	53,181,975	(15,744,152)	37,437,823	(10,620,781)	26,817,042
Endesa Américas S.A.	Separado	55,528,005	1,075,099,838	1,130,627,843	14,702,661	24,435	1,115,900,747	1,130,627,843	—	—	—	(2,718,229)	(2,718,229)	1,911,871	58,442,614	1,451,419	59,894,033	(4,895)	59,889,138
Endesa Argentina S.A.	Separado	1,350,460	26,555,655	27,906,115	132,948	—	27,773,167	27,906,115	—	—	—	(38,125)	(38,125)	336,151	298,026	(104,326)	193,700	(6,447,036)	(6,253,336)
Central Costanera S.A.	Separado	33,387,444	132,740,097	166,127,541	108,069,277	46,486,047	11,572,217	166,127,541	45,372,111	(2,247,766)	43,124,345	19,395,597	10,592,503	(12,867,605)	(2,133,370)	1,801,889	(331,481)	(2,960,630)	(3,292,111)
Hidroeléctrica El Chocón S.A.	Separado	52,257,745	213,354,205	265,611,950	71,102,749	53,493,931	141,015,270	265,611,950	16,407,191	(1,805,308)	14,601,882	11,223,378	10,224,234	22,545,381	33,281,774	(11,480,424)	21,801,350	(30,144,954)	(8,343,604)
Emgesa S.A. E.S.P.	Separado	180,966,352	1,827,667,647	2,008,633,999	373,765,910	912,347,449	722,520,640	2,008,633,999	432,998,341	(171,489,068)	261,509,273	233,462,966	211,913,727	(48,805,952)	163,149,565	(67,046,529)	96,103,036	23,236,816	119,339,852
Generandes Perú S.A.	Separado	578,194	217,505,849	218,084,043	3,744	—	218,080,299	218,084,043	0	—	0	(3,917)	(3,917)	15,373	3,204,742	1,701	3,206,443	(7,654,624)	(4,448,181)
Edegel S.A.A.	Separado	147,240,877	692,721,019	839,961,896	122,692,645	163,234,205	554,035,046	839,961,896	188,524,522	(84,775,820)	103,748,702	85,286,040	65,140,356	(3,521,382)	66,257,487	(18,135,191)	48,122,296	(16,974,712)	31,147,584
Chinango S.A.C.	Separado	9,511,266	107,368,911	116,880,177	7,008,056	36,850,025	73,022,096	116,880,177	19,484,855	(4,291,015)	15,193,840	13,015,056	11,447,943	(296,663)	11,151,280	(3,212,671)	7,938,609	(1,762,632)	6,175,977
Enel Brasil S.A.	Separado	187,311,737	857,571,804	1,044,883,541	84,743,381	8,147,844	951,992,316	1,044,883,541	—	(3,133)	(3,133)	(12,561,130)	(12,602,220)	21,531,502	67,892,029	9,942,356	77,834,385	118,402,947	196,237,332
Central Generadora Termoeléctrica Fortaleza S.A.	Separado	55,595,043	131,923,820	187,518,863	62,662,627	753,072	124,103,164	187,518,863	75,815,975	(44,021,930)	31,794,045	27,881,725	25,267,691	47,842	25,315,533	(8,869,514)	16,446,019	17,633,153	34,079,172
Centrais Elétricas Cachoeira Dourada S.A.	Separado	56,178,478	88,697,975	144,876,453	46,753,596	1,003,659	97,119,198	144,876,453	80,189,164	(33,920,272)	46,268,893	42,338,603	40,041,955	2,238,263	42,280,217	(14,450,231)	27,829,986	13,649,001	41,478,987
Compañía de Interconexión Energética S.A.	Separado	36,551,109	200,696,285	237,247,394	57,560,103	26,759,592	152,927,699	237,247,394	23,738,863	(1,024,288)	22,714,575	20,368,776	15,294,324	(4,483,764)	10,810,560	(3,708,016)	7,102,544	18,894,201	25,996,745
Compañía de Transmisión del Mercosur S.A.	Separado	11,779,677	741,678	12,521,355	9,421,281	17,964,741	(14,864,667)	12,521,355	552,591	—	552,591	357,177	305,963	(4,226,609)	(3,920,647)	—	(3,920,647)	2,953,259	(967,388)
Compañía Energética Do Ceará S.A.	Separado	350,281,785	660,239,453	1,010,521,238	264,368,731	269,203,523	476,948,984	1,010,521,238	352,482,290	(229,350,481)	123,131,808	77,389,013	56,126,760	(7,140,166)	48,986,594	(8,053,154)	40,933,440	56,636,342	97,569,782
EN-Brasil Comercio e Servicios S.A.	Separado	3,836,127	2,609,978	6,446,105	6,153,060	—	293,045	6,446,105	2,833,409	(1,652,664)	1,180,745	(541,651)	(645,208)	(27,157)	(672,365)	15,657	(656,708)	61,532	(595,176)
Ampla Energía E Servicios S.A.	Separado	426,289,466	1,212,631,014	1,638,920,480	352,119,779	789,843,927	496,956,774	1,638,920,480	382,065,374	(263,390,602)	118,674,772	44,539,710	8,612,654	(42,804,908)	(34,192,254)	10,640,970	(23,551,284)	60,351,724	36,800,440
Compañía Distribuidora y Comercializadora de Energía S.A.	Separado	176,717,711	890,150,988	1,066,868,699	307,096,172	278,203,743	481,568,784	1,066,868,699	444,158,444	(254,460,405)	189,698,040	148,224,297	120,069,484	(15,943,784)	104,345,628	(44,031,203)	60,314,424	14,728,489	75,042,913
Inversora Codensa S.A.	Separado	498	64	562	21	—	541	562	—	—	—	(13)	(13)	—	(13)	(4)	(17)	7	(10)
Empresa Distribuidora Sur S.A.	Separado	208,502,387	410,042,904	618,545,291	455,478,173	145,222,369	17,844,749	618,545,291	340,563,296	(138,706,283)	201,857,013	78,486,303	70,642,892	(75,356,799)	(4,697,817)	(564,613)	(5,262,430)	(5,149,895)	(10,412,325)
Generalima, S.A.C.	Separado	5,691,512	48,494,600	54,186,112	20,323,677	7,828,102	26,034,333	54,186,112	997	—	997	(237,363)	(237,969)	(484,775)	(722,744)	—	(722,744)	(933,741)	(1,656,485)
Endesa Cemsa, S.A.	Separado	19,212,222	114,446	19,326,668	17,831,608	—	1,495,060	19,326,668	1,049,551	(92,660)	956,891	(43,665)	(85,090)	(549)	(65,379)	(22,417)	(87,796)	(364,590)	(452,386)
Grupo Dock Sud, S.A.	Consolidado	50,473,908	110,873,911	161,347,819	38,084,398	51,733,795	71,529,626	161,347,819	55,523,795	(40,623,465)	14,900,330	10,347,868	4,389,593	6,988,400	11,458,381	(3,990,256)	7,468,125	(15,808,404)	(8,340,279)
Eléctrica Cabo Blanco, S.A.C.	Consolidado	56,682,035	93,338,164	150,020,199	20,519,237	55,399,079	74,101,883	150,020,199	34,090,209	(16,070,109)	18,020,100	14,443,260	11,619,250	(963,955)	10,651,667	(3,098,799)	7,552,869	(1,946,742)	5,606,127
Grupo Distrilima	Consolidado	118,604,818	676,389,640	794,994,458	181,906,415	276,460,468	336,627,575	794,994,458	309,706,464	(208,470,846)	101,235,618	77,325,131	60,722,783	(7,011,517)	53,716,104	(15,893,730)	37,822,374	(11,267,688)	26,554,686
Grupo Endesa Américas	Consolidado	448,467,800	3,531,896,617	3,980,364,417	665,019,307	1,210,941,771	2,104,403,339	3,980,364,417	466,291,973	(168,410,349)	297,881,624	246,721,393	211,440,480	(48,091,320)	188,952,328	(55,731,434)	133,220,894	172,139,710	305,360,604
Grupo Enel Brasil	Consolidado	959,296,766	2,334,635,926	3,293,932,692	717,317,258	900,875,904	1,675,739,530	3,293,932,692	823,895,693	(479,079,557)	344,816,135	199,998,809	132,558,865	(39,178,818)	93,380,047	(14,484,172)	78,895,875	214,828,485	293,724,360
Grupo Generandes Perú	Consolidado	157,004,787	783,731,493	940,736,280	129,378,894	200,084,230	611,273,156	940,736,280	207,842,323	(88,899,781)	118,942,542	98,297,180	76,584,382	(3,802,672)	75,913,093	(21,346,161)	54,566,932	(8,807,887)	45,759,045
Grupo Endesa Argentina	Consolidado	86,329,168	347,382,582	433,711,750	178,548,708	98,485,656	156,677,386	433,711,750	61,177,749	(4,053,074)	57,124,675	30,572,821	20,770,584	9,867,867	31,252,833	(9,792,620)	21,460,214	(34,071,251)	(12,611,037)

The accompanying notes are an integral part of these interim consolidated financial statements

	12-31-2015
	Financial Statements	Current Assets	Non- Current Assets	Total Assets	Current Liabilities	Non- Current Liabilities	Equity	Total Liabilities and Equity	Revenue	Raw Materials and Consumables Used	Con tribution Margin	Gross Operating Income	Operating Income	Financial Results	Income Before Taxes	Income Taxes	Profit (Loss)	Other Comp rehensive Income	Total Comp rehensive Income
		ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Continuing Operations:
Inversiones Distrilima S.A.	Separado	18,246,316	50,156,404	68,402,720	325,792	—	68,076,928	68,402,720	—	—	—	(5,028)	(5,028)	959,095	21,003,199	(266,930)	20,736,269	1,311,144	22,047,413
Empresa de Distribución Eléctrica de Lima Norte S.A.A.	Separado	98,125,347	675,858,105	773,983,452	192,215,161	269,823,997	311,944,294	773,983,452	562,046,426	(379,015,102)	183,031,324	138,377,938	107,705,092	(16,772,560)	91,535,126	(27,924,718)	63,610,408	6,877,338	70,487,746
Endesa Argentina S.A.	Separado	1,814,204	32,328,045	34,142,249	616,318	—	33,525,931	34,142,249	—	—	—	(64,074)	(64,074)	1,023,419	959,344	(336,372)	622,972	(10,352,540)	(9,729,568)
Central Costanera S.A.	Separado	27,559,412	142,918,106	170,477,518	102,001,988	53,611,202	14,864,328	170,477,518	100,856,664	(4,598,130)	96,258,534	41,604,328	20,372,179	(24,944,190)	(4,012,455)	3,013,645	(998,809)	(4,729,767)	(5,728,576)
Hidroeléctrica El Chocón S.A.	Separado	44,240,854	240,460,115	284,700,969	71,433,902	63,908,193	149,358,874	284,700,969	40,004,655	(4,574,336)	35,430,318	28,820,101	27,009,175	141,308,348	169,850,815	(59,047,935)	110,802,880	(44,667,506)	66,135,374
Emgesa S.A. E.S.P.	Separado	172,918,511	1,803,546,987	1,976,465,498	349,736,334	831,187,906	795,541,258	1,976,465,498	778,768,426	(321,664,855)	457,103,571	412,046,148	372,828,429	(39,872,136)	332,845,961	(120,949,697)	211,896,264	(91,252,276)	120,643,988
Generandes Perú S.A.	Separado	1,945,582	225,170,087	227,115,669	1,364,513	—	225,751,156	227,115,669	—	—	—	(32,396)	(32,396)	172,406	42,094,142	(50,002)	42,044,140	4,890,902	46,935,042
Edegel S.A.A.	Separado	111,421,412	723,995,979	835,417,391	117,775,269	188,814,672	528,827,450	835,417,391	343,761,564	(143,234,611)	200,526,954	164,344,988	116,593,374	(9,260,148)	122,550,483	(31,389,446)	91,161,037	4,059,334	95,220,371
Chinango S.A.C.	Separado	7,647,526	112,688,111	120,335,637	8,369,365	40,621,719	71,344,553	120,335,637	39,114,967	(8,235,270)	30,879,697	26,280,972	23,095,212	(1,057,861)	22,037,351	(6,827,262)	15,210,089	(708,295)	14,501,794
Enel Brasil S.A.	Separado	110,127,302	736,398,772	846,526,074	51,310,987	15,859,063	779,356,024	846,526,074	—	—	—	(21,299,668)	(21,417,232)	26,840,323	122,982,000	(8,959,080)	114,022,920	(194,845,796)	(80,822,876)
Central Generadora Termoeléctrica Fortaleza S.A.	Separado	36,820,903	114,401,115	151,222,018	35,746,585	638,562	114,836,871	151,222,018	159,051,928	(111,228,593)	47,823,335	40,544,633	34,866,986	3,245,644	38,112,630	(13,299,903)	24,812,727	(26,130,490)	(1,317,763)
Centrais Elétricas Cachoeira Dourada S.A.	Separado	43,483,356	77,906,552	121,389,908	33,306,336	3,370,881	84,712,691	121,389,908	91,563,206	(17,395,858)	74,167,348	66,975,312	61,972,753	3,514,857	65,487,610	(22,519,731)	42,967,879	(13,348,590)	29,619,289
Compañía de Interconexión Energética S.A.	Separado	29,310,056	185,030,817	214,340,873	57,239,098	30,170,820	126,930,955	214,340,873	55,533,872	(3,125,790)	52,408,082	45,152,292	34,319,511	15,559,865	49,879,376	(17,387,165)	32,492,212	(27,600,284)	4,891,928
Compañía de Transmisión del Mercosur S.A.	Separado	13,944,906	934,689	14,879,595	10,880,864	17,896,009	(13,897,278)	14,879,595	1,644,146	—	1,644,146	922,095	770,315	(17,579,292)	(16,801,955)	(998,283)	(17,800,238)	4,199,017	(13,601,221)
Compañía Energética Do Ceará S.A.	Separado	267,538,669	569,364,164	836,902,833	219,528,371	223,842,286	393,532,176	836,902,833	810,184,252	(581,689,470)	228,494,783	136,443,771	100,911,453	(12,650,857)	85,012,938	(12,997,078)	72,015,860	(97,029,555)	(25,013,695)
EN-Brasil Comercio e Servicios S.A.	Separado	2,673,792	1,448,487	4,122,279	3,234,058	—	888,221	4,122,279	5,603,633	(3,041,559)	2,562,075	(614,126)	(782,696)	136,846	(645,850)	(735,808)	(1,381,657)	(163,062)	(1,544,719)
Ampla Energía E Servicios S.A.	Separado	385,803,702	1,016,536,280	1,402,339,982	333,276,269	608,907,379	460,156,334	1,402,339,982	1,026,680,070	(804,701,402)	221,978,668	93,688,470	26,422,575	(35,938,130)	(13,026,593)	2,147,615	(10,878,978)	(139,016,506)	(149,895,484)
Compañía Distribuidora y Comercializadora de Energía S.A.	Separado	207,553,184	841,585,897	1,049,139,081	247,749,853	281,940,697	519,448,531	1,049,139,081	884,467,266	(500,570,712)	383,896,554	295,143,439	235,587,544	(27,459,741)	207,999,316	(84,883,205)	123,116,111	(61,679,252)	61,436,859
Inversora Codensa S.A.	Separado	491	63	554	3	—	551	554	—	—	—	(189)	(189)	—	(189)	(8)	(198)	(91)	(289)
Empresa Distribuidora Sur S.A.	Separado	191,441,460	443,412,232	634,853,692	431,630,045	174,966,573	28,257,074	634,853,692	607,344,916	(157,387,237)	449,957,679	119,294,227	103,775,386	(3,942,519)	99,980,518	(463,471)	99,517,047	(8,266,492)	91,250,555
Generalima, S.A.C.	Separado	5,697,317	50,472,490	56,169,807	20,328,170	8,150,819	27,690,818	56,169,807	—	—	—	(375,459)	(376,682)	(2,233,357)	(412,473)	(285,187)	(697,659)	727,779	30,120
Endesa Cemsa, S.A.	Separado	22,954,619	91,195	23,045,814	21,098,368	—	1,947,446	23,045,814	2,269,586	(1,017,940)	1,251,646	(1,206,493)	(1,255,814)	897,816	(357,998)	(1,466,245)	(1,824,243)	(626,380)	(2,450,623)
Grupo Dock Sud, S.A.	Consolidado	46,722,732	126,188,103	172,910,835	25,736,485	67,304,445	79,869,905	172,910,835	69,962,810	(43,265,695)	26,697,115	14,806,741	3,309,477	53,770,197	57,229,446	(18,102,752)	39,126,694	(24,156,874)	14,969,820
Eléctrica Cabo Blanco, S.A.C.	Consolidado	54,357,844	81,815,037	136,172,881	19,831,659	47,845,465	68,495,757	136,172,881	58,092,640	(26,124,119)	31,968,521	23,168,206	17,663,200	(5,755,667)	12,013,784	(4,166,389)	7,847,394	720,031	8,567,425
Grupo Distrilima	Consolidado	116,371,663	675,858,105	792,229,768	192,540,953	269,823,997	329,864,818	792,229,768	562,046,426	(379,015,102)	183,031,324	138,372,910	107,700,064	(15,813,466)	92,489,193	(28,191,648)	64,297,545	7,349,620	71,647,165
Grupo Enel Brasil	Consolidado	796,102,019	1,994,170,372	2,790,272,391	653,756,270	725,006,817	1,411,509,304	2,790,272,391	2,016,488,833	(1,385,921,254)	630,567,580	363,360,618	238,408,123	(36,592,248)	195,064,201	(76,715,148)	118,349,053	(370,529,946)	(252,180,893)
Grupo Generandes Perú	Consolidado	120,047,319	808,405,916	928,453,235	126,541,945	229,436,392	572,474,898	928,453,235	382,452,709	(151,046,058)	231,406,651	190,593,564	139,656,190	(10,145,603)	133,321,519	(38,266,710)	95,054,809	(9,131,696)	85,923,113
Grupo Endesa Argentina	Consolidado	73,348,681	385,562,798	458,911,479	173,663,474	115,955,351	169,292,654	458,911,479	140,398,933	(9,172,466)	131,226,467	70,334,513	47,291,438	117,190,764	165,754,140	(56,407,124)	109,347,016	(50,970,094)	58,376,922
Discontinued Operations:
Chilectra S.A.	Consolidado	764,264,413	766,740,395	1,531,004,808	363,516,173	54,831,044	1,112,657,591	1,531,004,808	1,257,732,164	(983,732,902)	273,999,262	185,114,892	149,293,693	12,669,568	176,628,861	(36,956,051)	188,750,734	(111,222,756)	77,527,978
Grupo Servicios Informaticos e Inmobiliarios Ltda.	Consolidado	54,816,036	11,561,339	66,377,375	5,586,878	1,305,133	59,485,364	66,377,375	8,660,778	—	8,660,778	(397,888)	(511,775)	2,260,216	6,041,979	(765,180)	5,276,799	(76,578)	5,200,221
Empresa Nacional de Electricidad S.A.	Separado	563,422,232	3,601,559,005	4,164,981,237	807,918,132	1,027,287,096	2,329,776,009	4,164,981,237	1,407,824,978	(1,061,507,980)	346,316,998	225,230,207	143,639,730	(126,334,330)	246,255,963	(32,834,204)	213,421,760	(92,076,119)	121,345,641
Empresa Eléctrica Pehuenche S.A.	Separado	63,745,589	201,366,300	265,111,889	64,820,897	51,972,920	148,318,072	265,111,889	193,189,705	(28,569,912)	164,619,793	159,244,283	150,615,199	2,049,116	152,664,315	(34,647,895)	118,016,421	33,526	118,049,947
Compañía Eléctrica Tarapacá S.A.	Separado	82,875,363	509,275,829	592,151,192	115,138,485	44,379,433	432,633,274	592,151,192	230,852,534	(139,555,849)	91,296,685	73,665,446	64,306,244	24,323,943	88,341,669	(18,079,279)	70,262,390	(624)	70,261,766
Grupo Endesa Chile	Consolidado	4,412,561,440	2,866,208,895	7,278,770,335	2,527,875,495	1,207,004,760	3,543,890,080	7,278,770,335	1,543,810,316	(880,891,223)	662,919,093	516,860,724	401,818,817	(114,252,182)	300,487,081	(76,655,819)	635,020,813	(347,578,686)	287,442,127
Grupo Inversiones GasAtacama Holding Ltda.	Consolidado	245,456,212	207,236,190	452,692,402	24,048,629	49,959,438	378,684,335	452,692,402	183,015,183	(110,330,364)	72,684,819	57,943,644	46,360,426	10,304,578	56,660,371	(10,444,811)	46,215,560	(3,059,806)	43,155,754

The accompanying notes are an integral part of these interim consolidated financial statements

37.	SUBSEQUENT EVENTS

There are no subsequent events that have occurred between July 1, 2016 and the issuance date of these financial statements, except for, the matter related to Edesur S.A. discussed in Note 32.5.

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 1 ENERSIS AMÉRICAS GROUP ENTITIES:

This appendix is part of Note 2.4, “Subsidiaries.”

It presents the Group’s percentage of control in each company.

Taxpayer ID No. (RUT)	Company	Functional currency	% Ownership as of 06/30/2016 (Unaudited)			% Ownership as of 12/31/2015			Type of Relationship	Country	Activity
	( In alphabetical order)		Direct	Indirect	Total	Direct	Indirect	Total
Foreign	Ampla Energía E Serviços S.A.	Real	13.68%	85.95%	99.63%	13.68%	85.95%	99.63%	Subsidiary	Brazil	Electric energy production, transportation and distribution
Foreign	Centrais Elétricas Cachoeira Dourada S.A.	Real	0.00%	99.61%	99.61%	0.00%	99.61%	99.61%	Subsidiary	Brazil	Generation and sale of electricity
Foreign	Central Dock Sud, S.A.	Argentine peso	0.00%	69.99%	69.99%	0.00%	69.99%	69.99%	Subsidiary	Argentina	Electric energy generation, transmission and distribution
Foreign	Central Generadora Termoeléctrica Fortaleza S.A.	Real	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Brazil	Development of a thermoelectric project
Foreign	Chinango S.A.C.	Soles	0.00%	80.00%	80.00%	0.00%	80.00%	80.00%	Subsidiary	Peru	Electric energy generation, sales and distribution
Foreign	Compañía de Interconexión Energética S.A.	Real	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Brazil	Electric energy production, transportation and distribution
Foreign	Compañía de Transmisión del Mercosur S.A.	Argentine peso	0.00%	99.99%	99.99%	0.00%	99.99%	99.99%	Subsidiary	Argentina	Electric energy production, transportation and distribution
Foreign	Compañía Distribuidora y Comercializadora de Energía S.A. (2)	Colombian peso	21.14%	36.01%	57.15%	21.14%	36.01%	57.15%	Subsidiary	Colombia	Electric energy distribution and sales
Foreign	Compañía Energética Do Ceará S.A.	Real	15.18%	58.87%	74.05%	15.18%	58.87%	74.05%	Subsidiary	Brazil	Complete electric energy cycle
Foreign	Distrilec Inversora S.A.	Argentine peso	27.19%	24.31%	51.50%	27.19%	24.31%	51.50%	Subsidiary	Argentina	Portfolio company
Foreign	Edegel S.A.A	Soles	0.00%	83.60%	83.60%	0.00%	83.60%	83.60%	Subsidiary	Peru	Electric energy generation, sales and distribution
Foreign	Electrica Cabo Blanco, S.A.C.	Soles	80.00%	20.00%	100.00%	80.00%	20.00%	100.00%	Subsidiary	Peru	Portfolio company
Foreign	Emgesa S.A. E.S.P. (2)	Colombian peso	21.60%	34.83%	56.43%	21.60%	34.83%	56.43%	Subsidiary	Colombia	Electric energy generation
Foreign	Emgesa Panama S.A. (2)	U.S. dollar	0.00%	56.43%	56.43%	0.00%	56.43%	56.43%	Subsidiary	Panama	Purchase/sale of electric energy
Foreign	Empresa de Distribución Eléctrica de Lima Norte S.A.A	Soles	24.00%	51.68%	75.68%	24.00%	51.68%	75.68%	Subsidiary	Peru	Electric energy distribution and sales
Foreign	Empresa Distribuidora Sur S.A.	Argentine peso	16.02%	83.43%	99.45%	16.02%	83.43%	99.45%	Subsidiary	Argentina	Electric energy distribution and sales
Foreign	Empresa Eléctrica de Piura, S.A.	Soles	0.00%	96.50%	96.50%	0.00%	96.50%	96.50%	Subsidiary	Peru	Electric energy production (thermal and natural gas)
Foreign	Endesa Argentina S.A.	Argentine peso	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Argentina	Portfolio company
Foreign	Enel Brasil S.A.	Real	50.09%	49.91%	100.00%	50.09%	49.91%	100.00%	Subsidiary	Brazil	Portfolio company
Foreign	Endesa Cemsa S.A.	Argentine peso	55.00%	45.00%	100.00%	55.00%	45.00%	100.00%	Subsidiary	Argentina	Wholesale purchase and sale of electric energy
Foreign	Central Costanera S.A.	Argentine peso	0.00%	75.68%	75.68%	0.00%	75.68%	75.68%	Subsidiary	Argentina	Electric energy generation and sales
Foreign	En-Brasil Comercio e Servicios S.A.	Real	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Brazil	Services in general for the electricity and other sectors
Foreign	Eólica Fazenda Nova-Geracao e Comercializacao de Energia S.A.	Real	0.00%	99.95%	99.95%	0.00%	99.95%	99.95%	Subsidiary	Brazil	Energy generation, transmission, distribution and sales
Foreign	Generalima, S.A.C.	Soles	100.00%	0.00%	100.00%	100.00%	0.00%	100.00%	Subsidiary	Peru	Portfolio company
Foreign	Generandes Perú S.A. (1)	Soles	39.00%	61.00%	100.00%	39.00%	61.00%	100.00%	Subsidiary	Peru	Portfolio company
Foreign	Hidroeléctrica El Chocón S.A.	Argentine peso	0.00%	67.67%	67.67%	0.00%	67.67%	67.67%	Subsidiary	Argentina	Electric energy production and sales
Foreign	Hidroinvest S.A.	Argentine peso	0.00%	96.09%	96.09%	0.00%	96.09%	96.09%	Subsidiary	Argentina	Portfolio company
Foreign	Ingendesa do Brasil Ltda.	Real	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Brazil	Project engineering consulting
Foreign	Inversiones Distrilima S.A.	Soles	34.99%	50.21%	85.20%	34.99%	50.21%	85.20%	Subsidiary	Peru	Portfolio company
Foreign	Inversora Dock Sud, S.A.	Argentine peso	57.14%	0.00%	57.14%	57.14%	0.00%	57.14%	Subsidiary	Argentina	Portfolio company
Foreign	Inversora Codensa S.A.S.	Colombian peso	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Colombia	Investment in domestic public energy services
Foreign	Sociedad Portuaria Central Cartagena S.A.	Colombian peso	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Colombia	Investment, construction and maintenance of public or private wharves and ports
Foreign	Southern Cone Power Argentina S.A. (3)	Argentine peso	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Argentina	Portfolio company
Foreign	Transportadora de Energía S.A.	Argentine peso	0.00%	100.00%	100.00%	0.00%	100.00%	100.00%	Subsidiary	Argentina	Electric energy production, transportation and distribution

(1)	On September 3, 2014, Enersis Américas acquired 100% ownership interest of Inkia Holdings (Acter) Limited, Southern Cone Power Ltd., Latin American Holding I Ltd., Latin American Holding II Ltd. and Southern Cone Power Peru S.A.A.. On December 31, 2014, Inkia Holdings was merged with Generandes Peru S.A., with the latter absorbing entities of Inkia Group.
(2)	See Note 2.4.2.
(3)	In May 2016, this company was merged by Endesa Argentina as the continuing entity (Unaudited).

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 2 CHANGES IN THE SCOPE OF CONSOLIDATION:

This appendix is part of Note 2.4.1 “Changes in the scope of consolidation”.

Incorporation into the scope of consolidation:

There were no incorporations into the scope of consolidation as of June 30, 2016 and December 31, 2015.

Companies eliminated from the scope of consolidation:

Company	Ownership%				Ownership%
	as of June 30, 2016 (*) (Unaudited)				as of December 31, 2015
	Direct	Indirect	Total	Consolidation Method	Direct	Indirect	Total	Consolidation Method
Central Eólica Canela S.A.	—	—	—	Full integration	0.00%	75.00%	75.00%	Full integration
Centrales Hidroeléctricas De Aysén S.A.	—	—	—	Full integration	0.00%	51.00%	51.00%	Full integration
Chilectra Inversud S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Chilectra S.A.	—	—	—	Full integration	99.08%	0.01%	99.09%	Full integration
Compañía Eléctrica Tarapacá S.A.	—	—	—	Full integration	3.78%	96.21%	99.99%	Full integration
Empresa Eléctrica de Colina Ltda.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Empresa Eléctrica Pehuenche S.A.	—	—	—	Full integration	0.00%	92.65%	92.65%	Full integration
Empresa Nacional de Electricidad S.A	—	—	—	Full integration	59.98%	0.00%	59.98%	Full integration
Inversiones GasAtacama Holding Ltda. (1)	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
GasAtacama S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
GasAtacama Chile S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Gasoducto TalTal S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Gasoducto Atacama Argentina S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
GNL Norte S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Servicios Informáticos e Inmobiliarios Ltda. (4)	—	—	—	Full integration	99.00%	1.00%	100.00%	Full integration
Inmobiliaria Manso de Velasco Ltda. (4)	—	—	—	Full integration	99.99%	0.00%	99.99%	Full integration
Luz Andes Ltda.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Progas S.A.	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Sociedad Agrícola de Cameros Ltda.	—	—	—	Full integration	0.00%	57.50%	57.50%	Full integration
Sociedad Concesionaria Túnel El Melón S.A. (6)	—	—	—	Full integration	0.00%	100.00%	100.00%	Full integration
Transmisora Eléctrica de Quillota Ltda.	—	—	—	Full integration	0.00%	50.00%	50.00%	Full integration
Electrogas S.A.	—	—	—	Equity method	0.00%	42.50%	42.50%	Equity method
GNL Chile S.A.	—	—	—	Equity method	0.00%	33.33%	33.33%	Equity method
GNL Quintero S.A.	—	—	—	Equity method	0.00%	20.00%	20.00%	Equity method
Aysén Transmisión S.A.	—	—	—	Equity method	0.00%	51.00%	51.00%	Equity method
Aysén Energía S.A.	—	—	—	Equity method	0.00%	51.00%	51.00%	Equity method

(*)	Beginning on March 1, 2016, all these companies are no longer within the scope of consolidation of Enersis Américas.

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 3 ASSOCIATED COMPANIES AND JOINT VENTURES:

This appendix is part of Note 3.h, “Investments accounted for using the equity method”.

Taxpayer ID No. (RUT)	Company (In alphabetical order)	Functional Currency	Ownership% as of 06/30/2016 (Unaudited)			Ownership% as of 12/31/2015			Type of Relationship	Country	Activity
			Direct	Indirect	Total	Direct	Indirect	Total
Foreign	Sacme S.A.	U.S. dollar	0.00%	50.00%	50.00%	0.00%	50.00%	50.00%	Associate	Argentina	Supervision and Control of the Electric System
Foreign	Yacylec S.A.	Argentine peso	22.22%	0.00%	22.22%	22.22%	0.00%	22.22%	Associate	Argentina	Electricity transportation
Foreign	Distribuidora Eléctrica de Cundinamarca S.A.	Peso Colombiano	0.00%	49.00%	49.00%	0.00%	49.00%	49.00%	Joint venture	Colombia	Distribution and sale of electric energy
Foreign	Empresa de Energía de Cundinamarca S.A.	Peso Colombiano	0.00%	49.00%	49.00%	0.00%	49.00%	49.00%	Joint venture	Colombia	Distribution and sale of electric energy
Foreign	Central Termica Manuel Belgrano	Argentina	0.00%	25.60%	25.60%	0.00%	25.60%	25.60%	Associate	Argentina	Generation and sale of electric energy
Foreign	Central Térmica San Martin	Argentina	0.00%	25.60%	25.60%	0.00%	25.60%	25.60%	Associate	Argentina	Generation and sale of electric energy
Foreign	Central Vuelta Obligada S.A.	Argentina	0.00%	40.90%	40.90%	0.00%	40.90%	40.90%	Associate	Argentina	Generation and sale of electric energy

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 4 ADDITIONAL INFORMATION ON FINANCIAL DEBT:

This appendix is part of Note 17, “Other financial liabilities.” The following tables present the contractual undiscounted cash flows by type of financial debt:

a) Bank borrowings

a. Summary of bank borrowings by currency and maturity

Country	Currency	Nominal Interest Rate	Current			Non-Current						Current			Non-Current
			Maturity		Total Current as of 06/30/2016 (Unaudited)	Maturity					Total Non-Current as of 06/30/2016 (Unaudited)	Maturity		Total Current as of 12/31/2015	Maturity					Total Non-Current as of 12/31/2015
			One to three months	Three to twelve months		One to two years	Two to three years	Three to four years	Four to five years	More than five years		One to three months	Three to twelve months		One to two years	Two to three years	Three to four years	Four to five years	More than five years
			ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Chile	Ch$	6.67%	1	—	1	—	—	—	—	—	—		—	—	—	—	—	—	—	—
Peru	US$	2.17%	1,083,404	17,748,026	18,831,430	19,457,873	846,739	—	—	—	20,304,612	26,707,131	3,241,137	29,948,268	4,229,306	19,295,795	299,648	—	—	23,824,749
Peru	Soles	5.62%	480,346	3,396,265	3,876,611	33,667,984	—	—	—	—	33,667,984	12,864,568	1,001,767	13,866,335	3,285,202	23,309,058	—	—	—	26,594,260
Argentina	US$	40.18%	—	—	—	—	—	—	—	—	—	3,901,216	—	3,901,216	—	—	—	—	—	—
Argentina	Arg $	41.52%	1,671,432	1,479,358	3,150,790	93,996	—	—	—	—	93,996	2,290,653	6,194,569	8,485,222	1,162,844	—	—	—	—	1,162,844
Colombia	Soles	5.65%	603,041	42,947,052	43,550,093	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Colombia	CP	8.19%	4,280,932	77,944,730	82,225,662	21,247,268	83,355,372	32,584,308	11,733,805	25,975,704	174,896,457	35,832,030	84,128,905	119,960,935	43,831,876	12,832,869	12,194,900	11,556,930	30,842,974	111,259,549
Brazil	US$	2.81%	534,412	1,603,236	2,137,648	2,137,649	75,702,398	81,390	81,390	2,070,043	80,072,870	—	—	—	—	—	—	—	—	—
Brazil	Real	11.94%	20,203,420	82,858,349	103,061,769	94,313,892	76,815,036	55,938,606	20,252,013	13,169,333	260,488,880	12,842,515	24,480,763	37,323,278	42,171,314	37,904,161	33,637,009	—	—	113,712,484
			28,856,988	227,977,016	256,834,004	170,918,662	236,719,545	88,604,304	32,067,208	41,215,080	569,524,799	94,438,113	119,047,141	213,485,254	94,680,542	93,341,883	46,131,557	11,556,930	30,842,974	276,553,886

The accompanying notes are an integral part of these interim consolidated financial statements

b. Identification of bank borrowings by company

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	As of June 30, 2016 (Unaudited)
									Current			Non-Current
									Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	13.58%	13.71%	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Citibank	Brazil	US$	14.68%	3.35%	205,748	617,244	822,992	822,992	25,009,033	—	—	—	25,832,025
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco Santander	Brazil	US$	13.51%	2.48%	308,317	924,950	1,233,267	1,233,267	50,611,975	—	—	—	51,845,242
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bndes	Brazil	Real	0.00%	10.88%	11,416,169	32,960,119	44,376,288	40,940,584	29,842,711	27,262,984	15,372,072	9,680,903	123,099,254
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Perú	Peru	US$	2.37%	2.39%	293,434	873,615	1,167,049	17,457,791	—	—	—	—	17,457,791
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.41%	3.44%	434,243	1,281,358	1,715,601	836,429	—	—	—	—	836,429
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.52%	3.55%	304,533	898,740	1,203,273	1,163,653	846,739	—	—	—	2,010,392
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.10%	9.71%	376,432	1,089,575	1,466,007	1,360,086	1,254,165	1,148,244	—	—	3,762,495
Foreign	Codensa	Colombia	Foreign	Bank of Tokio-Mitsubishi UFJ	Colombia	CP	8.49%	8.77%	1,802,570	5,407,711	7,210,281	7,210,282	70,086,113	20,082,777	—	—	97,379,172
Foreign	Coelce S.A.	Brazil	Foreign	Banco Itaú Brasil	Brazil	Real	14.93%	15.15%	1,172,886	13,447,554	14,620,440	13,056,592	11,492,745	—	—	—	24,549,337
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	14.32%	14.47%	2,239,615	20,892,192	23,131,807	20,892,192	18,652,577	16,412,961	—	—	55,957,730
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.65%	7.69%	1,320,694	3,835,601	5,156,295	4,819,011	3,392,916	—	—	—	8,211,927
Foreign	Coelce S.A.	Brazil	Foreign	Banco Santander	Brazil	Real	13.80%	15.76%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Bndes	Brazil	Real	4.38%	10.78%	3,677,624	10,633,308	14,310,932	13,245,427	12,179,922	11,114,417	4,879,941	3,488,430	44,908,137
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	13.80%	4.42%	20,347	61,042	81,389	81,390	81,390	81,390	81,390	2,070,043	2,395,603
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	1.40%	51,194	14,694,313	14,745,507	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	6.90%	6.82%	34,325	2,058,202	2,092,527	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.83%	5.83%	61,579	184,736	246,315	4,390,324	—	—	—	—	4,390,324
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	38,297	114,891	153,188	3,159,075	—	—	—	—	3,159,075
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	63,828	191,484	255,312	5,265,124	—	—	—	—	5,265,124
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	61,274	183,822	245,096	5,054,516	—	—	—	—	5,054,516
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	63,827	191,481	255,308	5,265,120	—	—	—	—	5,265,120
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.17%	5.07%	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander	Peru	Soles	6.35%	6.25%	157,216	471,649	628,865	10,533,825	—	—	—	—	10,533,825
Foreign	Edesur S.A.	Argentina	Foreign	Banco Provincia de Buenos Aires	Argentina	Arg $	35.36%	30.67%	—	—	—	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.20%	37.88%	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.35%	8.30%	1,060,683	9,856,054	10,916,737	10,351,039	9,785,341	9,219,643	8,653,946	19,159,936	57,169,905
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	8.39%	8.34%	378,805	3,509,171	3,887,976	3,685,947	3,483,918	3,281,888	3,079,859	6,815,768	20,347,380
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	AV VILLAS	Colombia	CP	6.06%	5.93%	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Citibank Colombia	Colombia	CP	5.57%	6.01%	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.08%	7.48%	522,345	28,088,687	28,611,032	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	6.84%	6.66%	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.87%	5.66%	276,723	19,637,370	19,914,093	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.93%	5.73%	186,156	13,065,949	13,252,105	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.65%	5.52%	140,162	10,243,733	10,383,895	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	7.00%	516,529	31,083,107	31,599,636	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Davivienda	Colombia	CP	6.30%	6.15%	—	—	—	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	36.74%	34.00%	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Arg $	46.11%	40.56%	219,535	394,728	614,263	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Arg $	49.81%	45.97%	88,145	162,216	250,361	13,824	—	—	—	—	13,824
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.12%	44.60%	53,852	99,297	153,149	8,498	—	—	—	—	8,498
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Arg $	46.45%	44.49%	84,094	155,084	239,178	13,276	—	—	—	—	13,276
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	43.80%	37.00%	266,670	497,224	763,894	43,580	—	—	—	—	43,580
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Credit Suisse International	Argentina	US$	14.84%	13.92%	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Arg $	46.11%	40.22%	92,051	170,809	262,860	14,818	—	—	—	—	14,818
94.271.00-3	Enersis Américas S.A.	Chile	97.004.000-5	Banco Santander Chile	Chile	Ch$	6.00%	6.67%	1	—	1	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Deutsche Bank	Argentina	US$	13.50%	12.86%	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Standard Bank	Argentina	US$	13.50%	12.86%	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau	Argentina	US$	13.50%	12.86%	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Arg $	43.63%	38.45%	—	—	—	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander—Sindicado IV	Argentina	Arg $	52.49%	39.22%	203,726	—	203,726	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicado IV	Argentina	Arg $	52.49%	39.22%	181,743	—	181,743	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia—Sindicado IV	Argentina	Arg $	52.49%	39.22%	174,415	—	174,415	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario—Sindicado IV	Argentina	Arg $	52.49%	39.22%	58,042	—	58,042	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad -Sindicado IV	Argentina	Arg $	52.49%	39.22%	23,449	—	23,449	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC—Sindicado IV	Argentina	Arg $	52.49%	39.22%	225,710	—	225,710	—	—	—	—	—	—
				Total					28,856,988	227,977,016	256,834,004	170,918,662	236,719,545	88,604,304	32,067,208	41,215,080	569,524,799

The accompanying notes are an integral part of these interim consolidated financial statements

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	As of December 31, 2015
									Current			Non-Current
									Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco do Brasil	Brazil	Real	13.58%	13.71%	816,511	2,449,533	3,266,044	11,051,818	9,963,136	8,874,455	—	—	29,889,409
Foreign	Ampla Energía S.A.	Brazil	Foreign	Citibank	Brazil	US$	14.68%	3.35%	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Banco Santander	Brazil	US$	13.51%	2.48%	—	—	—	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bndes	Brazil	Real	0.00%	10.88%	—	—	—	—	—	—	—	—	—
Foreign	Chinango S.A.C.	Peru	Foreign	Banco de Credito del Perú	Peru	US$	2.37%	2.39%	296,974	884,973	1,181,947	1,166,085	18,073,119	—	—	—	19,239,204
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.41%	3.44%	468,030	1,384,969	1,852,999	1,802,011	—	—	—	—	1,802,011
Foreign	Chinango S.A.C.	Peru	Foreign	Bank Of Nova Scotia	Peru	US$	3.52%	3.55%	328,549	971,195	1,299,744	1,261,210	1,222,676	299,648	—	—	2,783,534
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	10.10%	9.71%	—	—	—	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bank of Tokio-Mitsubishi UFJ	Colombia	CP	8.49%	8.77%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco Itaú Brasil	Brazil	Real	14.93%	15.15%	980,672	2,942,017	3,922,689	12,030,283	10,722,720	9,415,157	—	—	32,168,160
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	14.32%	14.47%	1,870,908	19,089,213	20,960,121	19,089,213	17,218,305	15,347,397	—	—	51,654,915
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.65%	7.69%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco Santander	Brazil	Real	13.80%	15.76%	9,174,424	—	9,174,424	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Bndes	Brazil	Real	4.38%	10.78%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	13.80%	4.42%	—	—	—	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Bank Nova Scotia	Peru	US$	1.40%	1.40%	25,613,578	—	25,613,578	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	6.90%	6.82%	35,470	106,410	141,880	2,091,393	—	—	—	—	2,091,393
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.83%	5.83%	63,633	190,899	254,532	254,532	4,409,519	—	—	—	4,664,051
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	39,574	118,722	158,296	158,296	3,185,312	—	—	—	3,343,608
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	65,973	197,919	263,892	263,892	5,308,880	—	—	—	5,572,772
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	63,317	189,952	253,269	253,269	5,096,497	—	—	—	5,349,766
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	5.10%	5.07%	65,955	197,865	263,820	263,820	5,308,850	—	—	—	5,572,670
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.17%	5.07%	12,530,646	—	12,530,646	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander	Peru	Soles	6.35%	6.25%	—	—	—	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Provincia de Buenos Aires	Argentina	Arg $	35.36%	30.67%	85,423	—	85,423	—	—	—	—	—	—
Foreign	Edesur S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.20%	37.88%	184,364	277,164	461,528	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.35%	8.30%	894,845	6,064,899	6,959,744	9,982,170	9,504,920	9,027,670	8,550,419	22,787,755	59,852,934
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	8.39%	8.34%	301,348	2,105,951	2,407,299	3,488,668	3,327,949	3,167,230	3,006,511	8,055,219	21,045,577
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	AV VILLAS	Colombia	CP	6.06%	5.93%	11,145,579	—	11,145,579	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Citibank Colombia	Colombia	CP	5.57%	6.01%	5,233,163	—	5,233,163	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	BBVA Colombia	Colombia	CP	8.08%	7.48%	438,046	28,712,649	29,150,695	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Bogota	Colombia	CP	6.84%	6.66%	13,683,505	—	13,683,505	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.87%	5.66%	295,055	20,873,617	21,168,672	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.93%	5.73%	198,385	13,892,621	14,091,006	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco de Crédito del Perú	Colombia	CP	5.65%	5.52%	149,881	10,882,356	11,032,237	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	The Bank Of Tokyo	Colombia	CP	7.02%	7.00%	532,271	1,596,812	2,129,083	30,361,038	—	—	—	—	30,361,038
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Davivienda	Colombia	CP	6.30%	6.15%	2,959,952	—	2,959,952	—	—	—	—	—	—
Foreign	Endesa Argentina S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	36.74%	34.00%	29,771	445,358	475,129	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Galicia	Argentina	Arg $	46.11%	40.56%	214,270	583,114	797,384	276,664	—	—	—	—	276,664
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Itaú Argentina	Argentina	Arg $	49.81%	45.97%	80,256	225,731	305,987	128,627	—	—	—	—	128,627
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Santander Río	Argentina	Arg $	45.12%	44.60%	50,253	140,581	190,834	79,542	—	—	—	—	79,542
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Banco Supervielle	Argentina	Arg $	46.45%	44.49%	81,254	224,941	306,195	125,511	—	—	—	—	125,511
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Citibank	Argentina	Arg $	43.80%	37.00%	263,796	734,081	997,877	412,453	—	—	—	—	412,453
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Credit Suisse International	Argentina	US$	14.84%	13.92%	1,214,284	—	1,214,284	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	ICBC Argentina	Argentina	Arg $	46.11%	40.22%	89,832	249,669	339,501	140,047	—	—	—	—	140,047
94.271.00-3	Enersis Américas S.A.	Chile	97.004.000-5	Banco Santander Chile	Chile	Ch$	6.00%	6.67%	64	—	64	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Deutsche Bank	Argentina	US$	13.50%	12.86%	1,339,210	—	1,339,210	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Standard Bank	Argentina	US$	13.50%	12.86%	673,817	—	673,817	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau	Argentina	US$	13.50%	12.86%	673,905	—	673,905	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Macro	Argentina	Arg $	43.63%	38.45%	75,083	1,113,612	1,188,695	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Santander—Sindicado IV	Argentina	Arg $	52.49%	39.22%	266,203	516,165	782,368	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Itau- Sindicado IV	Argentina	Arg $	52.49%	39.22%	241,619	464,727	706,346	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Galicia—Sindicado IV	Argentina	Arg $	52.49%	39.22%	228,411	442,424	670,835	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Hipotecario—Sindicado IV	Argentina	Arg $	52.49%	39.22%	73,221	144,361	217,582	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	Banco Ciudad -Sindicado IV	Argentina	Arg $	52.49%	39.22%	30,708	59,481	90,189	—	—	—	—	—	—
Foreign	H. El Chocón S.A.	Argentina	Foreign	ICBC—Sindicado IV	Argentina	Arg $	52.49%	39.22%	296,189	573,160	869,349	—	—	—	—	—	—
				Total					94,438,177	119,047,141	213,485,318	94,680,542	93,341,883	46,131,557	11,556,930	30,842,974	276,553,886

The accompanying notes are an integral part of these interim consolidated financial statements

b) Secured and unsecured liabilities

a. Summary of secured and unsecured liabilities by currency and maturity

Country	Currency	Nominal Interest Rate	Current			Non-Current						Current			Non-Current
			Maturity		Total Current as of 06/30/2016 (Unaudited)	Maturity					Total Non- Current as of 06/30/2016 (Unaudited)	Maturity		Total Current as of 12/31/2015	Maturity					Total Non- Current as of 12/31/2015
			One to three months	Three to twelve months		One to two years	Two to three years	Three to four years	Four to five years	More than five years		One to three months	Three to twelve months		One to two years	Two to three years	Three to four years	Four to five years	More than five years
			ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Chile	US$	8.10%	3,363,187	168,830,927	172,194,114	41,096	41,096	41,096	41,096	794,450	958,834	3,015,734	186,297,709	189,313,443	39,170	39,170	39,170	39,170	843,993	1,000,673
Chile	U.F.	10.11%	614,974	5,269,111	5,884,085	5,726,091	5,559,012	5,382,327	5,195,483	4,997,874	26,860,787	654,291	5,230,040	5,884,331	5,728,780	5,564,286	5,390,333	5,206,378	7,441,327	29,331,104
Peru	US$	6.68%	13,817,723	1,281,317	15,099,040	8,148,786	6,494,065	830,315	7,158,328	9,484,852	32,116,346	624,775	15,786,095	16,410,870	1,659,369	8,362,538	6,637,571	7,807,914	10,086,341	34,553,733
Peru	Soles	6.42%	6,730,937	24,171,538	30,902,475	27,210,421	37,125,687	29,669,931	55,184,687	161,327,415	310,518,141	13,029,793	18,645,206	31,674,999	33,667,892	12,316,415	55,639,169	36,169,256	166,145,520	303,938,252
Colombia	CP	12.05%	31,766,024	217,941,649	249,707,673	109,383,707	294,304,115	180,469,008	233,087,187	648,650,386	1,465,894,403	55,700,572	67,624,004	123,324,576	206,126,573	182,198,785	143,062,230	109,340,794	709,356,051	1,350,084,433
Brazil	Real	15.76%	11,311,462	124,929,172	136,240,634	118,967,988	86,086,445	20,897,738	—	—	225,952,171	10,784,409	97,033,475	107,817,884	116,967,735	94,643,824	44,934,561	—	—	256,546,120
			67,604,307	542,423,714	610,028,021	269,478,089	429,610,420	237,290,415	300,666,781	825,254,977	2,062,300,682	83,809,574	390,616,529	474,426,103	364,189,519	303,125,018	255,703,034	158,563,512	893,873,232	1,975,454,315

b. Secured and unsecured liabilities by company

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	As of June 30, 2016 (Unaudited)									As of December 31, 2015
									Current			Non-Current						Current			Non-Current
									Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current	Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non-Current
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 16	Brazil	Real	14.39%	14.84%	—	—	—	—	—	—	—	—	—	369,157	11,002,428	11,371,585	—	—	—	—	—	—
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 17	Brazil	Real	14.21%	14.56%	375,651	11,446,811	11,822,462	—	—	—	—	—	—	635,501	10,359,267	10,994,768	9,723,766	—	—	—	—	9,723,766
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 1st Serie 18	Brazil	Real	14.61%	15.00%	1,161,089	3,483,267	4,644,356	13,545,106	11,996,987	10,448,869	—	—	35,990,962	1,011,209	3,033,627	4,044,836	12,571,319	11,223,040	9,874,762	—	—	33,669,121
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 26	Brazil	Real	18.22%	17.45%	1,551,797	22,445,899	23,997,696	20,894,102	—	—	—	—	20,894,102	1,632,773	18,770,248	20,403,021	18,225,996	16,048,964	—	—	—	34,274,960
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 27	Brazil	Real	16.20%	15.73%	3,277,245	37,610,639	40,887,884	36,518,236	32,148,575	—	—	—	68,666,811	2,737,659	8,212,977	10,950,636	32,485,454	28,835,249	25,185,037	—	—	86,505,740
Foreign	Ampla Energía S.A.	Brazil	Foreign	Bonos 2nd Serie 28	Brazil	Real	14.61%	15.00%	1,161,089	3,483,267	4,644,356	13,545,106	11,996,987	10,448,869	—	—	35,990,962	1,011,209	3,033,627	4,044,836	12,571,319	11,223,040	9,874,762	—	—	33,669,121
Foreign	Codensa	Colombia	Foreign	B102	Colombia	CP	13.65%	13.15%	2,924,843	94,791,019	97,715,862	—	—	—	—	—	—	2,285,586	6,856,759	9,142,345	90,513,112	—	—	—	—	90,513,112
Foreign	Codensa	Colombia	Foreign	B103	Colombia	CP	13.92%	13.35%	606,398	1,819,194	2,425,592	2,425,592	19,387,270	—	—	—	21,812,862	475,081	1,425,243	1,900,324	1,900,324	19,928,937	—	—	—	21,829,261
Foreign	Codensa	Colombia	Foreign	B604	Colombia	CP	10.56%	10.17%	—	—	—	—	—	—	—	—	—	33,159,237	—	33,159,237	—	—	—	—	—	—
Foreign	Codensa	Colombia	Foreign	Bonos B12-13	Colombia	CP	13.11%	12.66%	1,389,961	4,169,882	5,559,843	5,559,843	5,559,843	5,559,843	5,559,843	68,479,134	90,718,506	1,060,598	3,181,795	4,242,393	4,242,394	4,242,394	4,242,394	4,242,394	64,429,087	81,398,663
Foreign	Codensa	Colombia	Foreign	Bonos B5-13	Colombia	CP	12.16%	11.80%	1,216,970	3,650,911	4,867,881	4,867,882	43,297,971	—	—	—	48,165,853	907,996	2,723,989	3,631,985	3,631,986	44,267,794	—	—	—	47,899,780
Foreign	Codensa	Colombia	Foreign	Bonos B7-14	Colombia	CP	11.74%	11.23%	1,179,598	3,538,793	4,718,391	4,718,390	4,718,390	4,718,390	4,718,390	43,208,069	62,081,629	881,572	2,644,715	3,526,287	3,526,287	3,526,287	3,526,287	3,526,287	44,335,883	58,441,031
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 1	Brazil	Real	14.32%	14.50%	389,090	10,862,350	11,251,440	—	—	—	—	—	—	325,485	10,211,261	10,536,746	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Itaú 2	Brazil	Real	14.94%	15.92%	3,395,501	35,596,939	38,992,440	34,465,438	29,943,896	—	—	—	64,409,334	3,061,416	32,410,040	35,471,456	31,389,881	27,313,531	—	—	—	58,703,412
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.41%	6.33%	79,615	238,845	318,460	318,460	318,460	318,460	318,460	5,349,548	6,623,388	82,046	246,137	328,183	328,182	328,182	328,182	328,182	5,691,198	7,003,926
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	Soles	6.38%	6.19%	77,900	233,701	311,601	311,602	311,602	5,057,055	—	—	5,680,259	82,320	246,959	329,279	329,279	329,279	5,391,004	—	—	6,049,562
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	6.44%	6.56%	108,604	325,813	434,417	434,417	434,417	434,417	434,417	9,484,852	11,222,520	105,486	316,458	421,944	421,944	421,944	421,944	421,944	10,086,341	11,774,117
Foreign	Edegel S.A.A	Peru	Foreign	Banco Continental	Peru	US$	7.93%	8.04%	108,783	326,348	435,131	435,131	5,663,750	—	—	—	6,098,881	105,659	316,978	422,637	422,637	422,637	5,831,097	—	—	6,676,371
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.73%	6.89%	6,662,962	—	6,662,962	—	—	—	—	—	—	110,163	7,244,456	7,354,619	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.09%	6.20%	6,727,656	—	6,727,656	—	—	—	—	—	—	99,770	7,297,112	7,396,882	—	—	—	—	—	—
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	5.86%	5.98%	98,974	296,923	395,897	395,898	395,898	395,898	6,723,911	—	7,911,605	96,133	288,398	384,531	384,530	384,530	384,530	7,385,970	—	8,539,560
Foreign	Edegel S.A.A	Peru	Foreign	Banco Scotiabank	Peru	US$	6.57%	6.69%	110,744	332,233	442,977	6,883,340	—	—	—	—	6,883,340	107,564	322,693	430,257	430,258	7,133,427	—	—	—	7,563,685
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Horizonte	Peru	Soles	7.22%	7.33%	3,055,541	—	3,055,541	—	—	—	—	—	—	56,529	3,213,571	3,270,100	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.16%	8.00%	—	—	—	—	—	—	—	—	—	3,768,393	—	3,768,393	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Integra	Peru	Soles	8.00%	7.85%	—	—	—	—	—	—	—	—	—	5,732,006	—	5,732,006	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.13%	7.00%	—	—	—	—	—	—	—	—	—	92,940	5,291,865	5,384,805	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	AFP Prima	Peru	Soles	7.44%	7.49%	113,056	339,169	452,225	452,226	452,226	452,226	6,112,676	—	7,469,354	116,196	348,588	464,784	464,783	464,783	464,783	6,548,565	—	7,942,914
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	5.56%	5.58%	140,312	420,935	561,247	561,246	561,246	561,246	561,246	10,716,963	12,961,947	145,245	435,735	580,980	580,980	580,980	580,980	580,980	11,366,149	13,690,069
Foreign	Edelnor S.A.A.	Peru	Foreign	FCR—Macrofondo	Peru	Soles	7.03%	7.10%	71,436	214,308	285,744	285,744	4,191,554	—	—	—	4,477,298	73,305	219,914	293,219	293,219	293,219	4,183,575	—	—	4,770,013
Foreign	Edelnor S.A.A.	Peru	Foreign	Interseguro Cia de Seguros	Peru	Soles	6.28%	6.35%	127,762	383,287	511,049	511,049	511,049	511,049	511,049	8,475,615	10,519,811	131,143	393,429	524,572	524,572	524,572	524,572	524,572	9,017,708	11,115,996
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.06%	6.13%	154,185	462,555	616,740	616,740	616,740	616,740	616,740	16,794,923	19,261,883	158,242	474,727	632,969	632,969	632,969	632,969	632,969	17,624,247	20,156,123
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	5.19%	130,537	391,611	522,148	522,148	522,148	522,148	522,148	16,110,392	18,198,984	133,872	401,617	535,489	535,489	535,489	535,489	535,489	16,868,345	19,010,301
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.06%	5.01%	100,898	302,695	403,593	403,593	403,593	403,593	403,593	9,832,275	11,446,647	104,498	313,495	417,993	417,994	417,994	417,994	417,994	10,373,415	12,045,391
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.00%	7.11%	107,381	6,287,861	6,395,242	—	—	—	—	—	—	110,347	331,041	441,388	6,385,839	—	—	—	—	6,385,839
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.13%	6.57%	66,076	198,227	264,303	4,134,997	—	—	—	—	4,134,997	67,781	203,343	271,124	4,407,670	—	—	—	—	4,407,670
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.75%	6.77%	170,266	510,797	681,063	681,063	681,063	681,063	10,175,686	—	12,218,875	175,558	526,675	702,233	702,233	702,233	702,233	10,866,005	—	12,972,704
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.28%	7.30%	130,403	391,209	521,612	521,612	521,612	521,612	521,612	14,055,506	16,141,954	134,479	403,436	537,915	537,915	537,915	537,915	537,915	14,287,204	16,438,864

The accompanying notes are an integral part of these interim consolidated financial statements

b. Secured and unsecured liabilities by company (continued)

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Effective Interest Rate	Nominal Interest Rate	As of June 30, 2016 (Unaudited)									As of December 31, 2015
									Current			Non-Current						Current			Non-Current
									Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non- Current	Less than 90 days	More than 90 days	Total Current	One to two years	Two to three years	Three to four years	Four to five years	More than five years	Total Non-Current
									ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$	ThCh$
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.50%	6.52%	163,960	491,879	655,839	655,838	655,838	655,838	10,335,442	—	12,302,956	169,060	507,179	676,239	676,238	676,238	676,238	11,017,735	—	13,046,449
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	7.38%	7.40%	223,237	669,712	892,949	892,949	892,949	892,949	892,949	23,906,185	27,477,981	230,147	690,441	920,588	920,588	920,588	920,588	920,588	24,598,494	28,280,846
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.78%	6.80%	342,108	1,026,324	1,368,432	1,368,432	1,368,432	1,368,432	21,264,712	—	25,370,008	352,647	1,057,940	1,410,587	1,410,587	1,410,587	1,410,587	1,410,587	21,265,895	26,908,243
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.36%	192,022	576,066	768,088	768,087	768,087	768,087	768,087	13,610,786	16,683,134	197,979	593,936	791,915	791,915	791,915	791,915	791,915	14,457,206	17,624,866
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.84%	5.86%	294,812	884,436	1,179,248	1,179,248	21,303,599	—	—	—	22,482,847	303,907	911,720	1,215,627	1,215,627	1,215,627	21,403,513	—	—	23,834,767
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.34%	6.36%	256,029	768,087	1,024,116	1,024,117	1,024,117	1,024,117	1,024,117	19,427,861	23,524,329	263,940	791,820	1,055,760	1,055,760	1,055,760	1,055,760	1,055,760	20,595,659	24,818,699
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	4.81%	4.83%	118,965	356,896	475,861	9,979,898	—	—	—	—	9,979,898	122,692	368,075	490,767	10,557,968	—	—	—	—	10,557,968
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	6.13%	6.14%	216,301	648,902	865,203	865,202	865,202	14,159,146	—	—	15,889,550	224,521	673,563	898,084	898,085	898,085	15,080,872	—	—	16,877,042
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	5.96%	5.99%	109,093	7,506,909	7,616,002	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Rimac Internacional	Peru	Soles	8.13%	8.21%	289,042	867,127	1,156,169	1,156,170	1,156,170	1,156,170	1,156,170	23,047,361	27,672,041	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B09-09	Colombia	CP	14.30%	13.47%	1,669,470	5,008,410	6,677,880	6,677,880	50,127,368	—	—	—	56,805,248	1,318,361	3,955,083	5,273,444	5,273,444	52,249,218	—	—	—	57,522,662
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B10	Colombia	CP	14.17%	13.65%	1,241,029	3,723,088	4,964,117	4,964,117	39,671,991	—	—	—	44,636,108	966,592	2,899,777	3,866,369	3,866,370	3,866,370	36,715,143	—	—	44,447,883
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B-103	Colombia	CP	13.49%	15.49%	1,495,256	41,112,851	42,608,107	—	—	—	—	—	—	1,116,102	3,348,305	4,464,407	39,054,871	—	—	—	—	39,054,871
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B12	Colombia	CP	14.51%	13.67%	695,252	2,085,756	2,781,008	2,781,008	2,781,008	2,781,008	2,781,008	20,582,618	31,706,650	551,017	1,653,050	2,204,067	2,204,066	2,204,066	2,204,066	2,204,066	21,473,245	30,289,509
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B15	Colombia	CP	14.50%	13.95%	439,807	1,319,422	1,759,229	1,759,229	1,759,229	1,759,229	1,759,229	17,299,819	24,336,735	344,557	1,033,670	1,378,227	1,378,226	1,378,226	1,378,226	1,378,226	16,871,733	22,384,637
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-13	Colombia	CP	12.52%	12.07%	1,045,735	3,137,206	4,182,941	4,182,941	4,182,941	35,697,642	—	—	44,063,524	258,219	774,658	1,032,877	1,032,878	1,032,878	11,916,341	—	—	13,982,097
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos B6-14	Colombia	CP	11.62%	11.29%	840,462	2,521,386	3,361,848	3,361,848	3,361,848	32,858,298	—	—	39,581,994	518,847	1,556,541	2,075,388	2,075,389	2,075,389	2,075,389	25,654,089	—	31,880,256
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos exterior	Colombia	CP	10.17%	10.12%	517,214	1,551,642	2,068,856	2,068,857	2,068,857	2,068,857	21,653,116	—	27,859,687	515,898	1,547,693	2,063,591	2,063,591	2,063,591	2,063,591	2,063,591	20,454,156	28,708,520
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos quimbo	Colombia	CP	10.17%	10.12%	3,716,816	11,150,447	14,867,263	14,867,263	14,867,263	14,867,263	155,604,107	—	200,205,896	3,707,356	11,122,068	14,829,424	14,829,424	14,829,424	14,829,424	14,829,424	146,988,109	206,305,805
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10	Colombia	CP	11.73%	11.33%	1,930,961	5,792,884	7,723,845	7,723,845	7,723,845	7,723,845	7,723,845	79,740,046	110,635,426	1,443,011	4,329,034	5,772,045	5,772,045	5,772,045	5,772,045	5,772,045	79,151,390	102,239,570
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B10-14	Colombia	CP	12.06%	11.70%	1,238,331	3,714,994	4,953,325	4,953,326	4,953,326	4,953,326	4,953,326	56,800,540	76,613,844	921,801	2,765,403	3,687,204	3,687,204	3,687,204	3,687,204	3,687,204	54,611,375	69,360,191
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B12-13	Colombia	CP	13.33%	12.81%	2,640,478	7,921,435	10,561,913	10,561,914	10,561,914	10,561,914	10,561,914	127,361,626	169,609,282	2,046,250	6,138,749	8,184,999	8,184,998	8,184,998	8,184,998	8,184,998	120,690,336	153,430,328
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B15	Colombia	CP	11.86%	11.45%	1,300,746	3,902,237	5,202,983	5,202,982	5,202,982	5,202,982	5,202,982	79,255,570	100,067,498	975,333	2,925,998	3,901,331	3,901,331	3,901,331	3,901,331	3,901,331	72,380,849	87,986,173
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B16-14	Colombia	CP	12.41%	12.01%	1,108,449	3,325,346	4,433,795	4,433,795	4,433,795	4,433,795	4,433,795	76,451,576	94,186,756	832,281	2,496,844	3,329,125	3,329,126	3,329,126	3,329,126	3,329,126	67,969,888	81,286,392
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-13	Colombia	CP	12.52%	12.07%	338,957	1,016,872	1,355,829	1,355,829	1,355,829	11,570,782	—	—	14,282,440	796,647	2,389,940	3,186,587	3,186,587	3,186,587	36,763,745	—	—	43,136,919
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B6-14	Colombia	CP	11.62%	11.29%	705,354	2,116,063	2,821,417	2,821,418	2,821,418	27,576,202	—	—	33,219,038	618,230	1,854,690	2,472,920	2,472,920	2,472,920	2,472,920	30,568,013	—	37,986,773
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B3-16	Colombia	CP	11.70%	11.17%	1,490,029	4,470,087	5,960,116	5,960,116	57,331,395	—	—	—	63,291,511	—	—	—	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Bonos Quimbo B7-16	Colombia	CP	12.99%	12.34%	2,033,908	6,101,724	8,135,632	8,135,632	8,135,632	8,135,632	8,135,632	79,471,388	112,013,916	—	—	—	—	—	—	—	—	—
94.271.000-3	Enersis S.A.	Chile	97.004.000-5	Bonos UF 269	Chile	U.F.	7.02%	10.11%	614,974	5,269,111	5,884,085	5,726,091	5,559,012	5,382,327	5,195,483	4,997,874	26,860,787	654,291	5,230,040	5,884,331	5,728,780	5,564,286	5,390,333	5,206,378	7,441,327	29,331,104
94.271.000-3	Enersis S.A.	Chile	97.036.000-K	Yankee bonos 2016	U.S.A.	US$	7.76%	8.11%	3,352,913	168,800,105	172,153,018	—	—	—	—	—	—	3,005,941	186,268,331	189,274,272	—	—	—	—	—	—
94.271.000-3	Enersis S.A.	Chile	97.036.000-K	Yankee bonos 2026	U.S.A.	US$	7.76%	7.23%	10,274	30,822	41,096	41,096	41,096	41,096	41,096	794,450	958,834	9,793	29,378	39,171	39,170	39,170	39,170	39,170	843,993	1,000,673
				Totales					67,604,307	542,423,714	610,028,021	269,478,089	429,610,420	237,290,415	300,666,781	825,254,977	2,062,300,682	83,809,574	390,616,529	474,426,103	364,189,519	303,125,018	255,703,034	158,563,512	893,873,232	1,975,454,315

The accompanying notes are an integral part of these interim consolidated financial statements

c) Financial lease obligations

Financial lease obligations by company

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Nominal Interest Rate	As of June 30, 2016 (Unaudited)
								Current			Non-Current
								Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Codensa	Colombia	Foreign	Union Temporal Rentacol	Colombia	CP	11.11%	77,242	220,550	297,792	123,988	—	—	—	—	123,988
Foreign	Codensa	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	11.43%	3,550	10,155	13,705	13,532	—	—	—	—	13,532
Foreign	Codensa	Colombia	Foreign	Banco Corpbanca	Colombia	CP	6.82%	6,421	18,686	25,107	24,953	1,549	—	—	—	26,502
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.29%	—	—	—	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	45,261	45,264	90,525	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	79,118	79,122	158,240	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.10%	74,746	86,484	161,230	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	66,136	88,201	154,337	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.88%	292,488	873,597	1,166,085	1,153,152	—	—	—	—	1,153,152
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander Perú	Peru	Soles	6.02%	165,559	495,501	661,060	493,681	—	—	—	—	493,681
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	US$	5.82%	1,775,037	5,210,543	6,985,580	6,680,068	6,374,556	16,889,046	—	—	29,943,670
Foreign	EE Piura	Peru	Foreign	Banco Scotiabank	Peru	US$	3.81%	135,387	1,116,898	1,252,285	3,316,801	3,208,491	3,100,181	2,991,871	2,172,825	14,790,169
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	Soles	5.77%	619,083	1,817,540	2,436,623	2,330,734	2,224,846	5,900,991	—	—	10,456,571
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.46%	2,415,398	17,022,550	19,437,948	—	—	—	—	—	—
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	8.67%	7,073	20,460	27,533	27,244	10,708	—	—	—	37,952
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	7.99%	6,938	20,110	27,048	25,442	8,851	—	—	—	34,293
			Total					5,769,437	27,125,661	32,895,098	14,189,595	11,829,001	25,890,218	2,991,871	2,172,825	57,073,510

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Nominal Interest Rate	As of December 31, 2015
								Current			Non-Current
								Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Codensa	Colombia	Foreign	Union Temporal Rentacol	Colombia	CP	11.11%	104,950	284,704	389,654	309,519	—	—	—	—	309,519
Foreign	Codensa	Colombia	Foreign	Mareauto Colombia SAS	Colombia	CP	11.43%	3,894	11,011	14,905	14,462	6,468	—	—	—	20,930
Foreign	Codensa	Colombia	Foreign	Banco Corpbanca	Colombia	CP	6.82%	24,433	35,543	59,976	25,939	13,636	—	—	—	39,575
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco de Interbank	Peru	Soles	5.29%	111,240	—	111,240	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	88,396	181,920	270,316	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	81,772	245,252	327,024	—	—	—	—	—	—
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.10%	77,478	232,058	309,536	12,127	—	—	—	—	12,127
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.09%	68,777	205,694	274,471	22,795	—	—	—	—	22,795
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Continental	Peru	Soles	6.88%	948	2,845	3,793	70,687	—	—	—	—	70,687
Foreign	Edelnor S.A.A.	Peru	Foreign	Banco Santander Perú	Peru	Soles	6.02%	174,389	519,118	693,507	682,380	—	—	—	—	682,380
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	US$	5.82%	1,905,026	5,600,924	7,505,950	7,201,538	6,897,126	6,592,714	14,774,124	—	35,465,502
Foreign	EE Piura	Peru	Foreign	Banco Scotiabank	Peru	US$	3.81%	—	—	—	—	—	—	—	—	—
Foreign	EE Piura	Peru	Foreign	Banco de Crédito	Peru	Soles	5.77%	649,814	1,909,231	2,559,045	2,451,818	2,344,592	2,237,365	4,986,674	—	12,020,449
Foreign	Edegel S.A.A.	Peru	Foreign	Banco Scotiabank	Peru	US$	2.46%	2,584,782	7,682,823	10,267,605	15,644,049	—	—	—	—	15,644,049
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Banco Corpbanca	Colombia	CP	8.67%	7,331	21,099	28,430	27,912	23,306	—	—	—	51,218
Foreign	Emgesa S.A. E.S.P.	Colombia	Foreign	Equirent S.A.	Colombia	CP	7.99%	6,977	20,183	27,160	27,731	20,095	—	—	—	47,826
			Total					5,890,207	16,952,405	22,842,612	26,490,957	9,305,223	8,830,079	19,760,798	—	64,387,057

The accompanying notes are an integral part of these interim consolidated financial statements

d) Other liabilities

Other liabilities by company

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Nominal Interest Rate	As of June 30, 2016 (Unaudited)
								Current			Non-Current
								Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	BNDES	Brazil	Real	9.17%	—	—	—	—	—	—	—	—	—
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	8.33%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.85%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Eletrobras	Brazil	Real	6.08%	615,063	1,634,530	2,249,593	2,072,316	1,782,779	1,520,927	1,245,826	1,251,815	7,873,663
Foreign	Coelce S.A.	Brazil	Foreign	BNDES	Brazil	Real	10.43%	—	—	—	—	—	—	—	—	—
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	52.56%	—	—	—	—	—	—	—	—	—
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Mitsubishi (deuda garantizada)	Argentina	US$	0.66%	551,654	1,652,838	2,204,492	6,416,784	1,637,664	1,725,870	1,778,926	21,397,688	32,956,932
Foreign	H. El Chocón S.A.	Argentina	Foreign	Otros	Argentina	Arg$	28.49%	4,951,119	13,175,823	18,126,942	—	—	—	—	—	—
Foreign	Hidroinvest S.A.	Argentina	Foreign	Otros	Argentina	US$	2.49%	1,132	183,442	184,574	—	—	—	—	—	—
			Total					6,118,968	16,646,633	22,765,601	8,489,100	3,420,443	3,246,797	3,024,752	22,649,503	40,830,595

Tax ID Number	Company	Country	Tax ID Number	Financial Institution	Country	Currency	Nominal Interest Rate	As of December 31, 2015
								Current			Non-Current
								Less than 90 days ThCh$	More than 90 days ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
Foreign	Ampla Energía S.A.	Brazil	Foreign	BNDES	Brazil	Real	9.17%	7,170,765	22,702,647	29,873,412	29,555,949	23,816,520	18,573,479	12,754,861	8,800,388	93,501,197
Foreign	Cien S.A.	Brazil	Foreign	Bndes	Brazil	Real	8.33%	298,586	868,484	1,167,070	1,094,340	1,021,609	948,878	447,165	—	3,511,992
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Nordeste	Brazil	Real	7.85%	1,200,204	3,489,229	4,689,433	4,392,407	4,095,381	977,435	—	—	9,465,223
Foreign	Coelce S.A.	Brazil	Foreign	Eletrobras	Brazil	Real	6.08%	693,523	1,569,329	2,262,852	1,878,520	1,681,608	1,485,719	1,223,656	1,609,492	7,878,995
Foreign	Coelce S.A.	Brazil	Foreign	BNDES	Brazil	Real	10.43%	2,314,061	7,646,652	9,960,713	10,148,604	9,382,994	8,617,385	5,533,315	3,928,496	37,610,794
Foreign	Coelce S.A.	Brazil	Foreign	Banco do Brasil	Brazil	US$	52.56%	20,770	62,310	83,080	83,080	83,079	83,080	83,080	2,247,602	2,579,921
Foreign	Endesa Costanera S.A.	Argentina	Foreign	Mitsubishi (deuda garantizada)	Argentina	US$	0.66%	590,129	1,768,176	2,358,305	5,810,613	1,792,235	1,883,493	1,937,302	23,273,695	34,697,338
Foreign	H. El Chocón S.A.	Argentina	Foreign	Otros	Argentina	Arg$	28.49%	2,347,678	14,015,924	16,363,602	4,358,417	681,224	—	—	—	5,039,641
Foreign	Hidroinvest S.A.	Argentina	Foreign	Otros	Argentina	US$	2.49%	898	196,109	197,007	—	—	—	—	—	—
			Total					14,636,614	52,318,860	66,955,474	57,321,930	42,554,650	32,569,469	21,979,379	39,859,673	194,285,101

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 5 DETAILS OF ASSETS AND LIABILITIES IN FOREIGN CURRENCY:

This appendix forms an integral part of the Enersis Américas financial statements.

The detail of assets and liabilities denominated in foreign currencies is the following:

ASSETS	Foreign currency	Functional currency	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
CURRENT ASSETS
Cash and cash equivalents			61,087,003	22,124,481
	U.S. dollar	Chilean peso	44,860,711	6,606,837
	U.S. dollar	Colombian peso	434,506	195,597
	U.S. dollar	Peruvian sol	13,600,265	14,024,599
	U.S. dollar	Argentine peso	2,191,521	1,297,448
Total current assets other than assets or groups of assets for disposal classified as held for sale or as held for distribution to owners			61,087,003	22,124,481
TOTAL CURRENT ASSETS			61,087,003	22,124,481

			06-30-2016 (Unaudited)
			Current liabilities			Non-current liabilities
	Foreign currency	Functional currency	Up to 90 days ThCh$	91 days to 1 year ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
LIABILITIES
Other current financial liabilities	U.S. dollar	Chilean peso	3,363,187	168,830,927	172,194,114	41,096	41,096	41,096	41,096	794,450	958,834
	U.S. dollar	Reales	226,095	678,286	904,381	904,382	25,090,423	81,390	81,390	2,070,043	28,227,628
	U.S. dollar	Peruvian sol	19,226,949	42,379,334	61,606,283	37,603,528	16,923,851	20,819,542	10,150,199	11,657,677	97,154,797
	U.S. dollar	Argentine peso	552,786	1,836,280	2,389,066	6,416,784	1,637,664	1,725,870	1,778,926	21,397,688	32,956,932
TOTAL PASIVOS			23,369,017	213,724,827	237,093,844	44,965,790	43,693,034	22,667,898	12,051,611	35,919,858	159,298,191

The accompanying notes are an integral part of these interim consolidated financial statements

			12-31-2015
			Current liabilities			Non-current liabilities
	Foreign currency	Functional currency	Up to 90 days ThCh$	91 days to 1 year ThCh$	Total Current ThCh$	One to two years ThCh$	Two to three years ThCh$	Three to four years ThCh$	Four to five years ThCh$	More than five years ThCh$	Total Non- Current ThCh$
LIABILITIES
Other current financial liabilities	U.S. dollar	Chilean peso	3,015,734	186,297,709	189,313,443	39,170	39,170	39,170	39,170	843,993	1,000,673
	U.S. dollar	Reales	20,770	62,310	83,080	83,080	83,079	83,080	83,080	2,247,602	2,579,921
	U.S. dollar	Peruvian sol	31,821,714	32,310,979	64,132,693	28,734,262	34,555,459	13,529,933	22,582,038	10,086,341	109,488,033
	U.S. dollar	Argentine peso	4,492,243	1,964,285	6,456,528	5,810,613	1,792,235	1,883,493	1,937,302	23,273,695	34,697,338
TOTAL PASIVOS			39,350,461	220,635,283	259,985,744	34,667,125	36,469,943	15,535,676	24,641,590	36,451,631	147,765,965

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 6 ADDITIONAL INFORMATION OFICIO CIRCULAR (OFFICIAL BULLETIN) No. 715 OF FEBRUARY 3, 2012:

This appendix forms an integral part of the Enersis Américas financial statements.

a) Portfolio stratification

•	Trade and other receivables by time in arrears:

Trade and Other Current Receivables	June 30, 2016 (Unaudited)
	Up-to-date portfolio ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	Total Current ThCh$	Total Non- Current ThCh$
Trade receivables, gross	640,230,618	128,600,416	49,445,089	17,888,441	31,872,975	15,782,544	14,914,486	8,741,381	11,831,410	137,549,353	1,056,856,713	233,917,786
Impairment provision	(1,942,857)	(1,214,937)	(590,458)	(835,309)	(5,851,555)	(6,630,261)	(5,760,222)	(1,812,649)	(1,926,453)	(94,093,625)	(120,658,326)	(15,433,828)
Other accounts receivable, gross	254,334,298	—	—	—	—	—	—	—	—	—	254,334,298	131,644,603
Impairment provision	(1,411,007)	—	—	—	—	—	—	—	—	—	(1,411,007)	—
Total	891,211,052	127,385,479	48,854,631	17,053,132	26,021,420	9,152,283	9,154,264	6,928,732	9,904,957	43,455,728	1,189,121,678	350,128,561

Trade and Other Current Receivables	December 31, 2015
	Up-to-date portfolio ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	Total Current ThCh$	Total Non- Current ThCh$
Trade receivables, gross	577,040,344	69,749,887	36,722,157	15,687,116	20,749,032	12,624,597	25,381,047	10,410,324	9,076,689	82,254,409	859,695,602	257,022,423
Impairment provision	(1,402,962)	(682,398)	(1,571,631)	(2,009,596)	(5,939,987)	(7,094,068)	(19,937,434)	(6,841,473)	(7,231,279)	(52,413,506)	(105,124,334)	—
Other accounts receivable, gross	334,685,900	—	—	—	—	—	—	—	—	—	334,685,900	141,673,441
Impairment provision	(1,125,601)	—	—	—	—	—	—	—	—	—	(1,125,601)	—
Total	909,197,681	69,067,489	35,150,526	13,677,520	14,809,045	5,530,529	5,443,613	3,568,851	1,845,410	29,840,903	1,088,131,567	398,695,864

•	By type of portfolio:

Time in Arrears	Balance as of June 30, 2016 (Unaudited)						Balance as of December 31, 2015
	Non-renegotiated portfolio		Renegotiated portfolio		Total Gross Portfolio		Non-renegotiated portfolio		Renegotiated portfolio		Total Gross Portfolio
	Number of customers	Gross Amount ThCh$	Number of customers	Gross Amount ThCh$	Number of customers	Gross Amount ThCh$	Number of customers	Gross Amount ThCh$	Number of customers	Gross Amount ThCh$	Number of customers	Gross Amount ThCh$
Up-to-date	9,678,498	844,038,094	148,791	30,110,310	9,827,289	874,148,404	9,496,241	804,676,526	195,019	29,386,241	9,691,260	834,062,767
1 to 30 days	2,614,129	123,606,025	83,283	4,994,391	2,697,412	128,600,416	2,104,270	65,980,622	80,275	3,769,265	2,184,545	69,749,887
31 to 60 days	445,162	46,414,510	11,163	3,030,579	456,325	49,445,089	285,256	34,798,871	6,727	1,923,286	291,983	36,722,157
61 to 90 days	163,970	15,322,144	9,207	2,566,297	173,177	17,888,441	77,855	14,036,045	7,552	1,651,071	85,407	15,687,116
91 to 120 days	125,581	29,524,117	8,377	2,348,858	133,958	31,872,975	177,160	19,282,854	5,840	1,466,178	183,000	20,749,032
121 to 150 days	105,584	13,789,576	8,259	1,992,968	113,843	15,782,544	172,778	11,272,010	6,289	1,352,587	179,067	12,624,597
151 to 180 days	90,630	13,238,456	7,441	1,676,030	98,071	14,914,486	111,678	24,222,662	6,415	1,158,385	118,093	25,381,047
181 to 210 days	55,694	7,234,323	5,263	1,507,058	60,957	8,741,381	94,221	9,312,808	4,390	1,097,516	98,611	10,410,324
211 to 250 days	50,493	10,387,578	4,110	1,443,832	54,603	11,831,410	55,382	8,049,056	4,688	1,027,633	60,070	9,076,689
More than 251 days	357,224	131,137,550	5,818	6,411,803	363,042	137,549,353	618,700	78,781,681	8,092	3,472,728	626,792	82,254,409
Total	13,686,965	1,234,692,373	291,712	56,082,126	13,978,677	1,290,774,499	13,193,541	1,070,413,135	325,287	46,304,890	13,518,828	1,116,718,025

The accompanying notes are an integral part of these interim consolidated financial statements

b) Portfolio in default and in legal collection process

	Balance as of		Balance as of
Portfolio in Default and in Legal Collection Process	06-30-2016 (Unaudited)		12-31-2015
	Number of Clients	Amount ThCh$	Number of Clients	Amount ThCh$
Notes receivable in default	1,874,008	23,549,700	1,872,073	23,354,556
Notes receivable in legal collection process (*)	4,662	17,284,353	4,219	16,044,580
Total	1,878,670	40,834,053	1,876,292	39,399,136

(*)	Legal collections are included in the portfolio in arrears.

c) Provisions and write-offs

Provisions and Write-offs	Balance as of
	06-30-2016 (Unaudited) ThCh$	12-31-2015 ThCh$
Provision for non-renegotiated portfolio	16,140,054	25,846,624
Provision for renegotiated portfolio	9,217,751	6,081,295
Write-offs during the period	—	(23,480,578)
Recoveries during the period	—	14,962,098
Total	25,357,805	23,409,439

d) Number and amount of operations

Number and Amount of Operations	Balance as of
	06-30-2016 (Unaudited)		12-31-2015
	Total detail by type of operation Last Quarter	Total detail by type of operation Annual Accumulation	Total detail by type of operation Last Quarter	Total detail by type of operation Annual Accumulation
	ThCh$	ThCh$	ThCh$	ThCh$
Impairment provision and recoveries
Number of operations	268,093	518,197	199,988	557,364
Value of operations, in ThCh$	18,448,847	25,357,805	11,043,157	46,890,017

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 6.1 SUPPLEMENTARY INFORMATION ON TRADE RECEIVABLES:

This appendix forms an integral part of the Enersis Américas financial statements.

a) Portfolio stratification

•	Trade receivables by time in arrears:

Trade Receivables	Balance as of June 30, 2016 (Unaudited)
	Up-to-date ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	More than 365 days in arrear ThCh$	Total Current ThCh$	Total Non- Current ThCh$
Trade receivables, Generation and Transmission	212,220,168	23,629,464	6,565,809	3,687,883	9,907,601	3,500,003	3,806,254	3,345,135	6,860,600	19,473,549	49,849,096	342,845,562	206,969,689
- Large Clientes	88,165,321	22,662,967	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,324,735	20,891	160,261,805	—
- Institutional Clients	89,649,196	—	—	—	—	—	—	—	—	—	—	89,649,196	206,959,522
- Others	34,405,651	966,497	475,307	248,640	6,578,408	55,777	50,980	66,881	109,401	148,814	49,828,205	92,934,561	10,167
Impairment provision	(1,097,712)	—	—	(126,386)	(4,309)	—	—	—	—	(5,140,023)	(49,142,995)	(55,511,425)	—
Unbilled services	82,086,272	584,125	—	—	—	—	—	—	—	—	—	82,670,397	29,020,521
Billed services	130,133,896	23,045,339	6,565,809	3,687,883	9,907,601	3,500,003	3,806,254	3,345,135	6,860,600	19,473,549	49,849,096	260,175,165	177,949,168
Trade receivables, Distribution	428,010,450	104,970,952	42,879,280	14,200,558	21,965,374	12,282,541	11,108,232	5,396,246	4,970,810	33,439,182	34,787,526	714,011,151	26,948,097
- Mass-market Clients	275,652,161	80,263,728	24,872,809	8,086,489	7,024,703	7,586,643	6,099,045	1,685,045	1,691,030	22,072,796	22,953,300	457,987,749	21,093,823
- Large Clients	101,585,222	14,344,872	11,744,007	2,330,952	2,092,311	2,010,449	2,018,290	1,160,428	1,173,423	4,528,429	10,502,342	153,490,725	1,957,744
- Institutional Clients	50,773,067	10,362,352	6,262,464	3,783,117	12,848,360	2,685,449	2,990,897	2,550,773	2,106,357	6,837,957	1,331,884	102,532,677	3,896,530
Impairment provision	(845,145)	(1,214,937)	(590,458)	(708,923)	(5,847,246)	(6,630,261)	(5,760,222)	(1,812,649)	(1,926,453)	(21,092,203)	(18,718,404)	(65,146,901)	(15,433,828)
Unbilled services	218,190,339	—	—	—	—	—	—	—	—	—	—	218,190,339	—
Billed services	209,820,111	104,970,952	42,879,280	14,200,558	21,965,374	12,282,541	11,108,232	5,396,246	4,970,810	33,439,182	34,787,525	495,820,811	26,948,097
Total Trade Receivables, Gross	640,230,618	128,600,416	49,445,089	17,888,441	31,872,975	15,782,544	14,914,486	8,741,381	11,831,410	52,912,731	84,636,622	1,056,856,713	233,917,786
Total Impairment Provision	(1,942,857)	(1,214,937)	(590,458)	(835,309)	(5,851,555)	(6,630,261)	(5,760,222)	(1,812,649)	(1,926,453)	(26,232,226)	(67,861,399)	(120,658,326)	(15,433,828)
Total Trade Receivables, Net	638,287,761	127,385,479	48,854,631	17,053,132	26,021,420	9,152,283	9,154,264	6,928,732	9,904,957	26,680,505	16,775,223	936,198,387	218,483,958

Since not all of our commercial databases in our Group’s different subsidiaries distinguish whether the final electricity service consumer is a natural or legal person, the main management segmentation used by all the subsidiaries to monitor and follow up on trade receivables is the following:

•	Mass-market clients

•	Large clients

•	Institutional clients

The accompanying notes are an integral part of these interim consolidated financial statements

Trade Receivables	Balance as of December 31, 2015
	Up-to-date ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	More than 365 days in arrears ThCh$	Total Current ThCh$	Total Non- Current ThCh$
Trade receivables, Generation and Transmission	214,520,868	10,315,795	3,889,661	3,959,399	3,758,589	3,671,364	3,869,173	5,219,854	118,598	47,438,345	—	296,761,646	230,330,033
- Large Clientes	105,350,555	9,422,903	3,835,624	3,804,996	3,734,126	3,641,098	3,550,857	5,192,924	75,322	4,367,646	—	142,976,051	—
- Institutional Clients	76,797,290	—	—	—	—	—	—	—	—	—	—	76,797,290	227,118,907
- Others	32,373,023	892,892	54,037	154,403	24,463	30,266	318,316	26,930	43,276	43,070,699	—	76,988,305	3,211,126
Impairment provision	(212,623)	—	—	(363,070)	—	—	(415,609)	(2,735,412)	—	(45,093,112)	—	(48,819,826)	—
Unbilled services	89,723,981	—	—	—	—	—	—	—	—	—	—	89,723,981	32,993,708
Billed services	124,796,887	10,315,795	3,889,661	3,959,399	3,758,589	3,671,364	3,869,173	5,219,854	118,598	47,438,345	—	207,037,665	197,336,325
Trade receivables, Distribution	362,519,476	59,434,092	32,832,496	11,727,717	16,990,443	8,953,233	21,511,874	5,190,470	8,958,091	34,816,064	—	562,933,956	26,692,390
- Mass-market Clients	217,119,041	36,222,800	21,046,214	7,845,767	5,350,487	5,742,028	18,419,905	2,598,396	6,157,123	10,208,043	—	330,709,804	13,043,874
- Large Clients	99,833,365	12,867,396	6,598,117	1,338,886	1,095,541	996,107	1,253,697	767,947	850,748	21,559,120	—	147,160,924	3,424,933
- Institutional Clients	45,567,070	10,343,896	5,188,165	2,543,064	10,544,415	2,215,098	1,838,272	1,824,127	1,950,220	3,048,901	—	85,063,228	10,223,583
Impairment provision	(1,190,339)	(682,398)	(1,571,631)	(1,646,526)	(5,939,987)	(7,094,068)	(19,521,825)	(4,106,061)	(7,231,279)	(7,320,394)	—	(56,304,508)	—
Unbilled services	173,794,483	—	—	—	—	—	—	—	—	—	—	173,794,483	—
Billed services	188,724,993	59,434,092	32,832,496	11,727,717	16,990,443	8,953,233	21,511,874	5,190,470	8,958,091	34,816,064	—	389,139,473	26,692,390
Total Trade Receivables, Gross	577,040,344	69,749,887	36,722,157	15,687,116	20,749,032	12,624,597	25,381,047	10,410,324	9,076,689	82,254,409	—	859,695,602	257,022,423
Total Impairment Provision	(1,402,962)	(682,398)	(1,571,631)	(2,009,596)	(5,939,987)	(7,094,068)	(19,937,434)	(6,841,473)	(7,231,279)	(52,413,506)	—	(105,124,334)	—
Total Trade Receivables, Net	575,637,382	69,067,489	35,150,526	13,677,520	14,809,045	5,530,529	5,443,613	3,568,851	1,845,410	29,840,903	—	754,571,268	257,022,423

The accompanying notes are an integral part of these interim consolidated financial statements

•	By type of portfolio:

Type of Portfolio	June 30, 2016 (Unaudited)
	Up-to-date ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	Total ThCh$
GENERATION AND TRANSMISSION
Non-renegotiated portfolio	206,972,681	23,343,667	6,517,708	3,645,161	9,872,168	3,484,129	3,783,427	3,318,988	6,798,821	68,631,403	336,368,153
- Large Clientes	88,165,321	22,662,967	6,090,502	3,439,243	3,329,193	3,444,226	3,755,274	3,278,254	6,751,199	19,345,626	160,261,805
- Institutional Clients	89,649,196	—	—	—	—	—	—	—	—	106,465	89,755,661
- Others	29,158,164	680,700	427,206	205,918	6,542,975	39,903	28,153	40,734	47,622	49,179,312	86,350,687
Renegotiated portfolio	5,247,487	285,796	48,100	42,723	35,433	15,874	22,827	26,147	61,778	691,242	6,477,407
- Large Clientes	—	—	—	—	—	—	—	—	—	—	—
- Institutional Clients	—	—	—	—	—	—	—	—	—	—	—
- Others	5,247,487	285,796	48,100	42,723	35,433	15,874	22,827	26,147	61,778	691,242	6,477,407
DISTRIBUTION
Non-renegotiated portfolio	425,692,231	100,262,358	39,896,802	11,676,983	19,651,949	10,305,447	9,455,029	3,915,335	3,588,757	62,506,147	686,951,038
- Mass-market Clients	273,762,126	77,361,438	23,034,731	6,621,671	5,754,103	6,486,397	5,273,940	921,857	1,002,190	12,060,859	412,279,312
- Large Clients	101,246,482	13,374,806	11,417,159	2,053,932	1,819,962	1,823,626	1,873,373	1,027,465	1,057,373	24,441,866	160,136,044
- Institutional Clients	50,683,623	9,526,114	5,444,912	3,001,380	12,077,884	1,995,424	2,307,716	1,966,013	1,529,194	26,003,422	114,535,682
Renegotiated portfolio	2,318,219	4,708,595	2,982,479	2,523,574	2,313,425	1,977,094	1,653,203	1,480,911	1,382,054	5,720,561	27,060,115
- Mass-market Clients	1,890,035	2,902,287	1,838,078	1,464,816	1,270,602	1,100,245	825,105	763,189	688,841	2,592,408	15,335,606
- Large Clients	338,740	970,069	326,849	277,021	272,348	186,824	144,917	132,962	116,050	588,904	3,354,684
- Institutional Clients	89,444	836,239	817,552	781,737	770,475	690,025	683,181	584,760	577,163	2,539,249	8,369,825
Total Portfolio, Gross	640,230,618	128,600,416	49,445,089	17,888,441	31,872,975	15,782,544	14,914,486	8,741,381	11,831,410	137,549,353	1,056,856,713

Type of Portfolio	December 31, 2105
	Up-to-date ThCh$	1-30 days in arrears ThCh$	31-60 days in arrears ThCh$	61-90 days in arrears ThCh$	91-120 days in arrears ThCh$	121-150 days in arrears ThCh$	151-180 days in arrears ThCh$	181-210 days in arrears ThCh$	211-250 days in arrears ThCh$	More than 251 days in arrears ThCh$	Total ThCh$
GENERATION AND TRANSMISSION
Non-renegotiated portfolio	209,710,717	10,292,925	3,835,624	3,934,142	3,734,126	3,641,098	3,839,625	5,192,924	75,322	47,048,299	291,304,802
- Large Clientes	105,350,555	9,422,903	3,835,624	3,804,997	3,734,126	3,641,098	3,550,857	5,192,924	75,322	4,367,645	142,976,051
- Institutional Clients	76,797,290	—	—	—	—	—	—	—	—	—	76,797,290
- Others	27,562,872	870,022	—	129,145	—	—	288,768	—	—	42,680,654	71,531,461
Renegotiated portfolio	4,810,151	22,870	54,037	25,257	24,463	30,266	29,548	26,930	43,276	390,045	5,456,843
- Large Clientes	—	—	—	—	—	—	—	—	—	—	—
- Institutional Clients	—	—	—	—	—	—	—	—	—	—	—
- Others	4,810,151	22,870	54,037	25,257	24,463	30,266	29,548	26,930	43,276	390,045	5,456,843
DISTRIBUTION
Non-renegotiated portfolio	360,318,915	55,687,697	30,963,247	10,101,903	15,548,728	7,630,912	20,383,037	4,119,884	7,973,734	31,733,382	544,461,439
- Mass-market Clients	215,638,939	34,316,549	19,859,514	6,818,125	4,452,336	4,953,953	17,774,987	2,008,723	5,629,594	8,660,803	320,113,523
- Large Clients	99,340,127	11,546,722	6,337,137	1,122,596	936,511	831,176	1,130,633	643,942	736,404	4,107,633	126,732,881
- Institutional Clients	45,339,849	9,824,426	4,766,596	2,161,182	10,159,881	1,845,783	1,477,417	1,467,219	1,607,736	18,964,946	97,615,035
Renegotiated portfolio	2,200,561	3,746,395	1,869,249	1,625,814	1,441,715	1,322,321	1,128,837	1,070,586	984,357	3,082,683	18,472,518
- Mass-market Clients	1,480,102	1,906,252	1,186,699	1,027,641	898,152	788,075	644,917	589,672	527,529	1,547,241	10,596,280
- Large Clients	493,237	1,320,673	260,980	216,290	159,030	164,931	123,064	124,005	114,344	428,743	3,405,297
- Institutional Clients	227,222	519,470	421,570	381,883	384,533	369,315	360,856	356,909	342,484	1,106,699	4,470,941
Total Portfolio, Gross	577,040,344	69,749,887	36,722,157	15,687,116	20,749,032	12,624,597	25,381,047	10,410,324	9,076,689	82,254,409	859,695,602

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 6.2 ESTIMATED SALES AND PURCHASES OF ENERGY AND CAPACITY:

This appendix forms an integral part of the Enersis Américas financial statements.

COUNTRY	COLOMBIA				PERU				ARGENTINA				BRAZIL				TOTAL
	06-30-2016 (Unaudited)		12-31-2015		06-30-2016 (Unaudited)		12-31-2015		06-30-2016 (Unaudited)		12-31-2015		06-30-2016 (Unaudited)		12-31-2015		06-30-2016 (Unaudited)		12-31-2015
BALANCE	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls
Current accounts receivable from related parties	727,223	232,859	312,398	231,744	—	—	—	—	—	—	—	—	247,242	6,749	—	5,967	974,465	239,608	312,398	237,711
Trade and other current receivables	83,225,863	4,998,738	91,292,198	3,767,410	34,963,063	4,316,021	39,545,565	5,091,255	82,222,031	34,410	26,291,133	114,662	96,382,860	5,550,568	95,783,612	4,867,959	296,793,817	14,899,737	252,912,508	13,841,286
Total Estimated Assets	83,953,086	5,231,597	91,604,596	3,999,154	34,963,063	4,316,021	39,545,565	5,091,255	82,222,031	34,410	26,291,133	114,662	96,630,102	5,557,317	95,783,612	4,873,926	297,768,282	15,139,345	253,224,906	14,078,997
Current accounts payable to related parties	64,233	101,079	43,386	85,780	—	—	—	—	—	—	—	—	1,642,643	—	1,107,814		1,706,876	101,079	1,151,200	85,780
Trade and other current payables	23,156,902	6,398,161	21,741,708	5,032,612	24,847,464	4,657,686	25,029,210	4,373,789	25,970,488	—	8,559,240	—	100,027,169	4,757,429	167,569,844	3,833,787	174,002,023	15,813,276	222,900,002	13,240,188
Total Estimated Liabilities	23,221,135	6,499,240	21,785,094	5,118,392	24,847,464	4,657,686	25,029,210	4,373,789	25,970,488	—	8,559,240	—	101,669,812	4,757,429	168,677,658	3,833,787	175,708,899	15,914,355	224,051,202	13,325,968

	COLOMBIA				PERU				ARGENTINA				BRASIL				TOTAL
	06-30-2016 (Unaudited)		06-30-2015 (Unaudited)		06-30-2016 (Unaudited)		06-30-2015 (Unaudited)		06-30-2016 (Unaudited)		06-30-2015 (Unaudited)		06-30-2016 (Unaudited)		06-30-2015 (Unaudited)		06-30-2016 (Unaudited)		06-30-2015 (Unaudited)
RESULTS	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls	Energy and Capacity	Tolls
Energy sales	81,779,552	19,280,520	91,478,698	5,409,051	35,393,335	4,369,136	36,416,969	3,932,094	87,133,676	37,293	24,896,167	21,516	87,840,795	5,083,470	94,987,438	8,327,132	292,147,358	28,770,419	247,779,272	17,689,793
Energy purchases	22,619,943	18,055,428	22,443,417	11,847,918	25,149,510	4,701,688	21,262,769	4,127,357	28,146,128	—	11,642,227	—	92,422,101	4,324,701	149,446,864	6,274,449	168,337,682	27,081,817	204,795,277	22,249,724

The accompanying notes are an integral part of these interim consolidated financial statements

APPENDIX 7 DETAILS OF DUE DATES OF PAYMENTS TO SUPPLIERS:

This appendix forms an integral part of the Enersis Américas financial statements.

Suppliers with Payments Up-to-Date	Balance as of				Balance as of
	06-30-2016 (Unaudited)				12-31-2015
	Goods ThCh$	Services ThCh$	Other ThCh$	Total ThCh$	Goods ThCh$	Services ThCh$	Other ThCh$	Total ThCh$
Up to 30 days	—	120,047,992	220,171,994	340,219,986	—	107,441,015	224,427,906	331,868,921
From 31 to 60 days	—	14,955,042	27,612,356	42,567,398	—	13,041,611	16,446,525	29,488,136
From 61 to 90 days	—	—	3,386,688	3,386,688	—	—	—	—
From 91 to 120 days	—	—	—	—	—	—	—	—
From 121 to 365 days	—	—	—	—	—	—	—	—
More than 365 days	—	—	2,780,803	2,780,803	—	—	2,278,233	2,278,233
Total	—	135,003,034	253,951,841	388,954,875	—	120,482,626	243,152,664	363,635,290

Suppliers with Payments Overdue	Balance as of				Balance as of
	06-30-2016 (Unaudited)				12-31-2015
	Goods ThCh$	Services ThCh$	Other ThCh$	Total ThCh$	Goods ThCh$	Services ThCh$	Other ThCh$	Total ThCh$
Up to 30 days	—	—	—	—	—	—	10,249,865	10,249,865
From 31 to 60 days	—	—	—	—	—	—	—	—
From 61 to 90 days	—	—	196,657	196,657	—	—	—	—
From 91 to 120 days	—	—	—	—	—	—	—	—
From 121 to 365 days	—	—	—	—	—	—	—	—
More than 365 days	—	—	71,049,141	71,049,141	—	—	87,506,351	87,506,351
Total	—	—	71,245,798	71,245,798	—	—	97,756,216	97,756,216

The accompanying notes are an integral part of these interim consolidated financial statements